As filed with the Securities and Exchange Commission on May 9, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OSI RESTAURANT PARTNERS, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	59-3061413
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

OSI CO-ISSUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8050	20-8941232
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2202 N. West Shore Blvd., Suite 500

Tampa, Florida 33607

Telephone: (813)-282-1225

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph J. Kadow

Executive Vice President and Chief Officer—Legal and Corporate Affairs

2202 N. West Shore Blvd., Suite 500

Tampa, Florida 33607

Telephone: (813)-282-1225

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

with a copy to:

Craig E. Marcus

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
10% Senior Notes due 2015	$550,000,000	100%	$550,000,000	$21,615
Guarantees of 10% Senior Notes due 2015	N/A	N/A	N/A	N/A (2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The guarantee by each of the additional registrants listed below of the principal and interest on the notes is also being registered hereby. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
A La Carte Event Pavilion, Ltd.	FL	8050	59-3659025
Carrabba’s Designated Partner, LLC	DE	8050	20-8475204
Carrabba’s Italian Grill, LLC	FL	8050	59-3295193
Carrabba’s Italian Market, LLC	FL	8050	26-0388687
Carrabba’s Kansas Designated Partner, LLC	DE	8050	20-8719120
Carrabba’s Kansas, Inc.	KS	8050	03-0460308
Carrabba’s Midwest Designated Partner, LLC	DE	8050	20-8718725
Carrabba’s Midwest, Inc.	KS	8050	59-3591788
Carrabba’s of Baton Rouge, LLC	FL	8050	20-1579298
Carrabba’s of Bowie, LLC	MD	8050	55-0800809
Carrabba’s Shreveport, LLC	FL	8050	20-2152029
Carrabba’s/Arizona-I, Limited Partnership	FL	8050	59-3391044
Carrabba’s/Birchwood, Limited Partnership	FL	8050	51-0467086
Carrabba’s/Bobby Pasta, Limited Partnership	FL	8050	20-2035579
Carrabba’s/Broken Arrow, Limited Partnership	FL	8050	20-3029408
Carrabba’s/Canton, Limited Partnership	FL	8050	59-3668459
Carrabba’s/Carolina-I, Limited Partnership	FL	8050	59-3460180
Carrabba’s/Central Florida-I, Limited Partnership	FL	8050	59-3386227
Carrabba’s/Chicago, Limited Partnership	FL	8050	59-3694616
Carrabba’s/Colorado-I, Limited Partnership	FL	8050	59-3329023
Carrabba’s/Crestview Hills, Limited Partnership	FL	8050	20-0178000
Carrabba’s/Dallas-I, Limited Partnership	FL	8050	59-3627865
Carrabba’s/DC-I, Limited Partnership	FL	8050	59-3391932
Carrabba’s/First Coast, Limited Partnership	FL	8050	59-3400608
Carrabba’s/Georgia-I, Limited Partnership	GA	8050	59-3295191
Carrabba’s/Great Lakes-I, Limited Partnership	FL	8050	59-3542931
Carrabba’s/Gulf Coast-I, Limited Partnership	FL	8050	20-1096125
Carrabba’s/Heartland-I, Limited Partnership	FL	8050	03-0460287
Carrabba’s/Kansas Two-I, Limited Partnership	KS	8050	20-1472721
Carrabba’s/Kansas-I, Limited Partnership	KS	8050	03-0460331
Carrabba’s/Mid Atlantic-I, Limited Partnership	FL	8050	59-3375677
Carrabba’s/Mid East, Limited Partnership	FL	8050	20-3029369
Carrabba’s/Midwest-I, Limited Partnership	KS	8050	59-3604371
Carrabba’s/New England, Limited Partnership	FL	8050	59-3682742
Carrabba’s/Ohio, Limited Partnership	FL	8050	59-3694613
Carrabba’s/Outback, Limited Partnership	FL	8050	76-0396236
Carrabba’s/Pensacola, Limited Partnership	FL	8050	90-0076800
Carrabba’s/Second Coast, Limited Partnership	FL	8050	51-0467092
Carrabba’s/South Florida-I, Limited Partnership	FL	8050	59-3329152
Carrabba’s/South Texas-I, Limited Partnership	FL	8050	13-4246830
Carrabba’s/Sun Coast, Limited Partnership	FL	8050	59-3698007
Carrabba’s/Texas, Limited Partnership	FL	8050	59-3309113
Carrabba’s/Tri State-I, Limited Partnership	FL	8050	20-0178997
Carrabba’s/Tropical Coast, Limited Partnership	FL	8050	20-1050979
Carrabba’s/Virginia, Limited Partnership	FL	8050	20-3036416
Carrabba’s/West Florida-I, Limited Partnership	FL	8050	59-3321512
Carrabba’s/Z Team Two-I, Limited Partnership	FL	8050	20-1166520
Carrabba’s/Z Team-I, Limited Partnership	FL	8050	20-0209195

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Cheeseburger Designated Partner, LLC	DE	8050	20-8475937
Cheeseburger in Paradise of Kansas, Inc.	KS	8050	20-1528140
Cheeseburger in Paradise, LLC	DE	8050	59-3671653
Cheeseburger Kansas Designated Partner, LLC	DE	8050	20-8719005
Cheeseburger-Buckeye, Limited Partnership	FL	8050	20-0174348
Cheeseburger-Downer’s Grove, Limited Partnership	FL	8050	05-0556946
Cheeseburger-Illinois, Limited Partnership	FL	8050	20-0269240
Cheeseburger-Kansas, Limited Partnership	KS	8050	20-1528193
Cheeseburger-Maryland, Limited Partnership	FL	8050	20-0270250
Cheeseburger-Michigan, Limited Partnership	FL	8050	20-2327923
Cheeseburger-Nebraska, Limited Partnership	FL	8050	20-0194502
Cheeseburger-Northern New Jersey, Limited Partnership	FL	8050	20-0270498
Cheeseburger-Northern Virginia, Limited Partnership	FL	8050	56-2359756
Cheeseburger-Ohio, Limited Partnership	FL	8050	59-7216459
Cheeseburger-South Carolina, Limited Partnership	FL	8050	20-0270482
Cheeseburger-South Eastern Pennsylvania, Limited Partnership	FL	8050	54-2120144
Cheeseburger-South Florida, Limited Partnership	FL	8050	20-1014107
Cheeseburger-Southern NY, Limited Partnership	FL	8050	20-0577766
Cheeseburger-West Nyack, Limited Partnership	FL	8050	56-2314742
Cheeseburger-Wisconsin, Limited Partnership	FL	8050	14-1871562
CIGI Beverages of Texas, Inc.	TX	8050	76-0644450
CIGI Holdings, Inc.	TX	8050	54-2147428
Frederick Outback, Inc.	MD	8050	52-1823949
Heartland Outback, Inc.	KS	8050	59-3392967
Heartland Outback-I, Limited Partnership	KS	8050	59-3392974
Heartland Outback-II, Limited Partnership	KS	8050	59-3470135
OBTex Holdings, Inc.	TX	8050	26-0463212
OS Asset, Inc.	FL	8050	59-3602393
OS Capital, Inc.	DE	8050	51-0393481
OS Developers, LLC	FL	8050	59-3604617
OS Management, Inc.	FL	8050	59-3602392
OS Mortgage Holdings, Inc.	DE	8050	20-2863689
OS Realty, LLC	FL	8050	59-3671409
OS Restaurant Services, Inc.	DE	8050	59-3549811
OS Speedway, LLC	FL	8050	59-3630628
OS Tropical, LLC	FL	8050	59-3668622
OSF/CIGI of Evesham Partnership	FL	8050	20-5132036
OSI Gift Card Services, LLC	FL	8050	59-2848217
OSI International, LLC	FL	8050	02-0591579
Outback & Carrabba’s of New Mexico, Inc.	NM	8050	59-3390138
Outback Alabama, Inc.	AL	8050	20-0742496
Outback Beverages of Texas, Inc.	TX	8050	75-2446167
Outback Catering Company, Limited Partnership	FL	8050	59-3472937
Outback Catering Company-II, Limited Partnership	FL	8050	59-3543172
Outback Catering Designated Partner, LLC	DE	8050	20-8719164
Outback Catering of Pittsburgh, Ltd.	FL	8050	59-3654957
Outback Catering, Inc.	FL	8050	59-3554516
Outback Designated Partner, LLC	DE	8050	20-8457976
Outback International Designated Partner, LLC	DE	8050	20-8718909
Outback Kansas Designated Partner, LLC	DE	8050	20-8719081

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Outback of Aspen Hill, Inc.	MD	8050	26-1478958
Outback of Germantown, Inc.	MD	8050	26-0714562
Outback of Waldorf, Inc.	MD	8050	59-3314442
Outback Sports, LLC	DE	8050	59-3514778
Outback Steakhouse International, L.P.	GA	8050	59-3316101
Outback Steakhouse International, LLC	FL	8050	59-3308620
Outback Steakhouse of Central Florida, Ltd.	FL	8050	59-2969147
Outback Steakhouse of Central Florida-II, Ltd.	FL	8050	59-3168113
Outback Steakhouse of Dallas-I, Ltd.	TX	8050	59-7052644
Outback Steakhouse of Dallas-II, Ltd.	TX	8050	59-3324626
Outback Steakhouse of Florida, LLC	FL	8050	59-2848217
Outback Steakhouse of Houston-I, Ltd.	TX	8050	59-3324630
Outback Steakhouse of Houston-II, Ltd.	TX	8050	59-3324636
Outback Steakhouse of Indianapolis, Ltd.	FL	8050	59-3017233
Outback Steakhouse of Kentucky, Ltd.	FL	8050	59-3168119
Outback Steakhouse of North Georgia-I, L.P.	GA	8050	58-2114683
Outback Steakhouse of North Georgia-II, L.P.	GA	8050	59-3267888
Outback Steakhouse of South Carolina, Inc.	SC	8050	59-3134609
Outback Steakhouse of South Florida, Ltd.	FL	8050	59-3111207
Outback Steakhouse of South Georgia-I, L.P.	GA	8050	58-2114732
Outback Steakhouse of South Georgia-II, L.P.	GA	8050	59-3335767
Outback Steakhouse of Washington D.C., Ltd.	FL	8050	65-0225014
Outback Steakhouse West Virginia, Inc.	WV	8050	59-3350085
Outback Steakhouse-NYC, Ltd.	FL	8050	42-1577138
Outback/Alabama-I, Limited Partnership	FL	8050	59-3333075
Outback/Alabama-II, Limited Partnership	FL	8050	59-3772370
Outback/Bayou-I, Limited Partnership	FL	8050	58-2114699
Outback/Bayou-II, Limited Partnership	FL	8050	59-3270373
Outback/Billings, Limited Partnership	FL	8050	20-3671099
Outback/Bluegrass-I, Limited Partnership	FL	8050	59-3333076
Outback/Bluegrass-II, Limited Partnership	FL	8050	59-3346424
Outback/Buckeye-I, Limited Partnership	FL	8050	59-3333080
Outback/Buckeye-II, Limited Partnership	FL	8050	59-3346428
Outback/Carrabba’s Partnership	FL	8050	59-3381148
Outback/Central Mass, Limited Partnership	FL	8050	20-4952902
Outback/Charlotte-I, Limited Partnership	FL	8050	65-0201445
Outback/Chicago-I, Limited Partnership	FL	8050	59-3167848
Outback/Cleveland-I, Limited Partnership	FL	8050	59-3177208
Outback/Cleveland-II, Limited Partnership	FL	8050	59-3412031
Outback/DC, Limited Partnership	FL	8050	20-3127799
Outback/Denver-I, Limited Partnership	FL	8050	59-3248393
Outback/Detroit-I, Limited Partnership	FL	8050	38-3046363
Outback/East Michigan, Limited Partnership	FL	8050	20-3597673
Outback/Empire-I, Limited Partnership	FL	8050	59-3270369
Outback/Hawaii-I, Limited Partnership	FL	8050	59-3640519
Outback/Heartland-I, Limited Partnership	FL	8050	59-3333079
Outback/Heartland-II, Limited Partnership	FL	8050	59-3346422
Outback/Indianapolis-II, Limited Partnership	FL	8050	59-3167850
Outback/Metropolis-I, Limited Partnership	FL	8050	59-3262681
Outback/Mid Atlantic-I, Limited Partnership	FL	8050	59-3134612

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Outback/Midwest-I, Limited Partnership	FL	8050	59-3333078
Outback/Midwest-II, Limited Partnership	FL	8050	59-3346419
Outback/Missouri-I, Limited Partnership	FL	8050	59-3333083
Outback/Missouri-II, Limited Partnership	FL	8050	59-3346417
Outback/Nevada-I, Limited Partnership	FL	8050	59-3224004
Outback/Nevada-II, Limited Partnership	FL	8050	59-3359890
Outback/New England-I, Limited Partnership	FL	8050	59-3596315
Outback/New England-II, Limited Partnership	FL	8050	59-3596312
Outback/New York, Limited Partnership	FL	8050	20-3629909
Outback/North Florida-I, Limited Partnership	FL	8050	59-3248313
Outback/North Florida-II, Limited Partnership	FL	8050	59-3320869
Outback/Phoenix-I, Limited Partnership	FL	8050	59-3224005
Outback/Phoenix-II, Limited Partnership	FL	8050	59-3392979
Outback/Shenandoah-I, Limited Partnership	FL	8050	59-3333081
Outback/Shenandoah-II, Limited Partnership	FL	8050	59-3346418
Outback/South Florida-II, Limited Partnership	FL	8050	59-3258845
Outback/Southwest Georgia, Limited Partnership	FL	8050	20-3044402
Outback/Stone-II, Limited Partnership	FL	8050	59-3143049
Outback/Utah-I, Limited Partnership	FL	8050	59-3333072
Outback/Virginia, Limited Partnership	FL	8050	20-3860075
Outback/West Florida-I, Limited Partnership	FL	8050	59-3111202
Outback/West Florida-II, Limited Partnership	FL	8050	65-0507336
Outback/West Penn, Limited Partnership	FL	8050	20-3025197
Private Restaurant Master Lessee, LLC	DE	8050	20-8515350

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is: c/o OSI Restaurant Partners, LLC, 2202 N. West Shore Blvd., Suite 500, Tampa, FL 33607, Telephone: (813) 282-1225

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

Joseph J. Kadow

Executive Vice President and Chief Officer—Legal and Corporate Affairs

2202 N. West Shore Blvd., Suite 500

Tampa, Florida 33607

Telephone: (813)-282-1225

with a copy to:

Craig E. Marcus

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

The information in this preliminary prospectus is not complete and may be changed. We may not complete the exchange offer until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2008.

Prospectus

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

Offer to Exchange

$550,000,000 principal amount of our 10% Senior Notes due 2015, which have been registered under the Securities Act, for any and all of our outstanding 10% Senior Notes due 2015.

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our 10% Senior Notes due 2015, which we refer to as the outstanding notes, for our registered 10% Senior Notes due 2015, which we refer to as exchange notes, and together with the outstanding notes, the notes. We are also offering the subsidiary guarantees of the exchange notes, which are described in this prospectus. The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes have been registered under the Securities Act of 1933, and therefore are freely transferable. Interest on the notes will be payable on June 15 and December 15 of each year. The notes will mature on June 15, 2015.

The principal features of the exchange offer are as follows:

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on , 2008, unless extended.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 14 of this prospectus before participating in the exchange offer.

Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Joseph J. Kadow, OSI Restaurant Partners, LLC, 2202 N. West Shore Blvd., Suite 500, Tampa, FL 33607. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to , 2008, in order to receive the information prior to the expiration of the exchange offer.

i

PROSPECTUS SUMMARY

The following summary contains basic information about OSI Restaurant Partners, LLC and the exchange offer. It likely does not contain all of the information that is important to you. Before you make an investment decision, you should review this prospectus in its entirety, including the risk factors, our financial statements and the related notes and the pro forma financial data appearing elsewhere in this prospectus. Please note that the presentation of our consolidated financial statements consists of two periods: the “Predecessor” period, which covers the period preceding the Merger, as defined below, and the “Successor” period, which covers the period after the Merger. Accordingly, the results of operations for the year ended December 31, 2007 includes the results of operations from January 1 to June 14, 2007 of the Predecessor and the results of operations for the period from June 15 to December 31, 2007 of the Successor, on a combined basis. Although this combined basis does not comply with generally accepted accounting principles in the United States (“U.S. GAAP”), we believe it provides a more meaningful method of comparison to the other periods presented in this prospectus. Unless otherwise indicated, the terms “OSI,” “the Company,” “our company,” “us,” “we” and “our” refer to OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc., together with their subsidiaries. In addition, unless otherwise noted, references to “pro forma,” and other financial terms have the meanings set forth under “—Summary Historical and Pro Forma Consolidated Financial Information.” Unless otherwise indicated, restaurant count data is as of December 31, 2007.

Our Company

We are one of the largest casual dining restaurant companies in the United States, with a significant international presence. Through our restaurant concepts, each with a distinct theme, menu offering and price point, we serve a broad customer base and cater to multiple dining occasions. Our primary concepts include Outback Steakhouse, or Outback, Carrabba’s Italian Grill, or Carrabba’s, Bonefish Grill, or Bonefish, and Fleming’s Prime Steakhouse and Wine Bar, or Fleming’s. Our other concepts include Roy’s, Cheeseburger in Paradise, Lee Roy Selmon’s and Blue Coral Seafood and Spirits, or Blue Coral. We have entered into an agreement in principle to sell the majority of our interest in our Lee Roy Selmon’s concept to an investor group led by Lee Roy Selmon and Peter Barli, president of the concept. We are evaluating strategies for exiting our other, non-primary concepts. Outback, our largest restaurant concept, is the leading steakhouse chain in the United States with 2007 restaurant sales greater than the sales of its three closest steakhouse chain competitors combined, as reported by Technomic. We also hold leading positions in the Italian and seafood categories: Carrabba’s is the third largest full-service Italian chain in the United States and Bonefish is the second largest full-service seafood chain in the United States, in each case based on 2007 restaurant sales as reported by Technomic. We have 1,318 company-owned and 162 franchised and development joint venture restaurants located in all 50 states and in 20 countries internationally. For the year ended December 31, 2007, we generated total revenues of approximately $4.1 billion.

We believe we maintain our strong market position by serving high-quality food, providing attentive service and operating efficient restaurants. Each of our restaurant concepts offers a limited number of menu items to maximize the quality and consistency of each item we serve while offering sufficient breadth to appeal to a broad array of tastes. We believe our concepts, which range from casual to upscale casual dining atmospheres, attract a diverse customer mix. We believe our attentive service contributes to maintaining a loyal customer base. In addition, we believe we are able to align the incentives of our restaurant general managers with those of our Company and foster long-term employee commitment by providing them with the opportunity to share in the cash flows of the restaurants they manage. We believe this business model drives strong unit-level economics, which has enabled us to maintain a healthy restaurant base.

The Transactions

On June 14, 2007, OSI Restaurant Partners, Inc., by means of a merger transaction (referred to as the Merger) and related transactions (referred to collectively with the Merger as the Transactions), was acquired by an investor group comprised of Bain Capital Partners, LLC and Catterton Partners (collectively referred to as the Sponsors) our founders, Robert D. Basham, J. Timothy Gannon and Chris T. Sullivan (collectively referred to as the Founders), and certain members of our management team. In connection with the Merger, OSI Restaurant Partners, Inc. was converted in accordance with Delaware law into a Delaware limited liability company, OSI Restaurant Partners, LLC, and deregistered its common stock from public trading. OSI Co-Issuer, Inc. exists solely for the purpose of serving as a co-issuer of the exchange notes. All of our issued and outstanding equity interests are held by OSI HoldCo, Inc., or Holdings, which has no material assets or operations other than its direct ownership of OSI and its indirect ownership of our newly-formed sister company, Private Restaurant Properties, LLC, or PRP, through PRP’s parent companies. Holdings is a wholly-owned subsidiary of OSI HoldCo I, Inc., which is a wholly-owned subsidiary of OSI HoldCo II, Inc., which is a wholly-owned subsidiary of Kangaroo Holdings, Inc., our ultimate parent company, which we refer to as Parent. Through their ownership interests in Parent, the Sponsors, certain co-investors designated by the Sponsors, which we refer to collectively with the Sponsors as the Investors, the Founders and certain members of our management collectively indirectly own OSI. See “The Transactions.”

In connection with the Merger, we caused our wholly-owned subsidiaries that own domestic restaurant properties to sell substantially all of these company-owned restaurant properties to PRP. PRP financed the purchase of these properties through a new real estate credit facility, and then leased the properties to Private Restaurant Master Lessee, LLC, one of our wholly-owned subsidiaries, under a market rate master lease. We refer to the sale of certain of our domestic company-owned restaurant properties to PRP and entry into the market rate master lease and the related underlying subleases as the PRP Sale-Leaseback Transaction. Neither PRP nor any of its parent companies will be a guarantor of the exchange notes offered hereby or will have any liability with respect to the exchange notes offered hereby or any of our other indebtedness or obligations. The restaurant properties and other assets sold to PRP pursuant to the PRP Sale-Leaseback Transaction will not be available to satisfy any of our obligations, including indebtedness evidenced by the exchange notes offered hereby. The terms of the PRP real estate credit facility permit PRP to distribute certain excess cash amounts to the holders of its equity.

The Merger was financed by borrowings under our new senior secured credit facilities, the proceeds from the issuance of the outstanding notes, the proceeds to us from the PRP Sale-Leaseback Transaction, the investment in our equity securities by the Sponsors and certain members of our management, the rollover of equity owned by the Founders, and available cash on hand.

The offering of the outstanding notes, the initial borrowings under our new senior secured credit facilities, the PRP Sale-Leaseback Transaction, the cash equity investment by the Sponsors and management, the Founders’ rollover equity and the unvested restricted stock rollover by other members of our management team, the purchase of the Founders’ non-rollover equity, the Merger, the conversion to an LLC, and other related transactions are collectively referred to in this prospectus as the Transactions. For a more complete description of the Transactions, see “The Transactions,” “Description of Other Indebtedness” and “Description of PRP Sale-Leaseback Transaction.”

The Sponsors

Bain Capital Partners, LLC. Bain Capital is a global private investment firm whose affiliates manage several pools of capital including private equity, venture capital, public equity, and leveraged debt assets with approximately $50 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such leading retailers and consumer companies as Burger King, Domino’s Pizza, Dunkin Brands, Michaels Stores, Burlington Coat Factory, Toys “R” Us, Dollarama, Staples, Shopper’s Drug Mart, Brookstone, Sealy Corp., Sports Authority and Duane Reade. Headquartered in Boston, Bain Capital also has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.

Catterton Partners. With more than $2 billion in assets under management, Catterton is a leading private equity firm in the United States focused exclusively on the consumer industry. Since its founding in 1990, Catterton has leveraged its investment capital, strategic and operating skills, and network of industry contacts to establish one of the strongest investment track records in the consumer industry. Catterton invests in all major consumer segments, including Food and Beverage, Retail and Restaurants, Consumer Products and Services, and Media and Marketing Services. Catterton has led investments in companies such as Build-A-Bear Workshop, Cheddar’s Restaurant Holdings Inc., P.F. Chang’s China Bistro, Baja Fresh Mexican Grill, First Watch Restaurants, Frederic Fekkai, Kettle Foods, Farley’s and Sathers Candy Co., and Odwalla, Inc.

The Exchange Offer

On June 14, 2007, we completed an offering of $550 million aggregate principal amount of 10% Senior Notes due 2015 in a private offering which was exempt from registration under the Securities Act.

If we and the subsidiary guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the subsidiary guarantors will use reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resale of the outstanding notes. We may be required to pay additional interest on the notes in certain circumstances.

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	OSI and Co-Issuer are offering to exchange $550.0 million aggregate principal amount of 10% Senior Notes due 2015.

Exchange Offer	In connection with the private offering, OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 365 days after the date of the original issuance of the outstanding notes. If we are unable to complete the exchange offer within this time period we are required, subject to the terms and conditions set forth in the registration rights agreement, to pay additional interest to holders of the notes as described in “The Exchange Offer—Purpose and Effect of the Exchange Offer.” You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and

•	the liquidated damages provisions of the registration rights agreements are no longer applicable.

Resale	Based upon interpretations by the Staff of the Securities and Exchange Commission, or the Commission, set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

•	are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of your business;

•	have an arrangement with any person to engage in the distribution of the exchange notes; or

•	are prohibited by law or policy of the SEC from participating in the exchange offer.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time on , 2008, which we refer to as the expiration date, unless we decide to extend the exchange offer. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Notes	If you wish to tender your outstanding notes for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank, as exchange agent, on or prior to the expiration date, either:

•

a properly completed and duly executed copy of the letter of transmittal accompanying this prospectus, or a facsimile of the letter of transmittal, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

•

if you are effecting delivery by book-entry transfer, a computer generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company, or DTC, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

In addition, you must deliver to the exchange agent on or prior to the expiration date, if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC pursuant to the procedures for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

By executing and delivering the accompanying letter of transmittal or effecting delivery by book-entry transfer, you are representing to us that, among other things:

•	neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes;

•	the person receiving the exchange notes pursuant to the exchange offer, whether or not this person is the holder, is receiving them in the ordinary course of business; and

•

neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes;

See “The Exchange Offer—Procedures for Tendering Outstanding Notes” and “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of outstanding notes and your name does not appear on a security listing of DTC as the holder of those notes or if you are a beneficial owner of notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offer, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf. If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	The tender of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.

Effect of Not Tendering in the Exchange Offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes under the Securities Act. See “The Exchange Offer—Consequences of Failure to Exchange.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.

Broker-Dealers	Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Material United States Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for United States federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for United States federal income tax purposes as a result of such exchange. See “Material United States Federal Income Tax Considerations.”

Exchange Agent	Wells Fargo Bank, National Association, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

The Exchange Notes

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Co-Issuers	OSI Restaurant Partners, LLC, a Delaware limited liability company, and OSI Co-Issuer, Inc., a Delaware corporation and a wholly-owned subsidiary of OSI Restaurant Partners, LLC.

Securities Offered	$550,000,000 aggregate principal amount of Senior Notes due 2015.

Maturity Date	June 15, 2015.

Interest Rate	10% per year

Interest Payment Dates	June 15 and December 15 of each year, commencing June 15, 2008. Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the outstanding notes.

Guarantees	Each of our current and future wholly-owned domestic restricted subsidiaries that acts as a guarantor under our senior secured credit facilities will jointly, severally, irrevocably, fully and unconditionally guarantee the notes. The notes will be guaranteed on a senior unsecured basis.

Ranking	The exchange notes and related guarantees will be general unsecured obligations of us and the guarantors, and will rank equally in right of payment to all of our and the guarantors’ indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes and the guarantees. The notes and any guarantees will be senior in right of payment to any future indebtedness and other obligations of us or the guarantors that are, by their terms, expressly subordinated in right of payment to the notes and the subsidiary guarantees. The notes and any guarantees will be effectively subordinated to all senior secured indebtedness and other obligations of us and the subsidiary guarantors (including our senior secured credit facilities) to the extent of the value of the assets securing such obligations, and to all indebtedness and other obligations of our subsidiaries that do not guarantee the notes.

As of December 31, 2007, the outstanding notes and related guarantees ranked effectively junior to approximately $1.3 billion of senior secured debt outstanding under our senior secured credit facilities and certain other existing indebtedness. In addition, we have an additional $200.5 million of available unused borrowing capacity under the revolving portions of our senior secured credit facilities (after giving effect to outstanding letters of credit of approximately $49.5 million).

Optional Redemption	Prior to June 15, 2011, we may redeem some or all of the notes at any time at a price of 100% of the principal amount of the notes redeemed plus a “make-whole” premium. On or after June 15, 2011, we may redeem some or all of the notes at any time at the redemption prices described under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest. In addition, at any time prior to June 15, 2010, we may also redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest.

Change of Control Offer	If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount plus accrued and unpaid interest (if any).

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets and do not reinvest the net proceeds in compliance with the indenture, we must offer to repurchase the notes at 100% of their principal amount plus accrued and unpaid interest (if any).

Certain Indenture Provisions	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on our capital stock or repurchase our capital stock;

•	make certain investments;

•	use assets as security to secure other debt; and

•	sell assets to, or merge with or into, another company.

Transfer Restrictions	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.

Risk Factors

Participating in the exchange offer, and therefore investing in the exchange notes, involves substantial risk. See the “Risk Factors” section of this prospectus for a description of material risks you should consider before investing in the exchange notes.

Corporate Information

Our principal executive offices are located at 2202 N. West Shore Blvd., Suite 500, Tampa, FL 33607. Our telephone number at that address is (813) 282-1225. Our corporate website address is http://www.osirestaurantpartners.com. Our website and the information contained on our website is not part of this prospectus.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical and unaudited pro forma consolidated financial and other data of our business at the dates and for the periods indicated. The summary historical financial data for, and as of, the years ended December 31, 2005 and 2006, the period from January 1 to June 14, 2007 and the period from June 15 to December 31, 2007 have been derived from our historical audited consolidated financial statements. The unaudited pro forma financial data for the year ended December 31, 2007 gives effect to the Transactions as if the Transactions had occurred at the beginning of the period presented. The summary information in the following tables should be read in conjunction with “Use of Proceeds,” “Capitalization,” “Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Successor		Predecessor
	Pro Forma Year Ended December 31, 2007	Period from June 15 to December 31, 2007 (1)	Period from January 1 to June 14, 2007 (1)	Year Ended December 31,
				2006	2005
	(in thousands)		(in thousands)
Statement of Operations Data:
Revenues
Restaurant sales	$4,144,615	$2,227,926	$1,916,689	$3,919,776	$3,590,869
Other revenues	22,046	12,098	9,948	21,183	21,848

Total revenues	4,166,661	2,240,024	1,926,637	3,940,959	3,612,717
Costs and expenses
Cost of sales	1,472,047	790,592	681,455	1,415,459	1,315,340
Labor and other related (2)	1,163,440	623,159	540,281	1,087,258	930,356
Other restaurant operating	1,035,780	557,459	440,545	885,562	783,745
Depreciation and amortization	183,063	102,263	74,846	151,600	127,773
General and administrative (2)	249,180	138,376	158,147	234,642	197,135
Hurricane property losses	—	—	—	—	3,101
Provision for impaired assets and restaurant closings	30,296	21,766	8,530	14,154	27,170
Contribution for “Dine Out for Hurricane Relief”	—	—	—	—	1,000
(Income) loss from operations of unconsolidated affiliates	(569)	(1,261)	692	(5)	(1,479)

Total costs and expenses	4,133,237	2,232,354	1,904,496	3,788,670	3,384,141

Income from operations	33,424	7,670	22,141	152,289	228,576
Other income (expense), net	—	—	—	7,950	(2,070)
Interest income	6,286	4,725	1,561	3,312	2,087
Interest expense	(176,420)	(98,722)	(6,212)	(14,804)	(6,848)

Loss (income) before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(136,710)	(86,327)	17,490	148,747	221,745
(Benefit) provision for income taxes	(74,864)	(47,143)	(1,656)	41,812	73,808

(Loss) income before minority interest in consolidated entities’ income	(61,846)	(39,184)	19,146	106,935	147,937
Minority interest in consolidated entities’ income	2,556	871	1,685	6,775	1,191

Net (loss) income	$(64,402)	$(40,055)	$17,461	$100,160	$146,746

(continued…)

	Successor		Predecessor
	Pro Forma Year Ended December 31,	Period from June 15 to December 31,	Period from January 1 to June 14,		Year Ended December 31,
	2007	2007 (1)	2007 (1)		2006		2005
	(in thousands)		(in thousands, except ratio data)
Statement of Cash Flows Data:
Cash provided by (used in):
Operating activities	N/A	$160,781	$155,633		$350,713		$364,114
Investing activities	N/A	(2,297,634)	(119,753)		(336,735)		(318,782)
Financing activities	N/A	2,265,127	(87,906)		(3,998)		(48,433)
Capital expenditures	N/A	77,065	119,359		297,734		327,862
Other Financial Data:
Cash rent expense	$162,910	$94,367	$51,156		$101,577		$85,489
Ratio of earnings to fixed charges (3)	—	—	1.7	x	3.8	x	6.6	x
Management fee (4)	$9,100	$5,162	—		—		—

	Successor	Predecessor
	As of December 31, 2007	As of December 31,
		2006	2005
		(in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$171,104	$94,856	$84,876
Restricted cash (current and long-term)	36,243	—	—
Working capital deficit (5)	(222,428)	(248,991)	(219,291)
Total assets	3,703,459	2,258,587	2,009,498
Total debt, including current portion	1,878,528	269,956	185,348
Total unitholder’s/stockholders’ equity	599,392	1,221,213	1,144,420

	Successor	Predecessor
	Year Ended December 31,	Year Ended December 31,
	2007	2006	2005
Restaurant Operating Data:
Company-owned restaurants (end of period)
Outback (domestic)	688	679	670
Outback (international)	129	118	88
Carrabba’s	238	229	200
Bonefish	134	112	86
Fleming’s	54	45	39
Other concepts	75	67	54
Franchise and development joint venture (end of period)
Outback (domestic)	107	107	105
Outback (international)	49	44	52
Bonefish	6	7	4

Total restaurants (end of period)	1,480	1,408	1,298

Same store sales growth (company-owned domestic restaurants): (6)
Outback	(0.7)%	(1.5)%	(0.8)%
Carrabba’s	(1.0)%	(1.1)%	6.0%
Bonefish	(1.7)%	0.4%	4.3%
Fleming’s	0.4%	4.3%	11.5%

(1)	On June 14, 2007, OSI Restaurant Partners, Inc. was acquired by an investor group. Immediately following consummation of the Merger on June 14, 2007, OSI Restaurant Partners, Inc. converted into a Delaware limited liability company named OSI Restaurant Partners, LLC. The historical audited consolidated financial statements are presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the

(continued…)

Merger, respectively. The operations of OSI Restaurant Partners, Inc. are referred to for the Predecessor period and the operations of OSI Restaurant Partners, LLC are referred to for the Successor period.

Assets and liabilities were assigned values, part carryover basis pursuant to Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Buyout Transactions,” and part fair value, similar to a step acquisition, pursuant to EITF No. 90-12, “Allocating Basis to Individual Assets and Liabilities for Transactions within the Scope of Issue No. 88 -16.” As a result, there were zero retained earnings and accumulated depreciation and amortization after the allocation was made. Depreciation and amortization are higher in the Successor period due to these fair value assessments resulting in increases to the carrying value of property, plant and equipment and intangible assets.

Interest expense has increased substantially in the Successor period in connection with our new financing arrangements. These arrangements include the issuance of senior notes in an aggregate principal amount of $550.0 million and senior secured credit facilities with a syndicate of institutional lenders and financial institutions. The senior secured credit facilities provide for senior secured financing of up to $1,560.0 million and consist of a $1,310.0 million term loan facility, a $150.0 million working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100.0 million pre-funded revolving credit facility that provides financing for capital expenditures only.

Merger expenses of approximately $33.2 million and $7.6 million for the periods from January 1 to June 14, 2007 (Predecessor) and from June 15 to December 31, 2007 (Successor), respectively, and management fees of approximately $5.2 million for the period from June 15 to December 31, 2007 (Successor) were included in general and administrative expenses in our Consolidated Statements of Operations and reflect primarily the professional service costs incurred in connection with the Merger and the management services as described in (4) below.

(2)	In 2006, we adopted the fair value method of accounting for stock-based employee compensation as required by SFAS no. 123R, “Share-Based Payment,” a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” The fair value based method required us to expense all stock-based employee compensation. We adopted SFAS No. 123R using the modified prospective method. Accordingly, we have expensed all unvested and newly granted stock-based employee compensation beginning January 1, 2006, but prior period amounts have not been retrospectively adjusted.

(3)	The ratio of earnings to fixed charges is computed by dividing earnings to fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of deferred financing fees; and (iii) the portion of rental expense that we believe is representative of the interest component of rental expense. For the pro forma year ended December 31, 2007 and for the period from June 15 to December 31, 2007, earnings were insufficient to cover fixed charges by approximately $138.5 million and $88.2 million, respectively.

(4)	Upon completion of the Merger, we entered into a management agreement with Kangaroo Management Company I, LLC (the “Management Company”), whose members are the Founders and entities affiliated with Bain Capital Partners, LLC and Catterton Partners. In accordance with the terms of the agreement, the Management Company will provide management services to us until the tenth anniversary of the consummation of the Merger, with one-year extensions thereafter until terminated. The Management Company will receive an aggregate annual management fee equal to $9.1 million and reimbursement for out-of-pocket expenses incurred by it, its members, or their respective affiliates in connection with the provision of services pursuant to the agreement.

(5)	We define working capital as current assets, including cash and the current portion of restricted cash, minus current liabilities, which includes the current portion of long-term debt and guaranteed debt.

(6)	Same store sales increase (decrease) represents the percentage increase (decrease) in net sales, for restaurants open the same number of months in the indicated period and comparable period of the previous year. A restaurant is deemed to become comparable in its 18th month of operation in order to eliminate new opening sales distortions.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to Our Indebtedness and Certain Other Obligations

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

We are highly leveraged. The following chart shows our level of indebtedness as of December 31, 2007:

December 31, 2007
(in thousands)
Term loan facility	$1,260,000
The notes	550,000
Guaranteed debt, sale-leaseback obligations and existing notes payable	68,528

Total indebtedness	$1,878,528

As of December 31, 2007, we also had approximately $100.5 million in available unused borrowing capacity under our working capital revolving credit facility (after giving effect to undrawn letters of credit of approximately $49.5 million) and $100.0 million in available unused borrowing capacity under our pre-funded revolving credit facility that provides financing for capital expenditures only. In addition, our South Korean subsidiary had available approximately 17.0 billion Korean won ($18.1 million at December 31, 2007) in unused borrowing capacity under a revolving credit line and an overdraft line.

Our high degree of leverage could have important consequences for you, including:

•	making it more difficult for us to make payments on the notes;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings under our senior secured credit facilities will be at variable rates of interest;

•	restricting us from making strategic acquisitions or divestitures or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, restaurant development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indenture governing our notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

As of December 31, 2007, we had $1,260.0 million of debt outstanding under our senior secured credit facilities, which bear interest based on a floating rate index. An increase in these floating rates could cause a material increase in our annual interest expense.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities and the indenture governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness, pay dividends on, redeem or repurchase, our capital stock, make certain acquisitions or investments, incur or permit to exist certain liens, enter into transactions with affiliates or sell our assets to, merge or consolidated with or into, another company. In addition, our senior secured credit facilities require us to satisfy certain financial tests and ratios and limit our ability to make capital expenditures. Our ability to satisfy such tests and ratios may be affected by events outside of our control.

Upon the occurrence of an event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we are unable to repay those amounts, the lenders under the senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the senior secured credit facilities. If the lenders under the senior secured credit facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the senior secured credit facilities, as well as our unsecured indebtedness, including the notes.

Certain of our domestic company-owned restaurants are subject to a market rate master lease with our sister company, PRP. An event of default under this lease could result in our loss of use of some or all of these restaurant properties.

In connection with the Transactions, the fee owned real estate and certain related assets associated with 343 of our domestic company-owned restaurants were sold to PRP and then leased to us and our subsidiaries through a market rate master lease and a series of underlying subleases. The market rate master lease contains customary representations and warranties, affirmative and negative covenants and events of default. The market rate master lease requires an aggregate monthly rental payment with respect to all leased restaurants, without any grace period for late payment. If a default occurs under the market rate master lease, PRP is entitled to take various actions to enforce its rights, including, in certain circumstances, termination of the master lease. In addition, if PRP were to default under its real estate credit facility, the lenders would be entitled to take various actions to enforce their rights, including, in certain circumstances, foreclosing on the restaurant properties. PRP’s primary source of revenue (and consequently its primary source of funds available to service its own debt under its real estate credit facility) is the monthly rental payments we make under the market rate master lease. If we fail to make payments or otherwise default under the market rate master lease, PRP could default under its real estate credit facility. If the market rate master lease were to be terminated in connection with any default by us or if the lenders under PRP’s real estate credit facility were to foreclose on the restaurant properties as a result of a PRP default under its real estate credit facility, we could, subject to the terms of a subordination and nondisturbance agreement, lose the use of some or all of the properties that we lease under the market rate master lease. Any such loss of the use of such restaurant properties could have a material adverse effect on our business.

Risks Related to Our Business

Competition for customers, real estate, employees, and supplies, and changes in certain conditions, may affect our profit margins.

The restaurant industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors with greater financial and other resources than ours. Some of our competitors have been in existence for a substantially longer period than we have and may be better established in the markets where our restaurants are or may be located. There is also active competition for management personnel as well as attractive suitable real estate sites. Changes in consumer tastes, nutritional and dietary trends, attitudes about alcohol consumption, local, regional, national or international economic conditions, demographic trends, traffic patterns, and the type, number and location of competing restaurants often affect the restaurant business. In addition, factors such as inflation, increased prices for food, fuel costs, marketing costs and effectiveness, labor and benefit costs, energy costs and the availability of experienced management and hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

Our business is subject to seasonal fluctuations.

Historically, customer spending patterns for our established restaurants are generally highest in the first quarter of the year and lowest in the third quarter of the year. Additionally, holidays, severe winter weather, hurricanes, thunderstorms and similar conditions may affect sales volumes seasonally in some of the markets where we operate. Our quarterly results have been and will continue to be significantly affected by the timing of new restaurant openings and their associated pre-opening costs. As a result of these and other factors, our financial results for any given quarter may not be indicative of the results that may be achieved for a full fiscal year.

Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

Our success will continue to depend to a significant extent on our leadership team and other key management personnel. If we are unable to attract and retain sufficiently experienced and capable management personnel, our business and financial results may suffer. Our success also will continue to depend on our ability to attract and retain qualified personnel to operate our restaurants. When talented employees leave, we may have difficulty replacing them, and our business may suffer. There can be no assurance that we will be able to successfully attract and retain the personnel that we need.

Risks associated with our expansion plans may have adverse consequences on our ability to increase revenues.

We are pursuing a disciplined growth strategy by expanding our restaurant base at a more measured pace relative to recent history. A variety of factors could cause the actual results and outcome of those expansion plans to differ from the anticipated results. Our development schedule for new restaurant openings is subject to a number of risks that could cause actual results to differ, including among other things:

•	availability of attractive sites for new restaurants and the ability to obtain appropriate real estate sites at acceptable prices;

•	the ability to obtain all required governmental permits, including zoning approvals and liquor licenses, on a timely basis;

•	impact of moratoriums or approval processes of state, local or foreign governments, which could result in significant delays;

•	the ability to obtain all necessary contractors and sub-contractors;

•	union activities such as picketing and hand billing which could delay construction;

•	the ability to negotiate suitable lease terms;

•	the ability to generate and borrow funds;

•	the ability to recruit and train skilled management and restaurant employees;

•	the ability to receive the premises from the landlord’s developer without any delays; and

•	weather and acts of God beyond our control resulting in construction delays.

Some of our new restaurants may take several months to reach planned operating levels due to inefficiencies typically associated with new restaurants, including lack of market awareness and other factors. There is also the possibility that new restaurants may attract customers of existing restaurants, thereby reducing the revenues of such existing restaurants.

It is difficult to estimate the performance of newly opened restaurants. Earnings achieved to date by restaurants opened for less than two years may not be indicative of future operating results. Should enough of these new restaurants not meet targeted performance, it could have a material adverse effect on our operating results.

The development of newer concepts may not be as successful as our experience in the development of the Outback concept. Development rates for newer concepts may differ significantly and there is increased risk in the development of a new restaurant system.

Our ability to comply with government regulation, and the costs of compliance, could affect our business.

Our restaurants are subject to various federal, state, local and international laws affecting our business. Each of our restaurants is subject to licensing and regulation by a number of governmental authorities, which may include, among others, alcoholic beverage control, health and safety, environmental and fire agencies in the state, municipality or country in which the restaurant is located. Difficulty in obtaining or failing to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. Additionally, difficulties or inabilities to retain or renew licenses, or increased compliance costs due to changed regulations, could adversely affect operations at existing restaurants.

Approximately 15% of our restaurant sales are attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain liquor or food service licenses would adversely affect the restaurant’s operations. Additionally, we may be subject in certain states to “dramshop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance, but cannot guarantee that this insurance will be adequate in the event we are found liable.

Our restaurant operations are also subject to federal and state labor laws, including the Fair Labor Standards Act, governing such matters as minimum wages, overtime, tip credits and worker conditions. Our employees who receive tips as part of their compensation, such as servers, are paid at a minimum wage rate, after giving effect to applicable tip credits. Our other personnel, such as our kitchen staff, are typically paid in excess of minimum wage. As significant numbers of our food service and preparation personnel are paid at rates related to the applicable minimum wage, further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing menu prices will depend on the responses of our competitors and customers. Other governmental initiatives such as mandated health insurance, if implemented, could adversely affect us as well as the restaurant industry in general. We are subject to the Americans With Disabilities Act, or the Act, which, among other things, requires our restaurants to meet federally mandated requirements for the disabled. The Act prohibits discrimination in employment and public accommodations on the basis of disability. The Act became effective in January 1992 with respect to public accommodation and July 1992 with respect to employment. Under the Act, we could be required to expend funds to modify our restaurants to provide service to, or make reasonable accommodations for the employment of, disabled persons. In addition, our employment practices are subject to the requirements of the Immigration and Naturalization Service relating to citizenship and residency. We may also become subject to legislation or regulation seeking to tax and/or regulate high-fat and high-sodium foods, particularly in the United States, which could be costly to comply with.

We face a variety of risks associated with doing business in foreign markets.

We have a significant number of company-owned and franchised Outback restaurants outside the United States and intend to continue our efforts to grow internationally. Although we believe we have developed the support structure for international operations and growth, there is no assurance that international operations will be profitable or international growth will occur.

Our foreign operations are subject to all of the same risks as our domestic restaurants, as well as a number of additional risks. These additional risks include, among others, international economic and political conditions and the possibility of instability and unrest, differing cultures and consumer preferences, diverse government regulations and tax systems, the ability to source high-quality ingredients and other commodities in a cost-effective manner, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of ongoing royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and area operating partners.

Currency regulations and fluctuations in exchange rates could also affect our performance. We have direct investments in restaurants in Canada, South Korea, Hong Kong, Japan, the Philippines and Brazil, as well as international franchises, in a total of 20 countries. As a result, we may experience losses from foreign currency translation, and such losses could adversely affect our overall sales and earnings.

Additionally, we are subject to governmental regulation throughout the world, including antitrust and tax requirements, anti-boycott regulations, import/export/customs regulations and other international trade regulations, the USA Patriot Act and the Foreign Corrupt Practices Act. Any new regulatory or trade initiatives could impact our operations in certain countries. Failure to comply with any such legal requirements could subject us to monetary liabilities and other sanctions, which could harm our business, results of operations and financial condition.

Increased commodity, energy and other costs could adversely affect our business.

The performance of our restaurants depends on our ability to anticipate and react to changes in the price and availability of food commodities, including among other things beef, chicken, seafood, butter, cheese and produce. Prices may be affected due to the general risk of inflation, shortages or interruptions in supply due to weather, disease or other conditions beyond our control, or other reasons. Increased prices or shortages could affect the cost and quality of the items we buy. These events, combined with other more general economic and demographic conditions, could impact our pricing and negatively affect our profit margins.

The performance of our restaurants is also adversely affected by increases in the price of utilities on which the restaurants depend, such as natural gas, whether as a result of inflation, shortages or interruptions in supply, or otherwise. We are using derivative instruments to mitigate our exposure to material increases in natural gas prices. We are not applying hedge accounting, as defined by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and any changes in fair value of the derivative instruments are marked-to-market through earnings in the period of change. To date, effects of these derivative instruments have been immaterial to our financial statements for all periods presented.

Our business also incurs significant costs for insurance, labor, marketing, taxes, real estate, borrowing and litigation, all of which could increase due to inflation, changes in laws, competition, or other events beyond our control.

Our ability to respond to increased costs by increasing menu prices or by implementing alternative processes or products will depend on our ability to anticipate and react to such increases and other more general economic and demographic conditions, as well as the responses of our competitors and customers. All of these things may be difficult to predict and beyond our control. In this manner, increased costs could adversely affect our performance.

Infringement of our intellectual property could harm our business.

We regard our service marks, including “Outback Steakhouse,” “Carrabba’s Italian Grill,” “Bonefish Grill,” “Fleming’s Prime Steakhouse and Wine Bar,” and our “Bloomin’ Onion” trademark as having significant value and as being important factors in the marketing of our restaurants. We have also obtained trademarks for several other of our menu items, and “No Rules. Just Right,” “Aussie Mood Awesome Food” and other advertising slogans. In addition, the overall layout, appearance and designs of our restaurants are our valuable assets. We believe that these and other intellectual property are valuable assets that are critical to our success. We rely on a combination of protections provided by contracts, copyrights, patents, trademarks, and other common law rights, such as trade secret and unfair competition laws, to protect our restaurants and services from infringement. We have registered certain trademarks and service marks and have other registration applications pending in the United States and foreign jurisdictions. However, not all of the trademarks or service marks that we currently use have been registered in all of the countries in which we do business and they may never be registered in all of these countries. There may not be adequate protection for certain intellectual property such as the overall appearance of our restaurants. We are aware of names and marks similar to our service marks being used by other persons in certain geographic areas in which we have restaurants. Although we believe such uses will not adversely affect us, further or currently unknown unauthorized uses or other misappropriation of our trademarks or service marks could diminish the value of our brands and restaurant concepts and may adversely affect our business. We may be unable to detect such unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective intellectual property protection may not be available in every country in which we have or intend to open or franchise a restaurant. Failure to adequately protect our intellectual property rights could damage or even destroy our brands and impair our ability to compete effectively. Even where we have effectively secured statutory protection for intellectual property, our competitors may misappropriate our intellectual property and our employees, consultants and suppliers may breach their obligations not to reveal our confidential information including trade secrets. Although we have taken appropriate measures to protect our intellectual property, there can be no assurance that these protections will be adequate or that our competitors will not independently develop products or concepts that are substantially similar to our restaurants and services. Despite our efforts, it may be possible for third-parties to reverse-engineer, otherwise obtain, copy, and use information that we regard as proprietary. Furthermore, defending or enforcing our trademark rights, branding practices and other intellectual property, and seeking injunction and/or compensation for misappropriation of confidential information, could result in the expenditure of significant resources.

The interests of our controlling stockholders may conflict with yours as a holder of the notes.

The Sponsors, together with certain co-investors designated by the Sponsors, indirectly own approximately 79% of our equity securities. Their interests as equity holders may conflict with yours as a holder of notes. They may have an incentive to increase the value of their investment or cause us to distribute funds at the expense of our financial condition and affect our ability to make payments on the notes. In addition, they will have the power to elect a majority of our board of managers (the “Board”) and appoint new officers and management and, therefore, effectively will control many other major decisions regarding our operations. For more information, see “Management” and “Certain Relationships and Related Party Transactions.”

Litigation could adversely affect our business.

Our business is subject to the risk of litigation by employees, consumers, suppliers, shareholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. Plaintiffs may seek recovery of large amounts and the magnitude of potential loss may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. Adverse publicity resulting from litigation, regardless of the validity of any allegations, may adversely affect our business. See “Business—Legal Proceedings” for a description of certain litigation involving the Company.

Conflict or terrorism could negatively affect our business.

We cannot predict the effects of actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against any foreign state or group located in a foreign state or heightened security requirements on local, regional, national, or international economies or consumer confidence.

Unfavorable publicity could harm our business.

Our business could be negatively affected by publicity resulting from complaints or litigation, either against us or other restaurant companies, alleging poor food quality, food-borne illness, personal injury, adverse health effects (including obesity) or other concerns. Regardless of the validity of any such allegations, unfavorable publicity relating to any number of restaurants or even a single restaurant could adversely affect public perception of the entire brand.

Additionally, unfavorable publicity towards a food product generally could negatively impact our business. For example, publicity regarding health concerns or outbreaks of disease in a food product, such as bovine spongiform encephalopathy (also known as “mad cow” disease), could reduce demand for our menu offerings. These factors could have a material adverse affect on our business.

The food service industry is affected by consumer preferences and perceptions. Changes in these preferences and perceptions may lessen the demand for our products, which would reduce sales and harm our business.

Food service businesses are affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. For instance, if prevailing health or dietary preferences cause consumers to avoid steak and other products we offer in favor of foods that are perceived as more healthy, our business and operating results would be harmed. Additionally, if consumers’ perception of the economy deteriorates, consumers may change spending patterns to reduce discretionary spending, such as dining at restaurants.

We have long-term agreements and contracts with select suppliers. If our suppliers are unable to fulfill their obligations under their contracts, we would encounter supply shortages and incur higher costs.

We have a limited number of suppliers for our major products, such as beef. Domestically, we currently purchase 90% of our beef from four beef suppliers. These four beef suppliers represent 87% of the total beef marketplace in the United States. Although we have not experienced significant problems with our suppliers, if our suppliers are unable to fulfill their obligations under their contracts, we would encounter supply shortages and incur higher costs.

Shortages or interruptions in the supply or delivery of fresh food products could adversely affect our operating results.

We are dependent on frequent deliveries of fresh food products that meet our specifications. Shortages or interruptions in the supply of fresh food products caused by unanticipated demand, problems in production or distribution, inclement weather or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect our operating results.

The possibility of future misstatement exists due to inherent limitations in our control systems.

We cannot be certain that our internal control over financial reporting and disclosure controls and procedures will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of error or fraud, if any, in our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.

Risks Related to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and operating lease obligations, and we may be forced to take other actions to satisfy our obligations under our indebtedness and operating lease obligations, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations and to satisfy our operating lease obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes, or to pay our operating lease obligations. If our cash flow and capital resources are insufficient to fund our debt service obligations and operating lease obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facilities and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could otherwise realize from such dispositions and any such proceeds that are realized may not be adequate to meet any debt service obligations then due.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities are secured by a security interest in substantially all of our tangible and intangible assets, including the stock and the assets of certain of our current and future wholly-owned U.S. subsidiaries and a portion of the stock of certain of our non-U.S. subsidiaries. Our obligations under the notes are also structurally subordinated to our sale-leaseback. As of December 31, 2007, we had $1,878.5 million in outstanding debt on our consolidated balance sheet, of which $1.3 billion was secured. We also had $100.5 million in available unused borrowing capacity under our working capital revolving credit facility (after giving effect to undrawn letters of credit of approximately $49.5 million) and $100.0 million in available unused borrowing capacity under our pre-funded revolving credit facility that provides financing for capital expenditures only.

If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby at such time. Because of the structural subordination of the notes relative to our secured indebtedness, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the notes until we have made all payments in cash on our secured indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the notes, including payments of principal or interest when due.

Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

The indenture governing the notes permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including additional senior secured indebtedness.

Your claims to our assets will be structurally subordinated to all of the creditors of any non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. The notes are structurally subordinated to indebtedness (and other liabilities) of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As more fully described in this prospectus under “Description of the Exchange Notes—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” the indenture requires that each of our domestic wholly-owned restricted subsidiaries that guarantees the obligations under the senior secured credit facilities or any of our other indebtedness also be a guarantor of the notes. Our other subsidiaries are not required to guarantee the notes under the indenture. The senior secured credit facilities require guarantees of the obligations thereunder from each of our current and future domestic wholly-owned restricted subsidiaries in our Outback, Carrabba’s and Cheeseburger in Paradise concepts, which consequently are guarantors of the notes under the indenture. Additionally, the senior secured credit facilities will require us to provide additional guarantees of the senior secured credit facilities in the future from other domestic wholly-owned restricted subsidiaries if the consolidated EBITDA (as defined in the senior secured credit facilities) attributable to our non-guarantor domestic wholly-owned restricted subsidiaries (taken together as a group) would exceed 10% of our consolidated EBITDA as determined on a company-wide basis; at which time guarantees would be required from additional domestic wholly-owned restricted subsidiaries in such number that would be sufficient to lower the aggregate consolidated EBITDA of the non-guarantor domestic wholly-owned restricted subsidiaries (taken together as a group) to an amount not in excess of 10% of our company-wide consolidated EBITDA. Consequently, such additional domestic wholly-owned restricted subsidiaries will be required to be guarantors of the notes under the indenture. The terms of the senior secured credit facilities, including the provisions relating to which of our subsidiaries guarantee the obligations under the senior secured credit facilities, may be amended, modified or waived, and guarantees thereunder may be released, in each case at the lenders discretion and without the consent or approval of noteholders. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior, in respect of the assets of such subsidiaries, to claims of noteholders.

For the period from January 1 to June 14, 2007 and for the period from June 15 to December 31, 2007, the non-guarantor Subsidiaries taken together represented approximately 26.6% and 27.2%, respectively, of our total revenues and had net income of approximately $12.5 million and $8.6 million, respectively, while we had aggregate net income of approximately $17.5 million and a net loss of $40.1 million, respectively, for such periods. As of December 31, 2007, such non-guarantor subsidiaries held approximately 36.9% of our total assets. As of December 31, 2007, the non-guarantor subsidiaries had approximately $237.3 million of liabilities (including trade payables but excluding intercompany transactions), to which the Notes are structurally subordinated. In addition, our South Korean subsidiary has available approximately $18.1 million in unused borrowing capacity under a revolving credit line and an overdraft line.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the senior secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indenture governing the notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit facilities and the indenture governing the notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we are required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under the senior secured credit facilities. The senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any payment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the notes or the guarantees would not be subordinated to our or any of our guarantors’ other debt.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market for the exchange notes may not develop.

The exchange notes are new securities for which there is currently no market. Accordingly, the development or liquidity of any market for the exchange notes is uncertain. We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system.

We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

You should not rely on the Co-Issuer in evaluating an investment in the notes.

The Co-Issuer was formed in connection with the initial offering of the outstanding notes and currently has no independent operations and no assets and generally will be prohibited, for so long as it is required to be a co-issuer of the notes, from engaging in any material business activities, except in connection with the issuance of the notes, incurrence of indebtedness permitted under the indenture governing the notes, including guaranteeing the senior secured credit facilities, and activities incidental thereto. You should therefore not rely upon the Co-Issuer in evaluating whether to invest in the notes.

MARKET AND INDUSTRY INFORMATION

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of published industry sources, and our estimates based on our management’s knowledge and experience in the markets in which we operate. We believe this information to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains “forward-looking statements” within the meaning of the federal securities laws, which statements involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to the closing of the transactions described in this registration statement or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performances and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this registration statement, including, without limitation, in conjunction with the forward-looking statements included in this registration statement. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

The matters referred to in the forward-looking statements contained in this registration statement may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Concurrently with the consummation of the Transactions, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. Under the registration rights agreement, we are obligated to use our reasonable best efforts to cause the exchange offer to be completed within 365 days after the issue date of the notes or, if required, to have one or more shelf registration statements declared effective on the time frames specified in the registration rights agreement. If we fail to meet this target, which we refer to as a registration default, the annual interest rate on the notes will increase by 0.25%. The annual interest rate on the notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year over the interest rate shown on the cover of this offering memorandum. If the registration default is corrected, the interest rate on such notes will revert to the original level. If we must pay additional interest, we will pay it to holders of the outstanding notes in cash on the same dates that we make other interest payments on the outstanding notes, until the registration default is corrected.

Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of us or any subsidiary guarantor; and

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the Staff of the Commission set forth in no-action letters issued to third-parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of us or any subsidiary guarantor;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the Commission from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the Staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

As of the date of this prospectus, $550 million aggregate principal amount of the 10% Senior Notes due 2015 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5 p.m., New York City time, on             , 2008. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the exchange offer is extended.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•

to extend or terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to the holders of outstanding notes. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us or them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:	By Facsimile (for Eligible Institutions only):

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121	WELLS FARGO BANK, N.A. 12th Floor Northstar East Building	(612) 667-6282
PO Box 1517 Minneapolis, MN 55480	Sixth & Marquette Avenue Minneapolis, MN 55479	Corporate Trust Operations 608 Second Avenue South Minneapolis, MN	For Confirmation by Telephone: (800) 344-5128

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

THE TRANSACTIONS

On November 5, 2006, OSI Restaurant Partners, Inc., Parent, and Kangaroo Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, which we refer to as Merger Sub, entered into an Agreement and Plan of Merger, which was subsequently amended on May 21, 2007 and which we refer to as the Merger Agreement. At the effective time of the Merger on June 14, 2007, each share of the Company’s common stock outstanding immediately prior to the Merger (other than shares held in treasury, shares held by any subsidiary of the Company, Parent or Merger Sub and shares contributed to Parent as rollover equity) was cancelled and converted into the right to receive $41.15 in cash. Immediately before the completion of the Merger, the Founders contributed as rollover equity approximately half of the common stock they held in the Company to Parent in exchange for common stock of Parent, and also received only $40.00 per share in cash for their remaining shares in a sale transaction consummated immediately prior to the completion of the Merger. After the Transactions, the separate corporate existence of Merger Sub ceased, as OSI continued as the surviving entity, having converted in accordance with Delaware law into a Delaware limited liability company named OSI Restaurant Partners, LLC.

The diagram below represents a summary of our overall corporate structure after giving effect to the Transactions.

(1)	Immediately following consummation of the Merger, OSI Restaurant Partners, Inc. converted, in accordance with Delaware law, into a Delaware limited liability company named OSI Restaurant Partners, LLC.

(2)	In connection with the Transactions, we sold substantially all of our domestic company-owned restaurant properties to PRP, an indirect wholly-owned subsidiary of PRP Holdco, for approximately $987.7 million. PRP then entered into a market rate master lease with Master Lessee and leased all of the transferred restaurant properties from PRP. PRP Holdco owns PRP indirectly through a chain of limited liability companies that are not shown in the chart above, each of which is a borrower with respect to a portion of the PRP real estate credit facility.

(3)	$11.1 million of the proceeds to us were held in reserve pending correction of all defects and completion of construction work at certain properties. If within one year from the PRP Sale-Leaseback Transaction all such defects and construction work are not corrected, we must purchase such properties back from PRP. As of December 31, 2007, approximately $11.3 million was held in such reserve.

In connection with the Merger, the following transactions took place:

•

each outstanding option to purchase shares of the Company’s common stock, whether vested or unvested, was canceled and converted into the right to receive a cash payment equal to the excess (if any) of the $41.15 per share cash merger consideration over the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding taxes;

•	each holder under the Company’s Directors’ Deferred Compensation Plan, as amended, was paid $41.15 per each notional share held under such holder’s account;

•

each award of restricted stock held by A. William Allen, III, Chief Executive Officer, Joseph J. Kadow, Executive Vice President, Chief Officer-Legal and Corporate Affairs and Secretary, and Dirk A. Montgomery, Senior Vice President and Chief Financial Officer, was exchanged for shares of unvested restricted common stock of Parent. In addition, Parent granted to Paul E. Avery, Chief Operating Officer, restricted shares of Parent common stock with an aggregate value of $12.0 million upon closing of the Transactions and Mr. Kadow purchased shares of Parent common stock with an aggregate value of $0.2 million. Immediately following the closing of the Merger, each of Mr. Allen, Mr. Avery, Mr. Kadow and Mr. Montgomery owned approximately 1.9%, 1.4%, 0.5% and 0.5%, respectively, of the outstanding common stock of Parent. Additional members of management also exchanged restricted or unrestricted OSI stock for shares of unvested restricted common stock of Parent or purchased shares of Parent common stock at the same price per share as the executives identified above;

•

each award of restricted stock held by an executive officer, director, or other person that was not exchanged for Parent common stock as described in the immediately preceding bullet point was converted into the right to receive $41.15 per share in cash, plus certain earnings thereon, less any applicable withholding taxes, payable on a deferred basis at the time the underlying restricted stock would have vested under its terms as in effect immediately prior to the effective time of the Merger and subject to the satisfaction by the holder of all terms and conditions to which such vesting was subject; provided, however, that the holder’s deferred cash account will become immediately vested and payable upon termination of such holder’s employment by us without cause or upon such holder’s death or disability; and

•

all amounts held in the accounts denominated in shares of the Company’s common stock under the Partner Equity Deferred Compensation Stock Plan component of the PEP, were converted into an obligation to pay cash with a value equal to the product of (i) the $41.15 per share merger consideration and (ii) the number of notional shares of the Company’s common stock credited to such participant’s deferred account, in accordance with the payment schedule and consistent with the terms of the PEP as in effect from time to time.

In connection with the Merger, we (i) entered into new senior secured credit facilities, consisting of a $1,310.0 million term loan facility, a $150.0 million working capital revolving credit facility and a $100.0 million pre-funded revolving credit facility, (ii) issued the $550.0 million aggregate principal amount of outstanding notes, and (iii) sold substantially all of our domestic company-owned restaurant properties to PRP for $987.7 million. See “Description of Other Indebtedness” and “Description of PRP Sale-Leaseback Transaction.”

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement, dated June 14, 2007, by and among us, the subsidiary guarantors party thereto and the initial purchasers of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except as otherwise noted in this prospectus. We will retire or cancel all of the outstanding notes tendered in the exchange offer. Accordingly, issuing the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2007 . The information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited consolidated financial statements and related notes included elsewhere in this prospectus.

As of December 31, 2007
(in thousands)
Debt:
Term loan facility	$1,260,000
The notes	550,000
Sale-leaseback obligations	22,750
Other notes payable	10,700
Guaranteed debt of franchisees and unconsolidated affiliates	35,078

Total debt	1,878,528

Total unitholder’s equity	599,392

Total capitalization	$2,477,920

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents the selected historical consolidated financial data of our business at the dates and for the periods indicated. The selected historical consolidated financial data as of December 31, 2006 and 2007, for the years ended December 31, 2005 and 2006, for the period from January 1 to June 14, 2007 and for the period from June 15 to December 31, 2007 presented in this table, have been derived from the historical audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2003, 2004 and 2005, and for the years ended December 31, 2003 and 2004, presented in this table have been derived from our historical audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Successor	Predecessor
	Period from June 15 to December 31, 2007	Period from January 1 to June 14, 2007	Year Ended December 31,
			2006	2005	2004 (1)	2003
		(in thousands, except ratio data)
Statement of Operations Data:
Revenues
Restaurant sales	$2,227,926	$1,916,689	$3,919,776	$3,590,869	$3,197,536	$2,654,541
Other revenues	12,098	9,948	21,183	21,848	18,453	17,786

Total revenues	2,240,024	1,926,637	3,940,959	3,612,717	3,215,989	2,672,327
Costs and expenses
Cost of sales	790,592	681,455	1,415,459	1,315,340	1,203,107	987,866
Labor and other related (2)	623,159	540,281	1,087,258	930,356	817,214	670,798
Other restaurant operating	557,459	440,545	885,562	783,745	667,797	537,854
Depreciation and amortization	102,263	74,846	151,600	127,773	104,767	85,076
General and administrative (2)	138,376	158,147	234,642	197,135	174,047	138,063
Hurricane property losses	—	—	—	3,101	3,024	—
Provision for impaired assets and restaurant closings	21,766	8,530	14,154	27,170	2,394	5,319
Contribution for “Dine Out for Hurricane Relief”	—	—	—	1,000	1,607	—
(Income) loss from operations of unconsolidated affiliates	(1,261)	692	(5)	(1,479)	(1,725)	(6,015)

Total costs and expenses	2,232,354	1,904,496	3,788,670	3,384,141	2,972,232	2,418,961

Income from operations	7,670	22,141	152,289	228,576	243,757	253,366
Other income (expense), net	—	—	7,950	(2,070)	(2,104)	(1,100)
Interest income	4,725	1,561	3,312	2,087	1,349	1,479
Interest expense	(98,722)	(6,212)	(14,804)	(6,848)	(3,629)	(1,810)

Income before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(86,327)	17,490	148,747	221,745	239,373	251,935
(Benefit) provision for income taxes	(47,143)	(1,656)	41,812	73,808	78,622	85,214

(continued. . .)

	Successor	Predecessor
	Period from June 15 to December 31, 2007	Period from January 1 to June 14, 2007		Year Ended December 31,
				2006		2005		2004 (1)		2003
(Loss ) income before minority interest in consolidated entities’ income	(39,184)	19,146		106,935		147,937		160,751		166,721
Minority interest in consolidated entities’ income	871	1,685		6,775		1,191		9,180		2,476

Net (loss) income	$(40,055)	$17,461		$100,160		$146,746		$151,571		$164,245

Other Financial Data:
Capital expenditures	$77,065	$119,359		$297,734		$327,862		$254,871		$193,828
Ratio of earnings to fixed charges (3)	—	1.7	x	3.8	x	6.6	x	8.8	x	11.7	x

	Successor	Predecessor
	As of December 31, 2007	As of December 31,
		2006	2005	2004	2003
		(in thousands)
Balance Sheet Data:
Working capital deficit	$(222,428)	$(248,991)	$(219,291)	$(185,893)	$(121,307)
Total assets	3,703,459	2,258,587	2,009,498	1,733,392	1,497,619
Total debt, including current portion	1,878,528	269,956	185,348	144,869	58,451
Minority interest in consolidated entities	34,862	36,929	44,259	48,092	52,885
Unitholder’s/stockholders’ equity	599,392	1,221,213	1,144,420	1,047,111	968,419

(1)	In 2004, we adopted FASB issued Interpretation No. 46R, Consolidation of Variable Interest Entities, and began consolidating variable interest entities in which we absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity.

(2)	In 2006, we adopted the fair value based method of accounting for stock-based employee compensation as required by SFAS No. 123R, Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation. The fair value based method requires us to expense all stock-based employee compensation. We adopted SFAS No. 123R using the modified prospective method. Accordingly, we have expensed all unvested and newly granted stock-based employee compensation beginning January 1, 2006, but prior period amounts have not been retrospectively adjusted.

(3)	The ratio of earnings to fixed charges is computed by dividing earnings to fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges include: (i) interest expense, whether expensed or capitalized; (ii) amortization of debt issuance cost; and (iii) the portion of rental expense that we believe is representative of the interest component of rental expense. For the period from June 15 to December 31, 2007, earnings were insufficient to cover fixed charges by approximately $88.2 million.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus.

The unaudited pro forma consolidated financial data has been prepared to give effect to the Transactions, including the PRP Sale-Leaseback Transaction and the accounting for the acquisition of our business as a purchase business combination in accordance with SFAS No. 141, Business Combinations, which resulted in a new basis of accounting in accordance with EITF No. 88-16, Basis in Leveraged Buyout Transactions. Pursuant to that guidance, a portion of the continuing ownership of the continuing stockholders was carried over at predecessor basis and the remainder of the purchase price for the acquisition was allocated to our assets and liabilities based on estimates of fair value, similar to a step acquisition, pursuant to EITF No. 90-12, Allocating Basis to Individual Assets and Liabilities for Transactions within the scope of Issue No. 88-16.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2007 gives effect to the Transactions as if the Transactions had occurred at the beginning of the period presented. The unaudited pro forma adjustments described in the accompanying notes are based upon estimates and assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results that would have actually occurred if the above Transactions had been in effect on the date indicated, nor is it necessarily indicative of future operating results.

The unaudited pro forma consolidated statement of operations does not reflect nonrecurring charges that have been incurred in connection with the Transactions, including (i) compensation charges for the acceleration of vesting of stock options and restricted shares, (ii) compensation charges for supplemental contributions to the PEP and (iii) certain non-recurring advisory and legal costs.

The unaudited pro forma condensed consolidated financial data and the accompanying notes should be read in conjunction with our historical audited consolidated financial statements and related notes included elsewhere in this prospectus and the other financial information contained in “Use of Proceeds,” “Capitalization,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands)

	Predecessor	Successor
	Period from January 1 to June 14, 2007	Period from June 15 to December 31, 2007	Pro Forma Adjustments		Pro Forma
Revenues
Restaurant sales	$1,916,689	$2,227,926	$—		$4,144,615
Other revenues	9,948	12,098	—		22,046

Total revenues	1,926,637	2,240,024	—		4,166,661
Costs and expenses
Cost of sales	681,455	790,592	—		1,472,047
Labor and other related	540,281	623,159	—		1,163,440
Other restaurant operating	440,545	557,459	37,776	(a)	1,035,780
Depreciation and amortization	74,846	102,263	5,954	(b)	183,063
General and administrative	158,147	138,376	(47,343	)(c)	249,180
Provision for impaired assets and restaurant closings	8,530	21,766	—		30,296
Loss (income) from operations of unconsolidated affiliates	692	(1,261)	—		(569)

Total costs and expenses	1,904,496	2,232,354	(3,613)		4,133,237

Income from operations	22,141	7,670	3,613		33,424
Interest income	1,561	4,725	—		6,286
Interest expense	(6,212)	(98,722)	(71,486	)(d)	(176,420)

Income (loss) before benefit for income taxes and minority interest in consolidated entities’ income	17,490	(86,327)	(67,873)		(136,710)
Benefit for income taxes	(1,656)	(47,143)	(26,065	)(e)	(74,864)

Income (loss) before minority interest in consolidated entities’ income	19,146	(39,184)	(41,808)		(61,846)
Minority interest in consolidated entities’ income	1,685	871	—		2,556

Net income (loss)	$17,461	$(40,055)	$(41,808)		$(64,402)

(a)	Reflects: (1) the pro forma rent expense adjustment of $35.5 million associated with the PRP Sale— Leaseback Transaction, (2) an increase in rent expense of $1.6 million as a result of the difference between the revised deferred rent after purchase accounting and historical deferred rent, and (3) an increase in rent expense of $0.7 million as a result of net favorable lease amortization expense.

(b)	Reflects: (1) an increase of $3.6 million in incremental depreciation expense associated with the net step-up to fair market value for the property, plant and equipment not transferred to PRP in connection with the PRP Sale-Leaseback Transaction, based upon appraised values and useful lives. The adjustment is calculated as follows: depreciation expense of $175.5 million had the Merger occurred January 1, 2007, less historical depreciation expense of $172.9 million and (2) an increase in amortization expense of $2.3 million associated with the estimated net step-up to fair market value of $115.1 million for acquired definite-lived intangible assets. The expense has been calculated using an estimated weighted average useful life of 21 years for trademarks and 12 years for franchise agreements.

(c)

Reflects: (1) the reversal of $41.0 million for legal and advisory costs incurred by us in 2007 in connection with the Transactions, (2) a reduction in compensation expense of $10.4 million because there is no expense for new stock options issued under the KHI Equity Incentive Plan, offset by (3) a $4.1 million increase in expense for additional management fees payable to a management company owned by affiliates of the Sponsors and the Founders under the terms of a management agreement.

(d)	Reflects additional net interest expense as a result of the new financing arrangements used to fund the Transactions, and is calculated as follows:

Interest on new borrowings (in thousands):
Working capital revolving credit facility (i)	$789
Pre-funded revolving credit facility (ii)	1,092
Term loan facility (iii)	44,825
Senior notes (iv)	24,712
Amortization of deferred financing fees (v)	4,015
Reduction of interest expense on historical line of credit (vi)	(3,947)

Net pro forma adjustment to interest expense	$71,486

(i)	Relates to fees charged for unused commitments of 2.5% on approximately $49.5 million of committed letters of credits and 0.5% on the unused portion of the $150 million working capital revolving credit facility, less the $49.5 million of the aforementioned letters of credit;

(ii)	Relates to fees charged for unused commitments of 2.43% on the undrawn balance of $100 million under the pre-funded revolving credit facility that provides financing for capital expenditures only;

(iii)	Relates to interest expense on the term loan facility that bears interest at our option at each rate adjustment of Base Rate plus 125 basis points or a Eurocurrency Rate plus 225 basis points. Since we have traditionally selected the Eurocurrency Rate plus 225 basis points option, the pro forma adjustment is computed as the Eurocurrency Rate plus 225 basis points applied to amounts outstanding under the term loan facility as if the term loan facility was outstanding beginning January 1, 2007 and scheduled principle payments occurred;

(iv)	Relates to senior notes bearing interest at a fixed rate of 10 percent per annum;

(v)	Relates to non-cash amortization expense associated with an estimated $63.3 million of deferred financing fees, utilizing a weighted average debt maturity of 7.1 years.

(vi)	Relates to interest expense on the previous revolving line of credit that was paid off with proceeds from the Transactions. Interest expense, at 6.0%, would have continued to been incurred on the previous revolving line of credit had the Transactions and subsequent replacement of the revolving credit not occurred on June 14, 2007.

A 0.125 percent variance in the interest rates on the floating debt would result in a change in total annual pro forma interest expense of approximately $1.8 million.

(e)	Represents an adjustment to the historical provision for income taxes to reflect pro forma income taxes at the statutory rate of approximately 39%. The 55% effective tax rate used in the pro forma column differs from the U.S. statutory rate of 39% primarily due to an increased level of FICA tax credits for employee reported tips as a percentage of pro forma loss before provision for income taxes and a higher percentage of profits in lower-taxed jurisdictions. These rates are not necessarily indicative of our expected future effective tax rate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition with the “Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical Consolidated Financial Data” and the historical audited consolidated financial statements and related notes included elsewhere in this prospectus. The results of operation for the year ended December 31, 2007 includes the results of operations for the period from January 1 to June 14, 2007 of the Predecessor and the results of operations for the period from June 15 to December 31, 2007 of the Successor on a combined basis. Although this combined basis does not comply with U.S. GAAP, we believe it provides a more meaningful method of comparison. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Overview

We are one of the largest casual dining restaurant companies in the world, with eight restaurant concepts, more than 1,475 system-wide restaurants and 2007 annual revenues for Company-owned restaurants exceeding $4.1 billion. We operate in all 50 states and in 20 countries internationally, predominantly through Company-owned restaurants, but we also operate under a variety of partnerships and franchises. Our primary concepts include Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse and Wine Bar. Our other concepts include Roy’s, Cheeseburger in Paradise, Lee Roy Selmon’s and Blue Coral. Our primary focus as a company of restaurants is to provide a quality product together with quality service across all of our brands. This goal entails offering consumers of different demographic backgrounds an array of dining alternatives suited for differing needs. Our sales are primarily generated through a diverse customer base, which includes people eating in our restaurants as regular patrons who return for meals several times a week or on special occasions such as birthday parties, private events and for business entertainment. Secondarily, we generate revenues through sales of franchises and ongoing royalties.

The restaurant industry is a highly competitive and fragmented business, which is subject to sensitivity from changes in the economy, trends in lifestyles, seasonality (customer spending patterns at restaurants are generally highest in the first quarter of the year and lowest in the third quarter of the year) and fluctuating costs. Operating margins for restaurants are susceptible to fluctuations in prices of commodities, which include among other things, beef, chicken, seafood, butter, cheese, produce and other necessities to operate a restaurant, such as natural gas or other energy supplies. Additionally, the restaurant industry is characterized by a high initial capital investment, coupled with high labor costs. The combination of these factors underscores our initiatives to drive increased sales at existing restaurants in order to raise margins and profits, because the incremental sales contribution to profits from every additional dollar of sales above the minimum costs required to open, staff and operate a restaurant is very high. We are not a company focused on growth in the number of restaurants just to generate additional sales. Our expansion and operation strategies are to balance investment costs and the economic factors of operation, in order to generate reasonable, sustainable margins and achieve acceptable returns on investment from our restaurant concepts.

Promotion of our Outback Steakhouse and Carrabba’s Italian Grill restaurants is assisted by the use of national and spot television and radio media, which we have also begun to use in certain markets for our Bonefish Grill brand. We advertise on television in spot markets when our brands achieve sufficient penetration to make a meaningful broadcast schedule affordable. We rely on word-of-mouth customer experience, grassroots marketing in local venues, direct mail and national print media to support broadcast media and as the primary campaigns for our upscale casual and newer brands. We do not attempt to lure customers with discounts, as is common to many restaurants in the casual dining industry. Our advertising spending is targeted to promote and maintain brand image and develop consumer awareness. We strive to drive sales through excellence in execution rather than through discounting and other short-lived marketing efforts. Our marketing strategy of getting people to visit frequently and also recommending our restaurants to others complements what we believe are the fundamental elements of success: convenient sites, service-oriented employees and flawless execution in a well-managed restaurant.

Key factors that can be used in evaluating and understanding our restaurants and assessing our business include the following:

•	Average unit volumes—a per restaurant calculated average sales amount, which helps us gauge the changes in consumer traffic, pricing and development of the brand;

•	Operating margins—restaurant revenues after deduction of the main restaurant-level operating costs (including cost of sales, restaurant operating expenses, and labor and related costs);

•	System-wide sales—a total sales volume for all company-owned, franchise and unconsolidated joint venture restaurants, regardless of ownership, to interpret the health of our brands; and

•

Same-store or comparable sales—a year-over-year comparison of sales volumes for restaurants that are open in both years in order to remove the impact of new openings in comparing the operations of existing restaurants.

Our 2007 financial results included:

•	Growth of consolidated revenues by 5.7% to $4.17 billion;

•	72 new unit openings across all brands;

•

Decline in net income by 122.6% to a net loss of $22.6 million, caused by a decrease in comparable store sales, increases in restaurant operating expenses and a significant increase in general and administrative costs and interest expense as a result of the Merger.

We focus on our same store sales growth in an effort to raise our margins and profits. We are not a company focused on growing the number of our restaurants just to generate additional sales. Our expansion and operation strategies are to balance investment costs and the economic factors of operation, in order to generate sustainable margins and achieve acceptable returns on investment from our restaurant concepts. The following table sets forth the number of our company-owned and franchised and development joint venture restaurants at the dates below:

	At December 31,
	2007	2006	2005
Number of company-owned restaurants:
Outback—domestic	688	679	670
Outback—international	129	118	88
Carrabba’s	238	229	200
Bonefish	134	112	86
Fleming’s	54	45	39
Other Concepts	75	67	54

Total	1,318	1,250	1,137

Number of franchised and development joint venture restaurants:
Outback—domestic	107	107	105
Outback—international	49	44	52
Bonefish	6	7	4

Total	162	158	161

System-wide total	1,480	1,408	1,298

Our consolidated operating results are affected by the growth of our newer brands. As we continue to develop and expand new restaurant concepts at different rates, our cost of sales, labor costs, restaurant operating expenses and income from operations change from the mix of brands in our portfolio with slightly different operating characteristics. Labor and related expenses as a percentage of restaurant sales are higher at our newer format restaurants than have typically been experienced at Outback Steakhouses. However, cost of sales as a percentage of restaurant sales at those restaurants is lower than those at Outback Steakhouse. These trends are expected to continue with our planned development of restaurants.

Our industry’s challenges and risks include, but are not limited to, the impact of government regulation, the availability of qualified employees, consumer perceptions regarding food safety and/or the health benefits of certain types of food, including attitudes about alcohol consumption, economic conditions and commodity pricing. Additionally, our planned development schedule is subject to risk because of rising real estate and construction costs, and our results are affected by consumer tolerance of price increases. Changes in our operations in future periods may also result from changes in beef prices and other commodity costs and continued pre-opening expenses from the development of new restaurants and our expansion strategy.

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to make capital expenditures to invest in new restaurants, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable-rate debt and prevent us from meeting our obligations under the senior notes.

Our ownership interests in our owned restaurants are divided into two basic categories: (i) company-owned restaurants and (ii) development joint ventures. In addition, a number of our restaurants are operated as franchises in which we have no ownership interest. We derive no direct income from operations of franchised restaurants other than initial franchise fees and ongoing royalty payments based on sales, which are included in the line item “Other revenues” in our consolidated statements of operations.

Company-owned restaurants include restaurants owned by partnerships in which we are a general partner and joint ventures in which we are one of two members. Our ownership interests in the partnerships and joint ventures generally range from 50% to 90%. Company-owned restaurants also include restaurants owned by our Roy’s consolidated venture in which we have less than a majority ownership. We consolidate this venture because we control the executive committee (which functions as a board of directors) through representation on the committee by related parties, and we are able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by our partner in the Roy’s consolidated venture have been funded by loans to the partner from a third party where we are required to be a guarantor of the line of credit, which provides us control through our collateral interest in the joint venture partner’s membership interest. As a result of our controlling financial interest in this venture, it is included in Company-owned restaurants. We are responsible for 50% of the costs of new restaurants operated under this consolidated joint venture and our joint venture partner is responsible for the other 50%. Our joint venture partner in the consolidated joint venture funds its portion of the costs of new restaurants through a line of credit that we guarantee (see Liquidity and Capital Resources). The results of operations of Company-owned restaurants are included in our consolidated operating results. The portion of income or loss attributable to the other partners’ interests is eliminated in the line item in our consolidated statements of operations entitled “Minority interest in consolidated entities’ income.”

Development joint venture restaurants are organized as general partnerships and joint ventures in which we are one of two general partners and generally own 50% of the partnership and our joint venture partner generally owns 50%. We are responsible for 50% of the costs of new restaurants operated as development joint ventures and our joint venture partner is responsible for the other 50%. Our investments in these ventures are accounted for under the equity method, therefore the income derived from restaurants operated as development joint ventures is presented in the line item “(Income) loss from operations of unconsolidated affiliates” in our consolidated statements of operations.

We derive no direct income from operations of franchised restaurants other than initial franchise fees and ongoing royalties, which are included in “Other revenues.”

Items Affecting Comparability

On November 5, 2006, OSI Restaurant Partners, Inc. entered into a definitive agreement to be acquired by our Parent, which is controlled by an investor group comprised of affiliates of Bain Capital and Catterton, our Founders and certain members of management for $40.00 per share in cash. On May 21, 2007, this agreement was amended to increase the merger consideration to $41.15 per share in cash, payable to all shareholders except our Founders, who instead converted a portion of their equity interest to equity in our Parent and received $40.00 per share for their remaining shares. Immediately following consummation of the Merger on June 14, 2007, we converted into a Delaware limited liability company named OSI Restaurant Partners, LLC.

The accompanying consolidated financial statements are presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The operations of OSI Restaurant Partners, Inc. are referred to for the Predecessor period and the operations of OSI Restaurant Partners, LLC are referred to for the Successor period. Unless the context otherwise indicates, as used in this report, the term the “Company,” “we,” “us,” “our” and other similar terms mean (a) prior to the Merger, OSI Restaurant Partners, Inc. and (b) after the Merger, OSI Restaurant Partners, LLC.

Our assets and liabilities were assigned values, part carryover basis pursuant to Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Buyout Transactions” (“EITF No. 88-16”), and part fair value, similar to a step acquisition, pursuant to EITF No. 90-12, “Allocating Basis to Individual Assets and Liabilities for Transactions within the Scope of Issue No. 88-16” (“EITF No. 90-12”). As a result, there were zero retained earnings and accumulated depreciation and amortization after the allocation was made. Depreciation and amortization are higher in the Successor period due to these fair value assessments resulting in increases to the carrying value of property, plant and equipment and intangible assets.

Interest expense has increased substantially in the Successor period in connection with our new financing arrangements. These arrangements include the issuance of senior notes in an aggregate principal amount of $550,000,000 and senior secured credit facilities with a syndicate of institutional lenders and financial institutions. The senior secured credit facilities provide for senior secured financing of up to $1,560,000,000 and consist of a $1,310,000,000 term loan facility, a $150,000,000 working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100,000,000 pre-funded revolving credit facility that provides financing for capital expenditures only.

Merger expenses of approximately $33,174,000 and $7,590,000 for the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively, and management fees of approximately $5,162,000 for the period from June 15 to December 31, 2007 were included in general and administrative expenses in our Consolidated Statements of Operations and reflect primarily the professional service costs incurred in connection with the Merger and the management services provided by our Management Company as described in “—Liquidity and Capital Resources.”

In connection with the Merger, we caused our wholly-owned subsidiaries to sell substantially all of our domestic restaurant properties to our newly-formed sister company, PRP, for approximately $987,700,000. PRP then leased the properties to Private Restaurant Master Lessee, LLC, our wholly-owned subsidiary, under a market rate master lease. The market rate master lease is a triple net lease with a 15-year term. The sale of substantially all of our domestic wholly-owned restaurant properties to PRP and entry into the market rate master lease and the underlying subleases resulted in operating leases for us and is referred to as the “PRP Sale-Leaseback Transaction.” Rent expense has increased substantially in the Successor period in connection with the PRP Sale-Leaseback Transaction since these properties were previously owned.

We identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, “Accounting for Leases”

(“SFAS No. 98”), as we have an obligation to repurchase such properties from PRP under certain circumstances. If within one year from the PRP Sale-Leaseback Transaction all title defects and construction work at such properties are not corrected, we must purchase such properties back from PRP on or before the expiration of the one-year period at the original purchase price. We have included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in our Consolidated Balance Sheet at December 31, 2007. The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or we repurchase the properties.

Results of Operations

The following table sets forth our combined, consolidated results of operations for the year ended December 31, 2007. The year ended December 31, 2007 includes the results of operations for the period from January 1, 2007 to June 14, 2007 of the Predecessor and the results of operations for the period from June 15, 2007 to December 31, 2007 of the Successor on a combined basis.

Although this presentation does not comply with U.S. GAAP, we believe it provides a more meaningful method of comparison to prior years. The combined information is the result of adding the Successor and Predecessor columns and does not include any pro forma assumptions or adjustments.

The following table presents our consolidated results of operations for the periods from January 1, 2007 to June 14, 2007 (Predecessor) and June 15, 2007 to December 31, 2007 (Successor) and the combined results of these periods (in thousands):

	Predecessor	Successor	Non-GAAP Combined Predecessor/ Successor
	Period From January 1 to June 14, 2007	Period From June 15 to December 31, 2007	Year Ended December 31, 2007
Revenues
Restaurant sales	$1,916,689	$2,227,926	$4,144,615
Other revenues	9,948	12,098	22,046

Total revenues	1,926,637	2,240,024	4,166,661

Costs and expenses
Cost of sales	681,455	790,592	1,472,047
Labor and other related	540,281	623,159	1,163,440
Other restaurant operating	440,545	557,459	998,004
Depreciation and amortization	74,846	102,263	177,109
General and administrative	158,147	138,376	296,523
Provision for impaired assets and restaurant closings	8,530	21,766	30,296
Loss (income) from operations of unconsolidated affiliates	692	(1,261)	(569)

Total costs and expenses	1,904,496	2,232,354	4,136,850

Income from operations	22,141	7,670	29,811
Interest income	1,561	4,725	6,286
Interest expense	(6,212)	(98,722)	(104,934)

Income (loss) before benefit from income taxes and minority interest in consolidated entities’ income	17,490	(86,327)	(68,837)
Benefit from income taxes	(1,656)	(47,143)	(48,799)

Income (loss) before minority interest in consolidated entities’ income	19,146	(39,184)	(20,038)
Minority interest in consolidated entities’ income	1,685	871	2,556

Net income (loss)	$17,461	$(40,055)	$(22,594)

The following tables set forth, for the periods indicated, (i) percentages that items in our Consolidated Statements of Operations bear to total revenues or restaurant sales, as indicated, and (ii) selected operating data:

	Non-GAAP Combined Predecessor/ Successor	Predecessor
	Years Ended December 31,
	2007	2006	2005
Revenues
Restaurant sales	99.5%	99.5%	99.4%
Other revenues	0.5	0.5	0.6

Total revenues	100.0	100.0	100.0
Costs and expenses
Cost of sales (1)	35.5	36.1	36.6
Labor and other related (1)	28.1	27.7	25.9
Other restaurant operating (1)	24.1	22.6	21.8
Depreciation and amortization	4.3	3.8	3.5
General and administrative	7.1	6.0	5.5
Hurricane property losses	—	—	0.1
Provision for impaired assets and restaurant closings	0.7	0.4	0.8
Contribution for “Dine Out for Hurricane Relief”	—	—	*
Income from operations of unconsolidated affiliates	(* )	(* )	(* )
Total costs and expenses	99.3	96.1	93.7

Income from operations	0.7	3.9	6.3
Other income (expense), net	—	0.2	(0.1)
Interest income	0.2	0.1	0.1
Interest expense	(2.5)	(0.4)	(0.2)

(Loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(1.6)	3.8	6.1
(Benefit) provision for income taxes	(1.2)	1.1	2.0

(Loss) income before minority interest in consolidated entities’ income	(0.4)	2.7	4.1
Minority interest in consolidated entities’ income	0.1	0.2	*

Net (loss) income	(0.5)%	2.5%	4.1%

(1)	As a percentage of restaurant sales.

*	Less than 1/10 of one percent of total revenues.

System-wide sales grew by 5.6% in 2007 and by 7.9% in 2006. System-wide sales is a non-GAAP financial measure that includes sales of all restaurants operating under our brand names, whether we own them or not. There are two components of system-wide sales—sales of Company-owned restaurants of OSI Restaurant Partners, LLC and sales of franchised and development joint venture restaurants. The table below presents the first component of system-wide sales—sales of Company-owned restaurants:

Company-Owned Restaurant Sales	Non-GAAP Combined Predecessor/ Successor	Predecessor
	Years Ended December 31,
	2007	2006	2005
	(in millions)
Outback Steakhouses
Domestic	$2,284	$2,260	$2,238
International	329	308	258

Total	2,613	2,568	2,496
Carrabba’s Italian Grills	705	649	580
Bonefish Grills	373	311	224
Fleming’s Prime Steakhouse and Wine Bars	221	188	150
Other restaurants	233	204	141

Total Company-owned restaurant sales	$4,145	$3,920	$3,591

The following information presents the second component of system-wide sales—sales for franchised and unconsolidated development joint venture restaurants. These are restaurants that are not owned by us and from which we only receive a franchise royalty or a portion of their total income. Management believes that franchise and unconsolidated development joint venture sales information is useful in analyzing our revenues because franchisees and affiliates pay service fees and/or royalties that generally are based on a percentage of sales. Management also uses this information to make decisions about future plans for the development of additional restaurants and new concepts as well as evaluation of current operations.

These sales do not represent sales of OSI Restaurant Partners, LLC, and are presented only as an indicator of changes in the restaurant system, which management believes is important information regarding the health of our restaurant brands.

	Non-GAAP Combined Predecessor/ Successor	Predecessor
	Years Ended December 31,
	2007	2006	2005
Franchise and Development Joint Venture Sales	(in millions)
Outback Steakhouses
Domestic	$353	$359	$362
International	132	106	113

Total	485	465	475
Bonefish Grills	17	16	11

Total franchise and development joint venture sales (1)	$502	$481	$486

Income from franchise and development joint ventures (2)	$23	$21	$20

(1)	Franchise and development joint venture sales are not included in revenues as reported in the Consolidated Statements of Operations.

(2)	Represents the franchise royalty and portion of total income related to restaurant operations included in the Consolidated Statements of Operations in the line items “Other revenues” or “Income from operations of unconsolidated affiliates.”

The following is the number of system-wide restaurants at the end of each period presented:

	December 31,
	2007 (Successor)	2006 (Predecessor)
Outback Steakhouses
Company-owned—domestic	688	679
Company-owned—international	129	118
Franchised and development joint venture—domestic	107	107
Franchised and development joint venture—international	49	44

Total	973	948

Carrabba’s Italian Grills
Company-owned	238	229

Bonefish Grills
Company-owned	134	112
Franchised and development joint venture	6	7

Total	140	119

Fleming’s Prime Steakhouse and Wine Bars
Company-owned	54	45

Other
Company-owned	75	67

System-wide total	1,480	1,408

None of our individual brands are considered separate reportable segments for purposes of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”) as the brands have similar economic characteristics, nature of products and services, class of customer and distribution methods.

Revenues

Restaurant sales. Restaurant sales increased by 5.7% or $224,839,000 in 2007 as compared with 2006 and by 9.2% or $328,907,000 in 2006 as compared with 2005. The 2007 increase in restaurant sales was attributable to additional revenues of approximately $164,292,000 from the opening of new restaurants after December 31, 2006 and incremental sales from restaurants that opened during 2006. This increase was partially offset by decreases in sales at existing restaurants. The 2006 increase in restaurant sales was attributable to additional revenues of approximately $202,433,000 from the opening of new restaurants after December 31, 2005 and revenues of approximately $18,449,000 from the purchase in February 2006 of ten Eastern Canada Outback Steakhouse franchise restaurants. This increase was partially offset by decreases in sales at existing restaurants. The following table includes additional information about changes in restaurant sales at domestic Company-owned restaurants for the years ended December 31, 2007, 2006 and 2005:

	Non-GAAP Combined Predecessor/ Successor	Predecessor
	2007	2006	2005
Average restaurant unit volumes (in thousands):
Outback Steakhouses	$3,336	$3,348	$3,397
Carrabba’s Italian Grills	2,992	3,053	3,168
Bonefish Grills	2,979	3,058	3,090
Fleming’s Prime Steakhouse and Wine Bars	4,363	4,512	4,527
Operating weeks:
Outback Steakhouses	35,720	35,230	34,313
Carrabba’s Italian Grills	12,280	11,082	9,538
Bonefish Grills	6,524	5,306	3,783
Fleming’s Prime Steakhouse and Wine Bars	2,636	2,172	1,725
Year to year percentage change:
Same-store sales (stores open 18 months or more):
Outback Steakhouses	-0.7%	-1.5%	-0.8%
Carrabba’s Italian Grills	-1.0%	-1.1%	6.0%
Bonefish Grills	-1.7%	0.4%	4.3%
Fleming’s Prime Steakhouse and Wine Bars	0.4%	4.3%	11.5%

Other revenues. Other revenues, consisting primarily of initial franchise fees and royalties, increased by $863,000 to $22,046,000 in 2007 as compared with $21,183,000 in 2006. This increase resulted primarily from five additional franchised and development joint venture restaurants for Outback Steakhouse International in 2007 as compared to 2006. Other revenues decreased by $665,000 to $21,183,000 in 2006 as compared with $21,848,000 in 2005. This decrease primarily resulted from lower franchise fees and royalties for Outback Steakhouse International as a result of the purchase in February 2006 of ten Eastern Canada Outback Steakhouse franchise restaurants.

Costs and Expenses

Cost of sales. Cost of sales, consisting of food and beverage costs, decreased by 0.6% of restaurant sales to 35.5% in 2007 as compared with 36.1% in 2006. Of the decrease as a percentage of restaurant sales, 0.2% was attributable to an increase in the proportion of consolidated sales associated with our non-Outback Steakhouse restaurants, which have lower cost of goods sold ratios than Outback Steakhouses, 0.5% was due to the impact of certain Outback Steakhouse and Carrabba’s Italian Grill efficiency initiatives, 0.4% was a result of general menu price increases and 0.2% was from produce and seafood cost savings. This decrease as a percentage of restaurant sales was partially offset by increases in beef and dairy costs. Our increased beef costs negatively impacted cost of sales by 0.5% as a percentage of restaurant sales, and our increased dairy costs negatively impacted cost of sales by 0.2% as a percentage of restaurant sales. Cost of sales decreased by 0.5% of restaurant sales to 36.1% in 2006 as compared with 36.6% in 2005. This decrease in cost of sales as a percentage of restaurant sales was attributable to an increase in menu prices and to an increase in the proportion of consolidated sales associated with our non-Outback Steakhouse restaurants that have lower cost of goods sold ratios than Outback Steakhouses. Decreases in dairy, chicken and international beef costs during 2006 compared with 2005 were partially offset by higher produce and seafood costs.

Labor and other related expenses. Labor and other related expenses include all direct and indirect labor costs incurred in operations, including distribution expense to managing partners, costs related to the Partner Equity Plan (the “PEP”) and other stock-based and incentive compensation expenses. Labor and other related expenses increased 0.4% as a percentage of restaurant sales to 28.1% in 2007 as compared with 27.7% in 2006. Of the increase as a percentage of restaurant sales, approximately 0.3% was attributable to minimum wage increases, 0.2% was due to increases in kitchen labor costs, 0.2% was due to increases in restaurant management salaries, 0.1% was attributable to stock-based and incentive compensation expense and 0.1% was from an increase in health insurance costs. Additionally, declines in average unit volumes at Outback Steakhouses, Carrabba’s Italian Grills, Bonefish Grills and Fleming’s Prime Steakhouse and Wine Bars accounted for 0.2% of the increase as a percentage of restaurant sales, and increases in the proportion of new restaurant formats, which have higher average labor costs than domestic Outback Steakhouses and Carrabba’s Italian Grills increased labor and other related expenses by 0.1% as a percentage of restaurant sales compared to 2006. The increase as a percentage of restaurant sales was partially offset by a reduction in the conversion costs and ongoing expense for our PEP of 0.5% as a percentage of restaurant sales, Outback Steakhouse labor efficiencies of 0.2% as a percentage of restaurant sales and a reduction in distribution expense to managing partners of 0.1% as a percentage of restaurant sales.

Labor and other related expenses increased by 1.8% of restaurant sales to 27.7% in 2006 as compared with 25.9% in 2005. Of the increase, approximately 0.6% was attributable to conversion costs related to the implementation of the new Partner Equity Program and 0.7% resulted from ongoing costs from the Partner Equity Program, stock-based compensation expenses resulting from the implementation of a new accounting standard and restricted stock grants to managing partners. The total costs associated with implementation of the Partner Equity Program caused a corresponding $27,468,000 increase in the “Partner deposit and accrued buyout liability” balance in our Consolidated Balance Sheet as of December 31, 2006 as compared to December 31, 2005. Additionally, declines in average unit volumes at domestic Outback Steakhouses and Carrabba’s Italian Grills, minimum wage increases and increases in the proportion of new restaurant formats, which have higher average labor costs than domestic Outback Steakhouses and Carrabba’s Italian Grills, increased labor and other related expenses as a percentage of restaurant sales compared to 2005. This increase was partially offset by a decrease in distribution expense to managing partners.

Other restaurant operating expenses. Other restaurant operating expenses include certain unit-level operating costs such as operating supplies, rent, repair and maintenance, advertising expenses, utilities, pre-opening costs and other occupancy costs. A substantial portion of these expenses is fixed or indirectly variable. These costs increased 1.5% to 24.1% as a percentage of restaurant sales in 2007 as compared with 22.6% in 2006. Of the increase as a percentage of restaurant sales, approximately 1.0% was attributable to increased cash and non-cash rent charges from PRP, 0.3% resulted from increased advertising, 0.1% was from declines in average unit volumes, 0.2% was due to higher occupancy, supply, utility and repair and maintenance costs, 0.1% resulted from amortization of net favorable leases and 0.1% was due to an increase in the proportion of new format restaurants and international Outback Steakhouses in operation, which have higher average restaurant operating expenses as a percentage of restaurant sales than domestic Outback Steakhouses and Carrabba’s Italian Grills. The increase as a percentage of restaurant sales was partially offset by a reduction in pre-opening costs of 0.3% as a percentage of restaurant sales. Other operating expenses as a percentage of restaurant sales increased by 0.8% to 22.6% in 2006 as compared with 21.8% in 2005. This increase resulted from higher utility, supplies and repair and maintenance costs, declines in average unit volumes at domestic Outback Steakhouses and Carrabba’s Italian Grills and an increase in the proportion of new format restaurants and international Outback Steakhouses in operation, which have higher average restaurant operating expenses as a percentage of restaurant sales than domestic Outback Steakhouses and Carrabba’s Italian Grills.

Depreciation and amortization. Depreciation and amortization costs increased 0.5% as a percentage of total revenues to 4.3% in 2007 compared with 3.8% in 2006. Increased depreciation expense as a percentage of total revenues resulted from higher depreciation costs for certain of our new restaurant formats, which have higher average construction costs than an Outback Steakhouse. As a result of the Merger, our assets and liabilities have been assigned new values which are part carryover basis and part fair value basis as of the closing date, June 14, 2007. Depreciation and amortization costs as a percentage of total revenues increased as a result of these fair value assessments that caused increases to the carrying value of our property, plant and equipment and intangible assets. Depreciation and amortization costs as a percentage of total revenues increased 0.3% to 3.8% in 2006 compared with 3.5% in 2005. Increased depreciation expense as a percentage of total revenues resulted from lower average unit volumes at domestic Outback Steakhouses and Carrabba’s Italian Grills during 2006 and higher depreciation costs for certain of our new restaurant formats, which have higher average construction costs than an Outback Steakhouse.

General and administrative. General and administrative costs increased by $61,881,000 to $296,523,000 in 2007 as compared with $234,642,000 in 2006. This increase primarily resulted from $37,900,000 of incremental costs associated with the Merger, $10,500,000 of additional corporate payroll, $5,200,000 of management fees incurred as a result of the Merger and $8,500,000 of additional consulting and other professional fees in 2007 as compared to 2006. Additionally, an increase in overall administrative costs associated with operating additional domestic and international Outback Steakhouses, Carrabba’s Italian Grills, Fleming’s Prime Steakhouses, Roy’s, Bonefish Grills and Cheeseburger in Paradise restaurants contributed to the increase in general and administrative costs. These increases were partially offset by $1,800,000 of reduced expense for our corporate aircraft. General and administrative expenses increased by $37,507,000 to $234,642,000 in 2006 as compared with $197,135,000 in 2005. This increase primarily resulted from an increase in overall administrative costs associated with operating additional domestic and international Outback Steakhouses, Carrabba’s Italian Grills, Fleming’s Prime Steakhouses, Roy’s, Bonefish Grills and Cheeseburger in Paradise restaurants. Additionally, the increase resulted from $4,063,000 of compensation expense recognized for restricted stock benefits for certain members of senior management that was not recognized in the prior year and $5,320,000 of stock options expensed as a result of the implementation of a new accounting standard. Also, during 2006 we incurred $3,900,000 of consulting expenses for reviewing branding and strategic initiatives and $2,900,000 of professional fees related to the proposed merger transaction. These increases were offset by the reduction of $2,100,000 in compensation expense associated with our Chief Executive Officer recognized during the first quarter of 2005, which did not recur in 2006.

Hurricane property losses. During 2005, hurricanes caused property losses of $3,101,000.

Provision for impaired assets and restaurant closings. During 2007, we recorded a provision for impaired assets and restaurant closings of $30,296,000 which included the following: $25,573,000 of impairment charges for fourteen domestic Outback Steakhouse restaurants, three international Outback Steakhouse restaurants, four Carrabba’s Italian Grill restaurants, one Bonefish Grill restaurant, six Cheeseburger in Paradise restaurants and one Lee Roy Selmon’s restaurant, an impairment charge of $1,005,000 related to one of our corporate aircraft, $3,145,000 of impairment charges for our investment in Kentucky Speedway and $573,000 of other impairment charges.

During 2006, we recorded impairment charges for eight domestic Outback Steakhouse restaurants, three international Outback Steakhouse restaurants, three Carrabba’s Italian Grill restaurants, three Cheeseburger in Paradise restaurants and three Bonefish Grill restaurants. Of these restaurants, six domestic Outback Steakhouses, one Bonefish Grill and one Cheeseburger in Paradise closed in 2006. The total provision for impaired assets and restaurant closings was $14,154,000 in 2006.

During 2005, we recorded a provision for impaired assets and restaurant closings of $27,170,000, which included $7,581,000 for an impairment charge against the deferred license fee related to certain non-restaurant operations, $14,975,000 for an impairment charge for intangible and other asset impairments related to the closing of Paul Lee’s Chinese Kitchen, $1,992,000 for the impairment of two Bonefish Grill restaurants in Washington, $816,000 for the impairment of two domestic Outback Steakhouse restaurants and $1,806,000 for the closing of five domestic Outback Steakhouse restaurants. Two of these Outback restaurants closed during 2005, and the other three closed in 2006.

In each instance, projected cash flows did not support the asset’s book value.

Contribution for “Dine Out for Hurricane Relief.” This line item represents our $1,000,000 contribution for “Dine for America,” a fundraising effort in October 2005 to provide support to the victims of hurricanes.

(Income) loss from operations of unconsolidated affiliates. (Income) loss from operations of unconsolidated affiliates represents our portion of net income from restaurants operated as development joint ventures. Income from development joint ventures increased by $564,000 in 2007 compared to 2006 as a result of an increase in income from our joint venture in Brazil. Income from development joint ventures decreased by $1,474,000 to $5,000 in 2006 as compared with $1,479,000 in 2005. This decrease is due to operating losses of $2,699,000 incurred on our investment in Kentucky Speedway, LLC during 2006. This decrease is partially offset by expenses resulting from the adoption of a buyout program for managing and area operating partners in certain Outback Steakhouses in our joint venture in Brazil during the first quarter of 2005, which did not recur in 2006. This decrease is also offset by a $574,000 write-down of an Outback Steakhouse operated as a joint venture in Pennsylvania during the second quarter of 2005. Operating performance issues and our inability to obtain more favorable lease terms resulted in a decision not to extend the lease for this restaurant past the initial term.

Income from operations. Income from operations decreased by $122,478,000 to $29,811,000 in 2007 as compared to $152,289,000 in 2006 primarily as a result of costs associated with the Merger, cash and non-cash rent charges from PRP, declines in average unit volumes at Outback Steakhouses, Carrabba’s Italian Grills, Bonefish Grills and Fleming’s Prime Steakhouse and Wine Bars, the increase in the provision for impaired assets and restaurant closings and the changes in the relationships between revenues and expenses discussed above. Income from operations decreased by $76,287,000 to $152,289,000 in 2006 as compared to $228,576,000 in 2005 primarily as a result of declines in average unit volumes at domestic Outback Steakhouses and Carrabba’s Italian Grills, conversion costs related to the implementation of the PEP, stock-based compensation expenses resulting from the implementation of a new accounting standard, the provision for impaired assets and restaurant closings and the changes in the relationships between revenues and expenses discussed above.

Other income (expense), net. Other income (expense) represents the net of revenues and expenses from non-restaurant operations. Net other income was $7,950,000 in 2006 compared with net other expense of $2,070,000 in 2005. The increase in other income (expense) primarily relates to a gain of $5,165,000 recorded during the second quarter of 2006 for amounts recovered in accordance with the terms of a lease termination agreement and a gain of $2,785,000 recorded during the fourth quarter of 2006 for amounts received from a sale of land in Tampa, Florida.

Interest income. Interest income was $6,286,000 in 2007 as compared with $3,312,000 in 2006 and $2,087,000 in 2005. Interest income increased due to higher cash and cash equivalent and restricted cash balances and higher interest rates on cash and cash equivalent and restricted cash balances during 2007 as compared with 2006 and 2005. Interest income for the years ended December 31, 2007, 2006 and 2005 included interest of approximately $2,439,000, $1,764,000 and $1,131,000, respectively, from notes receivable held by a limited liability company owned by our California franchisee.

Interest expense. Interest expense was $104,934,000 in 2007 as compared with $14,804,000 in 2006 and $6,848,000 in 2005. The year-to-year changes in interest expense resulted from changes in borrowing needs to finance the Merger in 2007 and various minority ownership interest or franchisee acquisitions in 2006 and from changes in short-term interest rates. Interest expense for the years ended December 31, 2007, 2006 and 2005 included approximately $2,439,000, $1,764,000 and $1,131,000, respectively, of expense from outstanding borrowings on the line of credit held by a limited liability company owned by our California franchisee.

(Benefit) provision for income taxes. The effective income tax rates for the periods from January 1, 2007 to June 14, 2007 and from June 15, 2007 to December 31, 2007 were (9.5)% and 54.6%, respectively, compared to 28.1% for the year ended December 31, 2006. The decrease in the effective income tax rate for the period from January 1, 2007 to June 14, 2007 as compared to the year ended December 31, 2006 is primarily due to a $131,257,000 decrease in pretax income. While this decrease caused most of the permanent differences related to non-deductible expenses to increase the effective tax rate, the FICA tax credit for employee-reported tips is a large percentage of pretax income which caused the effective tax rate for the period from January 1, 2007 to June 14, 2007 to be negative. The increase in the effective income tax rate for the period from June 15, 2007 to December 31, 2007 as compared to the year ended December 31, 2006 is primarily due to a change in pretax (loss) income. The effective income tax rate is unusually high due to the FICA tax credit for employee-reported tips being such a large percentage of pretax (loss) income.

The effective income tax rate was 28.1% in 2006 compared to 33.3% in 2005. The decline in the effective tax rate in 2006 compared to 2005 was primarily due to an increase in FICA tax credits for employee-reported tips as a percentage of income before provision for income taxes and a higher percentage of profits in lower-taxed jurisdictions.

Minority interest in consolidated entities’ income. The allocation of minority owners’ income included in this line item represents the portion of income or loss from operations included in consolidated operating results attributable to the ownership interests in certain restaurants in which we have a controlling interest. As a percentage of total revenues, the income allocations were 0.1% in 2007 compared with 0.2% in 2006 and less than 0.1% in 2005. The decrease from 2006 to 2007 is due to the acquisition of the remaining minority ownership interests in eleven Carrabba’s and nine Bonefish Grill restaurants in October 2006 and eighty-eight Outback Steakhouse restaurants in South Korea in November 2006. The charge for intangible and other asset impairments related to the closing of Paul Lee’s Chinese Kitchen caused the decrease in minority interest in consolidated entities’ income as a percentage of revenues in 2005.

Net (loss) income. Net (loss) income decreased by 122.6% or $122,754,000 to a net loss of $22,594,000 in 2007 compared with net income of $100,160,000 in 2006 primarily as a result of an increase in costs associated with the Merger, cash and non-cash rent charges from PRP, declines in average unit volumes at Outback Steakhouses, Carrabba’s Italian Grills, Bonefish Grills and Fleming’s Prime Steakhouse and Wine Bars, the increase in the provision for impaired assets and restaurant closings, an increase in interest expense primarily from additional borrowings in 2007 and the changes in the relationships between revenues and expenses discussed above. This decrease was partially offset by gains from the Outback Steakhouse efficiency initiatives announced in 2006.

Net income decreased by 31.7% or $46,586,000 to net income of $100,160,000 in 2006 compared with net income of $146,746,000 in 2005 primarily as a result of declines in average unit volumes at domestic Outback Steakhouses and Carrabba’s Italian Grills, conversion costs related to the implementation of the PEP, stock-based compensation expenses resulting from the implementation of a new accounting standard, the provision for impaired assets and restaurant closings, an increase in interest expense and the changes in the relationships between revenues and expenses discussed above.

Liquidity and Capital Resources

The following table presents a summary of our cash flows from operating, investing and financing activities for the periods indicated (in thousands):

	Successor	Predecessor
	Period from June 15 to December 31, 2007	Period from January 1 to June 14, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
Net cash provided by operating activities	$160,781	$155,633	$350,713	$364,114
Net cash used in investing activities	(2,297,634)	(119,753)	(336,735)	(318,782)
Net cash provided by (used in) financing activities	2,265,127	(87,906)	(3,998)	(48,433)

Net increase (decrease) in cash and cash equivalents	$128,274	$(52,026)	$9,980	$(3,101)

Operating activities. For the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007 we generated cash flow from operations of $155,633,000 and $160,781,000, respectively, as compared to $350,713,000 and $364,114,000 for the years ended December 31, 2006 and 2005, respectively. During the period from January 1 to June 14, 2007, we had net income of $17,461,000, non-cash charges for depreciation and amortization of $74,846,000, stock-based compensation expense of $33,981,000, an increase in long-term deferred income tax assets of $41,732,000 and a change in other operating assets and liabilities of $55,163,000. During the period from June 15 to December 31, 2007, we had a net loss of $40,055,000, non-cash charges for depreciation and amortization of $102,263,000, stock-based and other non-cash compensation expense of $24,168,000, an increase in the deferred income tax liability of $13,156,000 and a change in other operating assets and liabilities of $58,277,000.

Net cash provided by operating activities in 2006 included net income of $100,160,000, non-cash charges for depreciation and amortization of $151,600,000, stock-based compensation expense of $70,642,000, an increase in deferred income tax assets of $25,005,000 and a change in other operating assets and liabilities of $34,644,000. Net cash provided by operating activities in 2005 included net income of $146,746,000, non-cash charges for depreciation and amortization of $127,773,000, a provision for impaired assets and restaurant closings and hurricane losses of $30,271,000, an increase in deferred income tax assets of $23,318,000 and a change in other operating assets and liabilities of $49,337,000.

Investing activities. Net cash used in investing activities was $119,753,000 and $2,297,634,000 for the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively, as compared to $336,735,000 and $318,782,000 for the years ended December 31, 2006 and 2005, respectively. Cash used in the period from January 1 to June 14, 2007 includes capital expenditures of $119,359,000 and the purchase of investment securities for $2,455,000. Cash used in the period from June 15 to December 31, 2007 includes capital expenditures of $77,065,000, the acquisition of OSI for $3,092,296,000 and the purchase of Company-owned life insurance for $63,930,000. These are offset by $925,090,000 in proceeds from sale-leaseback transactions.

Net cash used in investing activities in 2006 included acquisitions of $63,622,000 for various Outback Steakhouse, Carrabba’s and Bonefish Grill restaurants and $297,734,000 of capital expenditures for investments in new products, capacity and facilities infrastructure. These were offset by $31,693,000 of proceeds from the sale of property, fixtures and equipment and lease terminations. Net cash used in investing activities in 2005 consisted of capital expenditures of $327,862,000, the purchase of investment securities for $5,568,000 and the acquisition of four Carrabba’s restaurants for $5,200,000. These were offset by $11,508,000 of proceeds from the sale of property, fixtures and equipment and lease terminations.

Financing activities. Net cash used in financing activities was $87,906,000 for the period from January 1 to June 14, 2007 and was primarily related to proceeds from the issuance of long-term debt of $123,648,000 and proceeds from the exercise of employee stock options of $14,477,000. These were offset by principal payments of $210,834,000, the payment of dividends of $9,887,000 and a decrease in partner deposit and accrued buyout liability of $6,212,000. Net cash provided by financing activities was $2,265,127,000 for the period from June 15 to December 31, 2007 and was principally related to proceeds from the issuance of long-term debt of $1,889,400,000 and proceeds from the issuance of common stock of $600,373,000. These were offset by principal payments of $199,388,000 and deferred financing fees of $63,313,000.

Net cash used in financing activities in 2006 and 2005 was $3,998,000 and $48,433,000, respectively. In 2006, we had cash inflows of $371,787,000 from the issuance of long-term debt and $34,004,000 from the exercise of employee stock options. These were offset by cash outflows of $294,147,000 for repayments of long-term debt, $59,435,000 of payments for the purchase of treasury stock and $38,896,000 for the payment of dividends. In 2005, we had cash inflows of $171,546,000 from the issuance of long-term debt and $49,655,000 from the exercise of employee stock options. These were offset by cash outflows of $141,084,000 for repayments of long-term debt, $92,363,000 of payments for the purchase of treasury stock, $38,753,000 for the payment of dividends and $17,899,000 of distributions to minority interest.

We require capital primarily for principal and interest payments on our debt, the development of new restaurants, remodeling older restaurants and investments in technology, and we also use capital for acquisitions of franchisees and joint venture partners. Capital expenditures totaled approximately $119,359,000 and $77,065,000 for the periods from January 1, 2007 to June 14, 2007 (Predecessor) and June 15, 2007 to December 31, 2007 (Successor), respectively, and totaled approximately $297,734,000 and $327,862,000 for the years ended December 31, 2006 and 2005 (Predecessor), respectively. We estimate that our capital expenditures for the development of new restaurants will be approximately $130,000,000 to $150,000,000 in 2008. We either lease our restaurants under operating leases for periods ranging from five to 30 years (including renewal periods) or build free standing restaurants where it is cost effective.

Pursuant to our joint venture agreement for the development of Roy’s restaurants, RY-8, our joint venture partner, has the right to require us to purchase up to 25% of RY-8’s interests in the joint venture at any time after June 17, 2004 and up to another 25% (total 50%) of its interest in the joint venture at any time after June 17, 2009. Our purchase price would be equal to the fair market value of the joint venture as of the date that RY-8 exercised its put option multiplied by the percentage purchased.

If demand for our products and services were to decrease as a result of increased competition, changing consumer tastes, changes in local, regional, national and international economic conditions or changes in the level of consumer acceptance of our restaurant brands, our restaurant sales could decline significantly. The following table sets forth approximate amounts by which cash provided by operating activities may decline in the event of a decline in restaurant sales of 5%, 10% and 15% compared with total revenues for the periods indicated (in thousands):

	Successor			Predecessor
	Period From June 15 to December 31, 2007			Period From January 1 to June 14, 2007
	5%	10%	15%	5%	10%	15%
Decrease in restaurant sales	$(111,396)	$(222,793)	$(334,189)	$(95,834)	$(191,669)	$(287,503)
Decrease in cash provided by operating activities	(20,998)	(41,996)	(62,995)	(18,065)	(36,130)	(54,194)

The estimates above are based on the assumption that earnings before income taxes, depreciation and amortization decrease approximately $0.19 for every $1.00 decrease in restaurant sales. These numbers are estimates only and do not consider other measures we could implement were such decreases in revenue to occur.

We have formed joint ventures to develop Outback Steakhouses in Brazil and the Philippines. We are also developing Company-owned restaurants internationally in Puerto Rico, South Korea, Hong Kong, Eastern Canada and Japan.

On November 5, 2006, OSI Restaurant Partners, Inc. entered into a definitive agreement to be acquired by our Parent, which is controlled by an investor group comprised of affiliates of Bain Capital and Catterton, our Founders and certain members of management for $40.00 per share in cash. On May 21, 2007, this agreement was amended to increase the merger consideration to $41.15 per share in cash, payable to all shareholders except our Founders, who instead converted a portion of their equity interest to equity in our Parent and received $40.00 per share for their remaining shares. Immediately following consummation of the Merger on June 14, 2007, we converted into a Delaware limited liability company named OSI Restaurant Partners, LLC.

The total purchase price was approximately $3.1 billion. The Merger was financed by borrowings under new senior secured credit facilities, proceeds from the issuance of senior notes, the proceeds from the PRP Sale-Leaseback Transaction, the investment made by Bain Capital and Catterton, rollover equity from our Founders and investments made by certain members of management.

In connection with the Merger, we caused our wholly-owned subsidiaries to sell substantially all of our domestic restaurant properties to our newly-formed sister company, PRP, for approximately $987,700,000. PRP then leased the properties to Private Restaurant Master Lessee, LLC, our wholly-owned subsidiary, under a market rate master lease. The market rate master lease is a triple net lease with a 15-year term. The PRP Sale-Leaseback Transaction resulted in operating leases for us. Rent expense has increased substantially in the Successor period in connection with the PRP Sale-Leaseback Transaction.

We identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as we have an obligation to repurchase such properties from PRP under certain circumstances. If within one year from the PRP Sale-Leaseback Transaction all title defects and construction work at such properties are not corrected, we must purchase such properties back from PRP on or before the expiration of the one-year period at the original purchase price. We have included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in our Consolidated Balance Sheet at December 31, 2007. The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or we repurchase the properties.

In accordance with Revised FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46R”), we determined that PRP is a variable interest entity; however we are not its primary beneficiary. As a result, PRP has not been consolidated into our financial statements. If the market rate master lease were to be terminated in connection with any default by us or if the lenders under PRP’s real estate credit facility were to foreclose on the restaurant properties as a result of a PRP default under its real estate credit facility, we could, subject to the terms of a subordination and nondisturbance agreement, lose the use of some or all of the properties that we lease under the market rate master lease.

Merger expenses of approximately $33,174,000 and $7,590,000 for the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively, and management fees of approximately $5,162,000 for the period from June 15 to December 31, 2007 were included in general and administrative expenses in our Consolidated Statements of Operations and reflect primarily the professional service costs incurred in connection with the Merger.

Upon completion of the Merger, we entered into a financial advisory agreement with certain entities affiliated with Bain Capital and Catterton who received aggregate fees of approximately $30,000,000 for providing services related to the Merger. We also entered into a management agreement with Kangaroo Management Company I, LLC (the “Management Company”), whose members are our Founders and entities affiliated with Bain Capital and Catterton. In accordance with the terms of the agreement, the Management Company will provide management services to us until the tenth anniversary of the consummation of the Merger, with one-year extensions thereafter until terminated. The Management Company will receive an aggregate annual management fee equal to $9,100,000 and reimbursement for out-of-pocket expenses incurred by it, its members, or their respective affiliates in connection with the provision of services pursuant to the agreement.

In the first quarter of 2006, we implemented changes to our general manager partner program that are effective for all new general manager partner and chef partner employment agreements signed after March 1, 2006. Additionally, all managing partners under contract at that time were given an opportunity to elect participation in the new plan. Upon completion of each five-year term of employment, the managing partner will participate in a deferred compensation program in lieu of receiving stock options under the historical plan. We will require the use of capital to fund this new PEP as each general managing partner earns a contribution and currently estimate funding requirements ranging from $20,000,000 to $25,000,000 in each of the first two years of the plan. Future funding requirements will vary significantly depending on timing of partner contracts, forfeiture rates and numbers of partner participants and may differ materially from estimates. As a result of the Merger, the PEP was amended such that benefits under this plan will be earned and distributed in cash only, and participants will no longer be eligible for Company stock.

In connection with the Merger, we funded our outstanding PEP obligation as of June 14, 2007 by making a cash contribution to an irrevocable grantor or “rabbi” trust of $17,584,000 (we are the sole owner of any assets in the trust and participants are our general creditors with respect to their benefits under the PEP).

Area operating partners historically have been required, as a condition of employment, to purchase a 4% to 9% interest in the restaurants they develop for an initial investment of $50,000. This interest gives the area operating partner the right to receive a percentage of his or her restaurants’ annual cash flows for the duration of the agreement. Pursuant to these partners’ employment agreements, we have the option to purchase the partners’ interests after a five-year period on the terms specified in the agreements.

We have continued the area operating partner program subsequent to the Merger. However, in connection with the Merger each area operating partner sold his or her interest in the restaurants and became a partner in a new management partnership that provides services to the restaurants. The restaurants pay a management fee to the management partnerships based on a percentage of the cash flow of the restaurants. The area operating partner receives distributions from the management partnership based on a percentage of the restaurant’s annual cash flows for the duration of the agreement. We retained the option to purchase the partners’ interests in the management partnerships after the restaurant has been open for a five-year period on the terms specified in the agreements. For restaurants opened on or after January 1, 2007, the area operating partner’s percentage of cash distributions and percentage for buyout will be adjusted based on the associated restaurant’s return on investment compared to our targeted return on investment. The area operating partner percentage may range from 3.0% to 12.0%. This adjustment to the area operating partner’s percentage will be made beginning after the first five full calendar quarters from the date of the associated restaurant’s opening and will be made each quarter thereafter based on a trailing 12-month restaurant return on investment. The percentage for buy-out will be the distribution percentage for the 24 months preceding the buy-out. Area operating partner distributions will continue to be paid monthly and buyouts will be paid in cash over a two-year period.

Effective January 1, 2007, area operating partners who provide supervisory services for a restaurant in which they do not have an associated ownership interest in a management partnership have the opportunity to earn a bonus payment. This payment is based on growth in the associated restaurant cash flows according to terms specified in the program and will be paid in a lump sum within 90 days of the end of the five-year period provided for in the program.

Upon the closing of the Merger, stock options that had been granted under the Amended and Restated Managing Partner Stock Plan, or MP Stock Plan, to managing partners and chef partners upon completion of a previous employment contract (“buyout stock options”) were converted into the right to receive cash equal to the number of shares represented by the option times the excess, if any, of $41.15 over the exercise price per share, less any required tax withholdings. This applied to all buyout stock options, whether or not currently exercisable. If the cash received for buyout stock options plus the amount received for any prior exercise of part of that buyout stock option grant, prior to any reduction for applicable tax withholdings, was less than the partner would have received under the PEP, calculated as if the PEP was in place when the partner earned the buyout stock options, the partner also received a “supplemental PEP” contribution equal to the difference. Future payments under the supplemental PEP cannot be forfeited, and partners may elect to allocate the contributions into benchmark investment funds similar to those in the PEP. Supplemental PEP distributions have been and will be made using the original option vesting schedule pursuant to the terms of the partners’ employment contracts. We funded approximately $36,302,000 into the rabbi trust related to the PEP to satisfy our supplemental PEP contributions obligation. We included approximately $2,023,000 and $33,259,000 for our buyout stock options obligation in the line items “Accrued expenses” and “Other long-term liabilities,” respectively, in our Consolidated Balance Sheet at December 31, 2007. Amounts due to partners will fluctuate according to the performance of their allocated investments and may differ materially from the initial contribution.

Upon the closing of the Merger, stock options that had been granted under the MP Stock Plan to managing partners and chef partners at the beginning of an employment agreement (“employment stock options”) were converted into the right to receive cash equal to the number of shares represented by the option times the excess, if any, of $41.15 over the exercise price per share, less any required tax withholdings. This applied to all employment stock options, whether or not they were vested. If the cash received for employment stock options plus the amount received on any prior exercise of part of that employment stock option grant, prior to any reduction for applicable tax withholdings, was less than $25,000, the partner also was to receive a supplemental cash payment sufficient to bring the total amount to $25,000. Partners with vested employment stock options received this payment in the Merger. However, partners that were not vested in these options will not receive the supplemental cash payment if they resign or are terminated for cause prior to completing their current employment term. We recorded liabilities of approximately $1,606,000 and $5,068,000 for our supplemental cash payment obligation in the line items “Accrued expenses” and “Other long-term liabilities,” respectively, in our Consolidated Balance Sheet at December 31, 2007.

Upon the closing of the Merger, all outstanding, unvested partner employment grants of restricted stock under the MP Stock Plan were converted into the right to receive cash on a deferred basis equal to the number of shares in the restricted stock grant times $41.15, less any required tax withholdings. Additionally, certain members of management were given the option to either convert some or all of their restricted stock granted under the Amended and Restated Stock Plan, or Stock Plan, in the same manner as managing partners or convert some or all of it into restricted stock of our Parent. These “restricted stock contributions” were deposited into an investment account, and partners and management may elect to allocate contributions into funds similar to those in the PEP. We funded approximately $14,537,000 into the rabbi trust related to the PEP to satisfy our restricted stock contributions obligation. Restricted stock distribution payments will be made using the same vesting schedule as the original restricted stock grants, and payments will occur upon the earlier of completion of the current employment term or termination of employment due to death or disability. Partners and management will not receive the undistributed restricted stock payment if they resign or are terminated for cause prior to completing their current employment term. We included approximately $6,149,000 for our restricted stock contributions obligation in the line item “Other long-term liabilities” in our Consolidated Balance Sheet at December 31, 2007. Amounts due to partners and management will fluctuate according to the performance of their allocated investments and may differ materially from the initial contribution.

Certain partners participating in the PEP were to receive common stock (“Partner Shares”) upon completion of their employment contract. These partners now will receive a deferred payment of cash equal to $41.15 per share, less required tax withholdings, upon completion of their current employment term. Partners will not receive the deferred cash payment if they resign or are terminated for cause prior to completing their current employment terms. There will not be any future earnings or losses on these amounts prior to payment to the partners. We recorded a liability of approximately $3,164,000 for these deferred cash payments in the line item “Other long-term liabilities” in our Consolidated Balance Sheet at December 31, 2007.

Effective October 1, 2007, we implemented a deferred compensation plan for our highly-compensated employees who are not eligible to participate in the OSI Restaurant Partners, Inc. Salaried Employees 401(k) Plan and Trust. The deferred compensation plan will allow these employees to contribute up to 90% of their income on a pre-tax basis to an investment account consisting of twelve different investment fund options. We do not currently intend to provide any matching or profit-sharing contributions, and participants will always be fully vested in their deferrals and their related returns. Participants will be considered unsecured general creditors in the event of our bankruptcy or insolvency.

In October 2007, we entered into an agreement in principle to sell the majority of our interest in our Lee Roy Selmon’s concept to an investor group led by Lee Roy Selmon and Peter Barli, president of the concept. The agreement in principle has since expired and closing is subject to further negotiations of terms and the ability of the investor group to obtain financing. As of December 31, 2007, we determined that our Lee Roy Selmon’s concept does not meet the assets held for sale criteria defined in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”).

On April 4, 2008, the sale of land in Las Vegas, Nevada closed for $9,800,000, and as additional consideration, the purchaser is obligated to transfer and convey title for an approximately 8,000 square foot condominium unit in the completed condominium tower for us to utilize as a future full-service restaurant. Conveyance of title must be no later than September 9, 2012, subject to extensions, and both parties must agree to the plans and specifications of the restaurant unit by September 9, 2010. If title does not transfer or both parties do not agree to the plans and specifications per the terms of the contract, then we will receive an additional $4,000,000 from the purchaser.

Currently, we are marketing the sale of our Roy’s concept. As of December 31, 2007, we determined that our Roy’s concept does not meet the assets held for sale criteria defined in SFAS No. 144.

In March 2008, the Company purchased ownership interests in eighteen Outback Steakhouse restaurants and ownership interests in its Outback Steakhouse catering operations from one of its area operating partners for $3,615,000. The Company’s Parent also purchased this partner’s common shares in our Parent for $300,000.

Credit Facilities

On June 14, 2007, in connection with the Merger, we entered into senior secured credit facilities with a syndicate of institutional lenders and financial institutions. These senior secured credit facilities provide for senior secured financing of up to $1,560,000,000 and consist of a $1,310,000,000 term loan facility, a $150,000,000 working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100,000,000 pre-funded revolving credit facility that provides financing for capital expenditures only.

The $1,310,000,000 term loan facility matures June 14, 2014, and its proceeds were used to finance the Merger. At each rate adjustment, we have the option to select a Base Rate plus 125 basis points or a Eurocurrency Rate plus 225 basis points for the borrowings under this facility. The Base Rate option is the higher of the prime rate of Deutsche Bank AG New York Branch and the federal funds effective rate plus  1/2 of 1% (7.25% at December 31, 2007) (“Base Rate”). The Eurocurrency Rate option is the 30, 60, 90 or 180-day Eurocurrency Rate (ranging from 4.60% to 4.70% at December 31, 2007) (“Eurocurrency Rate”). In either case, a 25 basis point reduction may be taken on the interest rate if our Moody’s Applicable Corporate Rating then most recently published is B1 or higher (B2 at December 31, 2007).

We will be required to prepay outstanding term loans, subject to certain exceptions, with:

•	50% of our “annual excess cash flow” (with step-downs to 25% and 0% based upon our rent-adjusted leverage ratio), as defined in the credit agreement and subject to certain exceptions;

•

100% of our “annual minimum free cash flow,” as defined in the credit agreement, not to exceed $50,000,000 for the fiscal year ended December 31, 2007 or $75,000,000 for each subsequent fiscal year, if our rent-adjusted leverage ratio exceeds a certain minimum threshold;

•	100% of the net proceeds of certain assets sales and insurance and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net proceeds of any incurrence of debt, excluding permitted debt issuances.

Additionally, we will, on an annual basis, be required to (1) first, repay outstanding loans under the pre-funded revolving credit facility and (2) second, fund a capital expenditure account established on the closing date of the Merger to the extent amounts on deposit are less than $100,000,000, in both cases with 100% of our “annual true cash flow,” as defined in the credit agreement. Since there were no loans outstanding under the pre-funded revolving credit facility at December 31, 2007, we were not required to make any repayments under the pre-funded revolving credit facility. In April 2008, we funded our capital expenditure account with $90,018,000 for the year ended December 31, 2007 using our “annual true cash flow.”

Our senior secured credit facilities require scheduled quarterly payments on the term loans equal to 0.25% of the original principal amount of the term loans for the first six years and three quarters following the closing of the Merger. These payments will be reduced by the application of any prepayments, and any remaining balance will be paid at maturity. The outstanding balance on the term loans was $1,260,000,000 at December 31, 2007, as we made the remainder of our $50,000,000 prepayment required by the credit agreement during the fourth quarter of 2007.

In September 2007, we entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of our $1,310,000,000 variable-rate term loan. The collar consists of a LIBOR cap of 5.75% and a LIBOR floor of 2.99%. The collar’s first variable-rate set date was December 31, 2007, and the option pairs expire at the end of each calendar quarter beginning March 2008 and ending September 30, 2010. The quarterly expiration dates correspond to the scheduled amortization payments of our term loan. We record marked-to-market changes in the fair value of the derivative instrument in earnings in the period of change in accordance with SFAS No. 133. We included approximately $5,357,000 in the line item “Accrued expenses” in our Consolidated Balance Sheet as of December 31, 2007 and in the line item “Interest expense” in our Consolidated Statement of Operations for the period from June 15 to December 31, 2007 for the effects of this derivative instrument.

Proceeds of loans and letters of credit under the $150,000,000 working capital revolving credit facility provide financing for working capital and general corporate purposes and, subject to a rent-adjusted leverage condition, for capital expenditures for new restaurant growth. This revolving credit facility matures June 14, 2013 and bears interest at rates ranging from 100 to 150 basis points over the Base Rate or 200 to 250 basis points over the Eurocurrency Rate. There were no loans outstanding under the revolving credit facility at December 31, 2007; however, $49,540,000 of the credit facility was not available for borrowing as (i) $25,040,000 of the credit facility was committed for the issuance of letters of credit as required by insurance companies that underwrite our workers’ compensation insurance and also, where required, for construction of new restaurants and (ii) $24,500,000 of the credit facility was committed for the issuance of a letter of credit for our guarantee of an uncollateralized line of credit for our joint venture partner, RY-8, Inc. (“RY-8”), in the development of Roy’s restaurants. Effective January 9, 2008, we amended one of our letters of credit to increase its amount by $3,500,000. As a result, $53,040,000 of the working capital revolving credit facility is not available for borrowing. Fees for the letters of credit range from 2.00% to 2.50% and the commitment fees for unused working capital revolving credit commitments range from 0.38% to 0.50%.

Proceeds of loans under the $100,000,000 pre-funded revolving credit facility are available to provide financing for capital expenditures once we fully utilize $100,000,000 of restricted cash that was funded on the closing date of the Merger. At December 31, 2007, $29,002,000 of restricted cash remains available for capital expenditures, and no draws are outstanding on the pre-funded revolving credit facility. This facility matures

June 14, 2013. At each rate adjustment, we have the option to select the Base Rate plus 125 basis points or a Eurocurrency Rate plus 225 basis points for the borrowings under this facility. In either case, a 25 basis point reduction may be taken on the interest rate if the Moody’s Applicable Corporate Rating then most recently published is B1 or higher.

Our senior secured credit facilities require us to comply with certain financial covenants, including a quarterly maximum total leverage ratio test, and, subject to our exceeding a minimum rent-adjusted leverage level, an annual minimum free cash flow test. Our senior secured credit facilities agreement also includes negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to: incur liens, make investments and loans, make capital expenditures (as described below), incur indebtedness or guarantees, engage in mergers, acquisitions and assets sales, declare dividends, make payments or redeem or repurchase equity interests, alter our business, engage in certain transactions with affiliates, enter into agreements limiting subsidiary distributions and prepay, redeem or purchase certain indebtedness. Our senior secured credit facilities contain customary representations and warranties, affirmative covenants and events of default. At December 31, 2007, we were in compliance with these debt covenants.

Our capital expenditures are limited by the credit agreement. Our annual capital expenditure limits range from $200,000,000 to $250,000,000 with various carry-forward and carry-back allowances. Our annual expenditure limits may increase after an acquisition. However, if (i) the rent adjusted leverage ratio at the end of a fiscal year is greater than 5.25 to 1.00, (ii) the “annual true cash flows” are insufficient to repay fully our pre-funded revolving credit facility and (ii) the capital expenditure account has a zero balance, our capital expenditures will be limited to $100,000,000 for the succeeding fiscal year. This limitation will remain until there are no pre-funded revolving credit facility loans outstanding and the amount on deposit in the capital expenditures account is greater than zero or until the rent adjusted leverage ratio is less than 5.25 to 1.00.

In accordance with the terms of the senior secured credit facility, our restricted subsidiaries are also subject to restrictive covenants. As of June 14, 2007 and December 31, 2007, all of our consolidated subsidiaries were restricted subsidiaries. Under certain circumstances, we are permitted to designate subsidiaries as unrestricted subsidiaries, which would cause them not to be subject to the restrictive covenants of the credit agreement.

The obligations under our senior secured credit facilities are guaranteed by each of our current and future domestic 100% owned restricted subsidiaries in our Outback Steakhouse, Carrabba’s Italian Grill and Cheeseburger in Paradise concepts (the “Guarantors”) and by OSI HoldCo, Inc. (our direct owner and a wholly-owned subsidiary of our Parent) and, subject to the conditions described below, are secured by a perfected security interest in substantially all of our assets and assets of the Guarantors and OSI HoldCo, Inc., in each case, now owned or later acquired, including a pledge of all of our capital stock, the capital stock of substantially all of our domestic wholly-owned subsidiaries and 65% of the capital stock of certain of our material foreign subsidiaries that are directly owned by us, OSI HoldCo, Inc., or a Guarantor. Also, we are required to provide additional guarantees of the senior secured credit facilities in the future from other domestic wholly-owned restricted subsidiaries if the consolidated EBITDA (earnings before interest, taxes, depreciation and amortization as defined in the senior secured credit facilities) attributable to our non-guarantor domestic wholly-owned restricted subsidiaries as a group exceeds 10% of our consolidated EBITDA as determined on a Company-wide basis. If this occurs, guarantees would be required from additional domestic wholly-owned restricted subsidiaries in such number that would be sufficient to lower the aggregate consolidated EBITDA of the non-guarantor domestic wholly-owned restricted subsidiaries as a group to an amount not in excess of 10% of our Company-wide consolidated EBITDA.

On June 14, 2007, we issued senior notes in an aggregate principal amount of $550,000,000 under an indenture among us, as issuer, Co-Issuer, Wells Fargo Bank, National Association, as trustee, and the Guarantors. Proceeds from the issuance of the notes were used to finance the Merger, and the notes mature on June 15, 2015. Interest is payable semiannually in arrears, at 10% per annum, in cash on each June 15 and December 15, commencing on December 15, 2007. Interest payments to the holders of record of the notes occur on the immediately preceding June 1 and December 1. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

The indenture governing the notes limits, under certain circumstances, our ability and the ability of Co-Issuer and our restricted subsidiaries to: incur liens, make investments and loans, incur indebtedness or guarantees, engage in mergers, acquisitions and assets sales, declare dividends, make payments or redeem or repurchase equity interests, alter our business, engage in certain transactions with affiliates, enter into agreements limiting subsidiary distributions and prepay, redeem or purchase certain indebtedness.

In accordance with the terms of the senior notes, our restricted subsidiaries are also subject to restrictive covenants. As of June 14, 2007 and December 31, 2007, all of our consolidated subsidiaries were restricted subsidiaries. Under certain circumstances, we are permitted to designate subsidiaries as unrestricted subsidiaries, which would cause them not to be subject to the restrictive covenants of the indenture.

Additional notes may be issued under the indenture from time to time, subject to certain limitations. Initial and additional notes issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

The notes are initially guaranteed on a senior unsecured basis by each restricted subsidiary that guarantees the senior secured credit facility. The notes are general, unsecured senior obligations of us, Co-Issuer and the Guarantors and are equal in right of payment to all existing and future senior indebtedness, including the senior secured credit facility. The notes are effectively subordinated to all of our, Co-Issuer’s and the Guarantors’ secured indebtedness, including the senior secured credit facility, to the extent of the value of the assets securing such indebtedness. The notes are senior in right of payment to all of our, Co-Issuer’s and the Guarantors’ existing and future subordinated indebtedness. The notes will be subject to future registration with the Securities and Exchange Commission pursuant to the registration rights agreement.

We may redeem some or all of the notes on and after June 15, 2011 at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) listed below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date.

Year	Percentage
2011	105.0%
2012	102.5%
2013 and thereafter	100.0%

We also may redeem all or part of the notes at any time prior to June 15, 2011, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the applicable premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption.

We also may redeem up to 35% of the aggregate principal amount of the notes until June 15, 2010, at a redemption price equal to 110% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the aggregate principal amount of notes originally issued under the indenture and any additional notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the closing date of each such equity offering.

Upon a change in control as defined in the indenture, we will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest and unpaid interest and additional interest, if any, to the date of purchase.

On June 14, 2007, our uncollateralized $225,000,000 revolving credit facility was paid off with proceeds from the Merger and terminated. This line of credit was scheduled to mature in June 2011 and permitted borrowing at interest rates ranging from 45 to 65 basis points over the 30, 60, 90 or 180-day London Interbank Offered Rate (LIBOR) (ranging from 5.35% to 5.36% at December 31, 2006). At December 31, 2006, the unused portion of the line of credit was $71,000,000.

On June 14, 2007, our $40,000,000 line of credit was paid off with proceeds from the Merger and terminated. This line was scheduled to mature in June 2011 and permitted borrowing at interest rates ranging from 45 to 65 basis points over LIBOR for loan draws and 55 to 80 basis points over LIBOR for letter of credit advances. There were no draws outstanding on this line of credit as of December 31, 2006. At December 31, 2006, $25,072,000 of the line of credit was committed for the issuance of letters of credit as required by insurance companies that underwrite our workers’ compensation insurance and also, where required, for construction of new restaurants.

On June 14, 2007, our $50,000,000 short-term uncollateralized line of credit was paid off with proceeds from the Merger and terminated. The line was scheduled to mature on June 30, 2007 and permitted borrowing at an interest rate 55 basis points over the LIBOR Market Index Rate at the time of each draw. There were no draws outstanding on this line of credit as of December 31, 2006.

On June 13, 2007, we established a one-year line of credit with a maximum borrowing amount of 12,000,000,000 Korean won ($12,790,000 at December 31, 2007) to finance development of our restaurants in South Korea. The line bears interest at 0.80% over the Korean Stock Exchange three-month certificate of deposit rate (6.48% at December 31, 2007) and matures June 13, 2008. There were no draws outstanding on this line of credit as of December 31, 2007.

On June 12, 2007, we established a one-year overdraft line of credit with a maximum borrowing amount of 5,000,000,000 Korean won ($5,329,000 at December 31, 2007). The line bears interest at 1.15% over the Korean Stock Exchange three-month certificate of deposit rate (6.83% at December 31, 2007) and matures June 12, 2008. There were no draws outstanding on this line of credit as of December 31, 2007.

On May 2, 2007, our notes payable used to finance development of our restaurants in South Korea were paid off. The notes were denominated and payable in Korean won and had interest rates ranging from 5.27% to 6.29% at December 31, 2006. As of December 31, 2006, the combined outstanding balance was approximately $39,700,000. Certain of the notes payable were collateralized by lease and other deposits. At December 31, 2006, collateralized notes totaled approximately $41,360,000. At December 31, 2007, these lease and other deposits totaled approximately $45,254,000 but were no longer used as collateral on any of our Korean debt. We were pre-approved for additional borrowings of approximately $15,900,000 at December 31, 2006.

On May 2, 2007, our uncollateralized note payable with a principal amount of 10,000,000,000 Korean won was paid off. The note’s interest rate was 1.25% over the Korean Stock Exchange three-month certificate of deposit rate (5.85% as of December 31, 2006). The note was denominated and payable in Korean won and was scheduled to mature in September 2009. As of December 31, 2006, the outstanding principal on this note was approximately $10,629,000.

We had notes payable with banks to finance the development of our restaurants in Japan (“Outback Japan”). The notes were payable to banks, collateralized by letters of credit and lease deposits of approximately $3,300,000 at December 31, 2006, and had an interest rate of 1.40% at December 31, 2006. The notes were denominated and payable in Japanese yen. As of December 31, 2006, the outstanding balance totaled approximately $5,114,000. The notes had been paid as of March 31, 2007.

In October 2003, Outback Japan established a revolving line of credit to finance the development of new restaurants in Japan and refinance certain notes payable. The line permitted borrowing up to a maximum of $10,000,000, contained certain restrictions and conditions as defined in the agreement and was scheduled to mature in June 2011. The line of credit permitted borrowing at interest rates ranging from 45 to 65 basis points over LIBOR. As of December 31, 2006, Outback Japan had borrowed approximately $9,096,000 on the line of credit at an average interest rate of 1.19%. As of March 31, 2007, borrowings under this line of credit had been paid.

In February 2004, Outback Japan established an additional revolving line of credit to finance the development of new restaurants in Japan and to refinance certain notes payable. The line was scheduled to mature March 31, 2007 and permitted borrowing up to a maximum of $10,000,000 with interest of LIBOR divided by a percentage equal to 1.00 minus the Eurocurrency Reserve Percentage. As of December 31, 2006, Outback Japan had borrowed approximately $3,921,000 on the line of credit at an average interest rate of 1.17%. As of March 31, 2007, borrowings under this line of credit had been paid.

As of December 31, 2007 and 2006, we had approximately $10,700,000 and $7,993,000, respectively, of notes payable at interest rates ranging from 2.07% to 7.30% and from 2.07% to 7.75%, respectively. These notes have been primarily issued for buyouts of general manager interests in the cash flows of their restaurants and generally are payable over five years.

In connection with the Merger, we entered into the PRP Sale-Leaseback Transaction in which we caused our wholly-owned subsidiaries to sell substantially all of our domestic restaurant properties to PRP for approximately $987,700,000. We identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as we have an obligation to repurchase such properties from PRP under certain circumstances. If within one year from the PRP Sale-Leaseback Transaction all title defects and construction work at such properties are not corrected, we must purchase such properties back from PRP on or before the expiration of the one-year period at the original purchase price. We have included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in our Consolidated Balance Sheet at December 31, 2007. The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or we repurchase the properties.

We believe that cash flow from operations, planned borrowing capacity and restricted cash balances are adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future. Our ability to continue to fund these items and continue to reduce debt may be affected by general economic, financial, competitive, legislative and regulatory factors, among other things.

We may from time to time seek to retire or purchase our outstanding debt through cash purchases in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Debt Guarantees

We are the guarantor of an uncollateralized line of credit that permits borrowing of up to $35,000,000 for a limited liability company, T-Bird Nevada, LLC (“T-Bird”), owned by a California franchisee. This line of credit bears interest at rates ranging from 50 to 90 basis points over LIBOR and matures in December 2008. We were required to consolidate T-Bird effective January 1, 2004 upon adoption of FIN 46R. The outstanding balance on the line of credit at December 31, 2007 and 2006 was approximately $32,583,000 and $32,083,000, respectively, and was included in our Consolidated Balance Sheets. T-Bird uses proceeds from the line of credit for the purchase of real estate and construction of buildings to be operated as Outback Steakhouse restaurants and leased to our franchisees. According to the terms of the line of credit, T-Bird may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement.

If a default under the line of credit were to occur requiring us to perform under the guarantee obligation, we have the right to call into default all of our franchise agreements in California and exercise any rights and remedies under those agreements as well as the right to recourse under loans T-Bird has made to individual corporations in California which own the land and/or building that is leased to those franchise locations. Events of default are defined in the line of credit agreement and include our covenant commitments under existing lines of credit. We are not the primary obligor on the line of credit and we are not aware of any non-compliance with the underlying terms of the line of credit agreement that would result in us having to perform in accordance with the terms of the guarantee.

The consolidated financial statements include the accounts and operations of our Roy’s consolidated venture in which we have a less than majority ownership. We consolidate this venture because we control the executive committee (which functions as a board of directors) through representation on the board by related parties, and we are able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by our partner in the Roy’s consolidated venture have been funded by loans to the partner from a third party where we are required to be a guarantor of the debt, which provides us control through our collateral interest in the joint venture partner’s membership interest. As a result of our controlling financial interest in this venture, it is included in our consolidated financial statements. The portion of income or loss attributable to the minority interests, not to exceed the minority interest’s equity in the subsidiary, is eliminated in the line item in our Consolidated Statements of Operations entitled “Minority interest in consolidated entities’ income.” All material intercompany balances and transactions have been eliminated.

We are the guarantor of an uncollateralized line of credit that permits borrowing of up to a maximum of $24,500,000 for our joint venture partner, RY-8, in the development of Roy’s restaurants. The line of credit originally expired in December 2004 and was renewed three times with a termination date in April 2009. According to the terms of the credit agreement, RY-8 may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement. On the termination date of the agreement, the entire outstanding principal amount of the loan then outstanding and any accrued interest is due. At December 31, 2007 and 2006, the outstanding balance on the line of credit was approximately $24,500,000 and $24,349,000, respectively.

RY-8’s obligations under the line of credit are unconditionally guaranteed by us and Roy’s Holdings, Inc. (“RHI”). If an event of default occurs, as defined in the agreement, then the total outstanding balance, including any accrued interest, is immediately due from the guarantors. At December 31, 2007, $24,500,000 of our $150,000,000 working capital revolving credit facility was committed for the issuance of a letter of credit for this guarantee.

If an event of default occurs and RY-8 is unable to pay the outstanding balance owed, we would, as guarantor, be liable for this balance. However, in conjunction with the credit agreement, RY-8 and RHI have entered into an Indemnity Agreement and a Pledge of Interest and Security Agreement in our favor. These agreements provide that if we are required to perform our obligation as guarantor pursuant to the credit agreement, then RY-8 and RHI will indemnify us against all losses, claims, damages or liabilities which arise out of or are based upon our guarantee of the credit agreement. RY-8’s and RHI’s obligations under these agreements are collateralized by a first priority lien upon and a continuing security interest in any and all of RY-8’s interests in the joint venture.

We are a partial guarantor of $68,000,000 in bonds issued by Kentucky Speedway, LLC (“Speedway”). Speedway is an unconsolidated affiliate in which we have a 22.5% equity interest and for which we operate catering and concession facilities. Payments on the bonds began in December 2003 and will continue according to a redemption schedule with final maturity in December 2022. The bonds have a put feature that allows the lenders to require full payment of the debt on or after June 2011. At December 31, 2007 and 2006, the outstanding balance on the bonds was approximately $63,300,000, and our guarantee was $17,585,000. Our guarantee will proportionally decrease as payments are made on the bonds.

As part of the guarantee, we and other Speedway equity owners are obligated to contribute, either as equity or subordinated debt, any amounts necessary to maintain Speedway’s defined fixed charge coverage ratio. We are obligated to contribute 27.78% of such amounts. Speedway has not yet reached its operating break-even point. Since the initial investment, we have increased our investment by making additional working capital contributions and subordinated loans to this affiliate in payments totaling $7,636,000. Of this amount, we made subordinated loans of $2,133,000 during 2007 and $1,867,000 during 2006. However, we anticipate making additional contributions in 2008 of approximately $2,000,000 to $3,000,000. This affiliate is expected to incur further operating losses at least through 2008.

Each guarantor has unconditionally guaranteed Speedway’s obligations under the bonds not to exceed its maximum guaranteed amount. Our maximum guaranteed amount is $17,585,000. If an event of default occurs as defined by the amended guarantee, or if the lenders exercise the put feature, the total outstanding amount on the bonds, plus any accrued interest, is immediately due from Speedway and each guarantor would be obligated to make payment under its guaranty up to its maximum guaranteed amount.

In June 2006, in accordance with FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), we recognized a liability of $2,495,000, representing the estimated fair value of the guarantee and a corresponding increase to the investment in Speedway, which is included in the line item entitled “Investments in and advances to unconsolidated affiliates, net” in our Consolidated Balance Sheets. Prior to the modifications of our guarantee in June 2006, the guarantee was not subject to the recognition or measurement requirements of FIN 45 and no liability related to the guarantee was recorded at December 31, 2005 or any prior period.

During the fourth quarter of 2007, we assessed our investment in Speedway for impairment using a discounted weighted average potential outcome probability analysis and recorded an impairment charge of $3,145,000 in the line item “Provision for impaired assets and restaurant closings” in our Consolidated Statement of Operations for the period from June 15 to December 31, 2007. We recognized a corresponding decrease to our investment in Speedway in the line item “Investments in and advances to unconsolidated affiliates, net” in our Consolidated Balance Sheet at December 31, 2007.

Our Korean subsidiary is the guarantor of debt owed by landlords of two of our Outback Steakhouse restaurants in Korea. We are obligated to purchase the building units occupied by our two restaurants in the event of default by the landlords on their debt obligations, which were approximately $1,400,000 and $1,500,000 as of December 31, 2007 and 2006. Under the terms of the guarantees, our monthly rent payments are deposited with the lender to pay the landlords’ interest payments on the outstanding balances. The guarantees are in effect until the earlier of the date the principal is repaid or the entire lease term of ten years for both restaurants, which expire in 2014 and 2016. The guarantees specify that upon default the purchase price would be a maximum of 130% of the landlord’s outstanding debt for one restaurant and the estimated legal auction price for the other restaurant, approximately $1,900,000 and $2,300,000, respectively, as of December 31, 2007 and 2006. If we were required to perform under either guarantee, we would obtain full title to the corresponding building unit and could liquidate the property, each having an estimated fair value of approximately $3,000,000 and $2,800,000, respectively. We have considered these guarantees and accounted for them in accordance with FIN 45. We have various depository and banking relationships with the lender.

We are not aware of any non-compliance with the underlying terms of the borrowing agreements for which we provide a guarantee that would result in us having to perform in accordance with the terms of the guarantee.

Dividends

Payment of dividends is prohibited under our credit agreements, except for certain limited circumstances.

Other Material Commitments

Our contractual obligations, debt obligations, commitments and debt guarantees as of December 31, 2007 are summarized in the table below (in thousands):

Contractual Obligations	Payments Due By Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Long-term debt (including current portion) (1)	$1,843,450	$34,975	$155,289	$151,361	$1,501,825
Interest (2)	938,761	131,852	279,464	266,729	260,716
Operating leases	1,791,973	176,113	337,672	301,118	977,070
Unconditional purchase obligations (3)	836,767	673,769	74,737	73,180	15,081
Partner deposit and accrued buyout liability (4)	134,531	11,793	30,176	89,428	3,134
Other long-term liabilities (5)	128,024	—	47,544	28,502	51,978
Other current liabilities (6)	12,046	12,046	—	—	—

Total contractual obligations	$5,685,552	$1,040,548	$924,882	$910,318	$2,809,804

Debt Guarantees
Maximum availability of debt guarantees	$81,285	$35,000	$24,500	$17,585	$4,200
Amount outstanding under debt guarantees	78,868	32,583	24,500	17,585	4,200
Carrying amount of liabilities	35,078	32,583	—	2,495	—

(1)	Payments due by period assume that our rent-adjusted leverage ratio is greater than or equal to 5.25 to 1.00.

(2)	Includes interest on our $550,000,000 senior notes and interest estimated on our senior secured term loan facility with an outstanding balance of $1,260,000,000 at December 31, 2007. A projected future interest rate that is based on the interest rate in effect at December 31, 2007 was used to estimate interest for the variable-rate term loan facility. This also includes letter of credit fees and commitment fees for the unused working capital revolving credit facility and commitment fees for the unused pre-funded revolving credit facility. Our notes payable of $10,700,000 at December 31, 2007 issued for buyouts of general manager interests in the cash flows of their restaurants have been excluded from the table. In September 2007, we entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of our term loan. The collar consists of a LIBOR cap of 5.75% and a LIBOR floor of 2.99%. The interest rate collar has been excluded from the table.

(3)	We have minimum purchase commitments with various vendors through June 2013. Outstanding commitments consist primarily of minimum purchase levels of beef, butter, cheese and other food and beverage products related to normal business operations as well as contracts for advertising, marketing, sports sponsorships, printing and technology.

(4)	Partner deposit and accrued buyout liability payments by period are estimates only and may vary significantly in amounts and timing of settlement based on employee turnover, return of deposits to us in accordance with employee agreements and change in buyout values of our employee partners.

(5)	Other long-term liabilities include long-term insurance estimates, long-term incentive plan compensation for certain of our officers and the long-term portion of amounts owed to managing partners, chef partners and certain members of management for various compensation programs. The long-term portion of our liability for unrecognized tax benefits and the related accrued interest and penalties were $13,202,000 and $2,762,000, respectively, at December 31, 2007. These amounts were excluded from the table since it is not possible to estimate when these future payments will occur. As of December 31, 2007, we had $18,463,000 of total unrecognized tax benefits. Of this amount, $14,813,000, if recognized, would impact our effective tax rate. In addition, net unfavorable leases of $89,043,000 at December 31, 2007 were excluded from the table as payments are not associated with this liability.

(6)	Other current liabilities include the current portion of our liability for unrecognized tax benefits and the accrued interest and penalties related to uncertain tax positions and the current portion of amounts owed to managing partners, chef partners and certain members of management for various compensation programs.

We expect that our working capital and capital expenditure requirements through the next 12 months will be met by cash flow from operations and, to the extent needed, advances on our line of credit.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities during the reporting period. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing our consolidated financial statements.

Principles of Consolidation. Our consolidated financial statements include the accounts and operations of OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc. and our affiliated partnerships and limited liability corporations in which we are a general partner or managing member and own a controlling financial interest. OSI Co-Issuer, Inc., a wholly-owned subsidiary of OSI Restaurant Partners, LLC, was formed to facilitate the Merger and does not conduct ongoing business operations. Our consolidated financial statements also include the accounts and operations of our Roy’s consolidated joint venture in which we have a less than majority ownership. We consolidate this venture because we control the executive committee (which functions as a board of directors) through representation on the board by related parties, and we are able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by our partner in the Roy’s consolidated joint venture have been funded by loans to the partner from a third party where we are required to be a guarantor of the debt, which provides us control through our collateral interest in the joint venture partner’s membership interest. As a result of our controlling financial interest in this venture, it is included in our consolidated financial statements. The portion of income or loss attributable to the minority interests, not to exceed the minority interest’s equity in the subsidiary, is eliminated in the line item in the Consolidated Statements of Operations entitled “Minority interest in consolidated entities’ income.” All material intercompany balances and transactions have been eliminated.

The unconsolidated affiliates are accounted for using the equity method.

We consolidate variable interest entities in which we absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Therefore, if we have a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity are included in the consolidated financial statements.

We have a minority investment in an unconsolidated affiliate in which we have a 22.5% equity interest and for which we operate catering and concession facilities. Additionally, we guarantee a portion of the affiliate’s debt. Although we hold an interest in this variable interest entity, we are not the primary beneficiary of this entity and therefore it is not consolidated.

We are a franchisor of 144 restaurants as of December 31, 2007, but do not possess any ownership interests in our franchisees and generally do not provide financial support to franchisees in our typical franchise relationship. These franchise relationships are not deemed variable interest entities and are not consolidated. However, we guarantee an uncollateralized line of credit that permits borrowing of up to $35,000,000, maturing in December 2008, for an entity affiliated with our California franchisees. The limited liability company that holds this line of credit is a variable interest entity and is consolidated by us. This entity draws on its line of credit to loan funds to entities in California to purchase and/or build land and buildings for lease to individual

Outback Steakhouse franchisees. Therefore, it holds as collateral the notes receivable and underlying assets from these corporations in offsetting amounts to the debt owed to the bank, which are both included in our Consolidated Balance Sheets.

Financial Instruments. SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (“SFAS No. 107”) requires disclosure of fair value information about financial instruments, whether or not recognized in the Consolidated Balance Sheet, for which it is practical to estimate that value.

Our financial instruments at December 31, 2007 and 2006 consist of cash equivalents, short-term investments, accounts receivable, accounts payable and current and long-term debt. The fair values of cash equivalents, short-term investments, accounts receivable, accounts payable and current debt approximates their carrying amounts reported in the Consolidated Balance Sheets due to their short duration. The carrying value and fair value of the senior secured term loan facility at December 31, 2007 was $1,260,000,000 and $1,159,200,000, respectively. The carrying value and fair value of the senior notes at December 31, 2007 was $550,000,000 and $401,500,000, respectively. At December 31, 2006, the carrying amount of long-term debt approximated fair value. The fair value of long-term debt is determined based on quoted market prices or, if market prices are not available, the present value of the underlying cash flows discounted at our incremental borrowing rates.

Derivatives. We are highly leveraged and exposed to interest rate risk to the extent of our variable-rate debt. In September 2007, we entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of our variable-rate debt. Additionally, our restaurants are dependent upon energy to operate and are impacted by changes in energy prices, including natural gas. We use derivative instruments to mitigate our exposure to material increases in natural gas prices.

We record marked-to-market changes in the fair value of the derivative instrument in earnings in the period of change in accordance with SFAS No. 133. We included approximately $5,357,000 in the line item “Accrued expenses” in our Consolidated Balance Sheet as of December 31, 2007 and in the line item “Interest expense” in our Consolidated Statement of Operations for the period from June 15 to December 31, 2007 for the effects of our interest rate collar. The effects of the natural gas hedges were immaterial to our financial statements for all periods presented.

Restricted Cash. As a result of the Merger, at December 31, 2007, the current portion of restricted cash consisted of $4,006,000 restricted for the payment of property taxes, and restricted cash consisted of $29,002,000 restricted for capital expenditures and $3,235,000 restricted for settlement of obligations in a rabbi trust for the Partner Equity Plan (the “PEP”) and other deferred compensation. At December 31, 2006, we did not have any restricted cash.

Property, Fixtures and Equipment. Property, fixtures and equipment are stated at cost, net of accumulated depreciation. At the time property, fixtures and equipment are retired, or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in earnings. We expense repair and maintenance costs incurred to maintain the appearance and functionality of the restaurant that do not extend the useful life of any restaurant asset or are less than $1,000. Improvements to leased properties are depreciated over the shorter of their useful life or the lease term, which includes cancelable renewal periods where failure to exercise such options would result in an economic penalty. Depreciation is computed on the straight-line method over the following estimated useful lives:

Buildings and building improvements	20 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	2 to 7 years
Leasehold improvements	5 to 20 years

Our accounting policies regarding property, fixtures and equipment include certain management judgments and projections regarding the estimated useful lives of these assets and what constitutes increasing the value and useful life of existing assets. These estimates, judgments and projections may produce materially different amounts of depreciation expense than would be reported if different assumptions were used.

Operating Leases. Rent expense for our operating leases, which generally have escalating rentals over the term of the lease and may include potential rent holidays, is recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. The initial lease term includes the “build-out” period of our leases, which is typically before rent payments are due under the terms of the lease. The difference between rent expense and rent paid is recorded as deferred rent and is included in our Consolidated Balance Sheets. Payments received from landlords as incentives for leasehold improvements are recorded as deferred rent and are amortized on a straight-line basis over the term of the lease as a reduction of rent expense. Lease termination fees are undiscounted and recorded in the period that they are incurred. Assets and liabilities resulting from the Merger relating to favorable and unfavorable lease amounts are amortized on a straight-line basis to expense over the remaining lease term.

Impairment of Long-Lived Assets. We assess the potential impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets is measured by comparing the carrying value of the asset to the future cash flows expected to be generated by the asset. In evaluating long-lived restaurant assets for impairment, we consider a number of factors such as:

a)	Restaurant sales and cash flow trends;

b)	Local competition;

c)	Changing demographic profiles;

d)	Local economic conditions;

e)	New laws and government regulations that adversely affect sales and profits; and

f)	The ability to recruit and train skilled restaurant employees.

If the aforementioned factors indicate that we should review the carrying value of the restaurant’s long-lived assets, we perform an impairment analysis. Identifiable cash flows that are largely independent of other assets and liabilities typically exist for land and buildings and for combined fixtures, equipment and improvements for each restaurant. If the total future undiscounted cash flows are less than the carrying amount of the asset, the carrying amount is written down to the estimated fair value, and a loss resulting from value impairment is recognized by a charge to earnings.

Judgments and estimates made by us related to the expected useful lives of long-lived assets are affected by factors such as changes in economic conditions and changes in operating performance. As we assess the ongoing expected cash flows and carrying amounts of our long-lived assets, these factors could cause us to realize a material impairment charge.

Restaurant sites and certain other assets to be sold are included in assets held for sale when certain criteria defined in SFAS No. 144 are met, including the requirement that the likelihood of selling the assets within one year is probable. For assets that meet the held for sale criteria, we separately evaluate whether the assets also meet the requirements to be reported as discontinued operations. Primarily, if we no longer have any significant continuing involvement with respect to the operations of the assets and cash flows are discontinued, we classify the assets and related results of operations as discontinued. If we dispose of enough assets where classification between continuing operations and discontinued operations would be material to our consolidated financial statements, we utilize the reporting provisions for discontinued operations. Assets whose sale is not probable within one year remain in property, fixtures and equipment until their sale is probable within one year.

Goodwill. Goodwill represents the residual after allocation of the purchase price to the individual fair values and carryover basis of assets acquired. On an annual basis, we review the recoverability of goodwill based primarily upon an analysis of discounted cash flows of the related reporting unit as compared to the carrying value or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If the carrying amount of the reporting unit’s goodwill exceeds its estimated fair value, the amount of impairment loss is recognized in an amount equal to that excess. Generally, we perform our annual assessment for impairment during the second quarter of the fiscal year, unless facts and circumstances require differently.

Insurance Reserves. We self-insure a significant portion of expected losses under our workers’ compensation, general liability, health and property insurance programs. We purchase insurance for individual claims that exceed the amounts listed in the following table:

	2007	2008
Workers’ Compensation	$1,500,000	$1,500,000
General Liability (1)	1,500,000	1,500,000
Health (2)	300,000	300,000
Property Coverage (3)	5,000,000 /500,000	2,500,000 /500,000

(1)	For claims arising from liquor liability, there is an additional $1,000,000 deductible until a $2,000,000 aggregate has been met. At that time, any claims arising from liquor liability revert to the general liability deductible.

(2)	We are self-insured for all aggregate health benefits claims, limited to $300,000 per covered individual per year. In 2007, we retained the first $100,000 of payable losses under the plan as an additional deductible, and in 2008, we will retain the first $115,000 of payable losses under the plan as an additional deductible. The insurer’s liability is limited to $2,000,000 per individual per year.

(3)	From January 1, 2007 until May 9, 2007, we had a 25% quota share participation of any loss excess of $5,000,000 up to $20,000,000 each occurrence and a 50% quota share participation of any loss excess of $20,000,000 up to $50,000,000 each occurrence. As a result of the PRP Sale-Leaseback Transaction, the property program changed. From May 9 to December 31, 2007, we had a $5,000,000 deductible per occurrence for all locations other than those included in the PRP Sale-Leaseback Transaction. Effective January 1, 2008, we have a $2,500,000 deductible per occurrence for all locations other than those included in the PRP Sale-Leaseback Transaction. In accordance with the terms of the market rate master lease agreement, we are responsible for paying PRP’s $500,000 deductible for those properties included in the PRP Sale-Leaseback Transaction. Property limits are $60,000,000 each occurrence, and there is no quota share of any loss above either deductible level.

We record a liability for all unresolved claims and for an estimate of incurred but not reported claims at the anticipated cost to us based on estimates provided by a third party administrator and insurance company. Our accounting policies regarding insurance reserves include certain actuarial assumptions and management judgments regarding economic conditions, the frequency and severity of claims and claim development history and settlement practices. Unanticipated changes in these factors or future adjustments to these estimates may produce materially different amounts of expense that would be reported under these programs.

In January 2008, we entered into a premium financing agreement for our 2008 general liability and property insurance. The agreement’s total premium balance is $3,729,000, payable in eleven monthly installments of $319,000 and one down payment of $319,000. The agreement includes interest at the rate of 5.75% per year.

Intangible Assets. Identifiable intangible assets include our trade names, trademarks, franchise agreements and net favorable leases. The fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance, estimates of cost avoidance, the specific characteristics of the identified intangible assets and historical experience. We use the straight-line method to amortize definite-lived intangible assets.

Deferred Financing Fees. We capitalized $19,884,000, $36,581,000 and $6,848,000 in deferred financing fees related to the issuance of the senior notes, the senior secured term loans and the working capital and pre-funded revolving credit facilities, respectively. For the period from June 15 to December 31, 2007, we amortized $5,879,000 of these costs to interest expense over the terms of the respective financing arrangements using the effective interest method. At December 31, 2007, approximately $18,091,000, $33,113,000 and $6,230,000 of the deferred costs related to the senior notes, the senior secured term loans and the working capital and pre-funded revolving credit facilities, respectively, remain to be amortized. There was no amortization of these costs in the Predecessor periods, as we did not have any deferred financing fees prior to the Merger.

Liquor Licenses. The costs of obtaining non-transferable liquor licenses directly issued by local government agencies for nominal fees are expensed as incurred. The costs of purchasing transferable liquor licenses through open markets in jurisdictions with a limited number of authorized liquor licenses are capitalized as indefinite-lived intangible assets and included in “Other assets.” Annual liquor license renewal fees are expensed over the renewal term.

Unearned Revenue. Unearned revenue represents our liability for gift cards and certificates that have been sold but not yet redeemed and are recorded at the redemption value. We recognize restaurant sales and reduce the related deferred liability when gift cards and certificates are redeemed or the likelihood of the gift card or certificate being redeemed by the customer is remote (gift card breakage). We recognize breakage income as a component of “Restaurant sales” in the Consolidated Statements of Operations.

Revenue Recognition. We record revenues for normal recurring sales upon the performance of services. Revenues from the sales of franchises are recognized as income when we have substantially performed all of our material obligations under the franchise agreement. Ongoing royalties, which are a percentage of net sales of franchised restaurants, are accrued as income when earned. These revenues are included in the line “Other revenues” in our Consolidated Statements of Operations.

We collect and remit sales, food and beverage, alcoholic beverage and hospitality taxes on transactions with customers and report such amounts under the net method in our Consolidated Statements of Operations. Accordingly, these taxes are not included in gross revenue.

Distribution Expense to Employee Partners. The general manager and area operating partner of each Company-owned domestic restaurant is currently required, as a condition of employment, to sign a five-year employment agreement and to purchase a non-transferable ownership interest in a Management Partnership that provides management and supervisory services to the restaurant he or she is employed to manage. Payments made to managing partners pursuant to these programs are included in the line item “Labor and other related” expenses, and payments made to area operating partners pursuant to these programs are included in the line item “General and administrative” expenses in the Consolidated Statements of Operations.

Employee Partner Buyout Expense. Area operating partners historically have been required, as a condition of employment, to purchase a 4% to 9% interest in the restaurants they develop for an initial investment of $50,000. This interest gives the area operating partner the right to receive a percentage of his or her restaurants’ annual cash flows for the duration of the agreement. Pursuant to these partners’ employment agreements, we have the option to purchase the partners’ interests after a five-year period on the terms specified in the agreements.

We have continued the area operating partner program subsequent to the Merger. However, in connection with the Merger, each area operating partner sold his or her interest in the restaurants and became a partner in a new Management Partnership that provides services to the restaurants. The restaurants pay a management fee to the Management Partnerships based on a percentage of the cash flow of the restaurants. The area operating partner receives distributions from the Management Partnership based on a percentage of the restaurant’s annual cash flows for the duration of the agreement. We retained the option to purchase the partners’ interests in the

Management Partnerships after the restaurant has been open for a five-year period on the terms specified in the agreements. For restaurants opened on or after January 1, 2007, the area operating partner’s percentage of cash distributions and percentage for buyout will be adjusted based on the associated restaurant’s return on investment compared to our targeted return on investment. The area operating partner percentage may range from 3.0% to 12.0%. This adjustment to the area operating partner’s percentage will be made beginning after the first five full calendar quarters from the date of the associated restaurant’s opening and will be made each quarter thereafter based on a trailing 12-month restaurant return on investment. The percentage for buy-out will be the distribution percentage for the 24 months preceding the buy-out. Area operating partner distributions will continue to be paid monthly and buyouts will be paid in cash over a two-year period.

We estimate future purchases of area operating partners’ interests using current information on restaurant performance to calculate and record an accrued buyout liability in the line item “Partner deposit and accrued buyout liability” in our Consolidated Balance Sheets. Expenses associated with recording the buyout liability are included in the line “General and administrative” expenses in our Consolidated Statements of Operations. In the period we complete the buyout, an adjustment is recorded to recognize any remaining expense associated with the purchase and reduce the related accrued buyout liability.

Effective January 1, 2007, area operating partners who provide supervisory services for a restaurant in which they do not have an associated ownership interest in a Management Partnership have the opportunity to earn a bonus payment. This payment is based on growth in the associated restaurant cash flows according to terms specified in the program and will be paid in a lump sum within 90 days of the end of the five-year period provided for in the program.

Stock-Based Compensation. We account for our stock-based employee compensation using the fair value based method of accounting as required by SFAS No. 123R, “Share-Based Payment,” (“SFAS No. 123R”) a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). SFAS No. 123R requires all stock-based payments to employees to be measured at fair value and expensed in the statement of operations over the service period, generally the vesting period, of the grant. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously required. We adopted SFAS No. 123R using the modified prospective method. Accordingly, we have expensed all unvested and newly granted stock-based employee compensation beginning January 1, 2006, but prior period amounts have not been retrospectively adjusted. The incremental pre-tax stock-based compensation expense recognized for stock options due to the adoption of SFAS No. 123R for the period from January 1 to June 14, 2007 and the year ended December 31, 2006 was approximately $12,049,000 and $10,245,000, respectively. We did not recognize any stock-based compensation expense for stock options for the period from June 15 to December 31, 2007.

In connection with the Merger, our Parent adopted the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan (the “Equity Plan”). This plan permits the grant of stock options and restricted stock of our Parent to our management and other key employees. The Equity Plan contains a call provision that allows our Parent to repurchase all shares purchased through exercise of stock options upon termination of employment at the lower of exercise cost or fair market value, depending on the circumstance, at any time prior to the earlier of an initial public offering or a change of control. If an employee’s termination of employment is a result of death or disability, by us other than for cause or by the employee for good reason then, under this call provision, our Parent may repurchase the stock for fair market value. If an employee’s termination of employment is by us for cause or by the employee then, under this call provision, our Parent may repurchase the stock for the lesser of cost or fair market value. As a result of this call provision, we have not recorded any stock option expense for options granted under the Equity Plan.

Prior to January 1, 2006, we accounted for our stock-based employee compensation under the intrinsic value method. No stock-based employee compensation cost was reflected in net income to the extent options granted had an exercise price equal to or exceeding the fair market value of the underlying common stock on the date of grant.

Income Taxes. We use the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the consolidated financial statements as measured by the provisions of enacted tax laws.

The minority interest in affiliated entities includes no provision or liability for income taxes, as any tax liability related thereto is the responsibility of the minority owner.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for and disclosure of uncertainty in tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition associated with tax positions. Effective January 1, 2007, we adopted the provisions of FIN 48 resulting in a $1,612,000 increase in our liability for unrecognized tax benefits, which was accounted for as a reduction to the January 1, 2007 balance of retained earnings.

Recently Issued Financial Accounting Standards

In September 2006, the EITF reached a consensus on EITF Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split Dollar Life Insurance Arrangements” (“EITF No. 06-4”), which requires the application of the provisions of SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” to endorsement split dollar life insurance arrangements. EITF No. 06-4 requires recognition of a liability for the discounted future benefit obligation owed to an insured employee by the insurance carrier. EITF No. 06-4 is effective for fiscal years beginning after December 15, 2007 and will be adopted January 1, 2008. In the period of adoption, we anticipate a cumulative adjustment of approximately $9,550,000 to retained earnings.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities or for nonfinancial assets and liabilities that are re-measured at least annually. In February 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 157-2, “Effective Date of FASB Statement No. 157” to defer the effective date for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis until fiscal years beginning after November 15, 2008. In February 2008, the FASB also issued FSP SFAS No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13,” which excludes SFAS No. 13, “Accounting for Leases” (“SFAS No. 13”), as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under SFAS No. 13, from SFAS No. 157’s scope. We do not expect the adoption of SFAS No. 157 to have a material effect on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 159 to have a material effect on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations” (“SFAS No. 141R”), a revision of SFAS No. 141. SFAS No. 141R retains the fundamental requirements of SFAS No. 141 but revises certain elements including: the recognition and fair value measurement as of the acquisition date of assets acquired and liabilities assumed, the accounting for goodwill and financial statement disclosures.

SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008 and is applicable to business combinations with an acquisition date on or after this date. We are currently evaluating the impact that SFAS No. 141R will have on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—Including an Amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 modifies the presentation of noncontrolling interests in the consolidated balance sheet and the consolidated statement of operations. It requires noncontrolling interests to be clearly identified, labeled and included separately from the parent’s equity and consolidated net (loss) income. The provisions of SFAS No. 160 are effective for fiscal years beginning after December 15, 2008. We are currently evaluating the impact that SFAS No. 160 will have on our financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”), an amendment of SFAS No. 133. SFAS No. 161 is intended to enable investors to better understand how derivative instruments and hedging activities affect the entity’s financial position, financial performance and cash flows by enhancing disclosures. SFAS No. 161 requires disclosure of fair values of derivative instruments and their gains and losses in a tabular format, disclosure of derivative features that are credit-risk-related to provide information about the entity’s liquidity and cross-referencing within the footnotes to help financial statement users locate important information about derivative instruments. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact that SFAS No. 161 will have on our financial statements.

Impact of Inflation

In the last three years, we have not operated in a period of high general inflation; however, we have experienced material increases in specific commodity costs and utilities. Our restaurant operations are subject to federal and state minimum wage laws governing such matters as working conditions, overtime and tip credits. Significant numbers of our food service and preparation personnel are paid at rates related to the federal and/or state minimum wage and, accordingly, increases in the minimum wage have increased our labor costs in the last three years. To the extent permitted by competition, we have mitigated increased costs by increasing menu prices and may continue to do so if deemed necessary in future years.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risk from changes in interest rates on debt, changes in foreign currency exchange rates and changes in commodity prices.

Interest Rate Risk

Our exposure to interest rate fluctuations includes our borrowings under our senior secured credit facilities that bear interest at floating rates based on the Eurocurrency Rate or the Base Rate, in each case plus an applicable borrowing margin. We manage our interest rate risk by offsetting some of our variable-rate debt with fixed-rate debt, through normal operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. We do not enter into financial instruments for trading or speculative purposes.

For fixed-rate debt, interest rate changes do not affect our earnings or cash flows. However, for variable-rate debt, interest rate changes generally impact our earnings and cash flows, assuming other factors are held constant. In September 2007, we entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of our $1,310,000,000 variable-rate term loan. The collar consists of a LIBOR cap of 5.75% and a LIBOR floor of 2.99%. The collar’s first variable-rate set date was December 31, 2007, and the option pairs expire at the end of each calendar quarter beginning March 2008 and ending September 30, 2010. The quarterly expiration dates correspond to the scheduled amortization payments of our term loan. We record marked-to-market changes in the fair value of the derivative instrument in earnings in the period of change in accordance with SFAS No. 133. We included approximately $5,357,000 in the line item “Accrued expenses” in our Consolidated Balance Sheet as of December 31, 2007 and in the line item “Interest expense” in our Consolidated Statement of Operations for the period from June 15 to December 31, 2007 for the effects of this derivative instrument.

At December 31, 2007, we had $550,000,000 of fixed-rate debt outstanding through our senior notes and $1,260,000,000 of variable-rate debt outstanding on our senior secured credit facilities. We also had $100,460,000 in available unused borrowing capacity under our working capital revolving credit facility (after giving effect to undrawn letters of credit of approximately $49,540,000) and $100,000,000 in available unused borrowing capacity under our pre-funded revolving credit facility that provides financing for capital expenditures only. Based on $1,260,000,000 of outstanding variable-rate debt, an immediate increase of one percentage point would cause an increase to cash interest expense of approximately $12,600,000 per year.

If a one percentage point increase in interest rates were to occur over the next four quarters, such an increase would result in the following additional interest expense, assuming the current borrowing level remains constant:

	Principal Outstanding at December 31,	Additional Interest Expense
		Q1	Q2	Q3	Q4
Variable-Rate Debt	2007	2008	2008	2008	2008
Senior secured term loan facility	$1,260,000,000	$3,150,000	$3,150,000	$3,150,000	$3,150,000

At December 31, 2007, our interest rate on our term loan facility was 7.13%.

In June 2007, we established a one-year line of credit with a maximum borrowing amount of 12,000,000,000 Korean won ($12,790,000 at December 31, 2007) and a one-year overdraft line of credit with a maximum borrowing amount of 5,000,000,000 Korean won ($5,329,000 at December 31, 2007) to finance development of our restaurants in South Korea. These lines bear interest at 0.80% to 1.15% over the Korean Stock Exchange three-month certificate of deposit rate. There were no draws outstanding on these lines of credit as of December 31, 2007.

In connection with the Merger, we entered into the PRP Sale-Leaseback Transaction in which we caused our wholly-owned subsidiaries to sell substantially all of our domestic restaurant properties to PRP for approximately $987,700,000. We identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as we have an obligation to repurchase such properties from PRP under certain circumstances. If within one year from the PRP Sale-Leaseback Transaction all title defects and construction work at such properties are not corrected, we must purchase such properties back from PRP on or before the expiration of the one-year period at the original purchase price. We have included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in our Consolidated Balance Sheet at December 31, 2007. The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or we repurchase the properties.

On June 14, 2007, our uncollateralized $225,000,000 revolving credit facility, our $40,000,000 line of credit and our $50,000,000 short-term uncollateralized line of credit were paid off with proceeds from the Merger and terminated. On May 2, 2007, our notes payable used to finance development of our restaurants in South Korea were paid off. Our Japanese lines of credit and notes payable had been paid as of March 31, 2007. At December 31, 2007 and 2006, our total debt, excluding consolidated guaranteed debt, was approximately $1,843,450,000 and $235,378,000, respectively.

Our ability to make scheduled payments on or to refinance our debt obligations and to satisfy our operating lease obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot be certain that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the senior notes, or to pay our operating lease obligations. If our cash flow and capital resources are insufficient to fund our debt service obligations and operating lease obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the senior notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facilities and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could otherwise realize from such dispositions and any such proceeds that are realized may not be adequate to meet any debt service obligations then due.

A change in interest rates generally does not have an impact upon our future earnings and cash flow for fixed-rate debt instruments. As fixed-rate debt matures, however, and if additional debt is acquired to fund the debt repayment, future earnings and cash flow may be affected by changes in interest rates. This effect would be realized in the periods subsequent to the periods when the debt matures.

Foreign Currency Exchange Rate Risk

Our exposure to foreign currency exchange fluctuations relates primarily to our direct investment in restaurants in South Korea, Hong Kong, Japan, the Philippines and Brazil, to any outstanding debt to South Korean banks and to our royalties from international franchisees. We do not use financial instruments to hedge foreign currency exchange rate changes.

Many of the ingredients used in the products sold in our restaurants are commodities that are subject to unpredictable price volatility. Although we attempt to minimize the effect of price volatility by negotiating fixed price contracts for the supply of key ingredients, there are no established fixed price markets for certain commodities such as produce and wild fish, and we are subject to prevailing market conditions when purchasing those types of commodities. Other commodities are purchased based upon negotiated price ranges established with vendors with reference to the fluctuating market prices. The related agreements may contain contractual features that limit the price paid by establishing certain price floors and caps. Extreme changes in commodity prices and/or long-term changes could affect our financial results adversely, although any changes in commodity prices would affect our competitors at about the same time as us. We expect that in most cases increased commodity prices could be passed through to our consumers via increases in menu prices. However, if there is a time lag between the increasing commodity prices and our ability to increase menu prices or, if we believe the commodity price increase to be short in duration and we choose not to pass on the cost increases, our short-term financial results could be negatively affected. Additionally, from time to time, competitive circumstances could limit menu price flexibility, and in those cases margins would be negatively impacted by increased commodity prices.

Our restaurants are dependent upon energy to operate and are impacted by changes in energy prices, including natural gas. We utilize derivative instruments to mitigate our exposure to material increases in natural gas prices. We record marked-to-market changes in the fair value of the derivative instrument in earnings in the period of change in accordance with SFAS No. 133. The effects of these derivative instruments were immaterial to our financial statements for all periods presented.

In addition to the market risks identified above and to the risks discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we are subject to business risk as our beef supply is highly dependent upon a limited number of vendors. Domestically, we currently purchase 90% of our beef from four beef suppliers. These four beef suppliers represent 87% of the total beef marketplace in the United States. If these vendors were unable to fulfill their obligations under their contracts, we could encounter supply shortages and incur higher costs to secure adequate supplies.

This market risk discussion contains forward-looking statements. Actual results may differ materially from the discussion based upon general market conditions and changes in domestic and global financial markets.

BUSINESS

Our Company

We are one of the largest casual dining restaurant companies in the United States, with a significant international presence. Through our restaurant concepts, each with a distinct theme, menu offering and price point, we serve a broad customer base and cater to multiple dining occasions. Our primary concepts include Outback, Carrabba’s, Bonefish and Fleming’s. Our other concepts include Roy’s, Cheeseburger in Paradise, Lee Roy Selmon’s and Blue Coral. We have entered into an agreement in principle to sell the majority of our interest in our Lee Roy Selmon’s concept to an investor group led by Lee Roy Selmon and Peter Barli, president of the concept. We are evaluating strategies for exiting our other, non-primary concepts. Outback, our largest restaurant concept, is the leading steakhouse chain in the United States with 2007 restaurant sales greater than the sales of its three closest steakhouse chain competitors combined, as reported by Technomic. We also hold leading positions in the Italian and seafood categories: Carrabba’s is the third largest full-service Italian chain in the United States and Bonefish is the second largest full-service seafood chain in the United States, in each case based on 2007 restaurant sales as reported by Technomic. We have 1,318 company-owned and 162 franchised and development joint venture restaurants located in all 50 states and in 20 countries internationally. For the year ended December 31, 2007, we generated total revenues of $4.1 billion.

(1)	Includes restaurant sales from Roy’s, Cheeseburger in Paradise, Lee Roy Selmon’s and Blue Coral.

(2)	Consists primarily of initial franchise fees and ongoing royalties from Outback and Bonefish franchised restaurants.

We believe we maintain our strong market position by serving high-quality food, providing attentive service and operating efficient restaurants. Each of our restaurant concepts offers a limited number of menu items to maximize the quality and consistency of each item we serve while offering sufficient breadth to appeal to a broad array of tastes. We believe our concepts, which range from casual to upscale casual dining atmospheres, attract a diverse customer mix. We believe our attentive service contributes to maintaining a loyal customer base. In addition, we believe we are able to align the incentives of our restaurant general managers with those of our Company and foster long-term employee commitment by providing them with the opportunity to share in the cash flows of the restaurants they manage. We believe this business model drives strong unit-level economics, which has enabled us to maintain a healthy restaurant base.

The following provides an overview of our restaurant concepts:

Outback. Outback, our steakhouse concept founded in 1988, features a casual dining atmosphere with décor suggestive of the Australian Outback. We own and franchise 795 Outback restaurants in the United States and 178 Outback restaurants in international locations. The restaurant décor includes blond woods, large booths and tables. A substantial majority of Outback restaurants currently serve dinner only. The Outback menu includes several cuts of freshly prepared, specially seasoned and seared steaks, plus prime rib, barbecued ribs, pork chops, chicken, seafood and pasta. The menu also includes several specialty appetizers, including the signature “Bloomin’ Onion,” and desserts, together with full bar service featuring Australian wines and beers. Alcoholic beverages accounted for approximately 12.2% of Outback’s 2007 domestic revenues. In the United States, the price range of appetizers is $2.99 to $9.99, the price range of entrees is $7.29 to $31.99.

Carrabba’s. Carrabba’s, our Italian concept, in which we initially purchased an interest in 1993, features a casual dining atmosphere with a traditional Italian exhibition kitchen where customers can watch their meals being prepared. We own 238 Carrabba’s restaurants in the United States. The décor of our Carrabba’s concept includes dark woods, large booths and tables as well as Italian memorabilia featuring Carrabba family photos, authentic Italian pottery and cooking utensils. Carrabba’s restaurants currently serve dinner only. The Carrabba’s menu includes several types of specially prepared Italian dishes, including pastas, chicken, seafood and wood-fired pizza. The menu also includes several specialty appetizers, desserts and coffees, together with full bar service featuring Italian wines and specialty drinks. Alcoholic beverages accounted for approximately 16.0% of Carrabba’s 2007 revenues. In 2007, the price range of appetizers was $6.99 to $11.00 and the price of entrees was $8.99 to $22.00, with nightly specials ranging from $10.99 to $26.00.

Bonefish. Bonefish, our seafood concept, in which we initially purchased an interest in 2001, features a casual dining experience in an upbeat, refined setting. We own and franchise 140 Bonefish restaurants in the United States. The décor of our Bonefish concept includes a warm, inviting dining room with hardwood floors, large booths and tables and distinctive artwork inspired by Florida’s natural coastal setting. Bonefish restaurants currently serve dinner only. The Bonefish menu offers fresh grilled fish and other seafood specially prepared with a variety of freshly prepared sauces. The menu also includes beef, pork and chicken entrées, several specialty appetizers and desserts. In addition to full bar service, Bonefish offers a specialty martini list. Alcoholic beverages accounted for approximately 26.0% of Bonefish’s 2007 revenues. In 2007, the price range of entrees was $12.90 to $26.00, with appetizers ranging from $5.90 to $14.90.

Fleming’s. Fleming’s, our premium steakhouse concept, in which we initially purchased an interest in 1999, features an upscale casual dining atmosphere in an upbeat, refined setting. We own 54 Fleming’s restaurants in the United States. The décor of our Fleming’s restaurants features an open dining room built around an exhibition kitchen and expansive bar. The refined and casually elegant setting features lighter woods and colors with rich cherry wood accents and high ceilings. Fleming’s restaurants serve dinner only. The Fleming’s menu features prime cuts of beef, fresh seafood, as well as pork, veal and chicken entrées. Accompanying the entrées is an extensive assortment of freshly prepared salads and side dishes available à la carte. The menu also includes several specialty appetizers and desserts. In addition to full bar service, Fleming’s offers a selection of over 100 quality wines available by the glass. Alcoholic beverages accounted for approximately 31.0% of Fleming’s 2007 revenues. The price range of entrées was $23.50 to $43.95.

The following table summarizes the key attributes of our primary concepts:

	Outback (1)	Carrabba’s	Bonefish	Fleming’s
Category	Steak	Italian	Seafood	Premium Steak
Company-Owned Restaurants	688 domestic 129 international	238 domestic —	134 domestic —	54 domestic —
Franchised and Development Joint Venture Restaurants	107 domestic 49 international	— —	6 domestic —	— —
2007 Average Check	$18 to $21	$20 to $22	$25 to $27	$72 to $82
2007 annual average unit volume (AUV)	$3.3 million	$3.0 million	$3.0 million	$4.4 million
2007 Concept Restaurant Sales (2)	$2,284 million (domestic) $329 million (international)	$705 million	$373 million	$221 million

(1)	Average check and AUV includes domestic Outback restaurants only.

(2)	Excludes other revenues consisting primarily of initial franchise fees and ongoing royalties from our franchised restaurants.

Other Concepts. Our other concepts include the following:

•	Roy’s. With 23 locations, Roy’s offers “Hawaiian Fusion” cuisine and features an upscale casual dining experience. The majority of Roy’s restaurants serve dinner only.

•

Cheeseburger in Paradise. With 44 locations, Cheeseburger in Paradise offers traditional American favorites, including a signature cheeseburger, and Caribbean and New Orleans style creations and features a casual dining experience in an island setting. A majority of Cheeseburger in Paradise restaurants serve both lunch and dinner.

•

Lee Roy Selmon’s. With six locations, Lee Roy Selmon’s offers southern comfort cooking and features a dining room and sports bar, complemented by Lee Roy Selmon memorabilia. Lee Roy Selmon’s restaurants serve both lunch and dinner.

•

Blue Coral. With two locations in Southern California, Blue Coral offers high-quality seafood and features a clean, contemporary ambiance. The seafood on the menu is sourced to highly customized and exacting standards. Our Blue Coral restaurants serve dinner only.

Industry Trends

The restaurant industry, comprised of both quick-service and full-service restaurants, is one of the largest industries in the United States. According to the National Restaurant Association, total U.S. restaurant industry sales were projected to be approximately $535 billion in 2007, an increase of 4.6% over 2006. The National Restaurant Association also reports that sales of the full-service category of the restaurant industry were projected to be approximately $180 billion in 2007, an increase of 4.1% over 2006. We believe this industry growth has been driven by the prevalence of households with two parents working, the aging of the baby boomer generation, and consumers’ generally increased desire for convenience.

With our portfolio of restaurant concepts, we compete in the casual and upscale casual dining segments of the full-service category of the restaurant industry. According to Technomic, the top 500 restaurant chains represented 38.6% of full-service restaurant sales in 2007. We believe that full-service restaurant chains have been increasing their market share and will continue to do so due to the benefits that chain restaurants realize from increased purchasing power, advertising efficiencies and enhanced access to capital.

Our Competitive Strengths

Market Leader with Excellent Competitive Position. We are one of the largest casual dining restaurant companies in the United States and have a strong international presence with eight restaurant concepts and 1,480 system-wide restaurants. We operate in all 50 states and our Outback concept also operates in 20 countries internationally. With 2007 restaurant sales greater than the sales of its three closest steakhouse chain competitors combined, Outback is the largest steakhouse chain in the United States. Outback is also the fourth largest full-service casual dining chain in the United States in any food category, Carrabba’s is the third largest full-service Italian restaurant concept in the United States and Bonefish is the second largest full-service seafood restaurant concept in the United States, in each case based on 2007 restaurant sales. We benefit from significant operational efficiencies and economies of scale due to our large number of restaurants and centralized operating and purchasing systems, particularly with respect to food and beverage costs.

Ownership Culture Drives Excellent Restaurant Operations. We provide the opportunity for each general manager and, for certain concepts, each chef to purchase a non-transferable ownership interest in a partnership that provides management and supervisory services to the restaurant he or she is employed to manage. This ownership interest encourages retention and minimizes turnover. Consequently, we believe our unique restaurant operations model fosters long-term employee commitment and ensures that our managerial focus is on running outstanding restaurants, with high-quality food and excellent customer service, which are key to maintaining a profitable restaurant base.

Diversified and Healthy Restaurant Base. We have a diversified portfolio of restaurant concepts, each with a distinct theme, menu offering and price point, catering to multiple dining occasions and a broad customer base. Furthermore, our broad geographic footprint lessens our exposure to regional economic influences.

Demonstrated Strong and Stable Cash Flow Generation. We have historically generated strong free cash flow mainly as a result of our attractive unit-level economics that have produced healthy profit margins despite expensing most of our ongoing maintenance costs. Additionally, we typically are able to generate cash flow from working capital because we receive cash for a majority of our sales immediately at the point of service or at the time of our gift card sales, which create deferred revenue balances.

Strong Core Outback Concept. Outback is a 20 year old restaurant concept with a demonstrated long-term track record. As the largest steakhouse chain and the fourth largest full-service casual dining chain in any food category in the United States in 2007, Outback is a market leader with an excellent competitive position. Our Outback concept has historically provided us with consistent cash flow and strong returns on investment. Because we continually maintain in our existing restaurants, our more mature restaurants have been able to perform in-line with our newer restaurants. Over its long operating history, our Outback concept has developed a well-established and highly-recognized brand and, we believe, significant customer loyalty. Outback has received the top score in the steakhouse category in each of the last three years and eight times in total since 1994 in the Restaurants & Institutions™ Consumers’ Choice in Chains Survey.

Other Primary Concepts with Broad Appeal. Several third-party customer surveys have confirmed our consumers’ receptivity to our other primary concepts. Carrabba’s received the second highest overall score and the gold award in the Italian chain category in the 2007 Restaurants & Institutions™ Consumers’ Choice in Chains Survey. Bonefish received the second highest rating for seafood chains in 2006 by Consumer Reports magazine and was named as the top growth chain by Restaurant Hospitality magazine in 2006. Bonefish has also received accolades, including top new restaurant and best seafood, from local publications. Finally, since inception, Fleming’s has received 47 “Awards of Excellence” from Wine Spectator and has received accolades, including best steakhouse, in several markets from local publications. We have opened 116 new Carrabba’s restaurants in 29 states, 125 new Bonefish restaurants in 29 states and 37 new Fleming’s restaurants in 22 states over the last five fiscal years, demonstrating the national appeal of our younger concepts. We anticipate we will expand these concepts at a more moderate rate in the future while, at the same time, expecting them to contribute increased cash flows to our Company.

Attractive New Restaurant Economics. We have a successful track record of expanding our operations both domestically and in select international locations. We have achieved this growth with strong returns on investment and unit-level economics. We believe these favorable and consistent returns on investment provide us with attractive new restaurant opportunities. However, while we intend to continue to grow these concepts, under our new ownership structure we plan to reduce the number of our new restaurant openings from historic levels so that we limit our capital investment to the most attractive opportunities. Additionally, while historically we have pursued a mixed real estate strategy that included land purchases, ground leases (where we lease the land only) and in-line leases, we plan to lease (both ground and in-line) the majority of our restaurants in the future.

Highly Capable Management Team with Strong Equity Sponsorship. We have a strong and committed management team with extensive restaurant industry experience. The senior management team, consisting of four individuals, averages more than 17 years of experience in the restaurant industry. Most members of our management team have worked in various roles within the organization and several have a history with us that dates back more than 15 years. Members of our management team who hold unvested restricted stock rolled over approximately two-thirds of their OSI equity in the aggregate, and certain members of our management team invested approximately $9.8 million in cash in the aggregate, in connection with the Transactions. Our Founders rolled over shares of common stock representing approximately half of their pre-Transactions ownership of OSI into stock of our ultimate parent company, or Parent. Excluding the unvested restricted stock rollover, as a result of the Transactions, there was approximately $1,037.0 million of capital invested in our Parent, representing approximately 32% of total sources of funds to finance the Transactions, $845.8 million of which was invested in cash by the Sponsors. Bain Capital and Catterton are each leading private equity firms with established track records of successful investment in the restaurant industry. Bain Capital’s investments include Domino’s Pizza, Burger King, and Dunkin’ Brands. Additionally, Bain Capital has made numerous large and successful retail investments. Catterton’s investments include la Madeleine, Caribou Coffee, Baja Fresh Mexican Grill, Cheddar’s Restaurant Holdings Inc., First Watch Restaurants, P.F. Chang’s China Bistro, Jean-Georges and Spice Market, among others.

Our Business Strategy

Key elements of our strategy include:

Maintain High Quality Food with Excellent Customer Service. We are dedicated to maintaining the quality and consistency of the dining experience at each of our restaurants to generate frequent customer visits and enhance customer loyalty. Each of our restaurant concepts offers a limited number of menu items to maximize the quality and consistency of each item we serve while offering sufficient breadth to appeal to a broad array of tastes. In addition to offering variety, we use high quality ingredients. For example, Outback offers many fresh, aged USDA choice grade steaks and Fleming’s offers many fresh, aged USDA prime grade steaks. We rigorously test new menu items and regularly upgrade ingredients and cooking methods to improve the quality and consistency of our menu offerings. We also employ a rigorous quality assurance process utilizing field as well as home office research and development personnel that conduct in-restaurant and vendor inspections on a regular basis.

Invest in the Outback Concept to Drive Increased Traffic. The Outback concept has a strong long-term track record. We have taken several recent steps, largely focused on revamped marketing, to more effectively communicate the brand positioning and drive increased traffic through Outback restaurants. We conducted an extensive review of our brand and marketing strategy. Changes currently being implemented as a result of our marketing review include a shift to what we believe will be a higher return, more effective marketing mix including an increase in action-oriented marketing, a new advertising creative strategy, an increase in consumer research, upgrades in marketing resources and improved pricing strategies.

Maintain Quality and Improve Productivity of our Restaurant Operations. While we believe we have strong restaurant operations, we plan to continue to refine our operations with a focus on reducing restaurant operating costs while continuing to offer a positive dining experience. We are continually working to optimize menu offerings and improve the productivity of our restaurants. Savings initiatives include increased labor efficiency from improved practices regarding food preparation and the use of scheduling optimization tools, as well as reducing food cost through menu engineering and a focus on waste minimization. In addition to these cost saving initiatives, we have implemented several other actions to increase the profitability of our restaurants, including rolling out and testing lunch service in select Outback locations and the use of menu specials in all restaurants. We plan to continue sharing best practices across all concepts and to identify additional opportunities for efficiency improvements.

Pursue Targeted, High Return New Restaurant Investment. Our new restaurants in our primary concepts have historically provided attractive and consistent returns on investment. Under our new ownership structure, we have undertaken a disciplined growth strategy by expanding our restaurant base at a more measured pace relative to recent history. In 2007, we opened 78 new company-owned restaurants, compared to the 131 new company-owned restaurants we opened in 2005 and 123 new company-owned restaurants we opened in 2006. Our expansion efforts will target our primary concepts, namely Outback, Carrabba’s, Bonefish and Fleming’s, and focus on geographies where we believe we can achieve the highest returns. Specifically for Outback and Carrabba’s, we will target existing higher return geographies, due in part to marketing synergy opportunities and existing brand awareness. While historically we have pursued a mixed real estate strategy that included land purchases, ground leases and in-line leases, we plan to lease (both ground and in-line) the majority of our new restaurant sites in the future. We will also closely monitor new restaurant performance and adjust future expansion goals accordingly. We generally require only eight months prior to a planned opening to adjust restaurant development plans, allowing us to react relatively quickly to changes in our new restaurant performance or in market factors. Historically, new restaurants in our Outback, Carrabba’s and Bonefish concepts have generally ramped up to nearly full run-rate AUVs within 12 months or less of opening while new Fleming’s restaurants typically require a significantly longer period of time to ramp up to full run-rate.

Invest in Our People. Aligning our interests with those of the area operating partners, general managers, and chefs is a key to our success. We maintain a qualified and motivated restaurant-level workforce by requiring the general manager, and, in some concepts, the chef, to purchase a non-transferable ownership interest in a Management Partnership that provides management and supervisory services to the restaurant he or she is employed to manage. This ownership interest gives the general manager and the chef the right to receive distributions from the Management Partnership based on a percentage of their restaurant’s annual cash flows for the duration of the agreement. We also tie certain bonuses to cash flow growth. The area operating partners, who are responsible for activities including site selection, general manager hiring, and other restaurant operations, also participate in the Management Partnership that provides supervisory services to the restaurants the area operating partners oversee. This gives the area operating partners the right to distributions from the Management Partnership based on a percentage of their restaurants’ annual cash flows for the duration of the agreement. By requiring this level of commitment, we believe that we are able to attract and retain experienced and highly-motivated area operating partners and general managers as well as chefs in certain concepts. In 2007, our general manager turnover rate was approximately 14.1%, which we believe was well below industry averages.

Corporate History

OSI was incorporated in October 1987, as Multi-Venture Partners, Inc. Since the opening of our first Outback restaurant in 1988 in Tampa, Florida, we have demonstrated a strong track record of growth both through same store sales growth and new restaurant growth. We began franchising our Outback concept internationally in 1995 and, in 1998, we also began directly investing in Outback restaurants in certain markets internationally. In addition to growing our core Outback concept, we have also demonstrated significant success in introducing and expanding new concepts. We added the Carrabba’s concept to our portfolio in April 1993 in partnership with the founders of Carrabba’s. We now have the sole right to develop Carrabba’s restaurants. In October 2001, we purchased the Bonefish restaurant operating system from the founders of Bonefish; we currently own 134 of 140 Bonefish restaurants. Fleming’s was added to our portfolio of restaurant concepts in October 1999, with the acquisition of three Fleming’s restaurants. We develop and operate Fleming’s in partnership with its two founders, Paul Fleming and A. William Allen, III, our Chief Executive Officer. We have successfully grown all three of these acquired concepts into regional or national chains. We have also introduced or acquired several other restaurant concepts over the years, including Roy’s in 1999, Lee Roy Selmon’s in 2000, Cheeseburger in Paradise in 2002 and most recently, Blue Coral in 2006.

The following table summarizes the number of company-owned, franchised, and development joint venture restaurants in operation during the periods set forth below.

	Year Ended December 31,
	2007	2006	2005	2004	2003
Company-Owned Restaurants
Outback (domestic and international)
Open at beginning of period	797	758	721	673	612
Opened/acquired	26	38	41	48	35
Closed	(6)	(9)	(4)	(2)	(1)
Restaurant reclassifications (1)	—	10	—	2	27

Open at end of period	817	797	758	721	673

Carrabba’s, Bonefish, Fleming’s
Open at beginning of period	386	325	258	174	121
Opened/acquired	43	65	68	55	51
Closed	(3)	(2)	(1)	(1)	—
Restaurant reclassifications (1)	—	(2)	—	30	2

Open at end of period	426	386	325	258	174

Other Concepts
Open at beginning of period	67	54	32	21	16
Opened/acquired	9	20	22	10	4
Closed	(1)	(7)	—	—	—
Restaurant reclassifications (1)	—	—	—	1	1

Open at end of period	75	67	54	32	21

Franchised and Development Joint Venture Restaurants
Open at beginning of period	158	161	164	187	207
Opened/acquired	8	7	5	11	13
Closed	(4)	(2)	(8)	(1)	(3)
Restaurant reclassifications (1)	—	(8)	—	(33)	(30)

Open at end of period	162	158	161	164	187

(1)	Reflects restaurant reclassifications between company-owned restaurants and franchised and development joint venture restaurants for one of the following reasons: (i) acquisition of a franchised restaurant by our Company, (ii) acquisition of company-owned restaurants by a franchisee or (iii) reclassification of franchised and development joint venture restaurants as company-owned restaurants due to compliance with FIN 46R.

Restaurant Operations

Restaurant Management and Supervision. The management staff of a typical Outback, Carrabba’s, Bonefish, Lee Roy Selmon’s or Cheeseburger in Paradise restaurant consists of one general manager, one assistant manager and one kitchen manager. The management staff of a typical Fleming’s restaurant consists of one general manager, a chef, a private dining director and two assistant managers. The management staff of a typical Roy’s restaurant consists of one general manager, a chef and two to three assistant managers. The general manager of each restaurant has primary responsibility for the day-to-day operation of his or her restaurant and is required to abide by our established operating standards. A commitment to high quality food and a consistently enjoyable dining experience are our top priorities. A number of uniform operating standards and procedures are employed on a daily basis in order to maintain quality control, including, but not limited to, a “line check” that requires each general manager and the other key team members to inspect food prepared for that day as well as the freshness of supply inventory for beverages, condiments and other perishables.

In addition to restaurant-level management, we have a field management organization that is comprised of our area operating partners, regional vice presidents (for larger concepts), and field food and service technicians. A primary focus of these team members is restaurant-level training, education and inspection to ensure that food and service quality standards are met. Area operating partners are first level supervisors that spend a significant amount of time in their restaurants, manage an average of 10 general managers and also engage in new site selection activities. Each area operating partner has a team of field food and service technicians that focus on training, coaching and inspection in their area of responsibility. Our field management is supplemented by a senior management operations team and president for each concept, who spend a significant amount of time in the field making restaurant visits to ensure that our concept, strategy and standards of quality are being adhered to in all aspects of restaurant operations. Our senior management team meets several times a year with our area operating partners to discuss business-related issues and share ideas. From time to time, some of our concepts also employ third parties to conduct sanitation and service quality standard checks. Results of food and service quality inspections are periodically reviewed with the corresponding concept’s senior management team.

We also monitor consumer feedback for food and service quality via the internet and customer service functions and promptly respond to feedback as part of our quality assurance processes.

Training. We strive to maintain quality and consistency in our restaurants through the careful recruiting, training and supervision of personnel. We require our area operating partners and restaurant general managers to have significant experience in the full-service restaurant industry. In addition, we have developed comprehensive training courses that area operating partners and general managers are required to complete, which range from nine weeks to 16 weeks depending on the concept. The program emphasizes our operating strategy, procedures and standards.

The restaurant general managers and area operating partners, together with our concept presidents, regional vice presidents, senior vice presidents of training and directors of training, are responsible for selecting and training the employees for each new restaurant. The training period for new non-management employees lasts approximately one week and includes on-the-job supervision by an experienced employee. Ongoing employee training remains the responsibility of the general manager of each restaurant. Written tests and observation in the workplace are used to evaluate each employee’s performance. Special emphasis is placed on the consistency and quality of food preparation and service, which is monitored through monthly meetings between kitchen managers and senior management.

General Manager, Chef and Area Operating Partner Programs. We believe the compensation structure we have put in place for our general managers, chefs and area operating partners encourages excellent restaurant operations, fosters long-term employee commitment and results in a healthy and profitable restaurant base. The general manager of each Company-owned domestic restaurant is currently required, as a condition of employment, to sign a five-year employment agreement and to purchase a non-transferable ownership interest in a partnership (“Management Partnership”) that provides management and supervisory services to the restaurant he or she is employed to manage. We also require each new unaffiliated franchisee to provide the same opportunity to the general manager of each new restaurant opened by that franchisee. In addition, the chef of each Fleming’s and Roy’s restaurant is currently required, as a condition of employment, to sign a five-year employment agreement and to purchase a non-transferable ownership interest in the Management Partnership that provides management and supervisory services to his or her restaurant. The purchase price for a general manager’s ownership interest has historically been fixed at $25,000, and the purchase price for a chef’s ownership interest ranges from $10,000 to $15,000, each of which is subject to repayment in most circumstances upon termination of employment. This ownership interest gives the general manager and the chef the right to receive distributions from the Management Partnership based on a percentage of their restaurant’s annual cash flows for the duration of the agreement, which varies by concept from 6% to 10% for general managers and 2% to 5% for chefs. Upon completion of each five-year term of employment, the general managers and chefs participate in a deferred compensation program. Future cash funding requirements of the deferred compensation program will vary significantly depending on timing of partner contracts, forfeiture rates and numbers of partner participants.

Area operating partners are currently required, as a condition of employment, to make an initial investment of $50,000 in the Management Partnership that provides supervisory services to the restaurants the area operating partners oversees. This interest gives the area operating partner the right to distributions from the Management Partnership based on a percentage of his or her restaurants’ annual cash flows for the duration of the agreement, typically ranging from 4% to 9%. When area operating partner buyouts occur, they have historically been completed through payment of stock and cash and, following the Merger, are completed solely through payment of cash. We intend to continue the area operating partner program. We have the option to purchase an area operating partner’s interest in the Management Partnership after the restaurant has been open for a five-year period on the terms specified in the agreement.

Menu and Food Preparation. The menu for each of our concepts is designed to have a limited number of selections to permit the greatest attention to quality while offering sufficient breadth to appeal to a broad array of tastes. In preparing menu items, we emphasize quality and freshness. The large majority of our food menu items are made from scratch in our kitchens daily. Ingredients are selected using exacting criteria, with specific focus on proteins, produce, pastas/breads, spices and specialty wines and other alcoholic beverages as identified by each concept. For our steak entrées, we never use frozen beef and use only prime and choice cuts of beef.

We have a research and development function dedicated to maintaining food safety and quality, improving our existing menu items and developing new menu items for all concepts. We have a central team dedicated to procurement, food safety and quality assurance, as well as a dedicated research and development team for each concept. Our research and development centers serve as test kitchens and new vendor material qualification sites. Our research and development and marketing organizations dedicate a significant amount of time and research to identifying new menu items based on emerging consumer trends identified by internal and external research as well as consumer feedback. New items are subjected to a rigorous testing process, including tastings at the research and development centers and a progressively staged approval process beginning at the research and development centers and gradually expanding to multiple levels of restaurants before being implemented across the concepts.

Our research and development organization uses employees to inspect vendor adherence to quality, food safety and other specifications on a schedule of vendor site visits and restaurant inspections and reviews reports of third party inspections obtained by the vendors. Vendors that do not comply with quality, food safety and other specifications are not utilized until they satisfy our requirements.

We also have created two outside advisory councils, one for food safety and one for animal well-being. Both councils are comprised of experts in the areas of meat science, food safety, plant operations quality control and animal science. These groups meet at least once a year to advise our senior management on industry trends and strategy and procedures related to quality, safety and animal well-being.

Purchasing. We have a centralized purchasing team located in Tampa, Florida that procures most products on a national level. Items that cannot be procured across concepts, such as alcoholic beverages and some produce items, are procured locally by restaurant management. Our management negotiates directly with suppliers for most food and beverage products, as well as services, supplies and energy contracts, to ensure uniform quality and adequate supplies and to obtain competitive prices. We and our franchisees purchase substantially all food and beverage products from authorized local or national suppliers, and we periodically make advance purchases over varying periods to ensure adequate supply or to obtain favorable pricing. Domestically, we currently purchase approximately 90% of our beef from four beef suppliers, with whom we maintain good relationships. These four beef suppliers represent 87% of the total beef marketplace in the United States. Since we are the largest steakhouse chain in the United States, we purchase a significant quantity of USDA prime and choice beef, which we believe affords us advantages in sourcing and selecting high-quality items and ensuring fresh delivery.

We monitor the end-to-end costs associated with the products and goods we purchase. We evaluate purchases based on “total cost of ownership,” or TCO, which accounts for the initial purchase price and the cost structure underlying the procurement and order fulfillment process. We believe this approach leads to internal efficiencies in the way we handle and procure products, better pricing through consolidating volume and joint cost reductions for us and our suppliers. As part of our TCO approach, we solicit competitive bidding from suppliers, and we monitor commodity markets and trends and attempt to execute buys at the most advantageous times. In addition, we apply multi-sourcing strategies to reduce supply risk and we require our vendors to meet our quality assurance standards.

We have a national distribution program in place to service our restaurants that includes food, beverage, and packaging goods. This program is with a custom distribution company and uses a limited number of warehouses that provide only OSI-approved products to our system.

Unaffiliated Franchise Program

At December 31, 2007, there were 107 domestic franchised Outback restaurants and 49 international franchised Outback restaurants. Each unaffiliated domestic franchisee paid an initial franchise fee of $40,000 for each restaurant and pays an ongoing monthly royalty of 3.0% of gross restaurant sales and a monthly marketing administration fee of 0.5% of gross restaurant sales. Initial fees and ongoing royalties for international franchisees vary by market. Each unaffiliated international franchisee paid an initial franchise fee of between $40,000 to $200,000 for each restaurant and pays an ongoing monthly royalty of 3.0% to 4.0% of gross restaurant sales. Under the terms of the franchise agreements, all domestic unaffiliated franchisees are required to expend, on a monthly basis, a minimum of 3.0% of gross restaurant sales on national and local advertising.

At December 31, 2007, there were six domestic franchised Bonefish restaurants. Four of the unaffiliated domestic franchisees paid an initial franchise fee of $50,000 for each restaurant and pay an ongoing monthly royalty of 4.0% of gross restaurant sales. Two of the six domestic franchised locations are located in Washington and have a modified method for paying ongoing royalties. Ongoing royalty payments can range from 0.0% to 4.0% depending on sales volumes. Under the terms of the franchise agreement all domestic unaffiliated franchisees are required to expend, on an annual basis, a minimum of 3.0% of gross restaurant sales on national and local advertising and pay a monthly marketing administration fee of 0.5% of gross restaurant sales.

All unaffiliated franchisees are required to operate their Outback and Bonefish restaurants in compliance with our methods, standards and specifications regarding such matters as menu items, ingredients, materials, supplies, services, fixtures, furnishings, décor and signs, although the franchisee has full discretion to determine the prices to be charged to customers. In addition, all franchisees are required to purchase all food, ingredients, supplies and materials from suppliers approved by us. There were no unaffiliated franchised restaurants of our other concepts at December 31, 2007.

Marketing and Advertising

We have recently strengthened our marketing team by adding several new employees in the areas of marketing research and consumer insights, local store marketing, new product development and innovation, and marketing communications. In addition, we have added a new media agency partner and have selected a new public relations agency to work with our internal marketing team.

Our Outback concept has a strong, long-term track record. As brands mature, we believe that it is important to keep them contemporary and relevant, and so in late 2006, we began a significant consumer-insight, research-driven effort to re-stage the Outback brand for future growth. Throughout 2007, we have worked to confirm consumer perceptions and brand strengths, and set about establishing what we believe to be a refreshed, compelling positioning for the Outback brand. As such, Outback has recently revisited and updated the following aspects of the customer experience:

•

Our Food. The Outback menu includes a broad variety of foods beginning with a large selection of USDA choice, specially seasoned and prepared steaks, as well as seafood, chicken, pork and pasta dishes. Sides, soups and salads are prepared fresh daily with quality ingredients sourced from around the country and the world. Beginning with testing in mid-2007 and launched nationally later that year, Outback now offers “off the menu” daily specials. These specials reflect a range of entrées and price points, and we believe they provide new reasons for customers to come back to Outback more often.

•

Our Restaurants. As part of the Outback concept’s updated brand image, we have developed a multi-year plan to refresh and update our restaurants. The new look delivers an experience that we believe reaches beyond the existing interpretation of Australia and the Outback in our restaurants, and is expressed in updated fabrics, textures, art, lighting, props and murals.

•

Our Service. We take great pride in ensuring every customer is served by a friendly, helpful, informed server. In 2007, we refreshed our training program to maximize its effectiveness, and retrained the entire front of house staff of each restaurant. We track and monitor all customer feedback; attempting to address issues quickly and to reinforce and share best practices throughout the system.

Our marketing communications efforts focusing on Outback in 2008 seek to create a “reason to come in now,” by featuring new limited-time offer specials. We also plan to launch comprehensive communication programs, including television, radio, online, direct mail, and newspaper inserts. In addition, we have created promotional offers involving other high-profile companies, which we believe will create additional demand and help increase our customer traffic.

Carrabba’s has also recently increased its marketing efforts. While Carrabba’s has always had “off the menu daily specials,” we are supporting specific food items as limited-time offer specials by communicating them with television, radio and online support. In addition, a new loyalty program was introduced in 2007 that encourages frequent visits by our customers.

Fleming’s and Bonefish rely on a combination of direct mail and print advertising to market to a more focused target audience. Fleming’s also has a core customer loyalty program called The Magnum Club that offers preferred privileges to the most active customers.

Management Information Systems

We believe that our current management information systems infrastructure has the features and capacity necessary to support our business plan. All of our company-owned restaurants have personal computer and point-of-sale systems integrated with our centralized management information and accounting systems. Financial controls are maintained through our centralized accounting system and central restaurant-level data warehouse, allowing our headquarters as well as restaurant and field management to evaluate and manage key sales, cost of sales, product mix and labor performance metrics. We have access to daily financial and operating data for every company-owned restaurant, which is an important tool in achieving sound unit-level economics. We employ automated labor scheduling systems to maximize the efficiency of our field teams. We believe that our customized operations and cost control systems enable us to maintain a high degree of control over our operating expenses.

Our main data center is located in a category 3 hurricane-rated building in Brandon, Florida. In addition, we have a disaster recovery plan that includes a duplicate operating system facility in Chicago. Data is replicated on a near real-time basis between Brandon and Chicago. In the event of a disaster, we have the capability to operate all information technology platforms from the Chicago facility.

Site Selection

We consider the location of a restaurant to be critical to its long-term success and devote significant effort to the investigation and evaluation of potential sites. The site selection process focuses on trade area demographics, site visibility, accessibility and traffic volume. We also review potential competition and the profitability of national chain restaurants operating in the area. Construction of a new restaurant typically takes approximately 90 to 180 days from the date the location is leased or under contract and fully authorized to proceed.

We have a phased site approval process that consists of three stages. Phase 1 of the process consists of development and submission of a proposal by the area operating partner and a site selection manager. Phase 2 requires approval by the Chief Development Officer and the concept president. Phase 3 requires final approval by the Chief Financial Officer and/or the Chief Executive Officer/Chief Operating Officer. Each of these phases involves a review of the estimated investment in a site, the projected financial performance of the site and the returns anticipated at the site. Additionally, as we complete lease contract negotiations and due diligence, we monitor any changes to the anticipated economics as compared to the approved proposal. If the projections are negatively affected by changes in costs or assumptions, the proposed restaurant is presented again to the Chief Financial Officer and/or the Chief Executive Officer/Chief Operating Officer for their approval. We believe we have a rigorous site selection strategy that has high return thresholds.

While we intend to continue to grow our primary concepts following the Transactions, we plan to reduce the number of our new restaurant openings so that we limit our capital investment to the most attractive opportunities. Additionally, while historically we have pursued a mixed real estate strategy that included land purchases, ground leases and in-line leases, we plan to lease (both ground and in-line) the majority of our new restaurant sites in the future.

Restaurant Prototype Design

We design the interior of our restaurants in-house and utilize outside architects when necessary. The following table summarizes the primary characteristics of our primary concept prototypes:

	Outback	Carrabba’s	Bonefish	Fleming’s

Approximate Size	6,200 sq. ft.	6,500 sq. ft.	5,500 sq. ft.	7,100 sq. ft.

Approximate Number of Tables	Dining area: 47	Dining area: 43	Dining area: 38	Dining area: 35
	Bar area: 10	Bar area: 6	Bar area: 4	Bar area: 6

Approximate Seating Capacity	Dining area: 220	Dining area: 230	Dining area: 168	Dining area: 170
	Bar area: 54	Pasta bar: 10	Bar area: 25	Private dining area: 30
		Bar area: 60		Bar area: 35

Competition

The restaurant industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors with substantially greater financial and other resources than us. Some of our competitors have been in existence for a substantially longer period than us and may be better established in the markets where our restaurants are or may be located. Changes in consumer tastes, local, regional, national or international economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants often affect the restaurant business. In addition, factors such as inflation, increased food, labor and benefits costs, energy costs, consumer perceptions of food safety and the availability of experienced management and hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

Government Regulation

General. Various federal, state and local laws affect our business. Each of our restaurants is subject to licensing and regulation by a number of governmental authorities, which may include health, sanitation, building, zoning, safety, fire, and alcoholic beverage control agencies in the state or municipality in which the restaurant is located. These licensing and regulation matters relate to environmental, building, construction and zoning requirements, and the preparation and sale of food and alcoholic beverages. Difficulties or failures in obtaining the required licenses or approvals and compliance with application regulations could delay or prevent the development of a new restaurant at a particular location.

Our operations are also subject to federal and state laws governing such matters as wages, working conditions, citizenship requirements and overtime. Some states have set minimum wage requirements higher than the federal level. Some hourly personnel at our restaurants are paid at rates related to the federal minimum wage and, accordingly, increases in the minimum wage may increase our labor costs for those employees. Our employees who receive tips as part of their compensation, such as servers, are paid at a minimum wage rate, after giving effect to applicable tip credits. Our other personnel, such as our kitchen staff, are typically paid in excess of minimum wage. Other governmental initiatives such as mandated health insurance, if implemented, could adversely affect us as well as the restaurant industry in general. We are subject to the Americans With Disabilities Act, which, among other things, requires our restaurants to meet federally mandated requirements for the disabled. In addition, our employment practices are subject to the requirements of the Immigration and Naturalization Service relating to citizenship and residency.

Alcoholic Beverage Control Regulations. Alcoholic beverage control regulations require each of our restaurants to apply to a state authority and, in certain locations, county and municipal authorities for a license or permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control, and handling, storage and dispensing of alcoholic beverages.

Dram Shop Statutes. We may be subject in certain states to “dram-shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment which wrongfully served alcoholic beverages to such person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance.

Franchising Laws. We are also subject to federal and state laws regulating the offer and sale of franchises. These laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises. These laws often also apply substantive standards to the relationship between franchisor and franchisee and limit the ability of a franchisor to terminate or refuse to renew a franchise.

Health and Safety Laws. We are subject to the rules and regulations of various federal, state and local health agencies, including the United States Food and Drug Administration, or FDA, and the United States Department of Agriculture. The FDA specifies standards for nutritional content claims and health claims made in connection with food items offered in our restaurants.

Environmental

Our operations are also subject to federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on or in such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, we and Master Lessee indemnify PRP and the lenders under PRP’s real estate credit facility against certain environmental liabilities to the extent PRP or its lenders incur environmental related losses or liabilities from the real estate we sold to PRP under the PRP Sale-Leaseback Transaction. We are not aware of any material environmental conditions on our properties or those for which we are providing an environmental indemnity in connection with the PRP Sale-Leaseback Transaction that require remediation under federal, state or local law, and we believe the likelihood of loss from environmental liabilities is remote. However, if we are obligated to make substantial payments due to environmental liabilities at our properties or in satisfaction of our environmental indemnification obligations, we cannot assure you that such payments will not have a material adverse effect on our financial condition.

Employees

As of December 31, 2007, we employ approximately 114,000 persons, approximately 800 of whom are corporate personnel employed by OSI Restaurant Partners, LLC. Approximately 5,100 are restaurant management personnel and the remainder are hourly restaurant personnel. Of the approximately 800 corporate employees, approximately 125 are in management and 675 are administrative or office employees. None of our employees are covered by a collective bargaining agreement. We believe we generally have good relations with our employees.

Properties

Executive Offices. As of December 31, 2007, we lease approximately 152,000 square feet of office space in Tampa, Florida, under a lease expiring in 2014 (with the exception of approximately 16,000 square feet which expires in 2008). Our executive offices are located in approximately 140,000 square feet of that space, and we sublease the remaining 12,000 square feet.

Restaurant Locations. In connection with the Merger, we caused our wholly-owned subsidiaries to sell substantially all of our domestic restaurant properties to our newly-formed sister company, PRP, for approximately $987.7 million. PRP then leased the properties to Private Restaurant Master Lessee, LLC, our wholly-owned subsidiary, under a market rate master lease. The market rate master lease is a triple net lease with a 15-year term. The sale of substantially all of our domestic wholly-owned restaurant properties to PRP and entry into the market rate master lease and the underlying subleases resulted in operating leases for us and is referred to as the “PRP Sale-Leaseback Transaction.”

We currently lease approximately 30% of our restaurant sites from PRP and 70% of our restaurant sites from other third parties. In the future, we intend to continue to construct a significant number of new restaurants on leased land. Initial lease expirations primarily range from five to ten years, with the majority of the leases providing for an option to renew for one or more additional terms. Our new leases require two or more additional terms. All of our leases provide for a minimum annual rent, and most leases call for additional rent based on sales volume at the particular location over specified minimum levels. Generally, the leases are net leases that require us to pay the costs of insurance, taxes and a portion of lessors’ operating costs.

As of December 31, 2007, we had 1,480 system-wide restaurants (including a total of 795 domestic Outback restaurants, 178 international Outback restaurants, 238 Carrabba’s restaurants, 140 Bonefish restaurants, 54 Fleming’s restaurants, 23 Roy’s restaurants, 44 Cheeseburger in Paradise restaurants, six Lee Roy Selmon’s restaurants, and two Blue Coral restaurants) in 50 states and 20 countries internationally. The table below sets forth the locations of our company-owned restaurants and franchised and development joint venture restaurants as of December 31, 2007:

State/Country	Company- Owned	Franchised and Development Joint Venture	Total
Domestic
Alabama	23	1	24
Alaska	—	1	1
Arizona	36	—	36
Arkansas	11	—	11
California	18	62	80
Colorado	30	—	30
Connecticut	11	—	11
Delaware	3	—	3
Florida	209	1	210
Georgia	49	—	49
Hawaii	7	—	7
Idaho	1	5	6
Illinois	31	—	31
Indiana	30	—	30
Iowa	8	—	8
Kansas	14	—	14
Kentucky	17	—	17
Louisiana	20	—	20
Maine	1	—	1
Maryland	41	—	41

State/Country	Company- Owned	Franchised and Development Joint Venture	Total
Massachusetts	21	—	21
Michigan	40	—	40
Minnesota	11	—	11
Mississippi	2	6	8
Missouri	19	—	19
Montana	1	2	3
Nebraska	8	—	8
Nevada	16	—	16
New Hampshire	4	—	4
New Jersey	38	—	38
New Mexico	6	—	6
New York	45	—	45
North Carolina	62	1	63
North Dakota	1	—	1
Ohio	52	1	53
Oklahoma	14	—	14
Oregon	—	8	8
Pennsylvania	42	—	42
Rhode Island	3	—	3
South Carolina	37	1	38
South Dakota	2	—	2
Tennessee	37	4	41
Texas	76	—	76
Utah	6	—	6
Vermont	1	—	1
Virginia	61	—	61
Washington	—	20	20
West Virginia	8	—	8
Wisconsin	14	—	14
Wyoming	2	—	2

International
Australia	—	3	3
Bahamas	—	1	1
Brazil	—	17	17
Canada	10	3	13
China	—	2	2
Costa Rica	—	1	1
Guam	—	1	1
Hong Kong	6	—	6
Indonesia	—	2	2
Japan	11	—	11
Malaysia	—	2	2
Mexico	—	4	4
Philippines	2	1	3
Puerto Rico	2	—	2
Singapore	—	1	1
South Korea	98	—	98
Taiwan	—	4	4
Thailand	—	1	1
United Kingdom	—	5	5
Venezuela	—	1	1

Total Restaurants	1,318	162	1,480

Legal Proceedings

We are subject to legal proceedings, claims and liabilities, such as liquor liability, sexual harassment and slip and fall cases, etc., which arise in the ordinary course of business and are generally covered by insurance. In the opinion of management, the amount of the ultimate liability with respect to those actions will not have a materially adverse impact on our financial position or results of operations and cash flows. In addition, we are subject to the following legal proceedings and actions, which depending on the outcome, which is uncertain at this time, could have a material adverse effect on our financial condition.

On November 8, 2006, a putative class action complaint captioned Charter Township of Clinton Police and Fire Retirement System v. OSI Restaurant Partners, Inc., et al., No. 06-CA-010348, was filed in the Circuit Court of the 13th Judicial Circuit in and for Hillsborough County, Florida against us, each of our directors, J. Timothy Gannon, Bain Capital Partners, LLC and Catterton Partners, challenging the merger of OSI with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. (the “Merger”), as unfair and inadequate to our public stockholders.

On January 25, 2007, plaintiff’s counsel in the Florida action voluntarily dismissed the action as to Mr. Gannon and filed an amended complaint, which did not name Mr. Gannon as a defendant, against the remaining defendants. The amended complaint alleges that our directors breached their fiduciary duties in connection with the Merger by failing to maximize stockholder value and by approving a transaction that purportedly benefits the Founders and our management expected to invest in the proposed transaction at the expense of our public stockholders; that our directors breached their fiduciary duties by failing to disclose certain allegedly material information to stockholders; and that we, Bain Capital and Catterton aided and abetted the alleged fiduciary breaches. The amended complaint seeks, among other relief, class certification of the lawsuit, an injunction against the Merger, declaratory relief, compensatory and/or rescissory damages to the putative class, and an award of attorneys’ fees and expenses to plaintiffs. On February 23, 2007, defendants Brabson, Carey, Fields, Franks, James, and Wilt answered the amended complaint and asserted affirmative defenses. The other defendants filed motions to dismiss the amended complaint on the same date.

On January 30, 2007, a class action complaint captioned Robert Mann v. Chris T. Sullivan, et al., No. CA2709-N, was filed in the Court of Chancery of Delaware in and for New Castle County against the same defendants stated above, including Mr. Gannon and except that Catterton Management Company, LLC was named as a defendant rather than Catterton Partners. Paul E. Avery, Joseph J. Kadow and Dirk A. Montgomery were also named as defendants. The complaint alleges that OSI’s directors and the officer defendants breached their fiduciary duties in connection with the Merger, and that Mr. Gannon, Bain Capital and Catterton aided and abetted the alleged fiduciary breaches. The complaint seeks, among other relief, an injunction against the proposed transaction, declaratory relief, compensatory and/or rescissory damages to the putative class, and an award of attorneys’ fees and expenses to plaintiffs.

Counsel for the parties to these two suits have entered into a settlement stipulation as of June 26, 2007, providing for the settlement of the suits subject to Florida court approval. Pursuant to the stipulation, the defendants agreed to make certain additional disclosures in the Definitive Proxy Statement that was circulated to our stockholders with respect to the Merger. The defendants considered it desirable that the actions be settled to avoid the burden, expense, risk, inconvenience and distraction of continued litigation and to resolve all of the claims that were or could have been brought in the actions being settled. A hearing by the Florida court to consider approval of the settlement was held on October 30, 2007. At the hearing, the Florida court entered an order approving the settlement. As a result of this order, both the Florida action and the Delaware action will be dismissed with prejudice. As part of the settlement stipulation to the Charter Township of Clinton Police and Fire Retirement System v. OSI Restaurant Partners, Inc., et al., No. 06-CA-010348 suit, the defendants agreed to pay attorneys’ fees, expenses and costs of plaintiff’s counsel of $5.0 million by November 9, 2007.

Outback Steakhouse of Florida, Inc. and OS Restaurant Services, Inc. are the defendants in a class action lawsuit brought by the U.S. Equal Employment Opportunity Commission (EEOC v. Outback Steakhouse of

Florida, Inc. and OS Restaurant Services, Inc., U.S. District Court, District of Colorado, Case No. 06-cv-1935, filed September 28, 2006) alleging that they have engaged in a pattern or practice of discrimination against women on the basis of their gender with respect to hiring and promoting into management positions as well as discrimination against women in terms and condition of their employment. In addition to the EEOC, two former employees have successfully intervened as party plaintiffs in the case. On November 3, 2007, the EEOC’s nationwide claim of gender discrimination was dismissed and the scope of the suit was limited to the states of Colorado, Wyoming and Montana. However, we expect the EEOC to pursue claims of gender discrimination against us on a nationwide basis through other proceedings. Litigation is, by its nature, uncertain both as to time and expense involved and as to the final outcome of such matters. While we intend to vigorously defend ourselves in this lawsuit, protracted litigation or unfavorable resolution of this lawsuit could have a material adverse effect on our business, results of operations or financial condition and could damage our reputation with our employees and our customers.

In April 2007, we were served with a putative class action complaint captioned Gerald D. Wells, Jr. et al. v. OSI Restaurant Partners, Inc., Case No. 07-1431, that was filed in the United States District Court for the District of Pennsylvania alleging violations of the Fair and Accurate Credit Transactions Act, or FACTA, on behalf of customers of Carrabba’s Italian Grill. In June 2007, a putative class action complaint captioned David Sochin v. OSI Restaurant Partners, Inc., Case No. 07-02228 was filed in the United States District Court for the Eastern District of Pennsylvania alleging violations of FACTA on behalf of customers of Fleming’s Prime Steakhouse and Wine Bar. In addition, we had previously been provided with a copy of a putative class action complaint captioned Saunders v. Roy’s Family of Restaurants, Inc., Case No. SACV07-164 CJC (ANx), that was filed in the United States District Court for the Central District of California alleging violations of FACTA on behalf of customers of Roy’s restaurants; an amended complaint in that suit was served in May 2007, naming Roy’s/Woodland Hills-I, Limited Partnership and Outback Steakhouse of Florida, Inc. as defendants in place of Roy’s Family of Restaurants, Inc. Outback Steakhouse of Florida, Inc. has been dismissed from the Saunders suit, leaving Roy’s/Woodland Hills-I, Limited Partnership as the only defendant. The issue of whether class certification is proper under the circumstances presented by the Saunders case is now pending before the U. S. Court of Appeals for the Ninth Circuit. We have obtained a stay of the Saunders case pending the decision of the Ninth Circuit Court of Appeals, at which time the District Court will review the status of any appellate decision. As the appellate decision has not yet been issued, the Company has requested an extension of the stay, which was due to expire on April 15, 2008. We have also been served in a putative class action complaint captioned Stephen Troy et al. v. Carrabba’s Italian Grill, Inc., Case No. 07-CV-4329 that was filed in the United States District Court for the Northern District of Illinois. The Troy case alleges violations of FACTA on behalf of Illinois residents only. On August 31, 2007, a putative class action complaint captioned Lauren C. Hughes and Anthony Pasquarello et al. v. OSI Restaurant Partners, Inc. d/b/a Outback Steakhouse and Does 1 through 10, inclusive, was filed in the United States District Court for the Western District of Pennsylvania alleging violations of FACTA on behalf of customers of Outback Steakhouse. FACTA restricts, among other things, the credit and debit card data that may be included on the electronically printed receipts provided to retail customers at the point of sale. Each suit alleges that the defendants violated a provision of FACTA by including more information on the electronically printed credit and debit card receipts provided to customers than is permitted under FACTA. Each complaint seeks monetary damages, including statutory damages, punitive damages, attorneys’ fees and injunctive relief. These lawsuits are among a number of lawsuits with similar allegations that have been filed recently against large retailers and foodservice operators, among others, as a result of the implementation of FACTA, which became fully effective as of December 4, 2006. On February 20, 2008, we received an order granting our motion to consolidate the Wells, Sochin, Hughes and Troy cases before a single judge. These four cases are now deemed consolidated for all pre-trial purposes, and will proceed before the Honorable Tomas J. O’Neill of the U.S. District Court for the Eastern District of Pennsylvania in Philadelphia. While we intend to vigorously defend against these actions, each of these cases is in the preliminary stages of litigation, and as a result, the ultimate outcome of these cases and their potential financial impact on us are not determinable at this time.

On February 21, 2008, a purported class action complaint captioned Ervin, et al. v. OS Restaurant Services, Inc. was filed in the U.S. District Court, Northern District of Illinois (Case No.: 08-C-1091). This lawsuit alleges violations of state and federal wage and hour law in connection with tipped employees and overtime compensation and seeks relief in the form of unspecified back pay and attorney fees. It alleges a class action under state law and a collective action under federal law. While we intend to vigorously defend ourselves, it is not possible at this time to reasonably estimate the possible loss or range of loss, if any.

One of our subsidiaries received a notice of proposed assessment of employment taxes in March 2008 from the Internal Revenue Service (“IRS”) for calendar years 2004 through 2006. The IRS asserts that certain cash distributions paid to our general manager partners, chef partners, and area operating partners who hold partnership interests in limited partnerships with our affiliates should have been treated as wages and subjected to employment taxes. We believe that we have complied and continue to comply with the law pertaining to the proper federal tax treatment of partner distributions. We intend to file a protest of the proposed employment tax assessment. Because we are at a preliminary stage of the administrative process for resolving disputes with the IRS, we cannot, at this time, reasonably estimate the amount, if any, of additional employment taxes or other interest, penalties or additions to tax that would ultimately be assessed at the conclusion of this process. If the IRS examiner’s position were to be sustained, the additional employment taxes and other amounts that would be assessed would be material.

Trademarks and Service Marks

We regard our service marks, including “Outback Steakhouse”, “Carrabba’s Italian Grill,” “Fleming’s Prime Steakhouse and Wine Bar,” “Bonefish Grill,” and our “Bloomin’ Onion” trademark as having significant value and as being important factors in the marketing of our restaurants. We have also obtained a trademark for several other of our menu items, and the “No Rules. Just Right.,” “Aussie Mood Awesome Food.” and other advertising slogans. In addition, the overall layout, appearance and designs of our restaurants are valuable assets. We are aware of names and marks similar to our service marks being used by other persons in certain geographic areas in which we have restaurants. However, we believe such uses will not adversely affect us. Our policy is to pursue registration of our marks whenever possible and to oppose vigorously any infringement or dilution of our marks.

MANAGEMENT

Below is a list of the names, ages and positions, and a brief account of the business experience, of the individuals who serve as our executive officers and as members of our board of managers (the “Board”). In addition, the individuals listed below also serve as the officers and directors of the Co-Issuer.

Name	Age	Position
Executive Officers
A. William Allen, III	48	Chief Executive Officer and Member of the Board of Managers
Paul E. Avery	48	Chief Operating Officer
Joseph J. Kadow	51	Chief Officer—Legal and Corporate Affairs and Executive Vice President
Dirk A. Montgomery	45	Chief Financial Officer
Jody L. Bilney	46	Chief Marketing Officer
Richard L. Renninger	40	Chief Development Officer
Michael W. Coble	60	President of Outback Steakhouse International, LLC
John W. Cooper	55	President of Bonefish Grill, LLC
Steven T. Shlemon	48	President of Carrabba’s Italian Grill, LLC
Jeffrey S. Smith	45	President of Outback Steakhouse of Florida, LLC

Board of Managers
Andrew Balson	41	Member of the Board of Managers
Robert D. Basham	61	Member of the Board of Managers
J. Michael Chu	51	Member of the Board of Managers
Philip Loughlin	40	Member of the Board of Managers
Mark Nunnelly	49	Member of the Board of Managers
Chris T. Sullivan	60	Member of the Board of Managers
Mark Verdi	41	Member of the Board of Managers

Mr. Allen has served as our Chief Executive Officer since March 2005, was a director of OSI Restaurant Partners, Inc. from April 2005 through June 2007, and has been a member of OSI’s board of managers since June 2007. From January 2004 to March 2005, Mr. Allen served as President of West Coast Concepts of OSI. He is a co-founder and was the President of Fleming’s Prime Steakhouse & Wine Bar from October 1999 until January 2004.

Mr. Avery has served as our Chief Operating Officer since March 2005. Mr. Avery was named President of Outback Steakhouse of Florida, Inc., a subsidiary of OSI, in April 1997. Mr. Avery served as a director of OSI Restaurant Partners, Inc. from April 1998 to April 2004.

Mr. Balson has served as a member of our board of managers since June 2007 and is a Managing Director of Bain Capital. Prior to joining Bain Capital in 1996, Mr. Balson was a consultant at Bain & Company, where he worked in the technology, telecommunications, financial services, and consumer goods industries. Previously Mr. Balson worked in the merchant Banking Group at Morgan Stanley & Co. and in the leveraged buyout group at SBC Australia.

Mr. Basham is a founder of OSI, was a director of OSI Restaurant Partners, Inc. from its formation in 1991 through June 2007, and has been a member of our board of managers since June 2007. Mr. Basham was Chief Operating Officer of OSI Restaurant Partners, Inc. from its formation in 1991 until March 2005, at which time he resigned as Chief Operating Officer and was appointed Vice Chairman until June 2007.

Ms. Bilney has served as our Chief Marketing Officer since January 2008. Ms. Bilney was named Chief Marketing Officer of Outback Steakhouse of Florida, LLC (“OSF”), a wholly-owned subsidiary of OSI, in October 2006 and served in that capacity until January 2008. Prior to joining the Company, Ms. Bilney was the Executive Vice President, Chief Marketing Officer at Openwave Systems from August 2005 until September 2006. From July 2002 until January 2005, Ms. Bilney was Executive Vice President, Chief Marketing Officer of Charles Schwab & Co., Inc.

Mr. Coble has served as President of Outback Steakhouse International, LLC, a wholly owned subsidiary of OSI, since January 2002 and as a director of that entity since April 2006. He also serves as a director of several other international subsidiaries including: Blooming Hong Kong Ltd., Outback Steakhouse Japan, Outback Steakhouse Korea, Outback Philippines Development Holding Corp. and Outback Steakhouse International Investments Co.

Mr. Chu has served as a member of our board of managers since June 2007 and is a Managing Partner and Co-Founder of Catterton. Prior to forming Catterton, in 1990, Mr. Chu held a variety of senior positions with First Pacific Company, a Hong Kong-based publicly listed investment and management company, which he joined in 1983. His positions at First Pacific included Vice President and Corporate Treasurer, First Pacific (Hong Kong); Director of Finance, Hagemeyer N.V. (Netherlands); Vice President and Treasurer, Hibernia Bank (San Francisco); Chief Operating Officer, Comtrad, Inc. (New York); and Chief Operating Officer, Doyle Graf Raj (New York), an advertising firm.

Mr. Cooper has served as President of Bonefish Grill, LLC, a wholly owned subsidiary of OSI, since August 2001.

Mr. Kadow has served as our Chief Officer—Legal and Corporate Affairs and Executive Vice President since April 2005, and General Counsel and Secretary since April 1994. Mr. Kadow also served as Senior Vice President from April 1994 to April 2005.

Mr. Loughlin has served as a member of our board of managers since June 2007 and is a Managing Director of Bain Capital. Prior to joining Bain Capital in 1996, Mr. Loughlin was Executive Advisor to the President of Eagle Snacks, Inc., where he helped manage the restructuring and liquidation of the company. Previously, Mr. Loughlin was a consultant at Bain & Company, where he worked in the telecommunications, industrial manufacturing and consumer products industries and also was a Product Manager at Norton Company.

Mr. Montgomery has served as our Chief Financial Officer since November 2005. Mr. Montgomery previously served as Retail Senior Financial Officer of ConAgra Foods, Inc. from November 2004 to October 2005. From 2000 to 2004, he was employed as Chief Financial Officer by Express, a subsidiary of Limited Brands, Inc.

Mr. Nunnelly has served as a member of our board of managers since June 2007 and is a Managing Director of Bain Capital. Prior to joining Bain Capital in 1990, Mr. Nunnelly was a Vice President of Bain & Company, with experience in the domestic, Asian and European strategy practices. Previously, Mr. Nunnelly worked at Procter & Gamble in product management. He also founded and had operating responsibility for several new ventures.

Mr. Renninger has served as our Chief Development Officer since January 2008. Mr. Renninger was Senior Vice President of Real Estate and Development of OSF from May 2005 to January 2008. Prior to June 2005, Mr. Renninger served as Vice President of Real Estate of Rare Hospitality International, Inc., and from 1992 to 2002, was employed as Vice President/Director of Real Estate and Vice President of Construction by Waffle House, Inc.

Mr. Shlemon has served as President of Carrabba’s Italian Grill, LLC, a wholly-owned subsidiary of OSI, since April 2000.

Mr. Smith has served as President of OSF since April 2007. Mr. Smith served as a Vice President of Bonefish Grill, LLC from May 2004 to April 2007, and as Regional Vice President—Operations of OSF from January 2002 to May 2004.

Mr. Sullivan is a founder of OSI, was a director of OSI Restaurant Partners, Inc. from its formation in 1991 through June 2007, and has been a member of our board of managers since June 2007. Mr. Sullivan was the Chairman of the Board of OSI Restaurant Partners, Inc. since its formation in 1991 until June 2007 and was the Chief Executive Officer of OSI Restaurant Partners, Inc. from 1991 until March 2005.

Mr. Verdi has served as a member of our board of managers since June 2007 and is an Operating Partner of Bain Capital in its Portfolio Group. Prior to joining Bain Capital in 2004, Mr. Verdi worked for IBM Global Services. While at IBM, he played a leadership role in the acquisition and integration of PricewaterhouseCoopers’ Management Consulting Group into IBM and led the Financial Services Business Transformation Outsourcing Group globally. Mr. Verdi was also Senior Vice President of Finance and Operations and a member of the Board of Directors at Mainspring, a public strategy consulting firm. Earlier in his career, he spent eight years with Price Waterhouse.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

On November 5, 2006, OSI Restaurant Partners, Inc. entered into a definitive agreement to be acquired by Kangaroo Holdings, Inc., which is controlled by an investor group comprised of affiliates of Bain Capital Partners, LLC and Catterton Partners, along with the Founders of the Company and certain members of management for $40.00 per share in cash. On May 21, 2007, this agreement was amended to increase the merger consideration to $41.15 per share in cash, payable to all shareholders except for the Founders, who instead rolled over a portion of their equity interest and received $40.00 per share for their remaining shares. Immediately following consummation of the Merger on June 14, 2007, the Company converted into a Delaware limited liability company named OSI Restaurant Partners, LLC and our shares of Common Stock ceased to be listed on the New York Stock Exchange. Upon completion of the Merger, the current membership of the Board was constituted, and a new compensation committee (the “Compensation Committee”) was formed. The Compensation Discussion and Analysis presented hereunder relates solely to the post-Merger period commencing on June 14, 2007. However, solely for informational purposes, the disclosure relating to our executive officers included in the “Summary Compensation Table” (the “Named Executive Officers”) includes a discussion of the compensation of such Named Executive Officers for the past two years, including pre-Merger compensation paid by OSI Restaurant Partners, Inc.

Compensation Philosophy and Objectives

The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board. The Compensation Committee has the responsibility for all aspects of the compensation program for the executive officers. The Compensation Committee consists of Andrew Balson and J. Michael Chu, each of whom is affiliated with one of our current stockholders, and Chris T. Sullivan, a stockholder and founder of the Company. Messrs. Balson and Chu are Non-Employee Directors within the meaning of Rule 16b-3 under the Exchange Act and are each Outside Directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The primary objective of the Compensation Committee in determining executive compensation is to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and create a strong incentive to increase the Company’s equity value.

The Company has historically provided, and intends to continue to provide, executive officers with a cash compensation package that compensates them below the median cash compensation in the marketplace based on the Compensation Committee’s knowledge of compensation practices within the industry and publicly available information. In addition, management has an opportunity to earn a significant amount of compensation based on its equity ownership in the Company. The Compensation Committee believes this ownership mentality contributes significantly to incentivize and motivate management to create stockholder value. In addition to the foregoing, the Compensation Committee also considered the following factors in setting total executive compensation:

•	level of responsibility;

•	individual experience;

•	internal equity;

•	the Company’s earnings and earnings growth;

•	the Company’s size and complexity;

•	the Company’s performance;

•	the anticipated level of difficulty of replacing the executive;

•	individual performance;

•	inflation and competitive considerations; and

•	compensation relative to peers in the industry.

In light of the Compensation Committee’s objective and the overall responsibility of establishing, implementing and monitoring the executive compensation programs, the Compensation Committee determines executive compensation for Named Executive Officers and other key employees, including its operating unit presidents, consistent with a philosophy of compensating executive officers based on their responsibilities, the Company’s performance and the achievement of established annual goals. Salary and target bonus plans for all officers other than the Chief Executive Officer are recommended by management to the Compensation Committee for its approval. The primary components of the Company’s executive compensation program are (i) base salaries, (ii) bonuses solely based on financial performance, and (iii) grants of stock options, including predominantly performance based options to operating unit executives, although the executive compensation program is heavily weighted towards compensation through both cash bonuses that are 100% performance based and options. Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably, both from an internal and external perspective.

In addition, the Compensation Committee has overall responsibility for establishing, implementing, and monitoring the executive compensation program for our four “Chief”, or C-Level, executives and operating unit presidents. Salary and target bonus amounts as well as option awards for C-Level executives (other than the Chief Executive Officer) and operating unit presidents are recommended by management to the Compensation Committee for its approval. The Compensation Committee reviews management’s recommendations in light of each operating unit’s proposed budget and annual plan and each officer’s performance evaluations. The Compensation Committee then determines salaries and bonuses, and approves option awards, if any, for these operating units. Individual performance, including the performance of the executive officer’s business unit, if applicable, market conditions and other factors are considered in determining compensation.

Compensation Elements

The principal components of compensation for the Named Executive Officers consist of the following:

•	base salary;

•	performance-based cash incentives;

•	long-term stock incentives; and

•	other benefits and perquisites.

A significant percentage of total compensation was allocated to performance-based compensation as a result of the philosophy mentioned above. There was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee established the appropriate level and mix of incentive compensation based in part on market information, its view of internal equity and consistency and other relevant considerations, such as rewarding extraordinary performance.

Base Salary

In furtherance of the compensation program objectives described above, the Board, upon the Compensation Committee’s recommendation, set the base salaries of the Named Executive Officers listed in the table below, effective June 14, 2007:

Name	Base Salary
A. William Allen III	$1,060,875
Dirk A. Montgomery	472,000
Paul E. Avery	695,000
Joseph J. Kadow	497,640
Jeffrey S. Smith (1)	400,000

(1)	Mr. Smith’s 2007 base salary was originally set at $185,000 and increased to $400,000 upon promotion to President of Outback Steakhouse of Florida, Inc. Mr. Smith’s compensation structure, as a concept president rather than C-Level executive, differs from the other Named Executive Officers as described throughout this Executive Compensation section.

Prior to the Merger, the compensation committee of OSI Restaurant Partners, Inc. (the “Pre-Merger Committee”) established an officer bonus plan (the “Officer Bonus Plan”) intended to provide incentives to Messrs. Allen, Montgomery, Avery and Kadow for achieving certain objective performance goals relating to increases in excess of the prior year based upon earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, which remained in place after the Merger. The aggregate bonus under this plan is capped at 100% of bonus potential at a 10% increase over prior year’s EBITDA. Additionally, Mr. Kadow participates with officers other than Messrs. Allen, Montgomery and Avery, in a kicker bonus pool of $2.0 million payable if EBITDA exceeds the prior year by certain threshold amounts. This program is designed to provide incentive pay only in the event performance objectives are met or exceeded and will be updated annually by the Compensation Committee based on changes in the business plan. Under the Officer Bonus Plan, the officers are eligible to earn a quarterly or yearly bonus based upon the Company meeting objective goals as stated above.

In 2007, the officers were eligible to receive cash incentive bonuses under the Officer Bonus Plan with a bonus potential as follows: Mr. Allen, 150% of base salary; Mr. Montgomery, 150% of base salary; Mr. Avery, 300% of base salary; and Mr. Kadow, 100% of base salary. Additionally, for Mr. Allen, EBITDA needed to increase more than 5% over the prior year for any bonus to be paid. For Mr. Allen, the bonus payout range began at 20% of bonus potential if EBITDA exceeded prior year by 5.1% and reached 100% of potential bonus if EBITDA exceeded prior year by 15%. For Messrs. Montgomery, Avery and Kadow, the bonus payout range began at 20% of bonus potential if EBITDA exceeded prior year by 1.1% and reached 100% of bonus potential if EBITDA exceeded prior year by 10%. Amounts paid to these officers under the Officer Bonus Plan for performance in 2006 and 2007 are reflected in the “Summary Compensation Table.”

For 2008, the Officer Bonus Plan has been modified to be based on achievement of specified, planned levels of EBITDA instead of being based on increases in EBITDA over the prior year. The officers are eligible to receive cash incentive bonuses under the Officer Bonus Plan for 2008 with a bonus potential as follows: Mr. Allen, 150% of base salary; Mr. Montgomery, 150% of base salary; Mr. Avery, 300% of base salary; and Mr. Kadow, 100% of base salary. The bonus payout range begins at 20% of bonus potential if 2008 EBITDA is $410 million and reaches 100% of bonus potential if 2008 EBITDA is $440 million. However, should the specified, planned EBITDA levels be exceeded, the officers will receive a bonus potential in excess of the above percentages. Specifically, the bonus potential is increased to 150% if 2008 EBITDA is $460 million and 200% if 2008 EBITDA is $480 million or greater.

The Pre-Merger Committee established a quarterly concept bonus plan (the “Quarterly Concept Bonus Plan”) intended to provide incentives to concept executives for achieving certain objective performance goals relating to net income for the concept for which he was responsible. The bonus was calculated as a factor of pre-tax income. Prior to April 12, 2007, Mr. Smith was eligible to receive a quarterly cash incentive bonus under the Quarterly Concept Bonus Plan as Vice-President of Bonefish Grill with a target amount of $70,000 per quarter based on financial and subjective measures. Financial measurements constituted 50% of the target bonus and were based on improvements in income before taxes (“IBT”) over the prior year with planned IBT as the target to achieve 100% bonus potential. If IBT growth exceeded plan then bonus in excess of 100% was calculated in proportion to the excess. The subjective measurements constituted 50% of the target bonus and were based on the development and execution of concept strategies. Mr. Smith was promoted to President of Outback Steakhouse of Florida, Inc. on April 12, 2007, resulting in a new base salary of $400,000 annually and a new target bonus of $100,000 per quarter. Amounts paid to Mr. Smith for performance in 2007 are reflected in the “Summary Compensation Table.”

After the Merger, the Quarterly Concept Bonus Plan for Mr. Smith remains unchanged with a target bonus of $100,000 quarterly. The bonus calculation is based on an adjusted EBITDA comparison of actual to planned results with a bonus potential of more or less than $100,000 each quarter based on the Outback Steakhouse concept’s adjusted EBITDA results. Amounts paid to Mr. Smith for performance in 2007 are reflected in the “Summary Compensation Table.”

In 2008, an additional bonus opportunity (the “Blueprint Initiatives”) has been created to encourage key employees (director-level and above), including the Named Executive Officers. The Blueprint Initiatives represent strategic initiatives focused on achievement of annual financial plans and improvement of profit contribution in 2008 and beyond. The allocation of this bonus, if any, by eligible employee is currently under review by the Compensation Committee. In addition, Mr. Avery has a separate bonus opportunity (incremental to that above) of up to $400,000. The bonus will be paid pro-rata starting at $300,000 for $50 million of identifiable Company cost savings up to $400,000 for $80 million of identifiable Company cost savings.

Long-Term Stock Incentives

Restricted Stock: On June 14, 2007, in conjunction with the Merger, shares of restricted stock held prior to the Merger were exchanged for restricted stock in the Parent for the Named Executive Officers listed below. The awards vest 20% each year over five years on the anniversary date of the Merger.

Number of shares of restricted stock granted on June 14, 2007:

Name	Restricted Shares Granted (#)	Fair Value On Grant Date
A. William Allen III	1,851,750	$18,328,500
Dirk A. Montgomery	411,500	4,073,000
Paul E. Avery	1,234,500	12,345,000
Joseph J. Kadow	308,625	3,054,750

Number of shares of restricted stock exchanged on June 14, 2007:

Name	Restricted Shares Exchanged (#)	Market Value On Exchange Date
A. William Allen III	450,000	$18,517,500
Dirk A. Montgomery	100,000	4,115,000
Joseph J. Kadow	75,000	3,086,250

See the “Grants of Plan-Based Awards for Fiscal 2007—Restricted Stock” table for additional information regarding 2007 restricted stock grants and the “Restricted Stock Exchanged and Option Agreements Cancelled for Fiscal 2007—Restricted Stock Exchanged” table for additional information on restricted stock.

Stock Options: On June 14, 2007, in conjunction with the Merger, our Parent adopted the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan (the “Equity Plan”). In addition, certain specific grants under the Equity Plan to key employees were approved by our Board, and the stockholders granted the Board authority to make grants to other eligible participants in the future. The Equity Plan has been established to advance the interests of OSI and its affiliates by providing for the grant to eligible participants (key employees and directors of, and consultants and advisors to, OSI or its affiliates) of equity-based awards. Awards under the Equity Plan are intended to align the long-term incentives of our executives and stockholders.

The Named Executive Officers listed below received stock option grants on June 14, 2007 under the Equity Plan in conjunction with the Merger. The stock option grants have an exercise price of $10.00 per share, as determined to be fair market value on the date of grant. Shares vest 20% annually over five years. The Equity Plan contains a call provision that allows our Parent to repurchase all shares purchased through exercise of stock options upon termination of employment at the lower of exercise cost or fair market value at any time prior to the earlier of an initial public offering or a change of control. If an employee terminates employment as a result of death or disability, for other than cause or for good reason, then under this call provision, our Parent may repurchase the stock for fair market value. As a result of the call provision, the Company does not record stock option expense for options nor does it have any unrecognized, pre-tax compensation expense related to non-vested stock options at December 31, 2007. See the “Grants of Plan-Based Awards for Fiscal 2007—Stock Options” table for additional information regarding 2007 stock option grants.

Number of shares of common units underlying the June 14, 2007 Stock Option Grants:

Name	Stock Options (#)
A. William Allen III	497,482
Dirk A. Montgomery	153,071
Paul E. Avery	459,214
Joseph J. Kadow	319,810

Change in Control Payments: Each of Messrs. Allen, Montgomery, Avery, Kadow and Smith are entitled to certain benefits and payments upon separation. See the “Potential Payments upon Termination or Change in Control – Executive Benefits and Payments upon Separation” table for amounts payable under employment agreements at the end of fiscal 2007.

In conjunction with the Merger, the Named Executive Officers listed below received payments for the cancellation of stock option agreements on June 14, 2007. The payment for cancellation of stock options was calculated by multiplying the intrinsic value with the number of options cancelled. The intrinsic value is the excess of the market value over the exercise price based on the June 14, 2007 merger consideration of $41.15 per share. These amounts are included as “Change of Control Payments” in the “Summary Compensation Table.”

Name	Stock Options Cancelled (Shares) (#)	Stock Options Intrinsic Value	Change In Control Intrinsic Value Payment
A. William Allen III	300,000	$3,828,000	$3,828,000
Paul E. Avery	883,000	11,448,450	11,448,450
Joseph J. Kadow	225,000	2,384,000	2,384,000
Jeffrey S. Smith	115,000	510,400	510,400

Other Benefits and Perquisites

Our Named Executive Officers also receive certain other benefits and perquisites. These benefits include the payment of life insurance premiums, Company-paid medical benefits, automobile allowances, personal use of corporate aircraft (except Mr. Smith), and, in some cases, reimbursement for income taxes on taxable benefits.

The Compensation Committee and the Board believe that by continuing a number of the perquisites the Named Executive Officers received prior to the Merger is an important element in retaining those individuals.

We entered into a Split Dollar Agreement and Limited Collateral Assignment (“Split Dollar Agreements”) as of November 7, 1999, with a trust established by Mr. Avery, pursuant to which we were to pay the premium costs of life insurance policies that pay a death benefit of not less than $5 million to one or more members of Mr. Avery’s family upon his death. Under the Split Dollar Agreements, we were to pay that portion of each annual policy premium that, in general terms, is equal to the annual increase in the cash value of the policy. We could have caused the Split Dollar Agreements to be terminated and the policies to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit under the policy, we were entitled to repayment from Mr. Avery of an amount equal to the cumulative premiums we previously paid, with all remaining payments to be made to his trust. We ceased paying the premiums for the split dollar policies in 2001. In 2005, we entered into an Endorsement Split Dollar Agreement with Mr. Avery pursuant to which the collateral assignments were released and the ownership of the policies was transferred to us. The beneficiary of the policies was changed to the Company to the extent of premiums paid or the cash value, whichever is greater with the balance being paid to a personal beneficiary designated by Mr. Avery. Upon our surrender of the policy we will retain all of the cash value, however upon payment of a death claim, we intend to retain an amount equal to the cumulative premiums we previously paid or the cash value, whichever is greater, and pay the balance of the stated death benefit to the beneficiary designated by Mr. Avery. The Company is obligated to maintain the death benefit in effect regardless of continued employment once Mr. Avery has provided seven years of service with credit for service prior to issuance of the policies. Mr. Avery has fulfilled in excess of seven years of service.

Additionally, in March 2006 we acquired endorsement split dollar life insurance policies with a $5 million death benefit for each of Messrs. Allen, Montgomery and Kadow. The beneficiary of the policies is the Company to the extent of premiums paid or the cash value, whichever is greater with the balance being paid to a personal beneficiary designated by the executive officer. Upon our surrender of the policy we will retain all of the cash value, however upon payment of a death claim, we intend to retain an amount equal to the cumulative premiums we previously paid or the cash value, whichever is greater, and pay the balance of the stated death benefit to the beneficiary designated by the executive officer. The Company is obligated to maintain the death benefit in effect regardless of continued employment once the executive officer has provided seven years of service with credit for service prior to issuance of the policies. Messrs. Allen and Kadow have fulfilled in excess of seven years of service.

Effective October 1, 2007, the Company implemented a deferred compensation plan for its highly-compensated employees who are not eligible to participate in the OSI Restaurant Partners, Inc. Salaried Employees 401(K) Plan and Trust. The deferred compensation plan allows highly compensated employees to contribute from 5% to 90% of their base salary and/or up to 100% of bonus on a pre-tax basis to an investment account consisting of 12 different investment fund options. From time to time, the Company may make a discretionary Company contribution to the plan on behalf of an eligible employee. In the event of the employee’s termination of employment other than by reason of disability or death, the employee shall be entitled to receive the full balance of their account. The benefits shall be paid in a single lump sum unless the employee has completed either five years of participation or ten years of service as of the date of termination of employment, in which case, the account shall be paid as elected by the employee in equal annual installments over a specified period of two to 15 years. If the employee terminates due to death or disability prior to commencement of benefits, the Company shall pay to the employee’s beneficiary a death benefit equal to the full balance of their account.

Change in Control and Termination Benefits

See the section “Potential Payments upon Termination or Change in Control” for a discussion of these benefits.

Tax and Accounting Implications

Deductibility of Executive Compensation

Since the Merger, the equity securities of OSI are no longer publicly held; accordingly, Section 162(m) of the Internal Revenue Code no longer applies to OSI.

Accounting for Stock-Based Compensation

We account for stock-based payments in accordance with the requirements of SFAS No. 123R.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Andrew Balson, J. Michael Chu and Chris T. Sullivan. Bain Capital Investors, LLC and its affiliates are shareholders of the Company and Mr. Balson is a Managing Director of Bain Capital Partners, LLC. Mr. Chu is a director of the Company and an officer of Catterton Partners. Catterton Partners and its affiliates are shareholders of the Company and Mr. Chu is a Managing Partner and Co-Founder of Catterton Partners. Mr. Sullivan is a founder, shareholder and director of the Company.

The Company also entered into a management agreement with Kangaroo Management Company I, LLC (the “Management Company”), whose members are the Founders and entities affiliated with Bain Capital and Catterton. In accordance with the terms of the agreement, the Management Company will provide management services to the Company until the tenth anniversary of the consummation of the Merger, with one-year extensions thereafter until terminated. The Management Company will receive an aggregate annual management fee equal to $9.1 million and reimbursement for out-of-pocket expenses incurred by it, its members, or their respective affiliates in connection with the provision of services pursuant to the agreement. The management agreement and the financial advisory agreement include customary exculpation and indemnification provisions in favor of the Management Company, Bain Capital and Catterton and their respective affiliates. The management agreement and the financial advisory agreement may be terminated, respectively, by the Company, Bain Capital and Catterton at any time and will terminate automatically upon an initial public offering or the consummation of a change of control transaction involving the Company, unless the Company and the counterparty(s) determine otherwise.

The parents and certain siblings of Mr. Sullivan made investments in the aggregate amount of approximately $131,000 in three unaffiliated limited partnerships that own and operate three Outback Steakhouse restaurants pursuant to franchise agreements with Outback Steakhouse of Florida, Inc. and received distributions of de minimis amounts from these limited partnerships during the past year.

Summary Compensation Table

The following table summarizes the compensation for fiscal 2007 and, for informational purposes only, fiscal 2006 paid by us or, prior to the Merger, by OSI Restaurant Partners, Inc., or earned by, our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2)	Option Awards (2)	Non-equity Incentive Plan Compen- sation (3)	All Other Compen- sation (4)	Total
A. William Allen III Chief Executive Officer (Principal Executive Officer)	2007	$943,875	$1,473,000	$9,816,574	$1,516,701	$178,411	$4,336,181	$18,264,742
	2006	787,500		3,365,647	649,761	59,063	64,361	4,926,332

Dirk A. Montgomery Chief Financial Officer (Principal Financial and Accounting Officer)	2007	446,000	611,000	1,908,993	—	208,500	2,750	3,177,243
	2006	400,000		641,928	—	90,000	20,337	1,152,265

Paul E. Avery Chief Operating Officer	2007	695,000	1,360,000	1,352,877	600,408	625,500	11,530,877	16,164,662
	2006	661,500		—	726,777	297,675	33,655	1,719,607

Joseph J. Kadow Executive Vice President, Chief Officer-Legal and Corporate Affairs	2007	478,140	554,500	1,348,950	551,303	147,342	2,392,750	5,472,985
	2006	436,800		587,671	268,563	65,520	7,575	1,366,129

Jeffrey S. Smith President of subsidiary Outback Steakhouse of Florida, LLC	2007	333,846	37,500	—	483,082	245,197	515,200	1,614,825

(1)	Bonus amounts paid in conjunction with the Merger.

(2)	Restricted stock and option awards consist of non-cash compensation and goodwill recognized in the Company’s financial statements in accordance with SFAS No. 123R with respect to awards granted in 2007 and earlier fiscal years. Restricted stock and option awards are expensed on a straight-line basis over the estimated life of the award. Goodwill was recognized in 2007 for shares of restricted stock granted in conjunction with the Merger related to pre-merger vesting for Messrs. Allen ($7,060,239), Montgomery ($1,316,751) and Kadow ($795,072). The restricted stock awards and goodwill are valued at the fair value of the common stock on the date of the grant. Non-cash compensation costs for 2007 include SFAS 123(R) amounts accelerated at the time of the Merger relating to the acceleration of stock options held by Messrs. Allen ($1,222,974), Avery ($344,420), Kadow ($429,897) and Smith ($356,837). The option awards are valued at fair value using the Black-Scholes option pricing model. There was no post-merger SFAS 123(R) expense.

(3)	Non-equity incentive payments made to Messrs. Allen, Montgomery, Avery and Kadow represent amounts earned under the Officer Bonus Plan. Non-equity incentive payments to Mr. Smith represent amounts earned under the Quarterly Concept Bonus Plan. See “Compensation Discussion and Analysis” for a discussion of the plans for 2007 and 2006.

(4)	The following table reflects the components of this column.

Name	Year	Change In Control Payments (a)	Life Insurance	Auto	Airplane (b)	Reimburse Other Expenses (c)	Total
A. William Allen III	2007	$3,828,000	$3,300	$4,800	$123,665	$376,416	$4,336,181
	2006	—	2,325	4,800	57,236	—	64,361

Dirk A. Montgomery	2007	—	2,750	—	—	—	2,750
	2006	—	2,213	—	—	18,124	20,337

Paul E. Avery	2007	11,448,450	3,500	4,800	74,127	—	11,530,877
	2006	—	3,478	4,800	25,377	—	33,655

Joseph J. Kadow	2007	2,384,000	3,950	4,800	—	—	2,392,750
	2006	—	2,775	4,800	—	—	7,575

Jeffrey S. Smith	2007	510,400	—	4,800	—	—	515,200

(a)	The amounts in this column reflect the dollar amounts received by the Named Executive Officers pursuant to the cancellations of stock options and certain earnings on restricted stock grants in connection with the Merger.

(b)	The amounts in this column reflect the aggregate incremental cost of personal use of the company aircraft based on an hourly charge, determined to include the cost of fuel and other variable costs associated with the particular flights. Since the Company’s aircraft are primarily for business travel, we do not include the fixed costs that do not change based on usage, including the cost to purchase the aircraft and the cost of maintenance not related to trips.

(c)	The amounts paid to Mr. Allen reflects a reimbursement to Mr. Allen for personal interest ($239,400) and the related tax gross-ups ($137,016) associated with loans for the prior year exercise of stock options. The amount paid to Mr. Montgomery in 2006 was for relocation costs.

Grants of Plan-Based Awards for Fiscal 2007

Restricted Stock

The following table summarizes the restricted stock awards for fiscal 2007 earned or exchanged by our Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (#)				Fair Value On Grant Date
		Threshold	Target		Maximum
A. William Allen III	6/14/2007		1,851,750	(1)		$18,328,500
Dirk A. Montgomery	6/14/2007		411,500	(1)		4,073,000
Paul E. Avery	6/14/2007		1,234,500	(2)		12,345,000
Joseph J. Kadow	6/14/2007		308,625	(1)		3,054,750

(1)	Consists of restricted stock received in exchange for pre-merger restricted stock, valued at $9.90 per share. The grant date value per share was calculated based on the $10.00 exchange price used in the rollover of restricted stock grants at the time of the Merger factored by the ratio of (i) the average trade value of $40.73 per share as traded on the New York Stock Exchange immediately prior to the Merger, to (ii) the market value of the Common Stock on the date of the Merger of $41.15 per share. The awards vest 20% annually over five years on the anniversary date of the grant, and grants are fully vested upon an initial public offering or a change in control.

(2)	Consists of a Restricted Stock award valued at $10.00 per share, the fair value per share on the date of the grant. The award vests 20% annually over five years on the anniversary date of the grant.

Stock Options

The following table summarizes the stock option awards under the Equity Plan for fiscal 2007 earned by our Named Executive Officers.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (Number of Shares) (#)				Exercise Price of Option Awards ($/Sh)	Fair Value on Grant Date
		Threshold	Target		Maximum
A. William Allen III	6/14/2007		497,482	(1)		$10.00	$2,661,529	(1)
Dirk A. Montgomery	6/14/2007		153,071	(1)		10.00	818,930	(1)
Paul E. Avery	6/14/2007		459,214	(1)		10.00	2,456,795	(1)
Joseph J. Kadow	6/14/2007		319,810	(1)		10.00	1,710,984	(1)
Jeffrey S. Smith	10/25/2007		144,000	(2)		10.00	756,000	(2)
Jeffrey S. Smith	10/25/2007	—	155,000	(3)	155,000	10.00	813,750	(3)

(1)	Fair value of stock options of $5.35 as calculated under SFAS No. 123R; vesting at 20% on each anniversary date for five years. There were no threshold or maximum amounts.

(2)	Fair value of stock options of $5.25 as calculated under SFAS No. 123R; vesting at 20% on each anniversary date from December 31, 2007 for five years. There were no threshold or maximum amounts.

(3)	Fair value of stock options of $5.25 as calculated under SFAS No. 123R; vesting on December 31, 2012 based on the financial performance of the concept brand managed. Specifically, EBITDA during the vesting period will be compared to forecast resulting in a graded vesting based on the growth attained. The threshold is zero and the maximum amount is 155,000 upon certain criteria being met.

Outstanding Equity Awards at Fiscal Year-End

Restricted Stock Awards

The following table summarizes unvested restricted stock awards for each Named Executive Officer as of December 31, 2007. The holder of restricted stock has the right to vote and receive dividends with respect to the shares, but may not transfer or otherwise dispose of the shares. The unvested portion of each restricted stock award is subject to forfeiture if the holder’s employment terminates prior to vesting.

	Shares of Restricted Stock Awards That Have Not Vested
Name	Number of Shares (#) (1)	Fair Value (2)
A. William Allen III	1,851,750	$18,517,500
Dirk A. Montgomery	411,500	4,115,000
Paul E. Avery	1,234,500	12,345,000
Joseph J. Kadow	308,625	3,086,250

(1)	Grants were awarded on June 14, 2007, vest 20% annually over five years on the anniversary date of the grant and are fully vested upon an initial public offering or a change in control. See “Potential Payments upon Termination or Change in Control” for additional information regarding vesting.

(2)	Fair value was calculated by multiplying the estimated value of $10.00 on December 31, 2007 by the number of shares.

Stock Options

The following table summarizes outstanding stock options for each Named Executive Officer as of December 31, 2007:

Name	Number of Securities Underlying Unexercised Options (Number of Shares) (#)			Option Exercise Price Per Share	Option Expiration Date
	Exercisable	Unexercisable (1)
A. William Allen III	—	497,482	(2)	$10.00	06/14/17
Dirk A. Montgomery	—	153,071	(2)	10.00	06/14/17
Paul E. Avery	—	459,214	(2)	10.00	06/14/17
Joseph J. Kadow	—	319,810	(2)	10.00	06/14/17
Jeffrey S. Smith	—	144,000	(3)	10.00	10/25/17
Jeffrey S. Smith	—	155,000	(4)	10.00	10/25/17

(1)	See “Potential Payments upon Termination or Change in Control” for additional information regarding vesting.

(2)	Unexercisable options vest 20% over five years on each anniversary date.

(3)	Fair value of stock options of $5.25 as calculated under SFAS No. 123R; vesting at 20% on each anniversary date from December 31, 2007 for five years. There were no threshold or maximum amounts.

(4)	Unexercisable options vest on December 31, 2012 based on the financial performance of the concept brand managed. Specifically, EBITDA during the vesting period will be compared to forecast resulting in a graded vesting based on the growth attained. The threshold is zero and the maximum amount is 155,000 upon certain criteria being met.

Restricted Stock Vested and Option Exercises for Fiscal 2007

There was no vesting of restricted stock grants or stock option exercises during fiscal 2007.

Restricted Stock Exchanged and Option Agreements Cancelled for Fiscal 2007

Restricted Stock Exchanged

On June 14, 2007, in conjunction with the Merger, shares of unvested restricted stock awarded in prior years were exchanged for restricted stock of our Parent. The conversion ratio was based on $41.15 per share, the Merger price. The following table reflects unvested restricted stock grants of the Named Executive Officers just prior to the Merger:

Name	Restricted Shares Exchanged (#)	Market Value on Cancellation Date
A. William Allen III	450,000	$18,517,500
Dirk A. Montgomery	100,000	4,115,000
Joseph J. Kadow	75,000	3,086,250

Stock Option Agreements Cancelled

On June 14, 2007, in conjunction with the Merger, all stock option agreements were cancelled and converted into cash or cash rights. The payment for cancellation of stock options was calculated by multiplying the intrinsic value with the number of options cancelled. The intrinsic value is the excess of the market value over the exercise price based on a market price of $41.15 per share. The following table details the payments to our Named Executive Officers for the cancellation of stock option agreements:

Name	Original Grant Date	Stock Options Cancelled (shares)(#) (a)	Intrinsic Value Per Share (b)	Stock Option Change In Control Payment (c) = (a) x (b)
A. William Allen III	07/24/02	300,000	$12.76	$3,828,000

Paul E. Avery	07/23/97	83,000	26.15	2,170,450
	02/02/00	200,000	16.21	3,242,000
	04/25/01	300,000	13.09	3,927,000
	01/22/03	300,000	7.03	2,109,000

		883,000		$11,448,450

Joseph J. Kadow	01/27/99	100,000	16.28	1,627,500
	07/24/02	50,000	12.76	638,000
	10/27/04	75,000	1.58	118,500

		225,000		$2,384,000

Jeffrey S. Smith	07/24/02	40,000	12.76	510,400
	04/21/04	75,000	—	—

		115,000		$510,400

Pension Benefits

The Company does not sponsor any defined benefit pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes current year contributions to the Company’s Deferred Compensation Plan by each of the Named Executive Officers along with losses for the year and the balance as of December 31, 2007. The Named Executive Officer is fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the “Summary Compensation Table.” Earnings and losses of the Deferred Compensation Plan are not included in the “Summary Compensation Table.”

Name	Executive Contributions in 2007	Aggregate Losses In 2007	Aggregate Balance at December 31, 2007 (1)
Dirk A. Montgomery	$41,935	$881	$41,054
Joseph J. Kadow	120,582	669	119,913

(1)	2007 was the initial plan year.

Potential Payments upon Termination or Change in Control

Rights and Potential Payments Upon Termination or Change in Control

Effective as of June 14, 2007, the Merger closing date, each of Messrs. Allen, Montgomery, Avery, and Kadow executed an amended and restated employment agreement with the Parent. In the event of a termination of employment by Parent without cause or a termination by the executive for good reason, the executive will be entitled to receive as full and complete severance compensation, an amount equal to the sum of (i) the base salary then in effect plus, (ii) the average of the three most recent annual bonus paid to the executive, such severance payable in 12 equal monthly installments from the effective date of such termination, (iii) any accrued but unpaid bonus in respect of the fiscal year preceding the year is which such termination of employment occurred, (iv) continuation for one year of medical, dental and vision benefits generally available to executive officers and (v) full vesting of life insurance benefits and benefit continuation for one year following such termination.

Additionally, Mr. Smith is party to an employment agreement providing for severance benefits. In the event of a termination of employment by the Company for any reason or no reason, Mr. Smith will be entitled to one times annual base salary then in effect payable in bi-weekly installments from the effective date of such termination.

Deferred Compensation Plans

Effective October 1, 2007, the Company implemented a Deferred Compensation Plan for its highly-compensated employees who are not eligible to participate in the OSI Restaurant Partners, Inc. Salaried Employees 401(K) Plan and Trust, as described in the “Compensation Elements—Other Benefits and Perquisites” section. There are no special change in control provisions related to this plan.

Tax Gross-Up

Unlike prior employment agreements in place with OSI Restaurant Partners, Inc., none of the amended and restated employment agreements with Messrs. Allen, Montgomery, Avery and Kadow provide for a “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments or distributions to an executive pursuant to an employment agreement, stock option agreement, restricted stock agreement or otherwise that would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code, as amended (the Code). However, if there occurs a transaction that constitutes a “change of control” under Treasury Regulations 1.280G-1, the Company and the executives have agreed to use commercially reasonable best efforts to take such actions as may be necessary to avoid the imposition of any excise tax imposed by Section 4999 of the Code on the executive, including seeking to obtain stockholder approval in accordance with the terms of Section 280G(b)(5) of the Code.

Stock Option Plans and Restricted Stock Grants

Pursuant to agreements with each of Messrs. Allen, Montgomery, Avery and Kadow, the options owned by each of them will become fully vested and exercisable if the executive is terminated by the Company without cause, resigns for good reason, dies or suffers a disability.

Pursuant to agreements with each of Messrs. Allen, Montgomery, Avery and Kadow the restricted stock owned by each of them will become fully vested and all restrictions will lapse if the executive is terminated by the Company without cause, resigns for good reason, dies or suffers a disability, or upon a change of control.

Life Insurance

We maintain endorsement split dollar life insurance policies with a $5 million death benefit for each of Messrs. Allen, Avery, Montgomery and Kadow. The beneficiary of the policies is the Company to the extent of premiums paid or the cash value, whichever is greater with the balance being paid to a personal beneficiary designated by the executive officer. Upon our surrender of the policy we retain all of the cash value, however upon payment of a death claim, we intend to retain an amount equal to the cumulative premiums we previously paid or the cash value, whichever is greater, and pay the balance of the stated death benefit to the beneficiary designated by the executive officer. The Company is obligated to maintain the death benefit in effect regardless of continued employment once the executive has provided seven years of service with credit for service prior to issuance of the policies. Messrs. Allen, Avery and Kadow have fulfilled in excess of seven years of service.

In the event of termination by the Parent without cause or a termination by the executive for good reason, the Parent will pay the remaining premiums under the policy terms and the executive will become fully vested.

Executive Benefits and Payments Upon Separation

The table below reflects the amount of compensation, payable under the amended and restated employment agreements described above, to the individuals serving as Named Executive Officers as of the end of fiscal 2007 in the event we terminate their employment with us in circumstances of involuntary termination, voluntary termination, death or disability, or change in control. The amounts shown assume that such termination was effective as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, if applicable:

Name	Executive Payments and Benefits Upon Separation ($) (2)
A. William Allen III	Salary	$1,060,875
	Bonus	348,683
	Health and Welfare Benefits	5,448
	Restricted Stock	18,517,500	(1)

	Total	$19,932,506

Dirk A. Montgomery	Salary	$472,000
	Bonus	149,250
	Health and Welfare Benefits	6,400
	Restricted Stock	4,115,000	(1)

	Total	$4,742,650

(continued. . .)

Name	Executive Payments and Benefits Upon Separation ($) (2)
Paul E. Avery	Salary	$695,000
	Bonus	724,392
	Health and Welfare Benefits	7,796
	Restricted Stock	12,345,000	(1)

	Total	$13,772,188

Joseph J. Kadow	Salary	$497,640
	Bonus	89,897
	Health and Welfare Benefits	7,796
	Restricted Stock	3,086,250	(1)

	Total	$3,681,583

Jeffrey S. Smith	Salary	$400,000	(3)

	Total	$400,000

(1)	Unvested restricted stock is automatically and immediately forfeited for Messrs, Allen, Montgomery, Avery and Kadow upon termination of employment. As of December 31, 2007 none of the restricted stock awards have vested. However, the following circumstances will cause the restricted stock awards to vest immediately: (a) termination (i) upon death or disability, (ii) by the Company without cause or (iii) by the executive for good reason, or (b) upon the change of control, as defined. The fair market value of the unvested restricted stock due the executives under these circumstances is determined as the number of restricted shares times $10, which is the fair market value of the Company’s stock at December 31, 2007.

(2)	Upon termination, the following will occur for stock option awards for Messrs. Allen, Montgomery, Avery, Kadow and Smith: (a) unvested stock option awards will be forfeited, (b) vested and exercisable stock option awards will remain exercisable (i) for one year in the case of a termination of employment resulting from death or disability, or (ii) for 90 days following a termination of employment for any other reason and (c) notwithstanding 2(b) above, the stock option awards will immediately terminate if the executive is terminated by the Company for cause. Options become fully vested and exercisable upon the occurrence of a change in control, as defined, termination by the Company without cause or by the executive with good reason. At December 31, 2007 there is no intrinsic value for the unvested stock option awards due the executives under these circumstances as all the unvested stock option awards have an exercise price of $10, which is also the fair market value of the Company’s stock at December 31, 2007.

(3)	Effective January 1, 2008, Jeffrey S. Smith’s salary increased to $500,000.

Director Compensation

At June 14, 2007, upon completion of the Merger, the current membership of the Board was constituted to serve both as the board of directors of Kangaroo Holdings, Inc. and the board of managers of OSI Restaurant Partners, LLC. The members of the Board are not compensated.

Amounts earned and paid to members of the Board in 2007 for their service as members of the Board are as follows:

Name	Employee Compensation (b)		Life Insurance		Car Allowance		Total
A. William Allen III	$	*	$	*	$	*	$	*
Andrew Balson (a)		—		—		—		—
Robert D. Basham (c)		137,500		8,113		2,750		148,363
Ian Blasco (a) (b)		—		—		—		—
J. Michael Chu (a)		—		—		—		—
Philip Loughlin (a)		—		—		—		—
Mark Nunnelly (a)		—		—		—		—
Chris T. Sullivan (c)		137,500		8,113		2,750		148,363
Mark Verdi (a)		—		—		—		—

*	Please see “Summary Compensation Table”

(a)	These members are associated with Bain Capital Partners, LLC or Catterton Management Company, LLC, and therefore, do not receive compensation for services.

(b)	Mr. Blasco was a member of our board of managers from June 2007 to April 2008, when he resigned as a Principal of Bain Capital Partners, LLC and as a member of the Board

(c)	These amounts were earned and paid in 2007. Mr. Basham and Mr. Sullivan are Founders of the Company and each have an employment agreement with the Company providing for $300,000 annual compensation along with other benefits customarily available to our executives. Mr. Sullivan and Mr. Basham do not have any bonus opportunities.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

All of the outstanding membership interests of OSI Restaurant Partners, LLC are held by OSI HoldCo, Inc. OSI HoldCo I, Inc. holds all of the outstanding stock of OSI HoldCo, Inc. OSI HoldCo II, Inc. holds all of the outstanding stock of OSI HoldCo I, Inc. Kangaroo Holdings, Inc., referred to herein as Parent, holds all of the outstanding stock of OSI HoldCo II, Inc.

The following table sets forth, as of May 1, 2008, the number and percentage of shares of Parent common stock beneficially owned by (i) each person known to us to beneficially own more than 5% of the outstanding shares of common stock of Parent, (ii) each of the members of our Board, (iii) each of our Named Executive Officers and (iv) all our members of the Board and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options beneficially owned by that person that are exercisable within 60 days following May 1, 2008. The beneficial ownership percentages reflected in the table below are based on 106,573,193 shares of our common stock outstanding as of May 1, 2008.

Notwithstanding the beneficial ownership of common stock presented below, various stockholder agreements govern the stockholders’ exercise of their voting rights with respect to the election of members of the Board and certain other material events. The parties to these stockholders agreements have agreed to vote their shares to elect the Board as set forth therein. See “Certain Relationships and Related Party Transactions.”

Except as described in the agreements mentioned above or as otherwise indicated in a footnote, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o OSI Restaurant Partners, LLC, 2202 N. West Shore Blvd., Suite 500, Tampa, FL 33607.

Name of Beneficial Owner	Amount and Nature of Beneficially Owned (1)	Percent of Class
Bain Capital Investors, LLC and Related Funds (1)	70,075,000	65.8%
Catterton Partners and Related Funds (2)	14,500,000	13.6%
A. William Allen, III (3)	1,951,246	1.8%
Paul E. Avery (4)	1,326,342	1.2%
Joseph J. Kadow (5)	392,587	*
Dirk A. Montgomery (6)	442,114	*
Jeffrey S. Smith (7)	45,000	*
Andrew B. Balson (1) (8)	70,075,000	65.8%
Robert D. Basham (9)	8,604,652	8.1%
J. Michael Chu (10)	—	*
Philip H. Loughlin (1) (8)	70,075,000	65.8%
Mark E. Nunnelly (1) (8)	70,075,000	65.8%
Chris T. Sullivan (11)	5,929,331	5.6%
Mark A. Verdi (1) (12)	589,977	*
All members of our board and all executive officers as a group (15 persons) (13) (14)	19,439,795	18.2%

*	Less than one percent.

(1)

Represents 54,006,582 shares of common stock held by Bain Capital (OSI) IX, L.P., a Delaware limited partnership (“Bain (OSI) IX”), 15,295,203 shares of common stock held by Bain Capital (OSI) IX Coinvestment, L.P., a Delaware limited partnership (“Bain (OSI) IX-Co”), 637,456 shares of common stock held by Bain Capital Integral 2006, LLC, a Delaware limited liability company (“Integral 06”), 126,959 shares of common stock held by BCIP TCV, LLC, a Delaware limited liability company (“BCIP TCV”), and 8,800 shares of common stock held by BCIP Associates-G, a Delaware general partnership

(“BCIP-G,” and collectively with Bain (OSI) IX, Bain (OSI) IX-Co, Integral 06 and BCIP TCV, the “Bain Stockholders”). Bain Capital Partners IX, L.P., a Cayman Islands exempted limited partnership (“BCP IX”), is the general partner of each of Bain (OSI) IX and Bain (OSI) IX-Co. Bain Capital Investors, LLC, a Delaware limited liability company (“BCILLC”), is the general partner of BCP IX, the administrative member of each of Integral 06 and BCIP TCV, and the managing partner of BCIP-G. By virtue of these relationships, BCILLC may be deemed to have voting and dispositive power with respect to the 70,075,000 shares of common stock held by the Bain Stockholders. BCILLC expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein. The business address of each of the Bain Stockholders, BCP IX and BCILLC is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(2)	Represents shares held of record by Catterton Partners VI-Kangaroo, L.P. (“Catterton Partners VI”), a Delaware limited partnership, and Catterton Partners VI-Kangaroo Coinvest, L.P. (“Catterton Partners VI, Coinvest “), a Delaware limited partnership. Catterton Managing Partner VI, L.L.C. (“Catterton Managing Partner VI”), a Delaware limited liability company, is the general partner of Catterton Partners VI and Catterton Partners VI, Coinvest. CP6 Management, L.L.C. (“CP6 Management,” and together with Catterton Partners VI, Catterton Partners VI, Coinvest, and Catterton Managing Partner VI collectively, “Catterton Partners and Related Funds”), a Delaware limited liability company, is the managing member of Catterton Managing Partner VI and as such exercises voting and dispositive control over the shares held of record by Catterton Partners VI and Catterton Partners VI, Coinvest. The management of CP6 Management is controlled by a managing board. J. Michael Chu, Scott A. Dahnke and Craig H. Sakin are the members of the managing board of CP6 Management and as such could be deemed to share voting and dispositive control over the shares beneficially owned by CP6 Management. Messrs. Chu, Dahnke and Sakin disclaim beneficial ownership of any shares beneficially owned by CP6 Management. The business address of each of Catterton Partners VI, Catterton Partners VI, Offshore, Catterton Managing Partner VI, CP6 Management and Messrs. Chu, Dahnke and Sakin is c/o Catterton Partners, 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(3)	Includes (i) 1,851,750 shares of restricted stock that vest in five annual installments beginning on June 14, 2008, in the respective amounts of 370,350 shares, 370,350 shares, 370,350 shares, 370,350 shares and 370,350 shares; and (ii) 99,496 shares subject to stock options that are exercisable within 60 days of May 1, 2008. Does not include 397,986 shares subject to stock options that are not exercisable within 60 days of May 1, 2008.

(4)	Includes (i) 1,234,500 shares of restricted stock that vest in five annual installments beginning on June 14, 2008, in the respective amounts of 246,900 shares, 246,900 shares, 246,900 shares, 246,900 shares and 246,900 shares; and (ii) 91,842 shares subject to stock options that are exercisable within 60 days of May 1, 2008. Does not include 367,372 shares subject to stock options that are not exercisable within 60 days of May 1, 2008.

(5)	Includes (i) 20,000 shares in which Mr. Kadow is custodian for children under the Uniform Gifts to Minor Act; (ii) 308,625 shares of restricted stock that vest in five annual installments beginning on June 14, 2008, in the respective amounts of 61,725 shares, 61,725 shares, 61,725 shares, 61,725 shares and 61,725 shares; and (iii) 63,962 shares subject to stock options that are exercisable within 60 days of May 1, 2008. Does not include 255,848 shares subject to stock options that are not exercisable within 60 days of May 1, 2008.

(6)	Includes (i) 411,500 shares of restricted stock that vest in five annual installments beginning on June 14, 2008, in the respective amounts of 82,300 shares, 82,300 shares, 82,300 shares, 82,300 shares and 82,300 shares; and (ii) 30,614 shares subject to stock options that are exercisable within 60 days of May 1, 2008. Does not include 122,457 shares subject to stock options that are not exercisable within 60 days of May 1, 2008.

(7)	Does not include up to 299,000 shares subject to stock options that are not exercisable within 60 days of May 1, 2008.

(8)	Each of Messrs. Balson, Loughlin and Nunnelly is a Managing Director of BCILLC and, by virtue of this and the relationships described in note (1) above, may be deemed to share voting and dispositive power with respect to the 70,075,000 shares of common stock held by the Bain Stockholders. Each of Messrs. Balson, Loughlin and Nunnelly expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein. The business address of each of Messrs. Balson, Loughlin and Nunnelly is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(9)	Includes 8,604,652 shares owned by RDB Equities, Limited Partnership, an investment partnership (“RDBLP”). Mr. Basham is a limited partner of RDBLP and the sole member of RDB Equities, LLC, the sole general partner of RDBLP.

(10)	The management of CP6 Management is controlled by a managing board. J. Michael Chu, Scott A. Dahnke and Craig H. Sakin are the members of the managing board of CP6 Management and as such could be deemed to share voting and dispositive control over the shares held of record and beneficially owned by Catterton Partners and Related Funds. Mr. Chu disclaims beneficial ownership of any shares held of record and beneficially owned by Catterton Partners and Related Funds. The business address of Mr. Chu is c/o Catterton Partners, 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(11)	Includes 5,317,916 shares owned by CTS Equities, Limited Partnership, an investment partnership (“CTSLP”). Mr. Sullivan is a limited partner of CTSLP and the sole member of CTS Equities, LLC, the sole general partner of CTSLP and 611,415 shares held by a charitable foundation for which Mr. Sullivan serves as trustee.

(12)	Mr. Verdi is a general partner of each of BCIP Associates III, a Cayman Islands general partnership (“BCIP III”) and BCIP Trust Associates III, a Cayman Islands general partnership (“BCIP Trust III”). BCIP III is the manager and sole member of BCIP Associates III, LLC, a Delaware limited liability company (“BCIP III LLC”). BCIP Trust III is the manager and sole member of BCIP T Associates III, LLC, a Delaware limited liability company (“BCIP T III LLC”). BCIP III LLC is a member of Integral 06, and by virtue of its membership interest in Integral 06, BCIP III LLC indirectly holds 484,898 shares of common stock. BCIP T III LLC is a member of BCIP TCV, and by virtue of its membership interest in BCIP TCV, BCIP T III LLC indirectly holds 105,079 shares of common stock. By virtue of these relationships, Mr. Verdi may be deemed to share voting and dispositive power with respect to the 589,977 shares of common stock indirectly held by BCIP III LLC and BCIP T III LLC. Mr. Verdi expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself for purposes of Section 13(d)(5) and Rule 15d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of his pecuniary interest therein. The business address of Mr. Verdi is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(13)	Excludes (i) the 70,075,000 shares owned by the Bain Stockholders, and (ii) the 14,500,000 shares owned by Catterton Partners and Related Funds.

(14)	Includes (i) 102,875 shares of restricted stock owned directly by Jody L. Bilney, which vest in five annual equal installments of 20,575 shares beginning on June 14, 2008, (ii) 100,000 shares owned directly by Michael W. Coble, (iii) 100,000 shares jointly owned by John W. Cooper and his wife Trudy, as well as 1,708 shares subject to stock options that are exercisable within 60 days of May 1, 2008 owned by Trudy Cooper, (iv) 102,875 shares of restricted stock owned directly by Richard L. Renniger, which vest in five annual equal installments of 20,575 shares beginning on June 14, 2008, and (v) 336,156 shares owned directly by Steven T. Shlemon, as well as 6,617 shares for which Mr. Shlemon is custodian for his children under the Uniform Gifts to Minors Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreements

Simultaneously with the consummation of the Transactions, we entered into stockholder agreements with the stockholders of our Parent after the Merger. These stockholder agreements contain agreements among the parties with respect to election of directors, participation rights, right of first refusal upon disposition of shares, permitted transferees, registration rights and other actions requiring the approval of stockholders.

Management and Financial Advisory Agreements

Upon completion of the Transactions, we entered into a management agreement with Kangaroo Management Company, LLC or the Management Company, whose members are the Founders and entities affiliated with the Sponsors, pursuant to which the Management Company will provide management services to us until the tenth anniversary of the consummation of the Transactions, with one year extensions thereafter unless otherwise terminated by the parties. Pursuant to such agreement, the Management Company will receive an aggregate annual management fee equal to $9.1 million, and reimbursement for out-of-pocket expenses incurred by it, its members, or their respective affiliates in connection with the provision of services pursuant to the agreement.

In addition, we also entered into a financial advisory agreement with certain entities affiliated with the Sponsors who received aggregate transaction fees of approximately $30.0 million in connection with services provided by such entities related to the Transactions.

The management agreement and the financial advisory agreement include customary exculpation and indemnification provisions in favor of the Management Company, the Sponsors, the Founders, and their respective affiliates. The management agreement may be terminated by the Company or the Sponsors and Founders at any time and will terminate automatically upon an initial public offering or a change of control unless we and they determine otherwise.

Arrangements with Mr. Sullivan, Mr. Basham and Mr. Gannon

Prior to June 14, 2007, the Company was a party to a Stock Redemption Agreement (each a “Redemption Agreement”) with each of the three Founders. Under the terms of each Redemption Agreement, following the Founder’s death, the personal representative of the Founder had the right to require the Company to purchase the Company’s common stock beneficially owned by the Founder at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company’s common stock as quoted on the New York Stock Exchange or the principal exchange on which the Company’s common stock was traded for 30 consecutive trading days ending on the business day before the Founder’s death. If, however, the Founder’s death resulted (i) from an illness that was diagnosed or an accident that occurred within one year of the Founder’s death and (ii) the accident or illness was publicly disclosed, then the per share purchase price would have been equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company’s common stock as quoted on the New York Stock Exchange or the principal exchange on which the Company’s common stock was traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of common stock that the Company was obligated to purchase from the estate of the Founder was $30.0 million. The Company’s obligation to purchase common stock beneficially owned by the Founder was funded by an insurance policy on the life of the Founder owned by the Company providing a death benefit of $30.0 million per Founder. The Agreements were in place until June 14, 2007.

Effective as of the closing of the Merger, each of our Founders entered into agreements with our Parent. Principal terms of these agreements include the following:

Equity Roll-Over: Immediately prior to the effective time of the Merger, Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon exchanged approximately 1,550,000, 2,150,000 and 300,000 shares of OSI common stock, respectively, for Parent common stock, representing approximately 14% in the aggregate of the outstanding common stock of Parent immediately following the consummation of the Transactions.

Preemptive Rights: Subject to customary exceptions, prior to an initial public offering or a change of control of Parent, each of Mr. Sullivan, Mr. Basham and Mr. Gannon have preemptive rights that entitle them to purchase a pro rata share of:

•	any additional issuance of equity by Parent or any of its subsidiaries; and

•	any loans to, or debt securities issued by, Parent or any of its subsidiaries, if the Sponsors are participating in the applicable financing as a lender.

Board Representation: Prior to an initial public offering or a change of control, each of Mr. Sullivan and Mr. Basham are entitled to appoint a director to Parent’s board of directors (and to the board of directors of each subsidiary of Parent on which a representative of the Sponsors serves as a director) for so long as such individual (or his permitted transferees) holds at least 50% of the shares of Parent common stock owned on the date of the closing of the Merger.

Employment Agreements: Each of Mr. Sullivan, Mr. Basham and Mr. Gannon entered into an employment agreement with Parent providing annual compensation of $0.8 million in the aggregate. Each employment agreement has an initial term of five years, with automatic one-year renewal periods and provides a severance benefit in an amount equal to the applicable individual’s annual compensation for a period equal to the greater of the remainder of the initial term of the employment agreement and two years, payable over 24 months in the event employment is terminated as a result of the individual’s death or disability, by Parent without cause or by the individual with good reason.

Legal Fees: Our Parent paid the fees and reasonable out-of-pocket fees and expenses of each of Mr. Sullivan, Mr. Basham and Mr. Gannon incurred in connection with the Transactions in the aggregate amount of approximately $536,000.

Interests in Certain Restaurants

The Company entered into an agreement in July 2005 to form a limited liability company to develop and operate Blue Coral Seafood and Spirits (“Blue Coral”) restaurants. The limited liability company was 75% owned by the Company’s wholly owned subsidiary, OS USSF, Inc., a Florida corporation, and 25% owned by F-USFC, LLC, which was 95% owned by a minority interest holder in the Company’s Fleming’s Prime Steakhouse and Wine Bar joint venture. On December 19, 2007, the Company entered into an agreement to merge Blue Coral Seafood and Spirits, LLC with and into Outback/Fleming’s, LLC, the joint venture that operates Fleming’s Prime Steakhouse and Wine Bars. This caused the separate existence of Blue Coral Seafood and Spirits, LLC to cease and the surviving entity to continue its existence under the laws of the State of Delaware reflecting the name change to OSI/Fleming’s, LLC. The Company retained an 89.63% interest in OSI/Fleming’s, LLC and a minority interest holder in the Fleming’s Prime Steakhouse and Wine Bar joint venture retained a 7.88% interest. The remaining 2.49% is owned by AWA III Steakhouses, Inc., which is wholly-owned by Mr. Allen through a revocable trust in which he and his wife are the grantors, trustees and sole beneficiaries. During 2007, Mr. Allen did not receive any distributions as a result of his ownership interest in OSI/Flemings, LLC nor did he make any capital contributions. He had contributed an aggregate amount of $2.3 million as of December 31, 2007 for his ownership interest.

Mr. Avery has invested in two limited partnerships, each of which owns and operates one Carrabba’s restaurant as a franchisee of Carrabba’s and in which Carrabba’s owns a 45% interest as a general partner. Mr. Avery also has invested in two unaffiliated limited partnerships which own and operate one Bonefish restaurant each as a franchisee of Bonefish Grill, Inc. He received distributions of de minimis amounts from these limited partnerships during the past year.

On January 1, 2005, OSI entered into a purchase agreement to acquire certain Carrabba’s joint venture restaurants from limited partnerships in which Mr. Avery had ownership interests. The aggregate purchase price paid to Mr. Avery for his ownership interest in those joint venture restaurants was approximately $0.1 million. In addition, on August 1, 2005, Mr. Avery sold to OSI all of his limited partnership interests in two Carrabba’s and 15 Bonefish restaurants (to which he had previously contributed an aggregate amount of approximately $0.3 million) for a purchase price of approximately $0.3 million. On October 12, 2006, Mr. Avery sold to Carrabba’s all of his limited partnership interests in three Carrabba’s restaurants (to which he had previously contributed an aggregate amount of approximately $0.1 million) for a purchase price of approximately $0.1 million. He received distributions of de minimis amounts from these limited partnerships during the past year.

Mr. Coble has made investments in the aggregate amount of approximately $1.3 million in an international franchisee that owns and operates six Outback Steakhouse restaurants in South East Asia. He did not receive distributions from this franchisee in the past year. Additionally, Mr. Coble has made an investment of $17,000 in a franchisee that operates two Bonefish Grill restaurants. He received distributions of de minimis amounts from these limited partnerships during the past year.

A sibling of Mr. Kadow is employed by a subsidiary of OSI as a Vice President of Operations. The sibling receives compensation and benefits consistent with other employees in the same capacity. In addition, the sibling receives distributions that are based on a percentage of a particular restaurant’s annual cash flows by participating in a Management Partnership (on the same basis as other similarly situated employees). He has invested an aggregate amount of $350,000 in 25 limited partnerships that own and operate nine Outback Steakhouse restaurants, 11 Bonefish Grill restaurants and five Carrabba’s Italian Grill restaurants. He received distributions of de minimis amounts from these limited partnerships during the past year.

A sibling of Mr. Shlemon is employed with a subsidiary of the Company as a restaurant managing partner. As a qualified managing partner, the sibling was entitled to make investments in Company restaurants, on the same basis as other qualified managing partners, and invested $375,000 in partnerships that own and operate two Outback Steakhouse restaurants. This sibling received distributions from these partnerships in the aggregate amount of $81,000 and $84,000 in the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively.

On April 12, 2007, the Company announced the appointment of Mr. Smith as the new president of Outback Steakhouse of Florida, Inc. Mr. Smith has invested $111,000 in eleven Outback Steakhouse restaurants, $176,000 in fourteen Carrabba’s restaurants and $109,000 in ten Bonefish Grill restaurants. He received distributions of $55,000 and $51,000 in the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively, from these ownership interests. Additionally, this officer has made an investment of $108,000 in two franchisees that operate five Bonefish Grill restaurants. He received distributions of de minimis amounts from these limited partnerships during the past year.

The parents and certain siblings of Mr. Sullivan made investments in the aggregate amount of approximately $131,000 in three unaffiliated limited partnerships that own and operate three Outback Steakhouse restaurants pursuant to franchise agreements with Outback Steakhouse of Florida, Inc. and received distributions of de minimis amounts from these limited partnerships during the past year.

Services Agreement

Upon completion of the Transactions, our subsidiary OS Restaurant Services, Inc. entered into an agreement with PRP to perform certain services and administrative duties for PRP related to PRP and the properties and other assets PRP holds. We believe this agreement is on terms that we believe to be substantially equivalent to those we could obtain from a third party in an arm’s length negotiation.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview. In connection with the Transactions, we entered into senior secured credit facilities with a syndicate of institutional lenders and financial institutions. The following is a summary of the terms of our senior secured credit facilities.

Our senior secured credit facilities provides for senior secured financing of up to $1,560.0 million, consisting of:

•	a $1,310.0 million term loan facility with a maturity of seven years;

•	a $150.0 million working capital revolving credit facility with a maturity of six years, including letter of credit and swingline loan sub-facilities and;

•	a $100.0 million pre-funded revolving credit facility with a maturity of six years.

All borrowings on and after the closing of the Transactions under our senior secured credit facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of certain representations and warranties.

The pre-funded revolving credit facility is a revolving credit facility under which the lenders funded the entire amount of their commitments at the closing of the Transactions into a pre-funded account maintained by the administrative agent. Pre-funded amounts are not our obligations until we borrow under the pre-funded revolving credit facility and amounts are disbursed to us from the pre-funded account.

Proceeds of the term loans, together with other sources of funds described under “Use of Proceeds,” were used to finance the Transactions. Proceeds of loans and letters of credit under the working capital revolving credit facility are available to provide financing for working capital and general corporate purposes and, subject to a rent-adjusted leverage condition, for capital expenditures for new restaurant growth. Proceeds of loans under the pre-funded revolving credit facility are available to provide financing for capital expenditures, subject to our full utilization of amounts on deposit in a $100.0 million capital expenditure account initially funded on the closing date with proceeds from the Parent equity contribution, which may also be available to repay indebtedness under certain circumstances.

Interest Rate and Fees. Borrowings under our senior secured credit facilities, other than swingline loans, bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Deutsche Bank AG New York Branch and (2) the federal funds effective rate plus  1 /2 of 1% or (b) a eurocurrency rate adjusted for statutory reserve requirements for a one-, two-, three- or six-month interest period, or a nine- or twelve-month interest period if agreed upon by the applicable lenders, in each case, plus an applicable margin. Swingline loans bear interest at the interest rate applicable to base rate loans.

The applicable margin for borrowings under our senior secured credit facilities is (1) for term loans and pre-funded revolving credit loans, (a) 1.25% for base rate loans and (b) 2.25% over the eurocurrency rate, and (2) for working capital revolving credit loans, (a) 1.00% to 1.50% for base rate loans and (b) 2.00% to 2.50% over the eurocurrency rate, subject to step downs based upon our total leverage ratio.

On the last day of each calendar quarter we are also required to pay a commitment fee ranges from 0.38% to 0.50% per annum in respect of any unused commitments under the working capital revolving credit facility, which is subject to reduction following delivery of financial statements for the second full fiscal quarter completed after the closing based upon our total leverage ratio, and a facility fee in respect of the undrawn portion of the pre-funded revolving credit facility. We are also be required to pay customary letter of credit fees and certain other agency fees.

Prepayments. Subject to certain exceptions, our senior secured credit facilities require us to prepay outstanding term loans with:

•	50% (with stepdowns to 25% and 0% based upon our rent-adjusted leverage ratio) of our annual excess cash flow (as defined in the credit agreement), subject to certain exceptions;

•

100% of our annual minimum free cash flow (as defined in the credit agreement) not to exceed $50.0 million for the fiscal year ended December 31, 2007 or $75.0 million for each subsequent fiscal year, if our rent-adjusted leverage ratio exceeds a certain minimum threshold;

•	100% of the net proceeds of certain asset sales and insurance and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net proceeds of any incurrence of debt, excluding permitted debt issuances.

On an annual basis we are additionally required to (1) first, repay outstanding loans under the pre-funded revolving facility and (2) second, fund the capital expenditure account to the extent amounts on deposit are less than $100.0 million, in both cases with 100% of our annual true cash flow (as defined in the credit agreement).

In addition, commitment reductions of the working capital revolving credit facility and pre-funded revolving credit facility, and voluntary prepayments of the term loans and loans under the working capital revolving credit facility are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to eurocurrency rate loans. Voluntary prepayments of loans under the pre-funded revolving credit facility may only be made with the proceeds of new cash equity contributions unless such loans are to be repaid in full and all commitments thereunder are terminated.

Amortization of Principal. Our senior secured credit facilities require scheduled quarterly payments on the term loans each equal to 0.25% of the original principal amount of the term loans for the first six years and three quarters following the closing of the Transactions, with the balance paid at maturity.

Guarantees and Collateral. The obligations under our senior secured credit facilities are guaranteed by each of our current and future domestic wholly-owned restricted subsidiaries in our Outback, Carrabba’s and Cheeseburger in Paradise concepts and by Holdings and subject to the next succeeding sentence, are secured by a perfected security interest in substantially all of our assets and assets of the guarantors, in each case, now owned or later acquired, including a pledge of all of our capital stock, the capital stock of substantially all of our domestic wholly-owned subsidiaries and 65% of the capital stock of certain of our material foreign subsidiaries that are directly owned by us or a guarantor. Additionally, the senior secured credit facilities require us to provide additional guarantees of the senior secured credit facilities in the future from other domestic wholly-owned restricted subsidiaries if the consolidated EBITDA (as defined in the senior secured credit facilities) attributable to our non-guarantor domestic wholly-owned restricted subsidiaries (taken together as a group) would exceed 10% of our consolidated EBITDA as determined on a company-wide basis; at which time guarantees would be required from additional domestic wholly-owned restricted subsidiaries in such number that would be sufficient to lower the aggregate consolidated EBITDA of the non-guarantor domestic wholly-owned restricted subsidiaries (taken together as a group) to an amount not in excess of 10% of our company-wide consolidated EBITDA.

Restrictive Covenants and Other Matters. Our senior secured credit facilities require us to comply with certain financial covenants, including a quarterly maximum total leverage ratio test, which financial covenant becomes more restrictive over time, and, subject to our exceeding a minimum rent-adjusted leverage level, an annual minimum free cash flow test. In addition, our senior secured credit facilities agreement include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries, to, among other things:

•	incur liens;

•	make investments and loans;

•	make capital expenditures;

•	incur indebtedness or guarantees;

•	engage in mergers, acquisitions and asset sales;

•	declare dividends, make payments or redeem or repurchase equity interests;

•	alter the business we conduct;

•	engage in certain transactions with affiliates;

•	enter into agreements limiting subsidiary distributions; and

•	prepay, redeem or purchase certain indebtedness.

Our senior secured credit facilities contain certain customary representations and warranties, affirmative covenants and events of default. If such an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Existing Sale-Leaseback

In August 2005, we entered into a sale-leaseback arrangement for five of our properties. Pursuant to this arrangement, we sold these properties for a total of $6.3 million, including $1.3 million for tenant improvements. We then leased the sites back for a 30-year term and will make lease payments on the first day of each calendar month. Since this transaction does not qualify for sale-leaseback accounting treatment, we have recorded the proceeds in our consolidated balance sheets as long-term debt. During the fourth quarter of 2006, we determined that we will not be leasing one of the sites and reduced the amount of the long-term debt recorded by the original book value of the site, including tenant improvements of $1.3 million to $4.9 million. We do not have any further obligations with this site.

Notes Payable

As of December 31, 2006 and 2007, we had approximately $8.0 million and $10.7 million, respectively, of notes payable at interest rates ranging from 2.07% to 7.75% and from 2.07% to 7.30%, respectively. These notes have been primarily issued for buyouts of general manager and chef interests in the cash flows of their restaurants and generally are payable over five years.

Foreign Revolving Credit Line and Debt Guarantees

Prior to consummation of the Transactions, our South Korean subsidiary established a revolving line of credit for general corporate purposes and working capital needs. The revolving line of credit is denominated in Korean Won, and provides for borrowings of up to approximately $18.1 million. This revolving line of credit is not guaranteed by us or any of our domestic restricted subsidiaries. There are no current amounts outstanding under this revolving line of credit.

We are the guarantor of an uncollateralized line of credit that permits borrowing of up to $35.0 million for a limited liability company, T-Bird Nevada, LLC (“T-Bird”), owned by a California franchisee. This line of credit bears interest at rates ranging from 50 to 90 basis points over LIBOR and matures in December 2008. We were required to consolidate T-Bird effective January 1, 2004 upon adoption of FIN 46R. The outstanding balance on the line of credit at December 31, 2007 and 2006 was approximately $32.6 million and $32.1 million, respectively, and was included in our Consolidated Balance Sheets. T-Bird uses proceeds from the line of credit for the purchase of real estate and construction of buildings to be operated as Outback Steakhouse restaurants and leased to our franchisees. According to the terms of the line of credit, T-Bird may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement.

If a default under the line of credit were to occur requiring us to perform under the guarantee obligation, we have the right to call into default all of our franchise agreements in California and exercise any rights and remedies under those agreements as well as the right to recourse under loans T-Bird has made to individual corporations in California which own the land and/or building that is leased to those franchise locations. Events of default are defined in the line of credit agreement and include our covenant commitments under existing lines of credit. We are not the primary obligor on the line of credit and we are not aware of any non-compliance with the underlying terms of the line of credit agreement that would result in us having to perform in accordance with the terms of the guarantee.

Our consolidated financial statements include the accounts and operations of our Roy’s consolidated venture in which we have a less than majority ownership. We consolidate this venture because we control the executive committee (which functions as a board of directors) through representation on the board by related parties, and we are able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by our partner in the Roy’s consolidated venture have been funded by loans to the partner from a third party where we are required to be a guarantor of the debt, which provides us control through our collateral interest in the joint venture partner’s membership interest. As a result of our controlling financial interest in this venture, it is included in our consolidated financial statements. The portion of income or loss attributable to the minority interests, not to exceed the minority interest’s equity in the subsidiary, is eliminated in the line item in our Consolidated Statements of Operations entitled “Minority interest in consolidated entities’ income.” All material intercompany balances and transactions have been eliminated.

We are the guarantor of an uncollateralized line of credit that permits borrowing of up to a maximum of $24.5 million for our joint venture partner, RY-8, Inc., or RY-8, in the development of Roy’s restaurants. The line of credit originally expired in December 2004 and was renewed three times with a termination date in April 2009. According to the terms of the credit agreement, RY-8 may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement. On the termination date of the agreement, the entire outstanding principal amount of the loan then outstanding and any accrued interest is due. At December 31, 2007 and 2006, the outstanding balance on the line of credit was approximately $24.5 million and $24.3 million, respectively.

RY-8’s obligations under the line of credit are unconditionally guaranteed by us and Roy’s Holdings, Inc., or RHI. If an event of default occurs, as defined in the agreement, then the total outstanding balance, including any accrued interest, is immediately due from the guarantors. At December 31, 2007, $24.5 million of our $150.0 million working capital revolving credit facility was committed for the issuance of a letter of credit for this guarantee.

If an event of default occurs and RY-8 is unable to pay the outstanding balance owed, we would, as guarantor, be liable for this balance. However, in conjunction with the credit agreement, RY-8 and RHI have entered into an Indemnity Agreement and a Pledge of Interest and Security Agreement in our favor. These agreements provide that if we are required to perform our obligation as guarantor pursuant to the credit agreement, then RY-8 and RHI will indemnify us against all losses, claims, damages or liabilities which arise out of or are based upon our guarantee of the credit agreement. RY-8’s and RHI’s obligations under these agreements are collateralized by a first priority lien upon and a continuing security interest in any and all of RY-8’s interests in the joint venture.

We are a partial guarantor of $68.0 million in bonds issued by Kentucky Speedway, LLC, or Speedway. Speedway is an unconsolidated affiliate in which we have a 22.5% equity interest and for which we operate catering and concession facilities. Payments on the bonds began in December 2003 and will continue according to a redemption schedule with final maturity in December 2022. The bonds have a put feature that allows the lenders to require full payment of the debt on or after June 2011. At December 31, 2007 and 2006, the outstanding balance on the bonds was approximately $63.3 million, and our guarantee was $17.6 million. Our guarantee will proportionally decrease as payments are made on the bonds.

As part of the guarantee, we and other Speedway equity owners are obligated to contribute, either as equity or subordinated debt, any amounts necessary to maintain Speedway’s defined fixed charge coverage ratio. We are obligated to contribute 27.78% of such amounts. Speedway has not yet reached its operating break-even point. Since the initial investment, we have increased our investment by making additional working capital contributions and subordinated loans to this affiliate in payments totaling $7.6 million. Of this amount, we made subordinated loans of $2.1 million during 2007 and $1.9 million during 2006. However, we anticipate making additional contributions in 2008 of approximately $2.0 million to $3.0 million. This affiliate is expected to incur further operating losses at least through 2008.

Each guarantor has unconditionally guaranteed Speedway’s obligations under the bonds not to exceed its maximum guaranteed amount. Our maximum guaranteed amount is $17.6 million. If an event of default occurs as defined by the amended guarantee, or if the lenders exercise the put feature, the total outstanding amount on the bonds, plus any accrued interest, is immediately due from Speedway and each guarantor would be obligated to make payment under its guaranty up to its maximum guaranteed amount.

In June 2006, in accordance with FIN 45, we recognized a liability of $2.5 million, representing the estimated fair value of the guarantee and a corresponding increase to the investment in Speedway, which is included in the line item entitled “Investments in and advances to unconsolidated affiliates, net” in our Consolidated Balance Sheets. Prior to the modifications of our guarantee in June 2006, the guarantee was not subject to the recognition or measurement requirements of FIN 45 and no liability related to the guarantee was recorded at December 31, 2005 or any prior period.

During the fourth quarter of 2007, we assessed our investment in Speedway for impairment using a discounted weighted average potential outcome probability analysis and recorded an impairment charge of $3.1 million in the line item “Provision for impaired assets and restaurant closings” in our Consolidated Statement of Operations for the period from June 15 to December 31, 2007. We recognized a corresponding decrease to our investment in Speedway in the line item “Investments in and advances to unconsolidated affiliates, net” in our Consolidated Balance Sheet at December 31, 2007.

Our Korean subsidiary is the guarantor of debt owed by landlords of two of our Outback Steakhouse restaurants in Korea. We are obligated to purchase the building units occupied by our two restaurants in the event of default by the landlords on their debt obligations, which were approximately $1.4 million and $1.5 million as of December 31, 2007 and 2006. Under the terms of the guarantees, our monthly rent payments are deposited with the lender to pay the landlords’ interest payments on the outstanding balances. The guarantees are in effect until the earlier of the date the principal is repaid or the entire lease term of ten years for both restaurants, which expire in 2014 and 2016. The guarantees specify that upon default the purchase price would be a maximum of 130% of the landlord’s outstanding debt for one restaurant and the estimated legal auction price for the other restaurant, approximately $1.9 million and $2.3 million, respectively, as of December 31, 2007 and 2006. If we were required to perform under either guarantee, we would obtain full title to the corresponding building unit and could liquidate the property, each having an estimated fair value of approximately $3.0 million and $2.8 million, respectively. We have considered these guarantees and accounted for them in accordance with FIN 45. We have various depository and banking relationships with the lender.

We are not aware of any non-compliance with the underlying terms of the borrowing agreements for which we provide a guarantee that would result in us having to perform in accordance with the terms of the guarantee.

DESCRIPTION OF PRP SALE-LEASEBACK TRANSACTION

Sale-Leaseback. In connection with the Transactions, we entered into the PRP Sale-Leaseback Transaction with PRP, which is a sister company to OSI. In connection with the PRP Sale-Leaseback Transaction, the fee owned real estate and certain related assets associated with approximately 343 domestic company-owned restaurants were sold to PRP at fair market value, resulting in total proceeds to us from such sale of $987.7 million. Master Lessee leased all of the sold properties from PRP under a market rate master lease, or the Master Lease, on the terms summarized below. Our operating subsidiaries lease their respective properties from Master Lessee through a series of subleases.

Master Lease. PRP leased the transferred properties to Master Lessee under a triple net market rate master lease with a 15 year term. Master Lessee pays PRP a scheduled monthly rent amount, which we refer to as the Base Rent, equal to approximately $5.9 million, and such amount will increase by 10% on the fifth and tenth anniversary dates subject to any reductions in the Base Rent arising from the release of any leased properties from the Master Lease. In addition, Master Lessee pays, as additional rent, all taxes, insurance premiums and costs owing under operating agreements (such as reciprocal easement agreements) related to the leased properties. Master Lessee is also responsible for maintaining the leased properties and paying all charges for utilities.

Master Lessee may request the release from the Master Lease of properties. In such case, PRP will be obligated to use reasonable, good faith efforts in cooperation with Master Lessee to market and sell such properties so long as the offered purchase price, plus any required payments from Master Lessee, equals or exceeds a scheduled release amount. Master Lessee will also be required to pay certain costs and expenses incurred by, and certain other amounts to, PRP in connection with such sale. Upon a termination of the Master Lease with respect to any property, the Base Rent will be reduced by a specified percentage of the scheduled release amount.

The obligations of Master Lessee under the Master Lease are guaranteed by OSI.

PRP Financing. PRP financed the purchase price for the properties subject to the PRP Sale-Leaseback Transaction, including related fees and expenses, with the proceeds of:

•

approximately $790.0 million of secured borrowings by PRP and its parent companies under a real estate credit facility with affiliates of the Sponsors. The lenders under PRP’s real estate credit facility have security interests in, and mortgages on, the real estate sold to PRP under the PRP Sale-Leaseback Transaction as well as the Master Lease and other collateral related thereto. The loans under the real estate credit facility were securitized by the lenders as part of a commercial mortgage backed securitization; and

•	approximately $209.2 million of cash equity contributions to Parent, our ultimate parent company, which were contributed down to PRP.

Neither we nor any of our subsidiaries are party to the PRP real estate credit facility loan agreement and PRP’s obligations under the PRP real estate credit facility are generally non-recourse against us and our subsidiaries. However, we and our subsidiary, Master Lessee, provide certain environmental indemnification to PRP and the lenders under PRP’s real estate credit facility in respect of environmental related losses or liabilities from the real estate we sold to PRP under the PRP Sale-Leaseback Transaction. See “Business—Environmental.”

PRP is not a guarantor of the outstanding notes and have no liability with respect to the outstanding notes or any of our other indebtedness or obligations. The restaurant properties sold to PRP under the PRP Sale-Leaseback Transaction are not available to satisfy any of our obligations, including indebtedness evidenced by the outstanding notes. The terms of the PRP real estate credit facility permit PRP to distribute certain excess cash amounts to the holders of its equity. See “Risk Factors—Risks Related to Our Indebtedness and Certain Other

Obligations—Certain of our domestic company-owned restaurants are subject to a market rate master lease with our sister company, PRP. An event of default under this lease could result in our loss of use of some or all of these restaurant properties.”

Six restaurant properties included in the PRP Sale-Leaseback Transaction failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as the Company has an obligation to repurchase such properties from PRP under certain circumstances. If within one year from the PRP Sale-Leaseback Transaction all the defects and construction work at such properties are not corrected, the Company must purchase such properties back from PRP on or before the expiration of the one-year period at the original purchase price. For further information, please see Note 10 to our Consolidated Financial Statements under the heading “Long-term Debt.”

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “—Certain Definitions” below. In this description, (i) the terms “we,” “our” and “us” each refer to OSI Restaurant Partners, LLC (“OSI”) and its consolidated Subsidiaries, including OSI Co-Issuer, Inc. (the “Co-Issuer”), assuming completion of the Transactions; (ii) the term “Issuer” refers only to OSI and not any of its Subsidiaries; and (iii) the term “Co-Issuers” refers only to OSI and the Co-Issuer, collectively, and not any of their respective Subsidiaries.

The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offer, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

The Co-Issuers issued $550.0 million aggregate principal amount of their 10% Senior Notes due 2015 (the “Notes”) under an indenture dated June 14, 2007 as amended or supplemented, (the “Indenture”) among the Co-Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary—Corporate Information.”

Brief Description of Notes

The Notes:

•	are joint and several unsecured senior obligations of the Co-Issuers;

•	are pari passu in right of payment to all existing and future senior indebtedness (including the Senior Credit Facilities) of the Co-Issuers;

•	are effectively subordinated to all Secured Indebtedness of the Co-Issuers (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness;

•	are senior in right of payment to all existing and future Subordinated Indebtedness of the Co-Issuers;

•	are guaranteed on a senior unsecured basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

•	are subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, have jointly, severally, irrevocably, fully and unconditionally guaranteed, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Co-Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor and is pari passu in right of payment with all existing and future senior indebtedness of each such entity, is effectively subordinated to all Secured Indebtedness of each such entity and is senior in right of payment to all existing and future Subordinated Indebtedness of each such entity.

Not all of the Issuer’s Subsidiaries are required to guarantee the Notes. The Notes are structurally subordinated to Indebtedness (and other liabilities) of Subsidiaries of the Issuer that do not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Co-Issuers.

As more fully described below under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” the Indenture requires that each of the Issuer’s domestic Wholly-Owned Restricted Subsidiaries that guarantees the obligations under the Senior Credit Facilities or any other Indebtedness of the Issuer shall also be a Guarantor of the Notes. Our other Subsidiaries are not required to become Guarantors of the Notes under the Indenture. The Senior Credit Facilities require guarantees of the obligations thereunder from each of our current and future domestic Wholly-Owned Restricted Subsidiaries in our Outback, Carrabba’s and Cheeseburger in Paradise concepts, which consequently also are Guarantors of the Notes under the Indenture. Additionally, the Senior Credit Facilities require us to provide additional guarantees of the Senior Credit Facilities in the future from other domestic Wholly-Owned Restricted Subsidiaries if the Consolidated EBITDA (as defined in the Senior Credit Facilities) attributable to our non-guarantor domestic Wholly-Owned Restricted Subsidiaries (taken together as a group) would exceed 10% of our Consolidated EBITDA as determined on a company-wide basis; at which time guarantees would be required from additional domestic Wholly-Owned Restricted Subsidiaries in such number that would be sufficient to lower the aggregate Consolidated EBITDA of the non-guarantor domestic Wholly-Owned Restricted Subsidiaries (taken together as a group) to an amount not in excess of 10% of our company-wide Consolidated EBITDA. Consequently, such additional domestic Wholly-Owned Restricted Subsidiaries will be required to be Guarantors of the Notes under the Indenture. The terms of the Senior Credit Facilities, including the provisions relating to which of our Subsidiaries guarantee the obligations under the Senior Credit Facilities, may be amended, modified or waived, and guarantees thereunder may be released, in each case at the lenders discretion and without the consent or approval of the Holders.

For the period from January 1 to June 14, 2007 and for the period from June 15 to December 31, 2007, the non-guarantor Subsidiaries taken together represented approximately 26.6% and 27.2%, respectively, of our total revenues and had net income of approximately $12.5 million and $8.6 million, respectively, while we had aggregate net income of approximately $17.5 million and a net loss of $40.1 million, respectively, for such periods. As of December 31, 2007, such Subsidiaries held approximately 36.9% of our total assets. As of December 31, 2007, the non-guarantor Subsidiaries had approximately $237.3 million of liabilities (including trade payables but excluding intercompany transactions), to which the Notes are structurally subordinated. In addition, our South Korean subsidiary has available approximately $18.1 million in unused borrowing capacity under a revolving credit line and an overdraft line.

The obligations of each Guarantor under its Guarantee is limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees, and, if that occurs, you may not receive any payments on the notes.”

Each Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with clauses (1) and (2) of the first paragraph under the caption “Repurchase at the Option of Holders—Asset Sales;”

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee under the Senior Credit Facilities;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Co-Issuers exercising their legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Co-Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the Issuer delivering to the Trustee an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and the payment of any Guarantee ranks pari passu in right of payment to all senior indebtedness of the Co-Issuers or the relevant Guarantor, as the case may be, including the obligations of the Co-Issuers and such Guarantor under the Senior Credit Facilities.

The Notes are effectively subordinated in right of payment to all of the Issuers’ and each Guarantor’s existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of December 31, 2007, we had approximately $1.3 billion of outstanding Secured Indebtedness, and $200.5 million of available unused borrowing capacity under the revolving portions of our Senior Credit Facilities (after giving effect to outstanding letters of credit for approximately $49.5 million).

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Co-Issuers are required to maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Co-Issuers are required to also maintain a registrar with respect to the Notes. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of the Co-Issuers.

The Co-Issuers may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders are required to pay all taxes due on transfer. The Co-Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Co-Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Co-Issuers initially issued $550.0 million in aggregate principal amount of Notes. The Co-Issuers may issue additional Notes under the Indenture from time to time subject to compliance with the covenant described below under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Additional Notes”). The Notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Exchange Notes” include any Additional Notes.

Interest on the Notes accrues at the rate of 10% per annum and is payable in cash. Interest on the Notes is payable semi-annually in arrears on each June 15 and December 15. The Co-Issuers will make each interest payment to the Holders of record of the Notes on the immediately preceding June 1 and December 1. Interest on the Notes accrues from the most recent date to which interest has been paid with respect to such Notes, or if no interest has been paid with respect to such Notes, from the date of original issuance thereof. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes mature on June 15, 2015 and are issued in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement as described under “Registration Rights.” All references in the Indenture and this “Description of Exchange Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest required to be paid pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee are made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency is the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Co-Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Co-Issuers may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Co-Issuers will not be entitled to redeem Notes at their option prior to June 15, 2011.

At any time prior to June 15, 2011, the Co-Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after June 15, 2011, the Co-Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading “—Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2011	105.000%
2012	102.500%
2013 and thereafter	100.000%

In addition, until June 15, 2010, the Co-Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including the aggregate principal amount of Notes issued after the Issue Date) at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption of Notes upon any Equity Offering may be given prior to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Co-Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Co-Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Co-Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $1,000 or an integral multiple thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Co-Issuers of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Co-Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which any of the Co-Issuers become a party may prohibit or limit, such Co-Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when a Co-Issuer is prohibited or limited from purchasing the Notes, such Co-Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If such Co-Issuer does not obtain such consent or repay such borrowings, such Co-Issuer will remain prohibited or limited from purchasing the Notes. In such case, the Co-Issuers’ failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to senior indebtedness to which any Co-Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Notes that would otherwise be prepaid; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $40.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Co-Issuers, or, if so elected by the Co-Issuers, the agent for such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which any Co-Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited or limited from purchasing the Notes, such Co-Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If such Co-Issuer does not obtain such consent or repay such borrowings, it will remain prohibited or limited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Selection and Notice

If the Co-Issuers redeem less than all of the Notes issued by them at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis (to the extent practicable), by lot or by such other method as the Trustee shall deem fair and appropriate.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of Notes at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or re-deemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Co-Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the Note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities (or other Equity Interests) issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities (or other Equity Interests);

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing April 1, 2007 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12) of the definition of “Permitted Debt”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, members of the board of managers or directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12) of the definition of “Permitted Debt,” (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such fair market value may exceed $75.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and any reasonable fees (including any reasonable (as determined by the Issuer) tender premium and any defeasance costs related thereto) and expenses incurred in connection with such redemption, repurchase, defeased, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, defeased, exchanged, redeemed, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, member of the board of managers or director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $60.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, members of the board of managers or directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the Restricted Payments Basket, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of the Restricted Payments Basket; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from employees, members of the board of managers or directors or consultants of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends and distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends and distributions to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends and distributions on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends and distributions on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed the greater of (x) $50.0 million and (y) 2.5% of Total Tangible Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends and distributions on the Issuer’s common Capital Stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common Capital Stock), following the consummation of the first public offering of the Issuer’s common Capital Stock or the common Capital Stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer’s common Capital Stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $100.0 million;

(12) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under “—Transactions with Affiliates”, including any payments to holders of Equity Interests of the Issuer (immediately prior to giving effect to the Transaction) in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) the amount any direct or indirect parent company of the Issuer would be required to pay in respect of Income Taxes attributable to the income of such direct or indirect parent company, the Issuer and its Restricted Subsidiaries and Other Parent Subsidiaries; provided, however, that in each case the amount of such payments in any tax year are reduced by Income Taxes required to be paid by such direct or indirect parent company arising from businesses that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Issue Date after giving effect to the Transactions (except Income Taxes attributable to the income of Unrestricted Subsidiaries shall not reduce such payments to the extent such payments would otherwise be reduced by such Income Taxes and amounts are received from Unrestricted Subsidiaries to pay such Income Taxes);

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) the general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company; and

(f) any Restricted Payment used to fund any transactions permitted by clauses (3), (4), (12) and (13) of the covenant described under “—Transactions with Affiliates”;

(16) the distribution, by dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are Cash Equivalents);

(17) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

(18) the payment of dividends and other distributions in an amount equal to any reduction in taxes actually realized by the direct or indirect parent company, the Issuer and its Restricted Subsidiaries and

Other Parent Subsidiaries in the form of refunds or credits or from deductions when applied to offset income or gain (or, without duplication, reductions in amounts otherwise permitted to be paid in clause (15)(b) above) as a direct result of (i) transaction fees and expenses, (ii) commitment and other financing fees or (iii) severance, change in control and other compensation expense incurred in connection with the exercise, repurchase, rollover or payout of stock options, Equity Interests, bonuses or deferred compensation, in each case in connection with the Transactions; and

(19) the Issuer may make additional Restricted Payments out of funds withdrawn from the “Capital Expenditures Account” contemplated under the Senior Credit Facilities in an aggregate amount not to exceed $100.0 million to the extent not prohibited by the Senior Credit Facilities;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the provisions of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if (the “Coverage Ratio Test”) the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $75.0 million at any one time outstanding.

The foregoing limitations do not apply to each of the following (collectively, “Permitted Debt”):

(1) Indebtedness incurred pursuant to the Senior Credit Facilities by the Issuer or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed $1,560.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made following the Issue Date pursuant to clause (1) of the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and exchange notes issued in respect of such Notes and any Guarantee thereof;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)) or incurred pursuant to commitments in existence on the Issue Date;

(4)(i) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and (ii) any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to refund, refinance or replace any other Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4); provided that the aggregate amount of Indebtedness incurred and Disqualified Stock and Preferred Stock issued pursuant to clauses (i) and (ii) of this clause (4) does not exceed at any one time outstanding the greater of (x) $75.0 million (y) 3.75% of Total Tangible Assets at the time incurred;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)(x) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk, and (y) Indebtedness in respect of Cash Management Services to the extent customary for similarly situated businesses or otherwise in the ordinary course of business;

(11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries and Designated Proceeds) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (12) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under the Senior Credit Facilities;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed, together with any other Indebtedness incurred under this clause (18) at any one time outstanding, $75.0 million (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the applicable Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19)(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance or assumed in connection with an acquisition and (ii) Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), in each case, in a principal amount not to exceed, together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19), $75.0 million in the aggregate at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to (i) current or former officers, members of the board of managers or directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments” or (ii) current or former employees, and development partners, of the Issuer and its Restricted Subsidiaries, in each case, issued as consideration in respect of repurchases, redemptions or acquisitions of Equity Interests in Employment Participation Subsidiaries permitted under clause (17) of the definition of “Permitted Investment” in the ordinary course of business consistent with past practice; and

(22) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (22), does not at any one time outstanding exceed $100.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (22) shall cease to be deemed incurred or outstanding for purposes of this clause (22) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (22)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) of the definition of “Permitted Debt” or is entitled to be incurred pursuant to the Coverage Ratio Test, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses provided; that all Indebtedness outstanding under the term loan portion of the Senior Credit Facilities on the Issue Date will at all times be deemed to be outstanding in reliance on clause (1) of the definition of “Permitted Debt”; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured;

except that the foregoing shall not apply to or restrict (a) Liens securing the Notes and the related Guarantees, (b) Liens securing (x) Indebtedness permitted to be incurred under Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the definition of “Permitted Debt” and (y) both (i) Indebtedness described in clause (x) or in respect of any Senior Credit Facilities secured by Liens pursuant to subclause (c) below or pursuant to clause (6) of the definition of Permitted Liens and (ii) obligations of the Issuer or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender, letter of credit issuer or agent party to any Senior Credit Facilities or any affiliate of such lender, letter of credit issuer or agent (or any Person that was a lender, letter of credit issuer or agent or an affiliate thereof at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into) and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation or limited liability company organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable.

The foregoing clauses (3), (4), (5) and (6) shall not apply to the merger contemplated by the Transaction Agreement. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a resolution adopted by the majority of the board of managers or directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Issue Date and any amendment, modification or replacement thereof or any similar agreement that is not, when taken as a whole, less favorable to the holders of the Notes in any material respect as compared to the Sponsor Management Agreement as in effect on the Issue Date (it being agreed, however, that termination fees (or similar amounts) payable upon the occurrence of an initial public offering or a Change of Control (or any events or circumstances of a substantially similar nature) not to exceed an amount equal to the present value (as determined (or pursuant to a determination agreed to) by the Issuer in good faith) of the aggregate amount of any fees that would otherwise have been payable under the Sponsor Management Agreement as in effect on the Issue Date during the stated term thereof shall in any event be permitted);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, members of the board of managers or directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of managers or directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any member of the board of managers or any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

(11) any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(12) payments by the Issuer or any of its Restricted Subsidiaries to or for the benefit of any of the Investors or Founders made for any financial or transaction advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions, divestitures and securities offerings, which payments are approved by a majority of the board of managers or directors of the Issuer in good faith or are otherwise permitted by the Indenture (it being agreed that fees of up to 1.0% of the gross amount of any applicable transaction shall in any event be permitted);

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans, restricted stock plans, bonus programs and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)

(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person (which includes the survivor of any merger to effect such acquisition) so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (at its Subsidiaries and their assets, if applicable);

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture and its assets;

(k) customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) any other agreement governing Indebtedness entered into, or assumed or acquired, after the Issue Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date; and

(n) restrictions created in connection with any Qualified Securitization Financing that in the good faith determination of the Issuer are necessary or advisable to effect such Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Senior Credit Facilities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with clauses (1) (other than with respect to any time period) and (2) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC within 15 days after the dates set forth below:

(1) within 90 days after the end of each fiscal year (105 days for the fiscal year ending December 31, 2007), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (75 days for the fiscal quarter ending June 30, 2007 and September 30, 2007), reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act beginning on and after the Issue Date;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “Events of Default and Remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Limitation on Activities of the Co-Issuer

The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any material trade or business, or conduct any material business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness under the Notes, the Senior Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Preferred Stock”, and (3) activities incidental thereto; provided, that the foregoing restrictions and limitations shall not apply upon (x) the merger or consolidation of the Co-Issuer with the Issuer (the survivor of which is a corporation organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof) or (y) the Issuer or any successor to the Issuer being or becoming a corporation organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof. The Indenture provides that so long as the Issuer or any successor to the Issuer under the Notes is an entity other than a corporation there shall be a co-issuer of the Notes that is a Wholly-Owned Subsidiary of the Issuer and a Restricted Subsidiary that is a corporation organized and existing under the laws of the United States, any state of the United States, or any territory thereof.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) above with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Managers, Directors, Officers, Employees and Stockholders

No past, present or future member of the board of managers or any director, officer, employee, incorporator, member, partner or stockholder of any Co- Issuer or any Guarantor or any of their direct or indirect parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), other than Notes beneficially owned by the Issuer or its Affiliates.

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in the amendment and waiver provisions of the Indenture described herein;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in a transaction that complies with the Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. Additionally, certain accounting, financial and other related terms as defined in this “Description of the Exchange Notes” section may be defined in a manner that is different from the definition of such terms (or similarly entitled terms) as used in our consolidated financial statements as presented under GAAP or as otherwise used in other sections of this prospectus.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 15, 2011 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through June 15, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $20.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(h) any issuance or sale of (i) Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary and (ii) Equity Interests in Employment Participation Subsidiaries to restaurant employees of, and development partners with, the Issuer and its Restricted Subsidiaries;

(i) foreclosures on or expropriations of assets;

(j) any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants—Liens”;

(l) the sale or issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(m) any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation, and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture; and

(n) any disposition of property and assets in connection with the Transactions.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

“board of directors” or “board of managers” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors or functional equivalent of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing, or, in each case, any duly authorized committee of such body.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) or (2) above;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(11) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above;

(12) with respect to any Foreign Subsidiary of the Issuer, instruments and investments correlative in type, maturity and rating to those referred to in clauses (1) to (11) above denominated in local currencies of the jurisdictions in which such Foreign Subsidiary conducts its business; and

(13) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than overdraft facilities): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person (other than (i) one or more Permitted Holders or (ii) any Wholly-Owned Subsidiary of the Issuer that is a Restricted Subsidiary and a Guarantor); or

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and debt discounts of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income actually received in cash for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses to the extent incurred on or prior to September 30, 2007, severance, relocation costs, Public Company Costs, catch-up or transition expenses for

“Partner Equity Plans” to the extent relating to employee services rendered in prior periods, integration costs, pre-opening, opening, consolidation and closing costs for facilities (including restaurants), signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring charges or reserves and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions of assets under a Securitization Facility) other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements, including adjustments to the inventory, property, equipment, software, goodwill, intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt resulting from the application of purchase accounting pursuant to GAAP in relation to the Transactions or any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles and other assets (including alcoholic beverage licenses) arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs and any charge or expense related to deferred compensation or change of control payment obligations, buyout of employee options and employee bonus programs, to the extent (x) funded on or prior to the Issue Date or (y) otherwise not exceeding $15.0 million in the aggregate since the Issue Date, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of

Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(13) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any realized or unrealized net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded,

(14) any unrealized net gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Statement of Financial Accounting Standards No. 133 and related pronouncements shall be excluded,

(15) rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP) shall be excluded, and

(16) the amount of Tax Distributions made in respect of such period pursuant to clause (15)(b) of the second paragraph of the “Limitation on Restricted Payments” covenant shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (x) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Qualified Securitization Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (y) the sum of (1) unrestricted cash and Cash Equivalents included on the consolidated balance sheet of the Issuer and any Restricted Subsidiaries as of such date and (2) all cash and Cash Equivalents held in, or credited to, the Capital Expenditures Account (as contemplated by the Senior Credit Facilities); provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Quarterly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination and included in the Reference Period divided by (y) 4, and (c) “Individual Quarterly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter month divided by (y) the number of days in such fiscal quarter.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Coverage Ratio Test” has the meaning set forth under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of the Restricted Payments Basket.

“Designated Proceeds” means contributions made to the common equity of the Issuer by its direct parent company (other than contributions made with the cash proceeds from financing activities of such direct parent company or from other equity contributions to such parent or from dividends or other distributions or payments received by such parent from Other Parent Subsidiaries that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Issue Date after giving effect to the Transactions) designated as Designated Proceeds pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer prior to delivery of the financial statements for the quarter in which such contributions were received.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for Income Taxes of such Person and, without duplication, Tax Distributions made in respect of such period, in each case paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period plus realized and unrealized losses on Hedging Obligations plus bank fees and costs of surety bonds in connection with financing activities plus amounts excluded from Consolidated Interest Expense as set forth in clauses (v), (w), (x), (y) and (z) in the definition thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus any financing fees, (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Obligations) and annual agency, unused line, or similar fees; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including

(i) such fees, expenses or charges related to the offering of the Notes, the Senior Credit Facilities and any Securitization Fees and

(ii) any amendment or other modification of the Notes, the Senior Credit Facilities and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

(f) any other non-cash charges, including (i) any write-offs or write-downs, (ii) equity-based awards compensation expense including, but not limited to, charged arising from stock options, restricted stock or other equity incentive programs, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write-off or write-down related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses and any other fees and expenses paid or accrued in such period to, or for the benefit of, the Investors and the Founders to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 18 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $20.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Restricted Payments Basket; plus

(l) any net loss from disposed or discontinued operations; plus

(m) to the extent (1) covered by insurance under which the insurer has been properly notified and has affirmed or consented to coverage, expenses with respect to liability or casualty events or business interruption and (2) actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transactions or an acquisition permitted under the Indenture; plus

(n) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(o) to the extent Consolidated Net Income is not otherwise increased thereby, Designated Proceeds received during such period;

(2) decreased (without duplication) by:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed or discontinued operations, and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“Employment Participation Subsidiary” means a limited partnership or other entity that is a Restricted Subsidiary of the Issuer (i) which contracts to provide services to one or more other Subsidiaries of the Issuer which operate one or more restaurants, (ii) which engages in no other material business activities and has no material assets other than those related to clause (i) above and (iii) in which restaurant employees of the Issuer and its Subsidiaries have an equity ownership interest.

“Employment Participation Subsidiary Conversion” means the purchase by one or more Restricted Subsidiaries of the Issuer of the ownership interests of restaurant employees in limited partnership Subsidiaries of the Issuer existing as of the Issue Date and which operate restaurants and the simultaneous use of the proceeds of such purchase by such restaurant employees to acquire ownership interests in one or more Employment Participation Subsidiaries.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital other than Designated Proceeds, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be (provided that contributions that otherwise qualify as Designated Proceeds but have not previously been designated as such will constitute Excluded Contributions if designated as Excluded Contributions pursuant to such Officer’s Certificate delivered prior to the delivery of the financial statements for the quarter in which such contributions were received), which are excluded from the calculation of the Restricted Payments Basket.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger, consolidation or discontinued operations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) or discontinued operations and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) or discontinued operations which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“Founders” means (i) Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) or (ii), such Person’s estate, executor, administrator or committee administering such estate; (iv) any trust created for the benefit of the Persons described in any of clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of clauses (i) through (iv).

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. For purposes of this “Description of the Exchange Notes,” the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Income Taxes” means, with respect to any Person, the foreign, federal, state and local taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and withholding taxes of such Person.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit (other than commercial letters of credit) and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of a Qualified Securitization Financing or (c) obligations in connection with the Specified Lease Transaction (whether obligations under leases by the Issuer and its Restricted Subsidiaries or Indebtedness of any Specified Lease Entity).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, Deutsche Bank Securities Inc., ABN AMRO Incorporated, GE Capital Markets, Inc., Rabo Securities USA, Inc., SunTrust Capital Markets, Inc., and Wells Fargo Securities, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Bain Capital Partners, LLC and Catterton Partners, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the June 14, 2007.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of managers or directors of the Issuer when the fair market value is equal to or in excess of $50.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Other Parent Subsidiaries” means Subsidiaries of the direct parent company of the Issuer other than the Issuer and its Restricted Subsidiaries.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Debt” has the meaning set forth under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Permitted Holders” means each of the Investors, the Founders and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Founders and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect);

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the definition of Permitted Debt;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.5% of Total Tangible Assets at the time such Investment is made (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(10) guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in “Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $75.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Qualified Securitization Financing;

(15) advances to, or guarantees of Indebtedness of, employees, officers, members of the board of managers or directors and consultants not in excess of $15.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, members of the board of managers or directors, employees and consultants for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof or to restaurant employees to fund such Person’s purchase of Equity Interests of an Employment Participation Subsidiary in the ordinary course of business;

(17) repurchases, redemptions and other acquisitions of Equity Interests in Employment Participation Subsidiaries held by current or former restaurant employees of, and development partners with, the Issuer or any of its Restricted Subsidiaries; and

(18) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under worker’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (18), (19) or (22) of the definition of Permitted Debt; provided that Liens securing Indebtedness permitted to be incurred pursuant to such clause (18) extend only to the assets or stock of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to such clause (19) are solely on acquired property or the assets or stock of the acquired entity, as the case may be;

(7) Liens existing on the Issue Date;

(8) Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is permitted to be incurred under the Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(27) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28) restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

(29) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(32) customary transfer restrictions and purchase options in joint venture and similar agreements.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Public Company Costs” shall mean costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Issuer’s status as a public company or issuer of publicly held securities, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, board compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors and officers’ insurance and other executive costs, any registration statement, or registered exchange offer, in respect of any Notes, legal and other professional fees, and listing fees, in each case incurred or accrued prior to the effectiveness of such registration statement or the consummation of such exchange offer and that will not continue to be incurred immediately after such effectiveness or consummation.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of managers or directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Issuer), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings and

(iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Senior Credit Facilities shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable security publicly available, another nationally recognized statistical rating agency or agencies, as the case may be, that rates such security and makes such rating publicly available.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Co-Issuers, the Guarantors and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Co-Issuers after the Issue Date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth under “Certain Covenants—Limitation on Restricted Payments.”

“Restricted Payments Basket” has the meaning set forth under “Certain Covenants—Limitation on Restricted Payments.”

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Senior Credit Facilities” means the credit facilities provided under the Credit Agreement, entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto.

“Specified Lease Entity” means (i) one or more non-Subsidiary Affiliates of the Issuer, which is a Wholly-Owned Subsidiary of the direct parent company of the Issuer, to which the Issuer and/or its Restricted Subsidiaries has sold, transferred or assigned (or will sell, transfer and assign) in the Specified Lease Transactions certain real property interests and improvements, and (ii) their direct and indirect parent companies; provided, that any direct or indirect parent entity of the Issuer shall not be a Specified Lease Entity.

“Specified Lease Transactions” means the sale, transfer or assignment of real property interests, including improvements thereon, operated by the Issuer or its Restricted Subsidiaries as restaurants, substantially all of the net proceeds of which are substantially concurrently therewith applied to finance the Transactions or to refinance any interim or other financing used to finance the Transactions, to the extent that the Issuer or a Restricted Subsidiary has leased such real property interests, including improvements thereon, or otherwise arranged for the rights to use and operate such properties.

“Sponsor Management Agreement” means the management agreements and financial advisory agreements between certain of the management companies associated with certain of the Investors and the Issuer, as in effect on the Issue Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the holders of the Notes in any material respect than the original agreement in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Distributions” means any distribution described in clause (15)(b) of the second paragraph of the “Limitation on Restricted Payments” covenant.

“Total Tangible Assets” means, as of any date, the total tangible assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Transaction Agreement” means the Agreement and Plan of Merger dated as of November 5, 2006 among Kangaroo Holdings, Inc., Kangaroo Acquisition, Inc. and the Issuer, as amended on May 21, 2007 and as the same may be further amended from time to time.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and members of the board of managers or directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options, restricted stock and deferred compensation.

“Transactions” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes, the borrowings under the Senior Credit Facilities, the Specified Lease Transactions, the conversion of the Issuer and any of its Subsidiaries from corporations to limited liability companies, intercompany restructurings and reorganizations to effect or facilitate the Transactions (including the Employment Participation Subsidiary Conversion), each as in effect on the Issue Date, the application of proceeds therefrom (including the purchase of the Founders’ non-rollover equity in a sale transaction consummated immediately prior to the completion of the merger contemplated in connection with the Transaction Agreement) and the consummation of any other transactions in connection with the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2011; provided, however, that if the period from the Redemption Date to June 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of managers or directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or managers of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material United States federal income tax considerations of the ownership and disposition of the exchange notes and, only where so indicated, the original notes to U.S. holders (as defined below). The discussion is based upon the Code, Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to note holders. The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of ownership and disposition of the notes. This discussion applies only to note holders who, on the date on of the exchange, hold the notes as a capital asset within the meaning of section 1221 of the Code. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to note holders who acquired their notes as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If notes are held through a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of notes and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of ownership and disposition of the notes.

Please consult your own tax advisor regarding the application of U.S. federal income tax laws to your particular situation and the consequences of federal estate and gift tax laws, state, local and foreign laws and tax treaties.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note, who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source;

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes; or

•	otherwise is subject to U.S. federal income taxation on a net income basis.

As used in this section, a “non-U.S. holder” means a beneficial owner of a exchange note that is not a U.S. holder.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder.

Exchange Offer

You will not have taxable gain or loss on the exchange of original notes for exchange notes in connection with the exchange offer. Instead, your basis in the original notes will carry over to the exchange notes received, and the holding period of the exchange notes will include the holding period of the original notes surrendered.

Payments of Interest

In general, you must report interest on the exchange notes in accordance with your accounting method. If you are a cash method taxpayer, which is the case for most individuals, you must report interest on the exchange notes in your income when you receive it. If you are an accrual method taxpayer, you must report interest on the exchange notes in your income as it accrues.

Under the terms of the exchange notes, we may be obligated to pay you amounts in excess of stated interest or principal on the exchange notes. For example, if we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount plus accrued and unpaid interest. We believe that the likelihood that we will pay you these amounts is remote. Thus, under special rules governing remote contingencies, the possibility of these payments will not affect the amount of interest income you recognize in advance of those payments. Our determination of whether a contingency is remote will be binding on you unless you explicitly disclose your contrary position to the IRS in the manner required by the applicable Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS successfully challenged this determination, you could be required to accrue interest income on the exchange notes at a rate higher than the stated interest rate on the exchange notes.

We have the option to repurchase the exchange notes on or after June 15, 2001 at a price in excess of the issue price. If we were to exercise this option, the yield on the exchange note would be greater than it would otherwise be. Thus, under special rules governing this type of unconditional option, for tax purposes, we will be deemed not to exercise this option, and the possibility of this redemption premium will not affect the amount of interest income you recognize in advance of any such redemption premium.

Sale, Exchange or Retirement of the Exchange Notes

Subject to the discussion above and below, on the sale, exchange (other than for exchange notes pursuant to the exchange offer, as discussed above, or other tax-free transaction), redemption, retirement or other taxable disposition of a note, you will have taxable gain or loss equal to the difference between the amount received by you (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the exchange note. Your tax basis is the cost of the original note to you, increased by any accrued market discount if you have elected to include such market discount in your income with respect to the original note; and decreased by any amortizable bond premium you have applied to reduce interest on the original note, and any principal payments you receive with respect to the original note. Your gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if you held the exchange note (and prior to the exchange note, the original note) for more than one year. The deductibility of capital losses is subject to limitation. If you sell the exchange note between interest payment dates, a portion of the amount you receive will reflect interest that has accrued on the exchange note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Market Discount and Bond Premium

Under the market discount and bond premium provisions of the Code, generally if you have purchased (1) an original note at our initial offering of the original notes, for an amount less than its issue price or (2) an original note or exchange note subsequent to our initial offering of the original notes, for an amount less than the sum of the issue price and the aggregate amount of OID included in the income of all previous holders, the difference will be treated as market discount. You will be required, subject to a de minimis exception, to treat any gain on the sale, exchange or retirement of the original note or the exchange note as ordinary income to the extent of the market discount that has not previously been included in your income and that has accrued on such original note or exchange note (including, in the case of an exchange note, any market discount accrued on the original note exchanged for such an exchange note) at the time of such sale, exchange or retirement. Unless you elect to accrue under a constant yield method, any market discount will be considered to accrue ratably during the period from the date of acquisition of the exchange note to the maturity date.

If an original note or an exchange note has market discount, you may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued in order to purchase or carry the original note or the exchange note (including, in the case of an exchange note, the interest expense on any indebtedness incurred or continued in order to purchase or carry the original note exchanged for such an exchange note) until (1) the maturity of the original note or exchange note, (2) the earlier disposition in a taxable transaction of the original note or exchange note or (3) if you make an appropriate election, a subsequent taxable year in which you realize sufficient interest income with respect to the exchange note. You may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during the taxable year of the election and thereafter, and may not be revoked without the consent of the Internal Revenue Service (the “IRS”).

If you have purchased an original note or an exchange note for an amount that is greater than its face value, you generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium can generally only offset interest income on such original note or exchange note (including, in the case of an exchange note, the income on the original note exchanged for such an exchange note) and generally may not be deducted against other income. Your basis in an original note or an exchange note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by you during the taxable year of the election and thereafter, and may not be revoked without the consent of the IRS.

The rules regarding market discount and bond premium are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax adviser regarding their application.

Information Reporting and Backup Withholding

Pursuant to IRS tax rules, if you are a United Stated Holder who holds the notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the holder on IRS Form 1099 concerning interest and retirement proceeds on the notes, unless an exemption applies. Similarly, unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number, or TIN, for use in reporting information to the IRS. For individuals, this is their social security number. You are also required to comply with other IRS requirements concerning information reporting, including a certification that you are not subject to backup withholding and are a U.S. person.

If you are a United States Holder who is subject to these requirements but does not comply, the intermediary must withhold a percentage of all amounts payable to you on the notes, including principal payments. Under current law, this percentage will be 28% through 2010, and (absent new legislation) 31% thereafter. This is called backup withholding. Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN provided by you is incorrect. Backup withholding is not an additional tax and taxpayers may use the withheld amounts, if any, as a credit against their federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

All individuals are subject to these requirements. Some non-individual holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder.

Exchange Offer

The exchange of original notes for exchange notes in connection with the exchange offer will not be a taxable sale or exchange.

Interest

Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest on the exchange notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that you satisfy one of two tests:

The first test (the “portfolio interest” exception) is satisfied if:

•	you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

•	you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us,

•	you are not a bank receiving interest on the exchange notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

•

either (1) you certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) under penalties of perjury, that you are not a U.S. person, or (2) you hold the exchange notes through a financial institution or other agent acting on your behalf, you provided appropriated documentation to the agent and your agent provided that certification to us or our paying agent, either directly or through other intermediaries. Special rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

The second test is satisfied if you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption) or you hold your notes through a “qualified intermediary” to whom evidence of treaty benefits was provided.

Payments of interest on the exchange notes that do not meet either of the above-described tests will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty) collected by means of withholding. However, if you have purchased a exchange note with bond premium please see your own tax advisor regarding the application of the bond premium rules.

Sale, Exchange or Retirement of the Exchange Notes

Subject to the discussion below concerning effectively connected income and backup withholding, you will not be subject to U.S. federal income tax on any gain (including gain attributable to market discount) realized on the sale, exchange or retirement of the exchange note unless you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the exchange note, and other conditions are satisfied.

Effectively Connected Income

The preceding discussion assumes that the interest and gain received by you is not effectively connected with the conduct by you of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a exchange note is effectively connected with such trade or business:

•

You will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on any interest and gain with respect to the exchange notes in the same manner as if you were a U.S. holder.

•

If you are a foreign corporation, you may also be subject to an additional branch profits tax of 30% or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty.

•

If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

U.S. Federal Estate Tax

A exchange note held or beneficially owned by an individual who, for estate tax purposes, is not a citizen or resident of the United States at the time of death will not be includable in the decedent’s gross estate for U.S. estate tax purposes, provided that (i) such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and (ii) at the time of death, payments with respect to such exchange note would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, the U.S. estate tax may not apply with respect to such exchange note under the terms of an applicable estate tax treaty. The estate tax does not apply for 2010, but (absent new legislation) is reinstated thereafter.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding applicable to non-U.S. holders are as follows:

•

Interest payments you receive will be automatically exempt from the usual backup withholding rules if such payments are subject to the 30% withholding tax on interest or if they are exempt from that tax by application of a tax treaty or the “portfolio interest” exception. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding tax.

•

Sale proceeds you receive on a sale of your exchange notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption, or do not provide the certification described above. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but generally not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States.

•	We suggest that you consult your tax advisor concerning the application of information reporting and backup withholding rules.

CERTAIN CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

To the extent the exchange notes are purchased and held by an employee benefit plan subject to Title I of ERISA, or Section 4975 of the Code, the following considerations should be taken into account. A fiduciary of an employee benefit plan subject to ERISA must determine that the purchase and holding of an exchange note is consistent with its fiduciary duties under ERISA. The fiduciary of an ERISA plan, as well as any other prospective investor subject to Section 4975 of the Code, must also determine that its purchase and holding of exchange notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. To address the above concerns, the exchange notes may not be purchased by or transferred to any investor unless the investment complies with the representations contained in paragraph 7 of the “Notice to Investors,” which are designed to ensure that the acquisition of the exchange notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code.

Similar state and/or local laws may apply to plans and entities holding plan assets that are not subject to Title I of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer which requests it, for use in any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account as a result of market-making activities or other trading activities pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus in connection with any resales of exchange notes. Any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

For a period of 180 days after the effective date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and guarantees by those of the guarantors incorporated or organized under the laws of the State of Delaware will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some partners of Ropes & Gray LLP are members of RGIP, LLC, which is an investor in certain investment funds associated with Bain Capital, LLC and often a co-investor with such funds. RGIP, LLC owns, directly and indirectly, shares of capital stock of our parent company representing less than 1% of the outstanding shares of stock of such company. Certain legal matters relating to those of the guarantor that is incorporated under the laws of the State of Alabama will be passed upon for us by Bradley Arant Rose & White LLP, Birmingham, Alabama. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of Florida will be based upon for us by Greenberg Traurig, P.A. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of Georgia, the State of Maryland or the State of Texas will be passed upon for us by Greenberg Traurig, LLP. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of Kansas will be passed upon for us by Bryan Cave LLP. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of New Mexico will be passed upon for us by Holland & Hart LLP. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of South Carolina will be passed upon for us by Nexsen Pruet, LLC. Certain legal matters relating to those of the guarantors that are incorporated under the laws of the State of West Virginia will be passed upon for us by The Fusco Legal Group, LC.

EXPERTS

The consolidated financial statements of OSI Restaurant Partners, LLC at December 31, 2007 and for the period from June 15, 2007 (date of inception) through December 31, 2007 included in this prospectus have been so included in the reliance on the report (which contains an explanatory paragraph regarding OSI Restaurant Partners, LLC acquiring controlling ownership of OSI Restaurant Partners, Inc. and its subsidiaries in a purchase transaction on June 14, 2007, as explained in Notes 1 and 2 to the consolidated financial statements included in this prospectus) of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of OSI Restaurant Partners, Inc. and its subsidiaries at December 31, 2006 and for the period ended June 14, 2007 and each of the years ended December 31, 2006 and 2005 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the acquisition in a purchase transaction as of June 14, 2007 of the controlling ownership of OSI Restaurant Partners, Inc. and its subsidiaries, as explained in Notes 1 and 2 to the consolidated financial statements included in this prospectus) of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the Commission with respect to the issuance of the exchange notes. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the Commission. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

We have agreed that, whether or not we are required to do so by the Commission, after consummation of the exchange offer or the effectiveness of a shelf registration statement, for so long as any of the exchange notes remain outstanding, we will file with the Commission (or we will furnish to holders of the exchange notes if not filed with the Commission), within the time periods specified in the rules and regulations of the Commission:

•	all quarterly and annual reports on Forms 10-Q and 10-K, and

•	all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file these reports.

Any reports or documents we file with the Commission, including the registration statement, may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these reports or other documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

I NDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Certified Public Accounting Firm (Predecessor)	F-2

Report of Independent Registered Certified Public Accounting Firm (Successor)	F-3

Consolidated Balance Sheets as of December 31, 2007 (Successor) and December 31, 2006 (Predecessor)	F-4

Consolidated Statements of Operation for the period from June 15 to December 31, 2007 (Successor), the period from January 1 to June 14, 2007 and the years ended December 31, 2006 and 2005 (Predecessor)

F-6

Consolidated Statements of Unitholder’s/Stockholders’ Equity for the period from June 15 to December 31, 2007 (Successor), the period from January 1 to June  14, 2007 and the years ended December 31, 2006 and 2005 (Predecessor)

F-7

Consolidated Statements of Cash Flows for the period from June 15 to December 31, 2007 (Successor), the period from January 1 to June 14, 2007 and the years ended December  31, 2006 and 2005 (Predecessor)

F-9

Notes to the Consolidated Financial Statements	F-11

Report of Independent Registered Certified Public Accounting Firm

To Board of Directors and Unitholder of

OSI Restaurant Partners, LLC

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of OSI Restaurant Partners, Inc. and its subsidiaries (the “Predecessor”) at December 31, 2006, and the results of their operations and their cash flows for the period ended June 14, 2007 and each of the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 2, Kangaroo Holdings, Inc., the ultimate parent of OSI Restaurant Partners, LLC and subsidiaries (the “Successor”), acquired controlling ownership of the Predecessor in a purchase transaction on June 14, 2007. The acquisition was accounted for as a purchase and, accordingly, the consolidated financial statements of the Successor are not comparable to those of the Predecessor.

/s/    PricewaterhouseCoopers LLP

Tampa, Florida

April 29, 2008

Report of Independent Registered Certified Public Accounting Firm

To Board of Directors and Unitholder of

OSI Restaurant Partners, LLC

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, unitholder’s equity and cash flows present fairly, in all material respects, the financial position of OSI Restaurant Partners, LLC (the “Successor”) at December 31, 2007, and the results of their operations and their cash flows for the period from June 15, 2007 (date of inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Notes 1 and 2, Kangaroo Holdings, Inc., the ultimate parent of the Successor, acquired controlling ownership of OSI Restaurant Partners, Inc. and its subsidiaries (the “Predecessor”) in a purchase transaction on June 14, 2007. The acquisition was accounted for as a purchase and, accordingly, the consolidated financial statements of the Successor are not comparable to those of the Predecessor.

/s/    PricewaterhouseCoopers LLP

Tampa, Florida

April 29, 2008

OSI Restaurant Partners, LLC

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$171,104	$94,856
Current portion of restricted cash	4,006	—
Short-term investments	—	681
Inventories	81,036	87,066
Deferred income tax assets	24,618	22,092
Other current assets	86,149	110,501

Total current assets	366,913	315,196
Restricted cash	32,237	—
Property, fixtures and equipment, net	1,245,245	1,548,926
Investments in and advances to unconsolidated affiliates, net	26,212	26,269
Deferred income tax assets	—	69,952
Goodwill	1,060,529	150,278
Intangible assets, net	716,631	26,102
Other assets, net	223,242	89,914
Notes receivable collateral for franchisee guarantee	32,450	31,950

Total assets	$3,703,459	$2,258,587

(CONTINUED…)

OSI Restaurant Partners, LLC

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT COMMON UNITS)

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
LIABILITIES AND UNITHOLDER’S/STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$155,923	$165,674
Sales taxes payable	18,589	22,978
Accrued expenses	136,377	97,134
Current portion of accrued buyout liability	11,793	15,546
Unearned revenue	196,298	186,977
Income taxes payable	2,803	15,497
Current portion of long-term debt	34,975	60,381
Current portion of guaranteed debt	32,583	—

Total current liabilities	589,341	564,187
Partner deposit and accrued buyout liability	122,738	102,924
Deferred rent	21,416	73,895
Deferred income tax liability	291,709	—
Long-term debt	1,808,475	174,997
Guaranteed debt	2,495	34,578
Other long-term liabilities, net	233,031	49,864

Total liabilities	3,069,205	1,000,445

Commitments and contingencies
Minority interests in consolidated entities	34,862	36,929

Unitholder’s/Stockholders’ Equity
Common units, no par value, 100 units authorized, issued and outstanding as of December 31, 2007	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 78,750 shares issued and 75,127 shares outstanding as of December 31, 2006	—	788
Additional paid-in capital	641,647	269,872
(Accumulated deficit) retained earnings	(40,055)	1,092,271
Accumulated other comprehensive (loss) income	(2,200)	8,388

	599,392	1,371,319
Less treasury stock, 3,623 shares at December 31, 2006, at cost	—	(150,106)

Total unitholder’s/stockholders’ equity	599,392	1,221,213

	$3,703,459	$2,258,587

The accompanying notes are an integral part of these Consolidated Financial Statements.

OSI Restaurant Partners, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Revenues
Restaurant sales	$2,227,926	$1,916,689	$3,919,776	$3,590,869
Other revenues	12,098	9,948	21,183	21,848

Total revenues	2,240,024	1,926,637	3,940,959	3,612,717

Costs and expenses
Cost of sales	790,592	681,455	1,415,459	1,315,340
Labor and other related	623,159	540,281	1,087,258	930,356
Other restaurant operating	557,459	440,545	885,562	783,745
Depreciation and amortization	102,263	74,846	151,600	127,773
General and administrative	138,376	158,147	234,642	197,135
Hurricane property losses	—	—	—	3,101
Provision for impaired assets and restaurant closings	21,766	8,530	14,154	27,170
Contribution for “Dine Out for Hurricane Relief”	—	—	—	1,000
(Income) loss from operations of unconsolidated affiliates	(1,261)	692	(5)	(1,479)

Total costs and expenses	2,232,354	1,904,496	3,788,670	3,384,141

Income from operations	7,670	22,141	152,289	228,576
Other income (expense), net	—	—	7,950	(2,070)
Interest income	4,725	1,561	3,312	2,087
Interest expense	(98,722)	(6,212)	(14,804)	(6,848)

(Loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(86,327)	17,490	148,747	221,745
(Benefit) provision for income taxes	(47,143)	(1,656)	41,812	73,808

(Loss) income before minority interest in consolidated entities’ income	(39,184)	19,146	106,935	147,937
Minority interest in consolidated entities’ income	871	1,685	6,775	1,191

Net (loss) income	$(40,055)	$17,461	$100,160	$146,746

The accompanying notes are an integral part of these Consolidated Financial Statements.

OSI Restaurant Partners, LLC

CONSOLIDATED STATEMENTS OF UNITHOLDER’S/ STOCKHOLDERS’ EQUITY

(IN THOUSANDS, EXCEPT COMMON SHARES)

PREDECESSOR	COMMON STOCK SHARES	COMMON STOCK AMOUNT	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUM- ULATED OTHER COMPRE- HENSIVE (LOSS) INCOME	UNEARNED COMPEN- SATION	TREASURY STOCK	TOTAL
Balance, December 31, 2004	73,767	$788	$273,442	$981,823	$(2,118)	$—	$(206,824)	1,047,111
Purchase of treasury stock	(2,177)	—	—	—	—	—	(92,363)	(92,363)
Reissuance of treasury stock	2,220	—	(3,686)	(28,687)	—	—	88,280	55,907
Dividends ($0.52 per share)	—	—	—	(38,753)	—	—	—	(38,753)
Stock option income tax benefit	—	—	16,514	—	—	—	—	16,514
Stock option compensation expense	—	—	3,412	—	—	—	—	3,412
Issuance of restricted stock	1,044	—	3,686	(3,185)	—	(44,202)	43,701	—
Amortization of restricted stock	—	—	—	—	—	3,344	—	3,344
Net income	—	—	—	146,746	—	—	—	146,746
Foreign currency translation adjustment	—	—	—	—	2,502	—	—	2,502

Total comprehensive income	—	—	—	—	—	—	—	149,248

Balance, December 31, 2005	74,854	788	293,368	1,057,944	384	(40,858)	(167,206)	1,144,420

Reclassification upon adoption of SFAS No. 123R	—	—	(40,858)	—	—	40,858	—	—
Purchase of treasury stock	(1,419)	—	—	—	—	—	(59,435)	(59,435)
Reissuance of treasury stock	1,432	—	—	(25,340)	—	—	65,177	39,837
Dividends ($0.52 per share)	—	—	—	(38,896)	—	—	—	(38,896)
Stock option income tax benefit	—	—	8,058	—	—	—	—	8,058
Stock option compensation expense	—	—	10,245	—	—	—	—	10,245
Issuance of restricted stock	260	—	(9,761)	(1,597)	—	—	11,358	—
Amortization of restricted stock	—	—	8,820	—	—	—	—	8,820
Net income	—	—	—	100,160	—	—	—	100,160
Foreign currency translation adjustment	—	—	—	—	8,004	—	—	8,004

Total comprehensive income	—	—	—	—	—	—	—	108,164

Balance, December 31, 2006	75,127	788	269,872	1,092,271	8,388	—	(150,106)	1,221,213

(continued…)

OSI Restaurant Partners, LLC

CONSOLIDATED STATEMENTS OF UNITHOLDER’S/ STOCKHOLDERS’ EQUITY—(Continued)

(IN THOUSANDS, EXCEPT COMMON SHARES AND UNITS)

PREDECESSOR	COMMON STOCK SHARES	COMMON STOCK AMOUNT	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUM- ULATED OTHER COMPRE- HENSIVE (LOSS) INCOME	UNEARNED COMPEN- SATION	TREASURY STOCK	TOTAL
Reissuance of treasury stock	549	—	—	(11,021)	—	—	26,390	15,369
Dividends ($0.13 per share)	—	—	—	(9,887)	—	—	—	(9,887)
Stock option income tax benefit	—	—	3,052	—	—	—	—	3,052
Stock option compensation expense	—	—	12,049	—	—	—	—	12,049
Amortization of restricted stock	—	—	4,892	—	—	—	—	4,892
Adjustment for FIN 48 adoption	—	—	—	(1,612)	—	—	—	(1,612)
Net income	—	—	—	17,461	—	—	—	17,461
Foreign currency translation adjustment	—	—	—	—	(954)	—	—	(954)

Total comprehensive income	—	—	—	—	—	—	—	16,507

Balance, June 14, 2007	75,676	$788	$289,865	$1,087,212	$7,434	$—	$(123,716)	$1,261,583

SUCCESSOR	COMMON UNITS	COMMON UNITS AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance, June 15, 2007	100	$—	$637,366	$—	$—	$637,366
Amortization of restricted stock and long-term incentives	—	—	4,281	—	—	4,281
Net loss	—	—	—	(40,055)	—	(40,055)
Foreign currency translation adjustment	—	—	—	—	(2,200)	(2,200)

Total comprehensive loss	—	—	—	—	—	(42,255)

Balance, December 31, 2007	100	$—	$641,647	$(40,055)	$(2,200)	$599,392

The accompanying notes are an integral part of these Consolidated Financial Statements.

OSI Restaurant Partners, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Cash flows from operating activities:
Net (loss) income	$(40,055)	$17,461	$100,160	$146,746
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	102,263	74,846	151,600	127,773
Amortization of deferred financing fees	5,879	—	—	—
Provision for impaired assets and restaurant closings and hurricane losses	21,766	8,530	14,154	30,271
Stock-based and other non-cash compensation expense	24,168	33,981	70,642	13,474
Income tax benefit credited to equity	—	3,052	8,058	16,514
Excess income tax benefits from stock-based compensation	—	(1,541)	(4,046)	—
Minority interest in consolidated entities’ income	871	1,685	6,775	1,191
(Income) loss from operations of unconsolidated affiliates	(1,261)	692	(5)	(1,479)
Change in deferred income taxes	(13,156)	(41,732)	(25,005)	(23,318)
Loss (gain) on disposal of property, fixtures and equipment and lease termination	—	3,496	(6,264)	3,605
Unrealized loss on interest rate collar	5,357	—	—	—
Gain on life insurance investments	(3,055)	—	—	—
Gain on restricted cash investments	(273)	—	—	—
Change in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in inventories	782	5,235	(18,387)	(5,635)
(Increase) decrease in other current assets	(25,352)	44,853	(30,932)	(19,686)
Decrease (increase) in other assets	12,700	(5,352)	(147)	(10,301)
Increase in accrued interest payable	3,496	74	336	150
(Decrease) increase in accounts payable, sales taxes payable and accrued expenses	(18,121)	44,558	34,741	28,265
Increase in deferred rent	21,416	4,108	12,386	12,099
Increase (decrease) in unearned revenue	77,632	(68,311)	16,192	14,403
(Decrease) increase in income taxes payable	(14,244)	2,527	(2,274)	7,166
(Decrease) increase in other long-term liabilities	(32)	27,471	22,729	22,876

Net cash provided by operating activities	160,781	155,633	350,713	364,114

Cash flows used in investing activities:
Purchase of investment securities	—	(2,455)	(5,632)	(5,568)
Maturities and sales of investment securities	1,134	2,002	6,779	5,165
Purchase of Company-owned life insurance	(63,930)	—	—	—
Cash paid for acquisitions of businesses, net of cash acquired	—	(250)	(63,622)	(5,200)
Acquisition of OSI Restaurant Partners, Inc.	(3,092,296)	—	—	—
Acquisition of liquor licenses	(1,572)	(1,553)	—	—
Proceeds from sale-leaseback transactions	925,090	—	—	5,000
Capital expenditures	(77,065)	(119,359)	(297,734)	(327,862)
Proceeds from the sale of property, fixtures and equipment and lease termination	—	1,948	31,693	11,508
Restricted cash received for capital expenditures and certain deferred compensation plans	136,723	—	—	—
Restricted cash used to fund capital expenditures and certain deferred compensation plans	(121,109)	—	—	—
Deposits to partner deferred compensation plans	—	—	(6,310)	—
Payments from unconsolidated affiliates	152	—	358	131
Distributions to unconsolidated affiliates	(112)	(86)	—	—
Investments in and advances to unconsolidated affiliates	(4,649)	—	(2,267)	(1,956)

Net cash used in investing activities	$(2,297,634)	$(119,753)	$(336,735)	$(318,782)

(CONTINUED...)

OSI Restaurant Partners, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Cash flows provided by (used in) financing activities:
Proceeds from issuance of long-term debt	$17,900	$123,648	$371,787	$171,546
Proceeds from the issuance of senior secured term loan facility	1,310,000	—	—	—
Proceeds from the issuance of revolving lines of credit	11,500	—	—	—
Proceeds from the issuance of senior notes	550,000	—	—	—
Repayments of long-term debt	(199,388)	(210,834)	(294,147)	(141,084)
Deferred financing fees	(63,313)	—	—	—
Contributions from Ultimate Parent	42,413	—	—	—
Proceeds from minority interest contributions	1,581	3,940	3,323	8,635
Distributions to minority interest	(5,306)	(4,579)	(12,541)	(17,899)
(Decrease) increase in partner deposit and accrued buyout liability	(633)	(6,212)	(12,139)	11,830
Excess income tax benefits from stock-based compensation	—	1,541	4,046	—
Dividends paid	—	(9,887)	(38,896)	(38,753)
Proceeds from the issuance of common stock	600,373	—	—	—
Proceeds from exercise of employee stock options	—	14,477	34,004	49,655
Payments for purchase of treasury stock	—	—	(59,435)	(92,363)

Net cash provided by (used in) financing activities	2,265,127	(87,906)	(3,998)	(48,433)

Net increase (decrease) in cash and cash equivalents	128,274	(52,026)	9,980	(3,101)
Cash and cash equivalents at the beginning of the period	42,830	94,856	84,876	87,977

Cash and cash equivalents at the end of the period	$171,104	$42,830	$94,856	$84,876

Supplemental disclosures of cash flow information:
Cash paid for interest	$83,832	$6,443	$14,582	$6,916
Cash paid for income taxes, net of refunds	(2,942)	(25,097)	72,160	88,516
Supplemental disclosures of non-cash items:
Purchase of employee partners’ interests in cash flows of their restaurants	$—	$882	$6,083	$4,208
Conversion of partner deposit and accrued buyout liability to notes	2,080	3,198	3,673	2,827
Increase in guaranteed debt and investment in unconsolidated affiliate	—	—	2,495	—
Acquisitions of property, fixtures and equipment through accounts payable	1,885	5,305	17,501	—
Litigation liability and insurance receivable	—	—	(39,000)	39,000
Issuance of restricted stock	—	—	9,761	44,202

The accompanying notes are an integral part of these Consolidated Financial Statements.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

Basis of Presentation

On June 14, 2007, OSI Restaurant Partners, Inc. was acquired by an investor group. Immediately following consummation of the merger and related transactions (the “Merger”) on June 14, 2007, OSI Restaurant Partners, Inc. converted into a Delaware limited liability company named OSI Restaurant Partners, LLC (see Note 2).

Therefore, the accompanying consolidated financial statements are presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the Merger, respectively. The operations of OSI Restaurant Partners, Inc. are referred to for the Predecessor period and the operations of OSI Restaurant Partners, LLC are referred to for the Successor period. Unless the context otherwise indicates, as used in this report, the term the “Company” and other similar terms mean (a) prior to the Merger, OSI Restaurant Partners, Inc. and (b) after the Merger, OSI Restaurant Partners, LLC.

The Company develops and operates casual dining restaurants primarily in the United States. Additional Outback Steakhouse restaurants in which the Company has no direct investment are operated under franchise agreements.

In the opinion of the Company, all adjustments (consisting only of normal recurring entries) necessary for the fair presentation of the Company’s results of operations, financial position and cash flows for the periods presented have been included.

Revisions

Certain prior year amounts shown in the accompanying Consolidated Statements of Cash Flows in the consolidated financial statements have been revised to correctly reflect the 2007 Successor presentation and are deemed not to be material to the Consolidated Statements of Cash Flows. These revisions had no effect on total assets, total liabilities, unitholder’s/stockholders’ equity or net (loss) income. The Company has revised its Consolidated Statements of Cash Flows to reflect the “Acquisitions of property, fixtures and equipment through accounts payable” as a non-cash item. This revision caused the line items “(Decrease) increase in accounts payable, sales taxes payable and accrued expenses” and “Capital expenditures” to increase by $17,501,000 for the period from January 1 to June 14, 2007 and to decrease by $17,501,000 for the year ended December 31, 2006. These changes caused “Net cash provided by operating activities” and “Net cash used in investing activities” to increase by $17,501,000 for the period from January 1 to June 14, 2007 and to decrease by $17,501,000 for the year ended December 31, 2006. The Company also has revised its Consolidated Statements of Cash Flows to reflect the “Acquisition of liquor licenses” separately as investing cash flows rather than combined in “Decrease (increase) in other assets” as operating cash flows. This change caused the line item “Decrease (increase) in other assets” to decrease by $1,553,000 and the line items “Net cash provided by operating activities” and “Net cash used in investing activities” to increase by $1,553,000 for the period from January 1 to June 14, 2007. The cumulative effect of these changes on the line items “Net cash provided by operating activities” and “Net cash used in investing activities” was an increase of $19,054,000 for the period from January 1 to June 14, 2007. The Company also has revised its Consolidated Statements of Cash Flows to reflect the line item “Proceeds from sale-leaseback transactions” as investing cash flows rather than financing cash flows. This change caused “Net cash used in investing activities” to decrease by $5,000,000 and “Net cash used in financing activities” to increase by $5,000,000 for the year ended December 31, 2005.

2.	Transactions

On November 5, 2006, OSI Restaurant Partners, Inc. entered into a definitive agreement to be acquired by Kangaroo Holdings, Inc. (the “Ultimate Parent” or “KHI”), which is controlled by an investor group comprised of affiliates of Bain Capital Partners, LLC (“Bain Capital”) and Catterton Partners (“Catterton”), Chris T.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Sullivan, Robert D. Basham and J. Timothy Gannon (the “Founders” of the Company) and certain members of management of the Company (the Founders and such members of management are collectively referred to as the “Continuing Investors”) for $40.00 per share in cash (“Merger Consideration”). On May 21, 2007, this agreement was amended to increase the Merger Consideration to $41.15 per share in cash, payable to all shareholders except the Founders, who instead converted a portion of their equity interest to equity in the Ultimate Parent and received $40.00 per share for their remaining shares. Immediately following consummation of the Merger on June 14, 2007, the Company converted into a Delaware limited liability company named OSI Restaurant Partners, LLC.

The total purchase price was approximately $3.1 billion. The Merger was financed by borrowings under new senior secured credit facilities, proceeds from the issuance of senior notes, the proceeds from the Private Restaurant Properties, LLC (“PRP”) Sale-Leaseback Transaction described below, the investment made by Bain Capital and Catterton, rollover equity from the Founders and investments made by certain members of management (see Note 10).

In connection with the Merger, the Company caused its wholly-owned subsidiaries to sell substantially all of the Company’s domestic restaurant properties to its newly-formed sister company, PRP, for approximately $987,700,000. PRP then leased the properties to Private Restaurant Master Lessee, LLC, the Company’s wholly-owned subsidiary, under a market rate master lease. The market rate master lease is a triple net lease with a 15-year term. The sale of substantially all of the domestic wholly-owned restaurant properties to PRP and entry into the market rate master lease and the underlying subleases resulted in operating leases for the Company and is referred to as the “PRP Sale-Leaseback Transaction.”

The Company identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, “Accounting for Leases” (“SFAS No. 98”), as title transfer for these properties did not occur on June 14, 2007. The Company has one year from the PRP Sale-Leaseback Transaction to correct all title defects and complete construction. For those properties that do not meet the requirements for title transfer after one year, the Company must purchase them back from PRP on or before the expiration of the one-year period at the original purchase price. The Company has included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in its Consolidated Balance Sheet at December 31, 2007 (see Notes 6 and 10). The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or the Company repurchases the properties.

In accordance with revised FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46R”), the Company determined that PRP is a variable interest entity; however the Company is not its primary beneficiary. As a result, PRP has not been consolidated into the Company’s financial statements. If the market rate master lease were to be terminated in connection with any default by the Company or if the lenders under PRP’s real estate credit facility were to foreclose on the restaurant properties as a result of a PRP default under its real estate credit facility, the Company could, subject to the terms of a subordination and nondisturbance agreement, lose the use of some or all of the properties that it leases under the market rate master lease.

Merger expenses of approximately $33,174,000 and $7,590,000 for the periods from January 1 to June 14, 2007 and from June 15 to December 31, 2007, respectively, were included in general and administrative expenses in the Company’s Consolidated Statements of Operations and reflect primarily the professional service costs incurred in connection with the Merger.

The assets and liabilities of the Company were assigned values, part carryover basis pursuant to Emerging Issues Task Force Issue No. 88-16, “Basis in Leveraged Buyout Transactions” (“EITF No. 88-16”), and part fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

value, similar to a step acquisition, pursuant to EITF No. 90-12, “Allocating Basis to Individual Assets and Liabilities for Transactions within the Scope of Issue No. 88-16” (“EITF No. 90-12”). As a result, there were zero retained earnings and accumulated depreciation after the allocation was made.

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. None of the goodwill recorded in relation to the Merger is expected to be deductible for income tax purposes.

The following table summarizes the acquisition consideration, including transaction fees and expenses (in thousands):

JUNE 14, 2007
Total acquisition consideration:
Cash paid for equity upon Merger	$3,067,561
Transaction fees and expenses	24,715

Total cash paid	3,092,276
Rollover equity from Founders	181,500
Deemed dividend to continuing stockholders	(198,300)

Total purchase price	$3,075,476

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in connection with the Merger (in thousands):

Current assets	$216,650
Restricted cash	47,578
Property, fixtures and equipment	2,199,517
Investments in and advances to unconsolidated affiliates	25,777
Deferred income tax assets (long-term)	238,936
Intangible assets	742,810
Other assets	83,444
Notes receivable collateral for franchisee guarantee	32,450
Current liabilities	(461,367)
Partner deposit and accrued buyout liability	(114,296)
Deferred income tax liability (long-term)	(543,821)
Long-term debt	(147,959)
Guaranteed debt	(35,078)
Other long-term liabilities	(220,078)
Minority interests in consolidated entities	(37,975)
Additional paid-in capital	(11,379)

Net assets acquired	$2,015,209

Excess purchase price attributed to goodwill	$1,060,267

The Company believes its market position, proven ability to grow market share through strong and profitable growth and broad product portfolio are the primary factors that contributed to a total purchase price that resulted in the recognition of goodwill.

Identifiable intangible assets include the Company’s trade names, trademarks, franchise agreements and net favorable leases. The fair values and useful lives of identified intangible assets are based on many factors,

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

including estimates and assumptions of future operating performance, estimates of cost avoidance, the specific characteristics of the identified intangible assets and historical experience (see Note 7).

The following table reflects the pro forma total revenues and net loss for the Predecessor periods presented as though the Merger had taken place at the beginning of each period. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the Merger actually taken place on the first day of the respective periods, nor of future results of operations.

	PRO FORMA (UNAUDITED, IN THOUSANDS)
	YEAR ENDED DECEMBER 31, 2007	YEAR ENDED DECEMBER 31, 2006
Total revenues	$4,166,661	$3,940,959
Net loss	$(64,402)	$(56,935)

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated financial statements include the accounts and operations of OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc. and the Company’s affiliated partnerships and limited liability corporations in which it is a general partner or managing member and owns a controlling financial interest. OSI Co-Issuer, Inc., a wholly-owned subsidiary of OSI Restaurant Partners, LLC, was formed to facilitate the Merger and does not conduct ongoing business operations. The Company’s consolidated financial statements also include the accounts and operations of its Roy’s consolidated joint venture in which it has a less than majority ownership. The Company consolidates this venture because it controls the executive committee (which functions as a board of directors) through representation on the board by related parties, and it is able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by the Company’s partner in the Roy’s consolidated joint venture have been funded by loans to the partner from a third party where the Company is required to be a guarantor of the debt, which provides the Company control through its collateral interest in the joint venture partner’s membership interest. As a result of the Company’s controlling financial interest in this venture, it is included in the Company’s consolidated financial statements. The portion of income or loss attributable to the minority interests, not to exceed the minority interest’s equity in the subsidiary, is eliminated in the line item in the consolidated statements of operations entitled “Minority interest in consolidated entities’ income.” All material intercompany balances and transactions have been eliminated.

The unconsolidated affiliates are accounted for using the equity method.

The Company consolidates variable interest entities in which the Company absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Therefore, if the Company has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity are included in the consolidated financial statements.

The Company has a minority investment in an unconsolidated affiliate in which it has a 22.5% equity interest and for which it operates catering and concession facilities. Additionally, the Company guarantees a portion of the affiliate’s debt (see Note 10). Although the Company holds an interest in this variable interest entity, the Company is not the primary beneficiary of this entity and therefore it is not consolidated.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company is a franchisor of 144 restaurants as of December 31, 2007, but does not possess any ownership interests in its franchisees and generally does not provide financial support to franchisees in its typical franchise relationship. These franchise relationships are not deemed variable interest entities and are not consolidated. However, the Company guarantees an uncollateralized line of credit that permits borrowing of up to $35,000,000, maturing in December 2008, for an entity affiliated with its California franchisees (see Note 10). The limited liability company that holds this line of credit is a variable interest entity and is consolidated by the Company. This entity draws on its line of credit to loan funds to entities in California to purchase and/or build land and buildings for lease to individual Outback Steakhouse franchisees. Therefore, it holds as collateral the notes receivable and underlying assets from these corporations in offsetting amounts to the debt owed to the bank, which are both included in the Company’s Consolidated Balance Sheets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

Cash and Cash Equivalents

Cash equivalents consist of investments that are readily convertible to cash with an original maturity date of three months or less.

Short-Term Investments

The Company’s short-term investments, consisting primarily of high grade debt securities, are classified as held-to-maturity because the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity, which approximates fair value. The Company owns no investments that are considered to be available-for-sale or trading securities.

Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (“SFAS No. 107”) requires disclosure of fair value information about financial instruments, whether or not recognized in the Consolidated Balance Sheet, for which it is practical to estimate that value.

The Company’s financial instruments at December 31, 2007 and 2006 consist of cash equivalents, short-term investments, accounts receivable, accounts payable and current and long-term debt. The fair values of cash equivalents, short-term investments, accounts receivable, accounts payable and current debt approximates their carrying amounts reported in the Consolidated Balance Sheets due to their short duration. The carrying value and fair value of the senior secured term loan facility at December 31, 2007 was $1,260,000,000 and $1,159,200,000, respectively. The carrying value and fair value of the senior notes at December 31, 2007 was $550,000,000 and $401,500,000, respectively. At December 31, 2006, the carrying amount of long-term debt approximated fair value. The fair value of long-term debt is determined based on quoted market prices or, if market prices are not available, the present value of the underlying cash flows discounted at the Company’s incremental borrowing rates.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivatives

The Company is highly leveraged and exposed to interest rate risk to the extent of its variable-rate debt. In September 2007, the Company entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of its variable-rate debt. Additionally, the Company’s restaurants are dependent upon energy to operate and are impacted by changes in energy prices, including natural gas. The Company uses derivative instruments to mitigate its exposure to material increases in natural gas prices.

The Company records any marked-to-market changes in the fair value of its derivative instruments in earnings in the period of change in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS No. 133”). The Company included approximately $5,357,000 in the line item “Accrued expenses” in its Consolidated Balance Sheet as of December 31, 2007 and in the line item “Interest expense” in its Consolidated Statement of Operations for the period from June 15 to December 31, 2007 for the effects of its interest rate collar. The effects of the natural gas hedges were immaterial to the Company’s financial statements for all periods presented.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents, and short-term investments. The Company attempts to limit its credit risk associated with cash and cash equivalents and short-term investments by utilizing outside investment managers with major financial institutions that, in turn, invest in investment-grade commercial paper and other corporate obligations rated A or higher, certificates of deposit, government obligations and other highly rated investments and marketable securities. At times, cash balances may be in excess of FDIC insurance limits.

Inventories

Inventories consist of food and beverages, and are stated at the lower of cost (first-in, first-out) or market. The Company periodically makes advance purchases of various inventory items to ensure adequate supply or to obtain favorable pricing. At December 31, 2007 and 2006, inventories included advance purchases of approximately $32,932,000 and $57,660,000, respectively.

Restricted Cash

As a result of the Merger, at December 31, 2007, the current portion of restricted cash consisted of $4,006,000 restricted for the payment of property taxes, and restricted cash consisted of $29,002,000 restricted for capital expenditures and $3,235,000 restricted for settlement of obligations in a rabbi trust for the Partner Equity Plan (the “PEP”) and other deferred compensation (see Notes 4 and 10). At December 31, 2006, the Company did not have any restricted cash.

Property, Fixtures and Equipment

Property, fixtures and equipment are stated at cost, net of accumulated depreciation. At the time property, fixtures and equipment are retired, or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in earnings. The Company expenses repair and maintenance costs incurred to maintain the appearance and functionality of the restaurant that do not extend the useful life of any restaurant asset or are less than $1,000. Improvements to leased properties are depreciated over the shorter of their useful life or the lease term, which includes cancelable renewal periods where failure to

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exercise such options would result in an economic penalty. Depreciation is computed on the straight-line method over the following estimated useful lives:

Buildings and building improvements	20 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	2 to 7 years
Leasehold improvements	5 to 20 years

The Company’s accounting policies regarding property, fixtures and equipment include certain management judgments and projections regarding the estimated useful lives of these assets and what constitutes increasing the value and useful life of existing assets. These estimates, judgments and projections may produce materially different amounts of depreciation expense than would be reported if different assumptions were used.

Operating Leases

Rent expense for the Company’s operating leases, which generally have escalating rentals over the term of the lease and may include potential rent holidays, is recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. The initial lease term includes the “build-out” period of the Company’s leases, which is typically before rent payments are due under the terms of the lease. The difference between rent expense and rent paid is recorded as deferred rent and is included in the Consolidated Balance Sheets. Payments received from landlords as incentives for leasehold improvements are recorded as deferred rent and are amortized on a straight-line basis over the term of the lease as a reduction of rent expense. Lease termination fees are undiscounted and recorded in the period that they are incurred. Assets and liabilities resulting from the Merger relating to favorable and unfavorable lease amounts are amortized on a straight-line basis to expense over the remaining lease term.

Impairment of Long-Lived Assets

The Company assesses the potential impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability of assets is measured by comparing the carrying value of the asset to the future cash flows expected to be generated by the asset. In evaluating long-lived restaurant assets for impairment, the Company considers a number of factors such as:

a)	Restaurant sales trends;

b)	Local competition;

c)	Changing demographic profiles;

d)	Local economic conditions;

e)	New laws and government regulations that adversely affect sales and profits; and

f)	The ability to recruit and train skilled restaurant employees.

If the aforementioned factors indicate that the Company should review the carrying value of the restaurant’s long-lived assets, it performs an impairment analysis. Identifiable cash flows that are largely independent of other assets and liabilities typically exist for land and buildings, and for combined fixtures, equipment and improvements for each restaurant. If the total future undiscounted cash flows are less than the carrying amount of the asset, the carrying amount is written down to the estimated fair value, and a loss resulting from value impairment is recognized by a charge to earnings.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Judgments and estimates made by the Company related to the expected useful lives of long-lived assets are affected by factors such as changes in economic conditions and changes in operating performance. As the Company assesses the ongoing expected cash flows and carrying amounts of its long-lived assets, these factors could cause the Company to realize a material impairment charge.

Restaurant sites and certain other assets to be sold are included in assets held for sale when certain criteria defined in SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”), are met, including the requirement that the likelihood of selling the assets within one year is probable. For assets that meet the held for sale criteria, the Company separately evaluates whether the assets also meet the requirements to be reported as discontinued operations. Primarily, if the Company no longer has any significant continuing involvement with respect to the operations of the assets and cash flows are discontinued, the Company classifies the assets and related results of operations as discontinued. If the Company disposes of enough assets where classification between continuing operations and discontinued operations would be material to its consolidated financial statements, the Company utilizes the reporting provisions for discontinued operations. Assets whose sale is not probable within one year remain in property, fixtures and equipment until their sale is probable within one year.

Construction in Progress

The Company capitalizes all direct costs incurred to construct its restaurants. Upon opening, these costs are depreciated and charged to expense based upon their property classification. The amount of interest capitalized in connection with restaurant construction was approximately $294,000, $900,000, $567,000 and $378,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

Goodwill

Goodwill represents the residual after allocation of the purchase price to the individual fair values and carryover basis of assets acquired. On an annual basis, the Company reviews the recoverability of goodwill based primarily upon an analysis of discounted cash flows of the related reporting unit as compared to the carrying value or whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If the carrying amount of the reporting unit’s goodwill exceeds its estimated fair value, the amount of impairment loss is recognized in an amount equal to that excess. Generally, the Company performs its annual assessment for impairment during the second quarter of the fiscal year, unless facts and circumstances require differently.

Intangible Assets

Identifiable intangible assets include the Company’s trade names, trademarks, franchise agreements and net favorable leases. The fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance, estimates of cost avoidance, the specific characteristics of the identified intangible assets and historical experience. The Company uses the straight-line method to amortize definite-lived intangible assets.

Deferred Financing Fees

The Company capitalized $19,884,000, $36,581,000 and $6,848,000 in deferred financing fees related to the issuance of the senior notes, the senior secured term loans and the working capital and pre-funded revolving credit facilities, respectively. For the period from June 15 to December 31, 2007, the Company amortized

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$5,879,000 of these costs to interest expense over the terms of the respective financing arrangements using the effective interest method. At December 31, 2007, approximately $18,091,000, $33,113,000 and $6,230,000 of the deferred costs related to the senior notes, the senior secured term loans and the working capital and pre-funded revolving credit facilities, respectively, remain to be amortized. There was no amortization of these costs in the Predecessor periods, as the Company did not have any deferred financing fees prior to the Merger.

Liquor Licenses

The costs of obtaining non-transferable liquor licenses directly issued by local government agencies for nominal fees are expensed as incurred. The costs of purchasing transferable liquor licenses through open markets in jurisdictions with a limited number of authorized liquor licenses are capitalized as indefinite-lived intangible assets and included in “Other assets.” Annual liquor license renewal fees are expensed over the renewal term.

Unearned Revenue

Unearned revenue represents the Company’s liability for gift cards and certificates that have been sold but not yet redeemed and are recorded at the redemption value. The Company recognizes restaurant sales and reduces the related deferred liability when gift cards and certificates are redeemed or the likelihood of the gift card or certificate being redeemed by the customer is remote (gift card breakage). As of December 31, 2007, the Company has determined that redemption of gift cards and certificates issued by the Outback, Carrabba’s and Bonefish concepts on or before three years prior to the balance sheet date is remote. The Company recognizes breakage income as a component of “Restaurant sales” in the Consolidated Statements of Operations.

Revenue Recognition

The Company records revenues from normal recurring sales upon the performance of services. Revenue from the sales of franchises is recognized as income when the Company has substantially performed all of its material obligations under the franchise agreement. Continuing royalties, which are a percentage of net sales of franchised restaurants, are accrued as income when earned. These revenues are included in the line “Other revenues” in the Consolidated Statements of Operations.

The Company collects and remits sales, food and beverage, alcoholic beverage and hospitality taxes on transactions with customers and reports such amounts under the net method in its Consolidated Statements of Operations. Accordingly, these taxes are not included in gross revenue.

Advertising Costs

The Company’s policy is to report advertising costs as expenses in the period in which the costs are incurred or the first time the advertising takes place. The total amounts charged to advertising expense were approximately $76,526,000, $78,883,000, $151,173,000 and $159,242,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

Foreign Currency Translation and Comprehensive (Loss) Income

For all significant non-U.S. operations, the functional currency is the local currency. Assets and liabilities of those operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates for the reporting period. Translation gains and losses are reported as a separate component of accumulated other comprehensive (loss) income in unitholder’s/stockholders’ equity.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the U.S dollar and the currency in which a transaction is denominated increases or decreases the expected amount of cash flows in U.S. dollars upon settlement of the transaction. This increase or decrease is a foreign currency transaction gain or loss that generally will be included in determining net (loss) income for the period in which the exchange rate changes. Similarly, a transaction gain or loss, measured from the transaction date or the most recent intervening balance sheet date, whichever is later, realized upon settlement of a foreign currency transaction generally will be included in determining net (loss) income for the period in which the transaction is settled.

Distribution Expense to Employee Partners

The general manager and area operating partner of each Company-owned domestic restaurant is currently required, as a condition of employment, to sign a five-year employment agreement and to purchase a non-transferable ownership interest in a Management Partnership that provides management and supervisory services to the restaurant he or she is employed to manage. Payments made to managing partners pursuant to these programs are included in the line item “Labor and other related” expenses, and payments made to area operating partners pursuant to these programs are included in the line item “General and administrative” expenses in the Consolidated Statements of Operations.

Employee Partner Buyout Expense

Area operating partners historically have been required, as a condition of employment, to purchase a 4% to 9% interest in the restaurants they develop for an initial investment of $50,000. This interest gives the area operating partner the right to receive a percentage of his or her restaurants’ annual cash flows for the duration of the agreement. Pursuant to these partners’ employment agreements, the Company has the option to purchase the partners’ interests after a five-year period on the terms specified in the agreements.

The Company has continued the area operating partner program subsequent to the Merger. However, in connection with the Merger, each area operating partner sold his or her interest in the restaurants and became a partner in a new Management Partnership that provides services to the restaurants. The restaurants pay a management fee to the Management Partnerships based on a percentage of the cash flow of the restaurants. The area operating partner receives distributions from the Management Partnership based on a percentage of the restaurant’s annual cash flows for the duration of the agreement. The Company retained the option to purchase the partners’ interests in the Management Partnerships after the restaurant has been open for a five-year period on the terms specified in the agreements. For restaurants opened on or after January 1, 2007, the area operating partner’s percentage of cash distributions and percentage for buyout will be adjusted based on the associated restaurant’s return on investment compared to the Company’s targeted return on investment. The area operating partner percentage may range from 3.0% to 12.0%. This adjustment to the area operating partner’s percentage will be made beginning after the first five full calendar quarters from the date of the associated restaurant’s opening and will be made each quarter thereafter based on a trailing 12-month restaurant return on investment. The percentage for buy-out will be the distribution percentage for the 24 months preceding the buy-out. Area operating partner distributions will continue to be paid monthly and buyouts will be paid in cash over a two-year period.

The Company estimates future purchases of area operating partners’ interests using current information on restaurant performance to calculate and record an accrued buyout liability in the line item “Partner deposit and accrued buyout liability” in its Consolidated Balance Sheets. Expenses associated with recording the buyout liability are included in the line “General and administrative” expenses in its Consolidated Statements of Operations. In the period the Company completes the buyout, an adjustment is recorded to recognize any remaining expense associated with the purchase and reduce the related accrued buyout liability.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective January 1, 2007, area operating partners who provide supervisory services for a restaurant in which they do not have an associated ownership interest in a Management Partnership have the opportunity to earn a bonus payment. This payment is based on growth in the associated restaurant cash flows according to terms specified in the program and will be paid in a lump sum within 90 days of the end of the five-year period provided for in the program.

Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the fair value based method of accounting as required by SFAS No. 123R, “Share-Based Payment,” a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R requires all stock-based payments to employees to be measured at fair value and expensed in the statement of operations over the service period, generally the vesting period, of the grant. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously required. The Company adopted SFAS No. 123R using the modified prospective method. Accordingly, the Company has expensed all unvested and newly granted stock-based employee compensation beginning January 1, 2006, but prior period amounts have not been retrospectively adjusted. The incremental pre-tax stock-based compensation expense recognized for stock options due to the adoption of SFAS No. 123R for the period from January 1 to June 14, 2007 and the year ended December 31, 2006 was approximately $12,049,000 and $10,245,000, respectively. The Company did not recognize any stock-based compensation expense for stock options for the period from June 15 to December 31, 2007.

In connection with the Merger, the Company’s Ultimate Parent adopted the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan (the “Equity Plan”). This plan permits the grant of stock options and restricted stock of KHI to Company management and other key employees. The Equity Plan contains a call provision that allows KHI to repurchase all shares purchased through exercise of stock options upon termination of employment at the lower of exercise cost or fair market value, depending on the circumstance, at any time prior to the earlier of an initial public offering or a change of control. If an employee’s termination of employment is a result of death or disability, by the Company other than for cause or by the employee for good reason then, under this call provision, KHI may repurchase the stock for fair market value. If an employee’s termination of employment is by the Company for cause or by the employee then, under this call provision, KHI may repurchase the stock for the lesser of cost or fair market value. As a result of this call provision, the Company has not recorded any stock option expense for options granted under the Equity Plan.

Prior to January 1, 2006, the Company accounted for its stock-based employee compensation under the intrinsic value method. No stock-based employee compensation cost was reflected in net income to the extent options granted had an exercise price equal to or exceeding the fair market value of the underlying common stock on the date of grant. The following table provides pro forma net income using the fair value based method of SFAS No. 123 (in thousands):

PREDECESSOR
YEAR ENDED DECEMBER 31, 2005
Net income	$146,746
Stock-based employee compensation expense included in net income, net of related taxes	7,092
Total stock-based employee compensation expense determined under fair value based method, net of related taxes	(23,012)

Pro forma net income	$130,826

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The preceding pro forma results were calculated using the Black-Scholes option pricing model. The following assumptions were used for the year ended December 31, 2005: (1) risk-free interest rate of 4.22%; (2) dividend yield of 1.24%; (3) expected life of 7.1 years; and (4) volatility of 28.9%. Expected volatility was based on historical volatility of the Company’s stock. The Company used historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that had similar historical exercise behavior were considered separately for valuation purposes under SFAS No. 123R. The expected term of options granted represented the period of time that options granted were expected to be outstanding. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant. Results may vary depending on the assumptions applied within the model.

Income Taxes

The Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the consolidated financial statements as measured by the provisions of enacted tax laws.

The minority interest in affiliated entities includes no provision or liability for income taxes, as any tax liability related thereto is the responsibility of the minority owner.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for and disclosure of uncertainty in tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition associated with tax positions. Effective January 1, 2007, the Company adopted the provisions of FIN 48 resulting in a $1,612,000 increase in its liability for unrecognized tax benefits, which was accounted for as a reduction to the January 1, 2007 balance of retained earnings.

4.	Stock-Based and Deferred Compensation Plans

Stock-Based and Deferred Compensation Plans

In 2006, the Company adopted the PEP for managing partners and chef partners in domestic restaurants. The PEP included the Partner Equity Deferred Compensation Diversified Plan (the “Diversified Plan”) and the Partner Equity Deferred Compensation Stock Plan (the “PEP Stock Plan”).

When a managing partner or chef partner of a domestic restaurant completes each five-year employment agreement, he or she receives a deferred compensation benefit. The Diversified Plan is intended to be an unfunded, unsecured promise to pay the participant in cash, subject to the terms and conditions of the Diversified Plan. The Diversified Plan will permit partners to direct the investment of their deferred compensation accounts into a variety of benchmark investment funds.

In connection with the Merger, the Company funded its outstanding PEP obligation as of June 14, 2007 by making a cash contribution to an irrevocable grantor or “rabbi” trust of $17,584,000 (the Company is the sole owner of any assets in the trust and participants are general creditors of the Company with respect to their benefits under the PEP).

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amounts credited to partners’ accounts are fully vested at all times and participants will have no discretion with respect to the time and form of benefit payments under the PEP. Except in the event of the death or disability of the participant, each account will be distributed to the participant in three payments:

•	25% of the then total account balance will be distributed five years after the Company contribution is made (which generally occurs at the end of the five-year employment term);

•	an additional 25% of the account (i.e., one-third of the remaining account balance) will be distributed seven years after the Company contribution is made; and

•	the remaining account balance will be distributed 10 years after the Company contribution is made.

On June 14, 2007, as a result of the Merger, the PEP was amended to include only the Diversified Plan. The PEP Stock Plan, which was intended to be an unfunded, unsecured promise to pay the participant in the Company’s common stock, was terminated and phantom shares of Company stock that had been credited to each participant’s account were converted into a cash obligation in an amount equal to the product of (i) the Merger Consideration and (ii) the number of phantom shares of Company common stock credited to such participant’s account. These cash amounts were credited to the existing Diversified Plan account for each participant and are eligible to be invested by participants in the investment alternatives available under the Diversified Plan. Benefits under the PEP will be earned and distributed in cash only, and participants are no longer eligible for Company stock.

The Company included approximately $34,001,000 and $5,799,000 for the portion of its PEP obligation under the Diversified Plan in the line item “Other long-term liabilities” in its Consolidated Balance Sheets at December 31, 2007 and 2006, respectively. Other long-term liabilities at December 31, 2006 also included $10,409,000 for the unfunded portion of the PEP Stock Plan.

Prior to the Merger, the Company had two incentive compensation plans, the Amended and Restated Stock Plan (the “Stock Plan”) and the Amended and Restated Managing Partner Stock Plan (the “MP Stock Plan”), that provided for the issuance of options and restricted stock to managing partners and other key employees of the Company.

Upon the closing of the Merger, stock options that had been granted under the MP Stock Plan to managing partners and chef partners upon completion of a previous employment contract (“buyout stock options”) were converted into the right to receive cash equal to the number of shares represented by the option times the excess, if any, of $41.15 over the exercise price per share, less any required tax withholdings. This applied to all buyout stock options, whether or not currently exercisable. If the cash received for buyout stock options plus the amount received for any prior exercise of part of that buyout stock option grant, prior to any reduction for applicable tax withholdings, was less than the partner would have received under the PEP, calculated as if the PEP was in place when the partner earned the buyout stock options, the partner also received a “supplemental PEP” contribution equal to the difference. Future payments under the supplemental PEP cannot be forfeited, and partners may elect to allocate the contributions into benchmark investment funds similar to those in the PEP. Supplemental PEP distributions have been and will be made using the original option vesting schedule pursuant to the terms of the partners’ employment contracts. The Company funded approximately $36,302,000 into the rabbi trust related to the PEP to satisfy its supplemental PEP contributions obligation. The Company included approximately $2,023,000 and $33,259,000 for its buyout stock options obligation in the line items “Accrued expenses” and “Other long-term liabilities,” respectively, in its Consolidated Balance Sheet at December 31, 2007. Amounts due to partners will fluctuate according to the performance of their allocated investments and may differ materially from the initial contribution.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Upon the closing of the Merger, stock options that had been granted under the MP Stock Plan to managing partners and chef partners at the beginning of an employment agreement (“employment stock options”) were converted into the right to receive cash equal to the number of shares represented by the option times the excess, if any, of $41.15 over the exercise price per share, less any required tax withholdings. This applied to all employment stock options, whether or not they were vested. If the cash received for employment stock options plus the amount received on any prior exercise of part of that employment stock option grant, prior to any reduction for applicable tax withholdings, was less than $25,000, the partner also was to receive a supplemental cash payment sufficient to bring the total amount to $25,000. Partners with vested employment stock options received this payment in the Merger. However, partners that were not vested in these options will not receive the supplemental cash payment if they resign or are terminated for cause prior to completing their current employment term. The Company recorded liabilities of approximately $1,606,000 and $5,068,000 for its supplemental cash payment obligation in the line items “Accrued expenses” and “Other long-term liabilities,” respectively, in its Consolidated Balance Sheet at December 31, 2007.

Upon the closing of the Merger, all outstanding, unvested partner employment grants of restricted stock under the MP Stock Plan were converted into the right to receive cash on a deferred basis equal to the number of shares in the restricted stock grant times $41.15, less any required tax withholdings. Additionally, certain members of management were given the option to either convert some or all of their restricted stock granted under the Stock Plan in the same manner as managing partners or convert some or all of it into restricted stock of KHI. These “restricted stock contributions” were deposited into an investment account, and partners and management may elect to allocate contributions into funds similar to those in the PEP. The Company funded approximately $14,537,000 into the rabbi trust related to the PEP to satisfy its restricted stock contributions obligation. Restricted stock distribution payments will be made using the same vesting schedule as the original restricted stock grants, and payments will occur upon the earlier of completion of the current employment term or termination of employment due to death or disability. Partners and management will not receive the undistributed restricted stock payment if they resign or are terminated for cause prior to completing their current employment term. The Company included approximately $6,149,000 for its restricted stock contributions obligation in the line item “Other long-term liabilities” in its Consolidated Balance Sheet at December 31, 2007. Amounts due to partners and management will fluctuate according to the performance of their allocated investments and may differ materially from the initial contribution.

Certain partners participating in the PEP were to receive common stock (“Partner Shares”) upon completion of their employment contract. These partners now will receive a deferred payment of cash equal to $41.15 per share, less required tax withholdings, upon completion of their current employment term. Partners will not receive the deferred cash payment if they resign or are terminated for cause prior to completing their current employment terms. There will not be any future earnings or losses on these amounts prior to payment to the partners. The Company recorded a liability of approximately $3,164,000 for these deferred cash payments in the line item “Other long-term liabilities” in its Consolidated Balance Sheet at December 31, 2007.

The total tax benefit recorded at June 14, 2007 in connection with the Merger for the conversion of PEP Stock Plan obligations, buyout and employment stock options, restricted stock and Partner Shares as described above was approximately $76,908,000.

In connection with the Merger, the Company’s Ultimate Parent adopted the Kangaroo Holdings, Inc. 2007 Equity Incentive Plan (the “Equity Plan”). This plan permits the grant of stock options and restricted stock of KHI to Company management and other key employees. On June 14, 2007, 4,000,000 shares of KHI were approved for stock option and restricted stock grants under the Equity Plan by the Board of Directors of KHI. The maximum term of options and restricted stock granted under the Equity Plan is ten years. As KHI is a

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

holding company with no significant operations of its own, equity transactions in KHI are pushed down to the Company and stock-based compensation expense is recorded at OSI Restaurant Partners, LLC, where applicable.

Successor Stock Options and Restricted Stock

On June 14, 2007, 1,429,577 KHI stock options were granted to the Company’s four chief executive officers and subsequently, 963,325 stock options were granted to other key employees. As of December 31, 2007, 61,002 of these stock options had been forfeited, and 2,331,900 of these stock options were outstanding, all with an exercise price of $10.00. These stock options vest 20% annually over five years.

On October 26, 2007, the Board of Directors of KHI approved 2,272,320 additional shares of KHI for stock option and restricted stock grants under the Equity Plan. These stock option grants were awarded to select Company presidents and vice presidents with an exercise price of $10.00. As of the effective date of the grant, 1,129,320 of the stock options vest 20% annually over five years and 1,143,000 of the stock options vest upon the fifth anniversary of the grant date assuming certain performance targets are met or exceeded. As of December 31, 2007, none of these stock options had been forfeited.

The weighted-average grant date fair value of stock options granted since the Merger was $5.35 and was estimated using the Black-Scholes option pricing model. The following assumptions were used to calculate the fair value of options granted from June 14, 2007 through December 31, 2007: (1) risk-free interest rate of 5.16%; (2) dividend yield of 0.0%; (3) expected life of five years; and (4) volatility of 56.0%. Stock options outstanding at December 31, 2007 have a weighted-average remaining contractual life of 9.66 years and did not have any aggregate intrinsic value.

The Equity Plan contains a call provision that allows KHI to repurchase all shares purchased through exercise of stock options upon termination of employment at the lower of exercise cost or fair market value, depending on the circumstance, at any time prior to the earlier of an initial public offering or a change of control. If an employee’s termination of employment is a result of death or disability, by the Company other than for cause or by the employee for good reason then, under this call provision, KHI may repurchase the stock for fair market value. If an employee’s termination of employment is by the Company for cause or by the employee then, under this call provision, KHI may repurchase the stock for the lesser of cost or fair market value. As a result of the call provision, the Company has not recorded any stock option expense for these options nor does it have any unrecognized, pre-tax compensation expense related to non-vested stock options at December 31, 2007. The Company has not recognized a tax benefit since there are not any options exercisable since the Merger through December 31, 2007. The Company did not capitalize any stock-based compensation costs during the period from June 15 to December 31, 2007.

In accordance with the terms of the Employee Rollover Agreement adopted by the Company on June 14, 2007, twenty-four members of management chose to convert 905,000 shares of restricted stock into shares of KHI restricted stock. As a result, on June 14, 2007 and July 31, 2007, 2,571,875 and 901,185 shares of KHI restricted stock, respectively, were granted to these individuals. In addition, the Board of Directors of KHI approved a grant of 1,234,500 shares of KHI restricted stock to the Company’s Chief Operating Officer on June 14, 2007. The KHI restricted stock vests 20% annually over five years, and grants are fully vested upon an initial public offering or a change of control. These converted or “rolled over” shares were not issued under the Equity Plan.

At December 31, 2007, 4,707,560 shares of KHI restricted stock were outstanding, and no shares had been forfeited. The weighted-average fair value of the KHI restricted stock was $10.00 per share at the time of grant.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Compensation expense recognized in net (loss) income for the period from June 15 to December 31, 2007 was $3,834,000 for KHI restricted stock awards. Unrecognized pre-tax compensation expense related to non-vested KHI restricted stock awards was approximately $31,469,000 at December 31, 2007, and will be recognized over a weighted-average period of five years.

Predecessor Stock Options

The following table presents a summary of the Company’s stock options as of June 14, 2007 and activity in the Company’s stock option plans for the period from December 31, 2006 to June 14, 2007 (in thousands, except option prices and contractual life):

	OPTIONS	WEIGHTED- AVERAGE EXERCISE PRICE	WEIGHTED- AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)	AGGREGATE INTRINSIC VALUE
Outstanding at December 31, 2006	14,623	$32.52	8.3	$111,249
Granted	—	—
Exercised	(558)	25.21
Forfeited	(123)	39.80

Outstanding at June 14, 2007	13,942	$32.73	7.9	$124,675

As previously described, upon the closing of the Merger, all outstanding stock options were converted into the right to receive cash equal to the number of shares represented by the option times the excess, if any, of $41.15 over the exercise price per share, less any required tax withholdings.

The total intrinsic value of options exercised during the period from January 1 to June 14, 2007 and the years ended December 31, 2006 and 2005 was approximately $8,238,000, $21,249,000 and $42,421,000, respectively. The excess cash tax benefit classified as a financing cash inflow for the period from January 1 to June 14, 2007 and the year ended December 31, 2006 was approximately $1,541,000 and $4,046,000, respectively.

Tax benefits resulting from the exercise of non-qualified stock options reduced taxes currently payable by approximately $3,052,000, $8,058,000 and $16,514,000 for the period from January 1 to June 14, 2007 and the years ended December 31, 2006 and 2005, respectively. The tax benefits are credited to additional paid-in capital.

The Company did not grant any stock options during the period from January 1 to June 14, 2007. The weighted-average grant date fair value of stock options granted during the years ended December 31, 2006 and 2005 was $13.34 and $14.80 per share, respectively. The following assumptions were used to calculate the fair value of options granted during the year ended December 31, 2006: (1) risk-free interest rate of 4.6%; (2) dividend yield of 1.26%; (3) expected life of 7.5 years; and (4) volatility of 28.5%.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Predecessor Restricted Stock and Partner Shares

The following table presents restricted stock and Partner Share activity in the Company’s plans for the period from December 31, 2006 to June 14, 2007 (in thousands, except average fair value):

	NUMBER OF RESTRICTED SHARE AWARDS	WEIGHTED-AVERAGE GRANT DATE FAIR VALUE PER AWARD
Restricted stock and Partner Share awards outstanding at December 31, 2006	1,554	$39.62
Granted	—	—
Vested	—	—
Forfeited	(45)	33.96

Restricted stock and Partner Share awards outstanding at June 14, 2007	1,509	$39.59

The Company did not grant any Partner Shares during the period from December 31, 2006 to June 14, 2007. The preceding table includes 24,216 Partner Shares forfeited with a weighted-average fair value of $25.92 during the period from December 31, 2006 to June 14, 2007.

As previously described, upon the closing of the Merger, all outstanding, unvested partner employment grants of restricted stock were converted into the right to receive cash on a deferred basis equal to the number of shares in the restricted stock grant times $41.15, less any required tax withholdings. Additionally, certain members of management were given the option to either convert some or all of their restricted stock in the same manner as managing partners or convert some or all of it into restricted stock of KHI. Also, partners who were entitled to Partner Shares will receive a deferred payment of cash equal to $41.15 per share, less required tax withholdings, upon completion of their current employment term.

Total stock-based compensation expense, including stock options, grants of other equity awards and employee partner stock buyout expense, was approximately $33,981,000, $70,642,000, and $13,474,000 with an associated tax benefit of approximately $12,061,000, $25,941,000 and $3,264,000 for the period from January 1 to June 14, 2007 and for the years ended December 31, 2006 and 2005, respectively. The Company did not capitalize any stock-based compensation costs during the period from January 1 to June 14, 2007 and the year ended December 31, 2006.

Other Benefit Plans

The Company has a qualified defined contribution 401(K) plan covering substantially all full-time employees, except officers and certain highly compensated employees. Assets of this plan are held in trust for the sole benefit of the employees. The Company contributed approximately $904,000, $1,096,000, $1,800,000 and $1,500,000 to the 401(K) plan for the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the plan years ended December 31, 2006 and 2005, respectively.

Effective October 1, 2007, the Company implemented a deferred compensation plan for its highly-compensated employees who are not eligible to participate in the OSI Restaurant Partners, Inc. Salaried Employees 401(k) Plan and Trust. The deferred compensation plan will allow these employees to contribute up to 90% of their income on a pre-tax basis to an investment account consisting of twelve different investment fund options. The Company does not currently intend to provide any matching or profit-sharing contributions, and participants will always be fully vested in their deferrals and their related returns. Participants will be considered unsecured general creditors in the event of Company bankruptcy or insolvency.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.	Other Current Assets

Other current assets consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Income tax deposits	$19,525	$41,091
Accounts receivable	18,386	21,539
Accounts receivable—vendors	16,994	25,160
Accounts receivable—franchisees	263	3,601
Prepaid expenses	20,634	16,516
Deposits	2,136	2,094
Other current assets	8,211	500

	$86,149	$110,501

6.	Property, Fixtures and Equipment, Net

Property, fixtures and equipment, net, consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Land	$12,035	$196,308
Buildings and building improvements	442,099	806,863
Furniture and fixtures	179,486	295,848
Equipment	306,397	567,463
Leasehold improvements	353,696	383,939
Construction in progress	49,975	75,111
Less: accumulated depreciation	(98,443)	(776,606)

	$1,245,245	$1,548,926

The Company expensed repair and maintenance costs of approximately $45,413,000 and $53,225,000 for the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007, respectively, and $95,000,000 and $86,000,000 for the years ended December 31, 2006 and 2005, respectively. Depreciation expense for the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007 was $74,467,000 and $98,443,000, respectively, and for the years ended December 31, 2006 and 2005 was $150,559,000 and $126,115,000, respectively.

In connection with the Merger, the Company entered into the PRP Sale-Leaseback Transaction in which the Company caused its wholly-owned subsidiaries to sell substantially all of the Company’s domestic restaurant properties to PRP for approximately $987,700,000 (see Note 2). The Company identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as title transfer for these properties did not occur on June 14, 2007. The Company has one year from the PRP Sale-Leaseback Transaction to correct all title defects and complete construction. For those properties that do not meet the requirements for title transfer after one year, the Company must purchase them back from PRP on or before the expiration of the one-year period at the original purchase price. The Company has included approximately $17,825,000 for the fair value of these properties in the line items

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

“Property, fixtures and equipment, net” and “Current portion of long-term debt” in its Consolidated Balance Sheet at December 31, 2007 (see Note 10). The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or the Company repurchases the properties.

For the period from January 1, 2007 to June 14, 2007, the Company recorded a provision for impaired assets and restaurant closings of $8,530,000 which included the following: $7,525,000 of impairment charges for seven domestic Outback Steakhouse restaurants, one Carrabba’s Italian Grill restaurant, one Bonefish Grill restaurant and one Lee Roy Selmon’s restaurant and an impairment charge of $1,005,000 related to one of the Company’s corporate aircraft. For the period from June 15, 2007 to December 31, 2007, the Company recorded a provision for impaired assets and restaurant closings of $21,766,000 which included the following: $16,715,000 of impairment charges for seven domestic Outback Steakhouse restaurants, three international Outback Steakhouse restaurants, three Carrabba’s Italian Grill restaurants and six Cheeseburger in Paradise restaurants, $1,333,000 of additional impairment charges for three domestic Outback Steakhouse restaurants, one Carrabba’s Italian Grill restaurant, one Bonefish Grill restaurant and one Lee Roy Selmon’s restaurant, $3,145,000 of impairment charges for the Company’s investment in Kentucky Speedway (see Note 10) and $573,000 of other impairment charges.

During 2006, the Company recorded impairment charges for eight domestic Outback Steakhouse restaurants, three international Outback Steakhouse restaurants, three Carrabba’s Italian Grill restaurants, three Cheeseburger in Paradise restaurants and three Bonefish Grill restaurants. Of these restaurants, six domestic Outback Steakhouses, one Bonefish Grill and one Cheeseburger in Paradise closed in 2006. The total provision for impaired assets and restaurant closings was $14,154,000 in 2006.

These impairment charges occurred as a result of the book value of the assets exceeding the fair value of the assets. Fair value is determined based on appraisals or sale prices of comparable assets and estimates of future cash flows.

7.	Goodwill and Intangible Assets, Net

The changes in the carrying amount of goodwill for the year ended December 31, 2006, for the period from December 31, 2006 to June 14, 2007 and for the period from June 15, 2007 to December 31, 2007 are as follows (in thousands):

PREDECESSOR:
December 31, 2005	$112,627
Acquisitions	37,832
Acquisition adjustment	(181)

December 31, 2006	150,278
Acquisition adjustment	(180)

June 14, 2007	$150,098

SUCCESSOR:
June 15, 2007	$1,060,267
Purchase accounting adjustments	262

December 31, 2007	$1,060,529

The purchase accounting adjustments to goodwill of $262,000 during the period from June 15, 2007 to December 31, 2007 were the result of adjustments to appraised fair values of acquired tangible assets.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible assets, net, consisted of the following (in thousands):

	WEIGHTED AVERAGE AMORTIZATION PERIOD (YEARS)	SUCCESSOR	PREDECESSOR
		DECEMBER 31, 2007	DECEMBER 31, 2006
Trade names (gross)	Indefinite	$497,958	$13,100

Trademarks (gross)	21	97,666	8,344
Less: accumulated amortization		(2,465)	(861)

Net trademarks		95,201	7,483

Trade dress (gross)		—	777
Less: accumulated amortization		—	(123)

Net trade dress		—	654

Favorable leases (gross, lives ranging from 0.5 to 29 years)	15	113,140	5,416
Less: accumulated amortization		(6,329)	(551)

Net favorable leases		106,811	4,865

Franchise agreements (gross)	12	17,385	—
Less: accumulated amortization		(724)	—

Net franchise agreements		16,661	—

Intangible assets, less total accumulated amortization of $9,518 and $1,535 at December 31, 2007 and 2006, respectively	17	$716,631	$26,102

Definite-lived intangible assets have been amortized on a straight-line basis. The aggregate expense related to the amortization of these intangible assets was $224,000 and $9,518,000 for the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007, respectively, and $825,000 and $1,421,000 for the years ended December 31, 2006 and 2005, respectively. Annual expense related to the amortization of these intangible assets is anticipated to be approximately $16,740,000 in 2008, $15,385,000 in 2009, $13,676,000 in 2010, $11,493,000 in 2011 and $8,658,000 in 2012.

8.	Other Assets, Net

Other assets, net, consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Other assets	$133,253	$69,940
Deferred financing fees, net of accumulated amortization of $5,879 at December 31, 2007	57,434	—
Liquor licenses	24,905	15,540
Insurance receivables (see Note 11)	6,237	2,885
Deferred license fee	1,413	1,549

	$223,242	$89,914

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In 1996, the Company entered into key man life insurance policies for three of the Company’s founders. During 1999 through 2001, the Company entered into collateral assignment split dollar arrangements with five officers on life insurance policies owned by individual trusts for each officer. The primary purpose of these split dollar policies was to provide liquidity in the officers’ estates to pay estate taxes minimizing the need for the estate to liquidate its holdings of the Company’s stock. The Company would have recovered the cumulative premiums it has paid either through policy withdrawals or from life insurance benefits in the event of death with the remaining payments made to the officers’ respective trusts. Premiums were paid only through 2001 and resumed in 2005 after these collateral assignment arrangements were converted to endorsement split dollar arrangements. The Company is now the beneficiary of the policies to the extent of premiums paid or the cash value, whichever is greater, with the balance being paid to a personal beneficiary designated by the executive officers. The amount of the Company’s collateral interest in the cash value of the policies is included in Other Assets.

In March 2006, the Company acquired endorsement split dollar insurance policies with a $5 million death benefit for three additional executive officers. The beneficiary of the policies is the Company to the extent of premiums paid or the cash value, whichever is greater with the balance being paid to a personal beneficiary designated by the executive officer. Upon the surrender of the policy the Company retains all of the cash value, however, upon payment of a death claim, it intends to retain an amount equal to the cumulative premiums it previously paid or the cash value, whichever is greater, and it intends to pay the balance of the stated death benefit to the beneficiary designated by the executive officer. The Company is obligated to maintain the death benefit in effect regardless of continued employment once the executive officer has provided seven years of service with credit for service prior to issuance of the policies.

9.	Accrued Expenses

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Accrued payroll and other compensation	$57,473	$54,664
Accrued insurance	18,853	16,778
Accrued interest	4,448	877
Other accrued expenses	55,603	24,815

	$136,377	$97,134

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.	Long-term Debt

Long-term debt consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Senior secured term loan facility, interest rate of 7.13% at December 31, 2007	$1,260,000	$—
Senior notes, interest rate of 10.00% at December 31, 2007	550,000	—
Revolving lines of credit, uncollateralized, interest rate of 6.00% at December 31, 2006	—	154,000
Outback Korea notes payable, interest rates ranging from 5.27% to 6.29% at December 31, 2006	—	39,700
Outback Korea long-term note payable, interest rate of 5.85% at December 31, 2006	—	10,629
Outback Japan notes payable, interest rate of 1.40% at December 31, 2006	—	5,114
Outback Japan revolving lines of credit, interest rates ranging from 1.05% to 1.26% at December 31, 2006	—	13,017
Other notes payable, uncollateralized, interest rates ranging from 2.07% to 7.30% at December 31, 2007 and 2.07% to 7.75% at December 31, 2006	10,700	7,993
Sale-leaseback obligations	22,750	4,925
Guaranteed debt of franchisee	32,583	32,083
Guaranteed debt of unconsolidated affiliate	2,495	2,495

	1,878,528	269,956
Less: current portion of OSI Restaurant Partners, LLC	(34,975)	(60,381)
Less: guaranteed debt	(35,078)	(34,578)

Long-term debt of OSI Restaurant Partners, LLC	$1,808,475	$174,997

On June 14, 2007, in connection with the Merger, the Company entered into senior secured credit facilities with a syndicate of institutional lenders and financial institutions. These senior secured credit facilities provide for senior secured financing of up to $1,560,000,000 and consist of a $1,310,000,000 term loan facility, a $150,000,000 working capital revolving credit facility, including letter of credit and swing-line loan sub-facilities, and a $100,000,000 pre-funded revolving credit facility that provides financing for capital expenditures only.

The $1,310,000,000 term loan facility matures June 14, 2014, and its proceeds were used to finance the Merger. At each rate adjustment, the Company has the option to select a Base Rate plus 125 basis points or a Eurocurrency Rate plus 225 basis points for the borrowings under this facility. The Base Rate option is the higher of the prime rate of Deutsche Bank AG New York Branch and the federal funds effective rate plus  1/2 of 1% (7.25% at December 31, 2007) (“Base Rate”). The Eurocurrency Rate option is the 30, 60, 90 or 180-day Eurocurrency Rate (ranging from 4.60% to 4.70% at December 31, 2007) (“Eurocurrency Rate”). In either case, a 25 basis point reduction may be taken on the interest rate if the Company’s Moody’s Applicable Corporate Rating then most recently published is B1 or higher (B2 at December 31, 2007).

The Company will be required to prepay outstanding term loans, subject to certain exceptions, with:

•	50% of its “annual excess cash flow” (with step-downs to 25% and 0% based upon its rent-adjusted leverage ratio), as defined in the credit agreement and subject to certain exceptions;

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

100% of its “annual minimum free cash flow,” as defined in the credit agreement, not to exceed $50,000,000 for the fiscal year ended December 31, 2007 or $75,000,000 for each subsequent fiscal year, if its rent-adjusted leverage ratio exceeds a certain minimum threshold;

•	100% of the net proceeds of certain assets sales and insurance and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net proceeds of any incurrence of debt, excluding permitted debt issuances.

Additionally, the Company will, on an annual basis, be required to (1) first, repay outstanding loans under the pre-funded revolving credit facility and (2) second, fund a capital expenditure account established on the closing date of the Merger to the extent amounts on deposit are less than $100,000,000, in both cases with 100% of the Company’s “annual true cash flow,” as defined in the credit agreement. Since there were no loans outstanding under the pre-funded revolving credit facility at December 31, 2007, the Company was not required to make any repayments under the pre-funded revolving credit facility. In April 2008, the Company funded its capital expenditure account in accordance with the terms of the credit agreement (see Note 20).

The Company’s senior secured credit facilities require scheduled quarterly payments on the term loans equal to 0.25% of the original principal amount of the term loans for the first six years and three quarters following the closing of the Merger. These payments will be reduced by the application of any prepayments, and any remaining balance will be paid at maturity. The outstanding balance on the term loans was $1,260,000,000 at December 31, 2007, as the Company made the remainder of its $50,000,000 prepayment required by the credit agreement during the fourth quarter of 2007.

In September 2007, the Company entered into an interest rate collar with a notional amount of $1,000,000,000 as a method to limit the variability of its $1,310,000,000 variable-rate term loan. The collar consists of a LIBOR cap of 5.75% and a LIBOR floor of 2.99%. The collar’s first variable-rate set date was December 31, 2007, and the option pairs expire at the end of each calendar quarter beginning March 2008 and ending September 30, 2010. The quarterly expiration dates correspond to the scheduled amortization payments of its term loan. The Company records any marked-to-market changes in the fair value of its derivative instruments in earnings in the period of change in accordance with SFAS No. 133. The Company included approximately $5,357,000 in the line item “Accrued expenses” in its Consolidated Balance Sheet as of December 31, 2007 and in the line item “Interest expense” in its Consolidated Statement of Operations for the period from June 15 to December 31, 2007 for the effects of its interest rate collar.

Proceeds of loans and letters of credit under the $150,000,000 working capital revolving credit facility provide financing for working capital and general corporate purposes and, subject to a rent-adjusted leverage condition, for capital expenditures for new restaurant growth. This revolving credit facility matures June 14, 2013 and bears interest at rates ranging from 100 to 150 basis points over the Base Rate or 200 to 250 basis points over the Eurocurrency Rate. There were no loans outstanding under the revolving credit facility at December 31, 2007; however, $49,540,000 of the credit facility was not available for borrowing as (i) $25,040,000 of the credit facility was committed for the issuance of letters of credit as required by insurance companies that underwrite the Company’s workers’ compensation insurance and also, where required, for construction of new restaurants and (ii) $24,500,000 of the credit facility was committed for the issuance of a letter of credit for the Company’s guarantee of an uncollateralized line of credit for its joint venture partner, RY-8, Inc. (“RY-8”), in the development of Roy’s restaurants (see Note 20). Fees for the letters of credit range from 2.00% to 2.50% and the commitment fees for unused working capital revolving credit commitments range from 0.38% to 0.50%.

Proceeds of loans under the $100,000,000 pre-funded revolving credit facility are available to provide financing for capital expenditures once the Company fully utilizes $100,000,000 of restricted cash that was funded on the closing date of the Merger. At December 31, 2007, $29,002,000 of restricted cash remains

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

available for capital expenditures, and no draws are outstanding on the pre-funded revolving credit facility. This facility matures June 14, 2013. At each rate adjustment, the Company has the option to select the Base Rate plus 125 basis points or a Eurocurrency Rate plus 225 basis points for the borrowings under this facility. In either case, a 25 basis point reduction may be taken on the interest rate if the Company’s Moody’s Applicable Corporate Rating then most recently published is B1 or higher.

The Company’s senior secured credit facilities require it to comply with certain financial covenants, including a quarterly maximum total leverage ratio test, and, subject to it exceeding a minimum rent-adjusted leverage level, an annual minimum free cash flow test. The Company’s senior secured credit facilities agreement also includes negative covenants that, subject to significant exceptions, limit its ability and the ability of its restricted subsidiaries to: incur liens, make investments and loans, make capital expenditures (as described below), incur indebtedness or guarantees, engage in mergers, acquisitions and assets sales, declare dividends, make payments or redeem or repurchase equity interests, alter its business, engage in certain transactions with affiliates, enter into agreements limiting subsidiary distributions and prepay, redeem or purchase certain indebtedness. The Company’s senior secured credit facilities contain customary representations and warranties, affirmative covenants and events of default.

The Company’s capital expenditures are limited by the credit agreement. The annual capital expenditure limits range from $200,000,000 to $250,000,000 with various carry-forward and carry-back allowances. The Company’s annual expenditure limits may increase after an acquisition. However, if (i) the rent adjusted leverage ratio at the end of a fiscal year is greater than 5.25 to 1.00, (ii) the “annual true cash flows” are insufficient to repay fully the Company’s pre-funded revolving credit facility and (ii) the capital expenditure account has a zero balance, its capital expenditures will be limited to $100,000,000 for the succeeding fiscal year. This limitation will remain until there are no pre-funded revolving credit facility loans outstanding and the amount on deposit in the capital expenditures account is greater than zero or until the rent adjusted leverage ratio is less than 5.25 to 1.00.

In accordance with the terms of the senior secured credit facility, the Company’s restricted subsidiaries are also subject to restrictive covenants. As of June 14, 2007 and December 31, 2007, all of the Company’s consolidated subsidiaries were restricted subsidiaries. Under certain circumstances, the Company is permitted to designate subsidiaries as unrestricted subsidiaries, which would cause them not to be subject to the restrictive covenants of the credit agreement.

The obligations under the Company’s senior secured credit facilities are guaranteed by each of its current and future domestic 100% owned restricted subsidiaries in its Outback Steakhouse, Carrabba’s Italian Grill and Cheeseburger in Paradise concepts (the “Guarantors”) and by OSI HoldCo, Inc. (the Company’s direct owner and a wholly-owned subsidiary of the Company’s Ultimate Parent) and, subject to the conditions described below, are secured by a perfected security interest in substantially all of the Company’s assets and assets of the Guarantors and OSI HoldCo, Inc., in each case, now owned or later acquired, including a pledge of all of the Company’s capital stock, the capital stock of substantially all of the Company’s domestic wholly-owned subsidiaries and 65% of the capital stock of certain of the Company’s material foreign subsidiaries that are directly owned by the Company, OSI HoldCo, Inc., or a Guarantor (see Note 15). Also, the Company is required to provide additional guarantees of the senior secured credit facilities in the future from other domestic wholly-owned restricted subsidiaries if the consolidated EBITDA (earnings before interest, taxes, depreciation and amortization as defined in the senior secured credit facilities) attributable to the Company’s non-guarantor domestic wholly-owned restricted subsidiaries as a group exceeds 10% of the Company’s consolidated EBITDA as determined on a Company-wide basis. If this occurs, guarantees would be required from additional domestic wholly-owned restricted subsidiaries in such number that would be sufficient to lower the aggregate consolidated EBITDA of the non-guarantor domestic wholly-owned restricted subsidiaries as a group to an amount not in excess of 10% of the Company-wide consolidated EBITDA.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On June 14, 2007, the Company issued senior notes in an aggregate principal amount of $550,000,000 under an indenture among the Company, as issuer, OSI Co-Issuer, Inc., as co-issuer (“Co-Issuer”), Wells Fargo Bank, National Association, as trustee, and the Guarantors. Proceeds from the issuance of the notes were used to finance the Merger, and the notes mature on June 15, 2015. Interest is payable semiannually in arrears, at 10% per annum, in cash on each June 15 and December 15, commencing on December 15, 2007. Interest payments to the holders of record of the notes occur on the immediately preceding June 1 and December 1. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

The indenture governing the notes limits, under certain circumstances, the Company’s ability and the ability of Co-Issuer and the Company’s restricted subsidiaries to: incur liens, make investments and loans, incur indebtedness or guarantees, engage in mergers, acquisitions and assets sales, declare dividends, make payments or redeem or repurchase equity interests, alter its business, engage in certain transactions with affiliates, enter into agreements limiting subsidiary distributions and prepay, redeem or purchase certain indebtedness.

In accordance with the terms of the senior notes, the Company’s restricted subsidiaries are also subject to restrictive covenants. As of June 14, 2007 and December 31, 2007, all of the Company’s consolidated subsidiaries were restricted subsidiaries. Under certain circumstances, the Company is permitted to designate subsidiaries as unrestricted subsidiaries, which would cause them not to be subject to the restrictive covenants of the indenture.

Additional notes may be issued under the indenture from time to time, subject to certain limitations. Initial and additional notes issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

The notes are initially guaranteed on a senior unsecured basis by each restricted subsidiary that guarantees the senior secured credit facility (see Note 15). The notes are general, unsecured senior obligations of the Company, Co-Issuer and the Guarantors and are equal in right of payment to all existing and future senior indebtedness, including the senior secured credit facility. The notes are effectively subordinated to all of the Company’s, Co-Issuer’s and the Guarantors’ secured indebtedness, including the senior secured credit facility, to the extent of the value of the assets securing such indebtedness. The notes are senior in right of payment to all of the Company’s, Co-Issuer’s and the Guarantors’ existing and future subordinated indebtedness. The notes will be subject to future registration with the Securities and Exchange Commission pursuant to the registration rights agreement.

The Company may redeem some or all of the notes on and after June 15, 2011 at the redemption prices (expressed as percentages of principal amount of the notes to be redeemed) listed below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date.

Year	Percentage
2011	105.0%
2012	102.5%
2013 and thereafter	100.0%

The Company also may redeem all or part of the notes at any time prior to June 15, 2011, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the applicable premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption.

The Company also may redeem up to 35% of the aggregate principal amount of the notes until June 15, 2010, at a redemption price equal to 110% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date with the net cash proceeds of

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

one or more equity offerings; provided that at least 50% of the sum of the aggregate principal amount of notes originally issued under the indenture and any additional notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the closing date of each such equity offering.

Upon a change in control as defined in the indenture, the Company will be required to make an offer to purchase all of the notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest and unpaid interest and additional interest, if any, to the date of purchase.

On June 14, 2007, the Company’s uncollateralized $225,000,000 revolving credit facility was paid off with proceeds from the Merger and terminated. This line of credit was scheduled to mature in June 2011 and permitted borrowing at interest rates ranging from 45 to 65 basis points over the 30, 60, 90 or 180-day London Interbank Offered Rate (LIBOR) (ranging from 5.35% to 5.36% at December 31, 2006). At December 31, 2006, the unused portion of the line of credit was $71,000,000.

On June 14, 2007, the Company’s $40,000,000 line of credit was paid off with proceeds from the Merger and terminated. This line was scheduled to mature in June 2011 and permitted borrowing at interest rates ranging from 45 to 65 basis points over LIBOR for loan draws and 55 to 80 basis points over LIBOR for letter of credit advances. There were no draws outstanding on this line of credit as of December 31, 2006. At December 31, 2006, $25,072,000 of the line of credit was committed for the issuance of letters of credit as required by insurance companies that underwrite the Company’s workers’ compensation insurance and also, where required, for construction of new restaurants.

On June 14, 2007, the Company’s $50,000,000 short-term uncollateralized line of credit was paid off with proceeds from the Merger and terminated. The line was scheduled to mature on June 30, 2007 and permitted borrowing at an interest rate 55 basis points over the LIBOR Market Index Rate at the time of each draw. There were no draws outstanding on this line of credit as of December 31, 2006.

On June 13, 2007, the Company established a one-year line of credit with a maximum borrowing amount of 12,000,000,000 Korean won ($12,790,000 at December 31, 2007) to finance development of restaurants in South Korea. The line bears interest at 0.80% over the Korean Stock Exchange three-month certificate of deposit rate (6.48% at December 31, 2007) and matures June 13, 2008. There were no draws outstanding on this line of credit as of December 31, 2007.

On June 12, 2007, the Company established a one-year overdraft line of credit with a maximum borrowing amount of 5,000,000,000 Korean won ($5,329,000 at December 31, 2007). The line bears interest at 1.15% over the Korean Stock Exchange three-month certificate of deposit rate (6.83% at December 31, 2007) and matures June 12, 2008. There were no draws outstanding on this line of credit as of December 31, 2007.

On May 2, 2007, the Company’s notes payable used to finance development of its restaurants in South Korea were paid off. The notes were denominated and payable in Korean won and had interest rates ranging from 5.27% to 6.29% at December 31, 2006. As of December 31, 2006, the combined outstanding balance was approximately $39,700,000. Certain of the notes payable were collateralized by lease and other deposits. At December 31, 2006, collateralized notes totaled approximately $41,360,000. At December 31, 2007, these lease and other deposits totaled approximately $45,254,000 but were no longer used as collateral on any of the Company’s Korean debt. The Company was pre-approved for additional borrowings of approximately $15,900,000 at December 31, 2006.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On May 2, 2007, the Company’s uncollateralized note payable with a principal amount of 10,000,000,000 Korean won was paid off. The note’s interest rate was 1.25% over the Korean Stock Exchange three-month certificate of deposit rate (5.85% as of December 31, 2006). The note was denominated and payable in Korean won and was scheduled to mature in September 2009. As of December 31, 2006, the outstanding principal on this note was approximately $10,629,000.

The Company had notes payable with banks to finance the development of its restaurants in Japan (“Outback Japan”). The notes were payable to banks, collateralized by letters of credit and lease deposits of approximately $3,300,000 at December 31, 2006, and had an interest rate of 1.40% at December 31, 2006. The notes were denominated and payable in Japanese yen. As of December 31, 2006, the outstanding balance totaled approximately $5,114,000. The notes had been paid as of March 31, 2007.

In October 2003, Outback Japan established a revolving line of credit to finance the development of new restaurants in Japan and refinance certain notes payable. The line permitted borrowing up to a maximum of $10,000,000, contained certain restrictions and conditions as defined in the agreement and was scheduled to mature in June 2011. The line of credit permitted borrowing at interest rates ranging from 45 to 65 basis points over LIBOR. As of December 31, 2006, Outback Japan had borrowed approximately $9,096,000 on the line of credit at an average interest rate of 1.19%. As of March 31, 2007, borrowings under this line of credit had been paid.

In February 2004, Outback Japan established an additional revolving line of credit to finance the development of new restaurants in Japan and to refinance certain notes payable. The line was scheduled to mature March 31, 2007 and permitted borrowing up to a maximum of $10,000,000 with interest of LIBOR divided by a percentage equal to 1.00 minus the Eurocurrency Reserve Percentage. As of December 31, 2006, Outback Japan had borrowed approximately $3,921,000 on the line of credit at an average interest rate of 1.17%. As of March 31, 2007, borrowings under this line of credit had been paid.

As of December 31, 2007 and 2006, the Company had approximately $10,700,000 and $7,993,000, respectively, of notes payable at interest rates ranging from 2.07% to 7.30% and from 2.07% to 7.75%, respectively. These notes have been primarily issued for buyouts of general manager interests in the cash flows of their restaurants and generally are payable over five years.

In connection with the Merger, the Company entered into the PRP Sale-Leaseback Transaction in which the Company caused its wholly-owned subsidiaries to sell substantially all of the Company’s domestic restaurant properties to PRP for approximately $987,700,000 (see Note 2). The Company identified six restaurant properties included in the PRP Sale-Leaseback Transaction that failed to qualify for sale-leaseback accounting treatment in accordance with SFAS No. 98, as title transfer for these properties did not occur on June 14, 2007. The Company has one year from the PRP Sale-Leaseback Transaction to correct all title defects and complete construction. For those properties that do not meet the requirements for title transfer after one year, the Company must purchase them back from PRP on or before the expiration of the one-year period at the original purchase price. The Company has included approximately $17,825,000 for the fair value of these properties in the line items “Property, fixtures and equipment, net” and “Current portion of long-term debt” in its Consolidated Balance Sheet at December 31, 2007 (see Note 6). The future lease payments made pursuant to the lease agreement will be treated as interest expense and principal payments until such time as the requirements for sale-leaseback treatment are achieved or the Company repurchases the properties.

DEBT GUARANTEES

The Company is the guarantor of an uncollateralized line of credit that permits borrowing of up to $35,000,000 for a limited liability company, T-Bird Nevada, LLC (“T-Bird”), owned by its California franchisee. This line of credit matures in December 2008. The line of credit bears interest at rates ranging from 50 to 90

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

basis points over LIBOR. The Company was required to consolidate T-Bird effective January 1, 2004 upon adoption of revised FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46R”). At December 31, 2007 and 2006, the outstanding balance on the line of credit was approximately $32,583,000 and $32,083,000, respectively, and is included in the Company’s Consolidated Balance Sheets. T-Bird uses proceeds from the line of credit for the purchase of real estate and construction of buildings to be opened as Outback Steakhouse restaurants and leased to the Company’s franchisees. According to the terms of the line of credit, T-Bird may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement.

If a default under the line of credit were to occur requiring the Company to perform under the guarantee obligation, it has the right to call into default all of its franchise agreements in California and exercise any rights and remedies under those agreements as well as the right to recourse under loans T-Bird has made to individual corporations in California which own the land and/or building that is leased to those franchise locations. Events of default are defined in the line of credit agreement. The Company is not the primary obligor on the line of credit and it is not aware of any non-compliance with the underlying terms of the line of credit agreement that would result in it having to perform in accordance with the terms of the guarantee.

The consolidated financial statements include the accounts and operations of the Roy’s consolidated venture in which the Company has a less than majority ownership. The Company consolidates this venture because it controls the executive committee (which functions as a board of directors) through representation on the board by related parties, and it is able to direct or cause the direction of management and operations on a day-to-day basis. Additionally, the majority of capital contributions made by the Company’s partner in the Roy’s consolidated venture have been funded by loans to the partner from a third party where the Company is required to be a guarantor of the debt, which provides the Company control through its collateral interest in the joint venture partner’s membership interest. As a result of the Company’s controlling financial interest in this venture, it is included in the Company’s consolidated financial statements. The portion of income or loss attributable to the minority interests, not to exceed the minority interest’s equity in the subsidiary, is eliminated in the line item in the Consolidated Statements of Operations entitled “Minority interest in consolidated entities’ income.” All material intercompany balances and transactions have been eliminated.

The Company is the guarantor of an uncollateralized line of credit that permits borrowing of up to a maximum of $24,500,000 for its joint venture partner, RY-8, Inc. (“RY-8”), in the development of Roy’s restaurants. The line of credit originally expired in December 2004 and was renewed three times with a termination date in April 2009. According to the terms of the credit agreement, RY-8 may borrow, repay, re-borrow or prepay advances at any time before the termination date of the agreement. On the termination date of the agreement, the entire outstanding principal amount of the loan then outstanding and any accrued interest is due. At December 31, 2007 and 2006, the outstanding balance on the line of credit was approximately $24,500,000 and $24,349,000, respectively.

RY-8’s obligations under the line of credit are unconditionally guaranteed by the Company and Roy’s Holdings, Inc. (“RHI”). If an event of default occurs, as defined in the agreement, then the total outstanding balance, including any accrued interest, is immediately due from the guarantors. At December 31, 2007, $24,500,000 of the Company’s $150,000,000 working capital revolving credit facility was committed for the issuance of a letter of credit for this guarantee.

If an event of default occurs and RY-8 is unable to pay the outstanding balance owed, the Company would, as guarantor, be liable for this balance. However, in conjunction with the credit agreement, RY-8 and RHI have entered into an Indemnity Agreement and a Pledge of Interest and Security Agreement in the Company’s favor. These agreements provide that if the Company is required to perform its obligation as guarantor pursuant to the

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

credit agreement, then RY-8 and RHI will indemnify it against all losses, claims, damages or liabilities which arise out of or are based upon its guarantee of the credit agreement. RY-8’s and RHI’s obligations under these agreements are collateralized by a first priority lien upon and a continuing security interest in any and all of RY-8’s interests in the joint venture.

The Company is a partial guarantor of $68,000,000 in bonds issued by Kentucky Speedway, LLC (“Speedway”). Speedway is an unconsolidated affiliate in which the Company has a 22.5% equity interest and for which the Company operates catering and concession facilities. Payments on the bonds began in December 2003 and will continue according to a redemption schedule with final maturity in December 2022. The bonds have a put feature that allows the lenders to require full payment of the debt on or after June 2011. At December 31, 2007 and 2006, the outstanding balance on the bonds was approximately $63,300,000, and the Company’s guarantee was $17,585,000. The Company’s guarantee will proportionally decrease as payments are made on the bonds.

As part of the guarantee, the Company and other Speedway equity owners are obligated to contribute, either as equity or subordinated debt, any amounts necessary to maintain Speedway’s defined fixed charge coverage ratio. The Company is obligated to contribute 27.78% of such amounts. Speedway has not yet reached its operating break-even point. Since the initial investment, the Company has increased its investment by making additional working capital contributions and subordinated loans to this affiliate in payments totaling $7,636,000. Of this amount, the Company made subordinated loans of $2,133,000 during 2007 and $1,867,000 during 2006.

Each guarantor has unconditionally guaranteed Speedway’s obligations under the bonds not to exceed its maximum guaranteed amount. The Company’s maximum guaranteed amount is $17,585,000. If an event of default occurs as defined by the amended guarantee, or if the lenders exercise the put feature, the total outstanding amount on the bonds, plus any accrued interest, is immediately due from Speedway and each guarantor would be obligated to make payment under its guaranty up to its maximum guaranteed amount.

In June 2006, in accordance with FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”), the Company recognized a liability of $2,495,000, representing the estimated fair value of the guarantee and a corresponding increase to the Company’s investment in Speedway, which is included in the line item entitled “Investments in and advances to unconsolidated affiliates, net” in the Company’s Consolidated Balance Sheets. Prior to the June 2006 modifications, the guarantee was not subject to the recognition or measurement requirements of FIN 45 and no liability related to the guarantee was recorded at December 31, 2005 or any prior period.

During the fourth quarter of 2007, the Company assessed its investment in Speedway for impairment using a discounted weighted average potential outcome probability analysis and recorded an impairment charge of $3,145,000 in the line item “Provision for impaired assets and restaurant closings” in its Consolidated Statement of Operations for the period from June 15 to December 31, 2007. The Company recognized a corresponding decrease to its investment in Speedway in the line item “Investments in and advances to unconsolidated affiliates, net” in its Consolidated Balance Sheet at December 31, 2007.

The Company’s Korean subsidiary is the guarantor of debt owed by landlords of two of the Company’s Outback Steakhouse restaurants in Korea. The Company is obligated to purchase the building units occupied by its two restaurants in the event of default by the landlords on their debt obligations, which were approximately $1,400,000 and $1,500,000 as of December 31, 2007 and 2006. Under the terms of the guarantees, the Company’s monthly rent payments are deposited with the lender to pay the landlords’ interest payments on the

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

outstanding balances. The guarantees are in effect until the earlier of the date the principal is repaid or the entire lease term of ten years for both restaurants, which expire in 2014 and 2016. The guarantees specify that upon default the purchase price would be a maximum of 130% of the landlord’s outstanding debt for one restaurant and the estimated legal auction price for the other restaurant, approximately $1,900,000 and $2,300,000, respectively, as of December 31, 2007 and 2006. If the Company were required to perform under either guarantee, it would obtain full title to the corresponding building unit and could liquidate the property, each having an estimated fair value of approximately $3,000,000 and $2,800,000, respectively. The Company has considered these guarantees and accounted for them in accordance with FIN 45. The Company has various depository and banking relationships with the lender.

The aggregate mandatory principal payments of debt outstanding at December 31, 2007, for the next five years, are summarized as follows: 2008—$67,558,000; 2009—$78,226,000; 2010—$77,063,000; 2011—$78,640,000; 2012—$75,216,000; and thereafter—$1,501,825,000.

The carrying value and fair value of the senior secured term loan facility at December 31, 2007 was $1,260,000,000 and $1,159,200,000, respectively. The carrying value and fair value of the senior notes at December 31, 2007 was $550,000,000 and $401,500,000, respectively. At December 31, 2006, the carrying amount of long-term debt approximated fair value.

DEBT AND DEBT GUARANTEE SUMMARY (in thousands):

	TOTAL	PAYABLE DURING 2008	PAYABLE DURING 2009-2012	PAYABLE AFTER 2012
Debt	$1,843,450	$34,975	$306,650	$1,501,825

Debt guarantees:
Maximum availability of debt guarantees	$81,285	$35,000	$42,085	$4,200
Amount outstanding under debt guarantees	78,868	32,583	42,085	4,200
Carrying amount of liabilities	35,078	32,583	2,495	—

11.	Other Long-term Liabilities, Net

Other long-term liabilities, net, consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Accrued insurance liability	$41,070	$31,236
Unfavorable leases, net of accumulated amortization of $2,838 at December 31, 2007	89,043	—
Other liabilities	102,918	18,628

	$233,031	$49,864

Other long-term liabilities as of December 31, 2007 and 2006 included $34,001,000 and $5,799,000, respectively, for the Partner Equity Deferred Compensation Diversified Plan. Other long-term liabilities as of December 31, 2007 also included $33,259,000 for the Company’s supplemental PEP buyout stock options obligation, $5,068,000 for the supplemental cash payment obligation, $6,149,000 for the restricted stock contributions obligation and $3,164,000 for deferred cash payments of Partner Shares (see Note 4). Approximately $7,900,000 of these obligations were unfunded as of December 31, 2007. As of December 31, 2006, other long-term liabilities included $10,409,000 for the unfunded portion of the Partner Equity Deferred Compensation Stock Plan.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12.	Foreign Currency Translation and Comprehensive (Loss) Income

Comprehensive (loss) income includes net (loss) income and foreign currency translation adjustments. Total comprehensive income (loss) for the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007 was $16,507,000 and ($42,255,000) and for the years ended December 31, 2006 and 2005 was $108,164,000 and $149,248,000, respectively, which included the effect of (losses) and gains from translation adjustments of approximately ($954,000), ($2,200,000), $8,004,000 and $2,502,000, respectively. Accumulated other comprehensive loss (income) contained only foreign currency translation adjustments as of December 31, 2007 and 2006.

13.	Unitholder’s/Stockholders’ Equity

Prior to the Merger, the Company repurchased shares of its common stock, $0.01 par value, as follows (in thousands):

	YEARS ENDED DECEMBER 31,
	2006	2005
Number of shares repurchased	1,419	2,177
Aggregate purchase price	$59,435	$92,363

The Company did not repurchase any shares of its common stock in the period from January 1 to June 14, 2007.

Repurchased shares are carried as treasury stock on the Consolidated Balance Sheet at December 31, 2006 and are recorded at cost. Prior to the Merger, the Company had a policy of repurchasing shares on the open market to satisfy stock option exercises, to reduce the dilutive effect of restricted stock and for deposits in the PEP Stock Plan. The Company generally repurchased shares based on estimates of exercises, vesting of restricted stock and contributions to the PEP Stock Plan.

During the period from January 1 to June 14, 2007 and the years ended December 31, 2006 and 2005, the Company reissued approximately 549,000, 1,692,000 and 3,264,000 shares of treasury stock, respectively, that had a cost of approximately $26,390,000, $76,535,000 and $131,981,000, respectively for exercises of stock options and grants of restricted stock.

Since the Merger, OSI HoldCo, Inc. (the Company’s direct owner and a wholly-owned subsidiary of the Company’s Ultimate Parent) is the only owner of record of the Company’s 100 common units, no par value.

14.	Income Taxes

The following table presents the domestic and foreign components of (loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income (in thousands):

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Domestic	$(101,008)	$7,171	$131,500	$196,162
Foreign	14,681	10,319	17,247	25,583

	$(86,327)	$17,490	$148,747	$221,745

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Provision for income taxes consisted of the following (in thousands):

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Current (benefit) provision:
Federal	$—	$19,665	$52,277	$70,619
State	(2,474)	6,881	11,403	16,435
Foreign	4,427	3,380	3,137	10,072

	1,953	29,926	66,817	97,126

Deferred benefit:
Federal	(45,427)	(27,603)	(21,650)	(19,944)
State	(3,354)	(3,116)	(2,325)	(1,565)
Foreign	(315)	(863)	(1,030)	(1,809)

	(49,096)	(31,582)	(25,005)	(23,318)

Income tax (benefit) provision	$(47,143)	$(1,656)	$41,812	$73,808

The reconciliation of income taxes calculated at the United States federal tax statutory rate to the Company’s effective tax rate is as follows:

	SUCCESSOR	PREDECESSOR
	PERIOD FROM JUNE 15 to DECEMBER 31, 2007	PERIOD FROM JANUARY 1 to JUNE 14, 2007	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
Income taxes at federal statutory rate	35.0%	35.0%	35.0%	35.0%
State and local income taxes, net of federal benefit	6.7	3.9	3.9	4.1
Employment related credits, net	12.2	(45.1)	(10.7)	(6.8)
Other, net	0.7	(3.3)	(0.1)	1.0

Total	54.6%	(9.5)%	28.1%	33.3%

The effective income tax rates for the periods from January 1, 2007 to June 14, 2007 and from June 15, 2007 to December 31, 2007 were (9.5)% and 54.6%, respectively, compared to 28.1% for the year ended December 31, 2006. The decrease in the effective income tax rate for the period from January 1, 2007 to June 14, 2007 as compared to the year ended December 31, 2006 is primarily due to a $131,257,000 decrease in pretax income. While this decrease caused most of the permanent differences related to non-deductible expenses to increase the effective tax rate, the FICA tax credit for employee-reported tips is a large percentage of pretax income which caused the effective tax rate for the period from January 1, 2007 to June 14, 2007 to be negative. The increase in the effective income tax rate for the period from June 15, 2007 to December 31, 2007 as compared to the year ended December 31, 2006 is primarily due to a change in pretax (loss) income. The effective income tax rate is unusually high due to the FICA tax credit for employee-reported tips being such a large percentage of pretax (loss) income.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The effective income tax rate was 28.1% in 2006 compared to 33.3% in 2005. The decline in the effective tax rate in 2006 compared to 2005 was primarily due to an increase in FICA tax credits for employee-reported tips as a percentage of income before provision for income taxes and a higher percentage of profits in lower-taxed jurisdictions.

The income tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows (in thousands):

	SUCCESSOR	PREDECESSOR
	DECEMBER 31, 2007	DECEMBER 31, 2006
Deferred income tax assets:
Deferred rent	$6,027	$28,281
Insurance reserves	20,881	17,771
Unearned revenue	6,813	4,925
Deferred compensation	58,053	26,629
Partner accrued buyout liability	9,265	9,512
Goodwill and amortization	—	10,620
Net operating loss carryforward	30,261	1,512
Federal tax credit carryforward	18,211	—
Other, net	17,129	1,529

Gross deferred income tax assets	166,640	100,779
Less: valuation allowance	—	(4,149)

	166,640	96,630

Deferred income tax liability:
Less: depreciation	(239,818)	(4,586)
Less: goodwill and amortization	(193,913)	—

Net deferred tax (liability) assets	$(267,091)	$92,044

The changes in the valuation allowance account for the deferred tax assets are as follows (in thousands):

	PREDECESSOR
	YEARS ENDED DECEMBER 31,
	2006	2005
Balance at January 1	$6,543	$7,855
Additions charged to costs and expenses	—	526
Change in assessments about the realization of deferred tax assets	(2,394)	(1,838)

Balance at December 31	$4,149	$6,543

PREDECESSOR
PERIOD FROM JANUARY 1 to JUNE 14, 2007
Balance at January 1, 2007	$4,149
Additions charged to costs and expenses	65

Balance at June 14, 2007	$4,214

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

SUCCESSOR
PERIOD FROM JUNE 15 to DECEMBER 31, 2007
Balance at June 15, 2007	$275
Change in assessments about the realization of deferred tax assets	(275)

Balance at December 31, 2007	$—

A provision was not made for any United States or additional foreign taxes on undistributed earnings related to the Company’s foreign affiliates as these earnings were and are expected to continue to be permanently reinvested. If the Company identifies an exception to its general reinvestment policy of undistributed earnings, additional taxes will be posted.

The Company has a federal net operating loss carryforward for tax purposes of approximately $68,385,000. This loss can be carried forward for 20 years from the tax year in which it is was generated and will expire in the year 2027. The Company has state net operating loss carryforwards of approximately $143,755,000. These state net operating loss carryforward amounts will expire between 2012 and 2027. The Company has foreign net operating loss carryforwards of approximately $2,431,000. These foreign net operating loss carryforward amounts will expire in 2009.

The Company has general business tax credits carryforward of approximately $17,193,000. These credits can be carried forward for 20 years and will expire in 2027. The Company has foreign tax credits carryforward available to utilize against federal income taxes of approximately $1,019,000. These credits can be carried forward for 10 years and will expire in 2017.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for and disclosure of uncertainty in tax positions. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition associated with tax positions. As a result of the implementation of FIN 48, the Company recognized a $1,612,000 increase in its liability for unrecognized tax benefits, which was accounted for as a reduction to the January 1, 2007 balance of retained earnings.

As of January 1, 2007, the Company recorded $22,184,000 of unrecognized tax benefits ($16,265,000 in “Other long-term liabilities” and $5,919,000 in “Accrued expenses”). Of this amount, $13,256,000, if recognized, would impact the Company’s effective tax rate. The difference between the total amount of unrecognized tax benefits and the amount that would impact the effective tax rate consists of items that are offset by deferred tax assets and the federal tax benefit of state income tax items.

As of December 31, 2007, the Company had $18,463,000 of unrecognized tax benefits ($13,202,000 in “Other long-term liabilities” and $5,261,000 in “Accrued expenses”). Of this amount, $14,813,000, if recognized, would impact the Company’s effective tax rate.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the activity related to the Company’s unrecognized tax benefits (in thousands):

PREDECESSOR:
Balance at January 1, 2007	$22,184
Increases for tax positions taken during a prior period	816
Decreases for tax positions taken during a prior period	(351)
Increases for tax positions taken during the current period	312
Settlements with taxing authorities	(1,766)

Balance at June 14, 2007	$21,195

SUCCESSOR:
Balance at June 15, 2007	$21,195
Increases for tax positions taken during a prior period	249
Decreases for tax positions taken during a prior period	(4,546)
Increases for tax positions taken during the current period	1,908
Settlements with taxing authorities	(343)

Balance at December 31, 2007	$18,463

In many cases, the Company’s uncertain tax positions are related to tax years that remain subject to examination by the relevant taxable authorities. Based on the outcome of these examinations, or as a result of the expiration of the statute of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits for tax positions taken regarding previously filed tax returns will materially change from those recorded as liabilities for uncertain tax positions in the Company’s financial statements at December 31, 2007 by approximately $6,700,000 to $7,400,000 within twelve months.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ended December 31, 2003 through 2007. The Company and its subsidiaries’ state income tax returns and foreign income tax returns also are open to audit under the statute of limitations for the years ended December 31, 2000 through 2007.

As of January 1, 2007, the Company accrued $3,951,000 of interest and penalties related to uncertain tax positions. As of December 31, 2007, the total amount of accrued interest and penalties was $4,489,000. The Company accounts for interest and penalties related to uncertain tax positions as part of its (benefit) provision for income taxes and recognized expense (benefit) of $703,000 and ($123,000) for the periods from January 1 to June 14, 2007 and June 15 to December 31, 2007, respectively. The adoption of FIN 48 did not affect the Company’s policy on classification of interest and penalties.

15.	Supplemental Guarantor Condensed Consolidating Financial Statements

On June 14, 2007, in connection with the Merger, the Company issued senior notes in an aggregate principal amount of $550,000,000 under an indenture agreement. The notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis by each of its current and future domestic 100% owned restricted subsidiaries in its Outback Steakhouse, Carrabba’s Italian Grill and Cheeseburger in Paradise concepts (the “Guarantors”) (see Note 10). All other subsidiaries of the Company do not guarantee the senior notes (“Non-Guarantors”).

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In accordance with the terms of the indenture agreement, the following condensed consolidating financial statements present the financial position, results of operations and cash flows for the periods indicated of OSI Restaurant Partners, LLC—Parent only (“OSI Parent”), OSI Co-Issuer, which is a wholly-owned subsidiary and exists solely for the purpose of serving as a co-issuer of the exchange notes, the Guarantors, the Non-Guarantors, the elimination entries necessary to consolidate OSI Parent with the Guarantor and Non-Guarantor subsidiaries and the Company on a consolidated basis. Investments in subsidiaries are accounted for using the equity method for purposes of the consolidated presentation. The principal elimination entries relate to Senior notes presented as an obligation of both OSI Parent and OSI Co-Issuer, investments in subsidiaries, and intercompany balances and transactions.

	CONDENSED CONSOLIDATING BALANCE SHEET (SUCCESSOR) AS OF DECEMBER 31, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$148,005	$84,562	$(61,463)	$171,104
Current portion of restricted cash	4,006	—	—	—	—	4,006
Inventories	31,870	—	31,585	17,581	—	81,036
Deferred income tax assets	23,554	—	1,081	(17)	—	24,618
Other current assets	40,468	—	23,616	22,065	—	86,149

Total current assets	99,898	—	204,287	124,191	(61,463)	366,913
Restricted cash	32,237	—	—	—	—	32,237
Property, fixtures and equipment, net	34,168	—	776,847	434,230	—	1,245,245
Investments in and advances to unconsolidated affiliates, net	2,116	—	—	24,096	—	26,212
Investments in Subsidiaries	40,212	—	1,022	260	(41,494)	—
Due from (to) Subsidiaries	2,838,305	—	451,007	8,402	(3,297,714)	—
Goodwill	—	—	559,532	500,997	—	1,060,529
Intangible assets, net	—	—	524,277	192,354	—	716,631
Other assets, net	143,999	—	20,893	58,350	—	223,242
Notes receivable collateral for franchisee guarantee	—	—	—	32,450	—	32,450

Total assets	$3,190,935	$—	$2,537,865	$1,375,330	$(3,400,671)	$3,703,459

(CONTINUED…)

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING BALANCE SHEET (SUCCESSOR) AS OF DECEMBER 31, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
LIABILITIES AND UNITHOLDER’S EQUITY
Current Liabilities
Accounts payable	$6,058	$—	$87,916	$61,949	$—	$155,923
Bank overdraft payable	61,463	—	—	—	(61,463)	—
Sales taxes payable	28	—	13,589	4,972	—	18,589
Accrued expenses	36,050	—	68,704	31,623	—	136,377
Current portion of accrued buyout liability	—	—	9,081	2,712	—	11,793
Unearned revenue	184	—	155,998	40,116	—	196,298
Income taxes payable	—	—	—	2,803	—	2,803
Current portion of long-term debt	30,925	—	2,705	1,345	—	34,975
Current portion of guaranteed debt	—	—	—	32,583	—	32,583

Total current liabilities	134,708	—	337,993	178,103	(61,463)	589,341
Partner deposit and accrued buyout liability	3,339	—	89,462	29,937	—	122,738
Deferred rent	735	—	12,709	7,972	—	21,416
Deferred income tax liability	137,698	—	159,573	(5,562)	—	291,709
Long-term debt	1,796,900	550,000	9,294	2,281	(550,000)	1,808,475
Guaranteed debt	2,495	—	—	—	—	2,495
Due to subsidiaries	377,284	—	1,823,638	1,096,792	(3,297,714)	—
Other long-term liabilities, net	138,384	—	70,107	24,540	—	233,031

Total liabilities	2,591,543	550,000	2,502,776	1,334,063	(3,909,177)	3,069,205

Minority interests in consolidated entities	—	—	—	34,862	—	34,862

Unitholder’s Equity
Additional paid-in capital	641,647	(550,000)	—	—	550,000	641,647
(Accumulated deficit) retained earnings	(40,055)	—	35,089	8,605	(43,694)	(40,055)
Accumulated other comprehensive (loss) income	(2,200)	—	—	(2,200)	2,200	(2,200)

Total unitholder’s equity	599,392	(550,000)	35,089	6,405	508,506	599,392

	$3,190,935	$—	$2,537,865	$1,375,330	$(3,400,671)	$3,703,459

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING BALANCE SHEET (PREDECESSOR) AS OF DECEMBER 31, 2006
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$238	$—	$52,446	$42,172	$—	$94,856
Short-term investments	681	—	—	—	—	681
Inventories	44,118	—	28,268	14,680	—	87,066
Deferred income tax assets	150	—	16,185	5,757	—	22,092
Other current assets	7,036	—	68,434	35,031	—	110,501

Total current assets	52,223	—	165,333	97,640	—	315,196
Property, fixtures and equipment, net	39,721	—	1,100,968	408,237	—	1,548,926
Investments in and advances to unconsolidated affiliates, net	6,248	—	284	19,737	—	26,269
Investments in Subsidiaries	775,878	—	8,918	5,978	(790,774)	—
Due from (to) Subsidiaries	693,142	—	847,045	10,389	(1,550,576)	—
Deferred income tax assets	(6,618)	—	56,673	19,897	—	69,952
Goodwill	—	—	37,429	112,849	—	150,278
Intangible assets, net	—	—	17,419	8,683	—	26,102
Other assets	19,455	—	16,704	53,755	—	89,914
Notes receivable collateral for franchisee guarantee	—	—	—	31,950	—	31,950

Total assets	$1,580,049	$—	$2,250,773	$769,115	$(2,341,350)	$2,258,587

(CONTINUED…)

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING BALANCE SHEET (PREDECESSOR) AS OF DECEMBER 31, 2006
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$14,946	$—	$88,267	$62,461	$—	$165,674
Sales taxes payable	—	—	17,983	4,995	—	22,978
Accrued expenses	4,320	—	61,357	31,457	—	97,134
Current portion of accrued buyout liability	—	—	12,096	3,450	—	15,546
Unearned revenue	—	—	158,772	28,205	—	186,977
Income taxes payable	—	—	11,763	3,734	—	15,497
Current portion of long-term debt	—	—	1,913	58,468	—	60,381

Total current liabilities	19,266	—	352,151	192,770	—	564,187
Partner deposit and accrued buyout liability	—	—	77,918	25,006	—	102,924
Deferred rent	2,215	—	51,747	19,933	—	73,895
Long-term debt	154,000	—	8,792	12,205	—	174,997
Guaranteed debt	2,495	—	—	32,083	—	34,578
Due to Subsidiaries	133,417	—	1,038,234	378,925	(1,550,576)	—
Other long-term liabilities	47,443	—	450	1,971	—	49,864

Total liabilities	358,836	—	1,529,292	662,893	(1,550,576)	1,000,445

Minority interests in consolidated entities	—	—	582	36,347	—	36,929

Stockholders’ Equity
Common stock, $0.01 par value, 200,000 shares authorized; 78,750 shares issued and 75,127 shares outstanding	788	—	—	—	—	788
Additional paid-in capital	269,872	—	—	—	—	269,872
Retained earnings (accumulated deficit)	1,092,271	—	720,899	61,487	(782,386)	1,092,271
Accumulated other comprehensive income (loss)	8,388	—	—	8,388	(8,388)	8,388

	1,371,319	—	720,899	69,875	(790,774)	1,371,319
Less treasury stock, 3,623 shares at cost	(150,106)	—	—	—	—	(150,106)

Total stockholders’ equity	1,221,213	—	720,899	69,875	(790,774)	1,221,213

	$1,580,049	$—	$2,250,773	$769,115	$(2,341,350)	$2,258,587

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (SUCCESSOR) PERIOD FROM JUNE 15, 2007 TO DECEMBER 31, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues
Restaurant sales	$—	$—	$1,622,283	$605,643	$—	$2,227,926
Other revenues	—	—	8,261	3,837	—	12,098

Total revenues	—	—	1,630,544	609,480	—	2,240,024

Costs and expenses
Cost of sales	—	—	588,706	201,886	—	790,592
Labor and other related	1,852	—	452,557	168,750	—	623,159
Other restaurant operating	—	—	403,599	153,860	—	557,459
Depreciation and amortization	1,453	—	65,270	35,540	—	102,263
General and administrative	35,813	—	66,823	35,740	—	138,376
Provision for impaired assets and restaurant closings	3,145	—	15,341	3,280	—	21,766
Loss (income) from operations of unconsolidated affiliates	1,400	—	118	(2,779)	—	(1,261)

Total costs and expenses	43,663	—	1,592,414	596,277	—	2,232,354

(Loss) income from operations	(43,663)	—	38,130	13,203	—	7,670
Equity in earnings (losses) of subsidiaries	42,412	—	1,022	260	(43,694)	—
Other income (expense), net	—	—	347	(347)	—	—
Interest income	6,442	—	1,361	3,295	(6,373)	4,725
Interest expense	(97,308)	—	(4,964)	(2,823)	6,373	(98,722)

(Loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(92,117)	—	35,896	13,588	(43,694)	(86,327)
(Benefit) provision for income taxes	(52,062)	—	807	4,112	—	(47,143)

(Loss) income before minority interest in consolidated entities’ income	(40,055)	—	35,089	9,476	(43,694)	(39,184)
Minority interest in consolidated entities’ income	—	—	—	871	—	871

Net (loss) income	$(40,055)	$—	$35,089	$8,605	$(43,694)	$(40,055)

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (PREDECESSOR) PERIOD FROM JANUARY 1, 2007 TO JUNE 14, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues
Restaurant sales	$—	$—	$1,406,275	$510,414	$—	$1,916,689
Other revenues	—	—	7,012	2,936	—	9,948

Total revenues	—	—	1,413,287	513,350	—	1,926,637

Costs and expenses
Cost of sales	—	—	512,356	169,099	—	681,455
Labor and other related	7,916	—	391,685	140,680	—	540,281
Other restaurant operating	—	—	314,617	125,928	—	440,545
Depreciation and amortization	2,153	—	49,465	23,228	—	74,846
General and administrative	58,952	—	65,143	34,052	—	158,147
Provision for impaired assets and restaurant closings	945	—	5,823	1,762	—	8,530
Loss (income) from operations of unconsolidated affiliates	1,734	—	106	(1,148)	—	692

Total costs and expenses	71,700	—	1,339,195	493,601	—	1,904,496

(Loss) income from operations	(71,700)	—	74,092	19,749	—	22,141
Equity in earnings (losses) of subsidiaries	51,546	—	(761)	519	(51,304)	—
Interest income	3,691	—	980	1,983	(5,093)	1,561
Interest expense	(3,750)	—	(4,237)	(3,318)	5,093	(6,212)

(Loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income	(20,213)	—	70,074	18,933	(51,304)	17,490
(Benefit) provision for income taxes	(37,674)	—	31,226	4,792	—	(1,656)

Income (loss) before minority interest in consolidated entities’ income	17,461	—	38,848	14,141	(51,304)	19,146
Minority interest in consolidated entities’ income	—	—	25	1,660	—	1,685

Net income (loss)	$17,461	$—	$38,823	$12,481	$(51,304)	$17,461

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (PREDECESSOR) FOR THE YEAR ENDED DECEMBER 31, 2006
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues
Restaurant sales	$—	$—	$2,937,793	$981,983	$—	$3,919,776
Other revenues	—	—	16,156	5,027	—	21,183

Total revenues	—	—	2,953,949	987,010	—	3,940,959

Costs and expenses
Cost of sales	—	—	1,085,799	329,660	—	1,415,459
Labor and other related	3,070	—	819,105	265,083	—	1,087,258
Other restaurant operating	—	—	645,967	239,595	—	885,562
Depreciation and amortization	6,816	—	100,628	44,156	—	151,600
General and administrative	39,235	—	127,018	68,389	—	234,642
Provision for impaired assets and restaurant closings	704	—	10,585	2,865	—	14,154
Loss (income) from operations of unconsolidated affiliates	3,656	—	198	(3,859)	—	(5)

Total costs and expenses	53,481	—	2,789,300	945,889	—	3,788,670

(Loss) income from operations	(53,481)	—	164,649	41,121	—	152,289
Equity in earnings (losses) of subsidiaries	137,785	—	913	181	(138,879)	—
Other income	—	—	7,950	—	—	7,950
Interest income	7,699	—	1,862	3,940	(10,189)	3,312
Interest expense	(8,978)	—	(8,572)	(7,443)	10,189	(14,804)

Income (loss) before (benefit) provision for income taxes and minority interest in consolidated entities’ income	83,025	—	166,802	37,799	(138,879)	148,747
(Benefit) provision for income taxes	(17,135)	—	50,524	8,423	—	41,812

Income (loss) before minority interest in consolidated entities’ income	100,160	—	116,278	29,376	(138,879)	106,935
Minority interest in consolidated entities’ income	—	—	2,362	4,413	—	6,775

Net income (loss)	$100,160	$—	$113,916	$24,963	$(138,879)	$100,160

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS (PREDECESSOR)
	FOR THE YEAR ENDED DECEMBER 31, 2005
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Revenues
Restaurant sales	$—	$—	$2,801,410	$789,459	$—	$3,590,869
Other revenues	—	—	15,525	6,323	—	21,848

Total revenues	—	—	2,816,935	795,782	—	3,612,717

Costs and expenses
Cost of sales	—	—	1,043,686	271,654	—	1,315,340
Labor and other related	—	—	726,292	204,064	—	930,356
Other restaurant operating	—	—	590,173	193,572	—	783,745
Depreciation and amortization	4,935	—	87,514	35,324	—	127,773
General and administrative	31,648	—	115,719	49,768	—	197,135
Hurricane property losses	3,101	—	—	—	—	3,101
Provision for impaired assets and restaurant closings	7,581	—	2,622	16,967	—	27,170
Contribution for “Dine Out for Hurricane Relief”	1,000	—	—	—	—	1,000
Loss (income) from operations of unconsolidated affiliates	—	—	682	(2,161)	—	(1,479)

Total costs and expenses	48,265	—	2,566,688	769,188	—	3,384,141

(Loss) income from operations	(48,265)	—	250,247	26,594	—	228,576
Equity in earnings (losses) of subsidiaries	177,106	—	(1,280)	748	(176,574)	—
Other (expense) income, net	(2,401)	—	331	—	—	(2,070)
Interest income	7,612	—	787	2,814	(9,126)	2,087
Interest expense	(2,541)	—	(8,048)	(5,385)	9,126	(6,848)

Income (loss) before (benefit) provision for income taxes and minority interest in consolidated entities’ income	131,511	—	242,037	24,771	(176,574)	221,745
(Benefit) provision for income taxes	(15,235)	—	81,301	7,742	—	73,808

Income (loss) before minority interest in consolidated entities’ income	146,746	—	160,736	17,029	(176,574)	147,937
Minority interest in consolidated entities’ income	—	—	4,419	(3,228)	—	1,191

Net income (loss)	$146,746	$—	$156,317	$20,257	$(176,574)	$146,746

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (SUCCESSOR)
	PERIOD FROM JUNE 15, 2007 TO DECEMBER 31, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(1,415,019)	$—	$931,019	$681,606	$(36,825)	$160,781

Cash flows used in investing activities:
Maturities and sales of investment securities	1,134	—	—	—	—	1,134
Purchase of Company-owned life insurance	(63,930)	—	—	—	—	(63,930)
Acquisition of OSI Restaurant Partners, Inc.	(831,904)	—	(1,632,530)	(627,862)	—	(3,092,296)
Acquisition of liquor licenses	—	—	(1,011)	(561)	—	(1,572)
Proceeds from sale-leaseback transactions	—	—	872,014	53,076	—	925,090
Capital expenditures	(1,688)	—	(37,805)	(37,572)	—	(77,065)
Restricted cash received for capital expenditures and certain deferred compensation plans	136,723	—	—	—	—	136,723
Restricted cash used to fund capital expenditures and certain deferred compensation plans	(121,109)	—	—	—	—	(121,109)
Payments from unconsolidated affiliates	2	—	8	142	—	152
Distributions to unconsolidated affiliates	—	—	(112)	—	—	(112)
Investments in and advances to unconsolidated affiliates	(2,134)	—	250	(2,765)	—	(4,649)

Net cash used in investing activities	(882,906)	—	(799,186)	(615,542)	—	(2,297,634)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of long-term debt	$17,825	—	$42	$33	$—	$17,900
Proceeds from the issuance of Term B Loans	1,310,000	—	—	—	—	1,310,000
Proceeds from the issuance of revolver	11,500	—	—	—	—	11,500
Proceeds from the issuance of 10% Notes	550,000	—	—	—	—	550,000
Repayments of long-term debt	(198,015)	—	(1,406)	33	—	(199,388)
Deferred financing costs	(63,313)	—	—	—	—	(63,313)
Contributions from Ultimate Parent	42,413	—	—	—	—	42,413
Proceeds from minority interest contributions	—	—	778	803	—	1,581
Distributions to minority interest	—	—	(1,314)	(3,992)	—	(5,306)
Decrease in partner deposit and accrued buyout liability	—	—	(574)	(59)	—	(633)
Proceeds from the issuance of common stock	600,373	—	—	—	—	600,373

Net cash provided by (used in) financing activities	2,270,783	—	(2,474)	(3,182)	—	2,265,127

Net (decrease) increase in cash and cash equivalents	(27,142)	—	129,359	62,882	(36,825)	128,274
Cash and cash equivalents at the beginning of the period	27,142	—	18,646	21,680	(24,638)	42,830

Cash and cash equivalents at the end of the period	$—	$—	$148,005	$84,562	$(61,463)	$171,104

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (PREDECESSOR)
	PERIOD FROM JANUARY 1, 2007 TO JUNE 14, 2007
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$57,765	$—	$12,760	$109,746	$(24,638)	$155,633

Cash flows used in investing activities:
Purchase of investment securities	(2,455)	—	—	—	—	(2,455)
Maturities and sales of investment securities	2,002	—	—	—	—	2,002
Cash paid for acquisitions of businesses, net of cash acquired	—	—	—	(250)	—	(250)
Acquisition of liquor licenses	—	—	(601)	(952)	—	(1,553)
Capital expenditures	(21,003)	—	(39,421)	(58,935)	—	(119,359)
Proceeds from the sale of property, fixtures and equipment and lease termination	1,948	—	—	—	—	1,948
Distributions to unconsolidated affiliates	—	—	(86)	—	—	(86)

Net cash used in investing activities	(19,508)	—	(40,108)	(60,137)	—	(119,753)

Cash flows used in financing activities:
Proceeds from issuance of long-term debt	123,516	—	—	132	—	123,648
Repayments of long-term debt	(141,000)	—	(641)	(69,193)	—	(210,834)
Proceeds from minority interest contributions	—	—	—	3,940	—	3,940
Distributions to minority interest	—	—	(70)	(4,509)	—	(4,579)
Decrease in partner deposit and accrued buyout liability	—	—	(5,741)	(471)	—	(6,212)
Excess income tax benefits from stock-based compensation	1,541	—	—	—	—	1,541
Dividends paid	(9,887)	—	—	—	—	(9,887)
Proceeds from exercise of employee stock options	14,477	—	—	—	—	14,477

Net cash used in financing activities	(11,353)	—	(6,452)	(70,101)	—	(87,906)

Net increase (decrease) in cash and cash equivalents	26,904	—	(33,800)	(20,492)	(24,638)	(52,026)
Cash and cash equivalents at the beginning of the period	238	—	52,446	42,172	—	94,856

Cash and cash equivalents at the end of the period	$27,142	$—	$18,646	$21,680	$(24,638)	$42,830

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (PREDECESSOR)
	FOR THE YEAR ENDED DECEMBER 31, 2006
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(11,608)	$—	$235,534	$126,787	$—	$350,713

Cash flows used in investing activities:
Purchase of investment securities	(5,632)	—	—	—	—	(5,632)
Maturities and sales of investment securities	6,779	—	—	—	—	6,779
Cash paid for acquisitions of businesses, net of cash acquired	—	—	(31,900)	(31,722)	—	(63,622)
Capital expenditures	(5,205)	—	(200,880)	(91,649)	—	(297,734)
Proceeds from the sale of property, fixtures and equipment and lease termination	—	—	31,693	—	—	31,693
Deposits to partner deferred compensation plans	(6,310)	—	—	—	—	(6,310)
Payments from unconsolidated affiliates	—	—	—	358	—	358
Investments in and advances to unconsolidated affiliates	(1,866)	—	(219)	(182)	—	(2,267)

Net cash used in investing activities	(12,234)	—	(201,306)	(123,195)	—	(336,735)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of long-term debt	303,806	—	65,229	2,752	—	371,787
Repayments of long-term debt	(222,806)	—	(69,348)	(1,993)	—	(294,147)
Proceeds from minority interest contributions	—	—	1,493	1,830	—	3,323
Distributions to minority interest	—	—	(3,839)	(8,702)	—	(12,541)
(Decrease) increase in partner deposit and accrued buyout liability	—	—	(14,146)	2,007	—	(12,139)
Excess income tax benefits from stock-based compensation	4,046	—	—	—	—	4,046
Dividends paid	(38,896)	—	—	—	—	(38,896)
Proceeds from exercise of employee stock options	34,004	—	—	—	—	34,004
Payments for purchase of treasury stock	(59,435)	—	—	—	—	(59,435)

Net cash provided by (used in) financing activities	20,719	—	(20,611)	(4,106)	—	(3,998)

Net (decrease) increase in cash and cash equivalents	(3,123)	—	13,617	(514)	—	9,980
Cash and cash equivalents at the beginning of the period	3,361	—	38,829	42,686	—	84,876

Cash and cash equivalents at the end of the period	$238	$—	$52,446	$42,172	$—	$94,856

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (PREDECESSOR)
	FOR THE YEAR ENDED DECEMBER 31, 2005
	OSI Parent	OSI Co-Issuer	Guarantors	Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$53,499	$—	$231,359	$79,256	$—	$364,114

Cash flows used in investing activities:
Purchase of investment securities	(5,568)	—	—	—	—	(5,568)
Maturities and sales of investment securities	5,165	—	—	—	—	5,165
Cash paid for acquisitions of businesses, net of cash acquired	—	—	(5,200)	—	—	(5,200)
Proceeds from sale-leaseback transactions	—	—	5,000	—	—	5,000
Capital expenditures	(13,729)	—	(215,334)	(98,799)	—	(327,862)
Proceeds from the sale of property, fixtures and equipment and lease termination	555	—	10,948	5	—	11,508
Payments from unconsolidated affiliates	—	—	—	131	—	131
Investments in and advances to unconsolidated affiliates	(892)	—	(1,124)	60	—	(1,956)

Net cash used in investing activities	(14,469)	—	(205,710)	(98,603)	—	(318,782)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of long-term debt	152,000	—	1,412	18,134	—	171,546
Repayments of long-term debt	(134,000)	—	(1,822)	(5,262)	—	(141,084)
Proceeds from minority interest contributions	—	—	2,158	6,477	—	8,635
Distributions to minority interest	—	—	(7,621)	(10,278)	—	(17,899)
(Decrease) increase in partner deposit and accrued buyout liability	(96)	—	5,703	6,223	—	11,830
Dividends paid	(38,753)	—	—	—	—	(38,753)
Proceeds from exercise of employee stock options	49,655	—	—	—	—	49,655
Payments for purchase of treasury stock	(92,363)	—	—	—	—	(92,363)

Net cash (used in) provided by financing activities	(63,557)	—	(170)	15,294	—	(48,433)

Net (decrease) increase in cash and cash equivalents	(24,527)	—	25,479	(4,053)	—	(3,101)
Cash and cash equivalents at the beginning of the period	27,888	—	13,350	46,739	—	87,977

Cash and cash equivalents at the end of the period	$3,361	$—	$38,829	$42,686	$—	$84,876

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16.	Recently Issued Financial Accounting Standards

In September 2006, the EITF reached a consensus on EITF Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split Dollar Life Insurance Arrangements” (“EITF No. 06-4”), which requires the application of the provisions of SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” to endorsement split dollar life insurance arrangements. EITF No. 06-4 requires recognition of a liability for the discounted future benefit obligation owed to an insured employee by the insurance carrier. EITF No. 06-4 is effective for fiscal years beginning after December 15, 2007 and will be adopted January 1, 2008. In the period of adoption, the Company anticipates a cumulative adjustment of approximately $9,550,000 to retained earnings.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007 for financial assets and liabilities or for nonfinancial assets and liabilities that are re-measured at least annually. In February 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 157-2, “Effective Date of FASB Statement No. 157” to defer the effective date for nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a non-recurring basis until fiscal years beginning after November 15, 2008. In February 2008, the FASB also issued FSP SFAS No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13,” which excludes SFAS No. 13, “Accounting for Leases” (“SFAS No. 13”), as well as other accounting pronouncements that address fair value measurements on lease classification or measurement under SFAS No. 13, from SFAS No. 157’s scope. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS No. 159 to have a material effect on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised), “Business Combinations” (“SFAS No. 141R”), a revision of SFAS No. 141. SFAS No. 141R retains the fundamental requirements of SFAS No. 141 but revises certain elements including: the recognition and fair value measurement as of the acquisition date of assets acquired and liabilities assumed, the accounting for goodwill and financial statement disclosures. SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008 and is applicable to business combinations with an acquisition date on or after this date. The Company is currently evaluating the impact that SFAS No. 141R will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – Including an Amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 modifies the presentation of noncontrolling interests in the consolidated balance sheet and the consolidated statement of operations. It requires noncontrolling interests to be clearly identified, labeled and included separately from the parent’s equity and consolidated net (loss) income. The provisions of SFAS No. 160 are effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact that SFAS No. 160 will have on its financial statements.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”), an amendment of SFAS No. 133. SFAS No. 161 is intended to enable investors to better understand how derivative instruments and hedging activities affect the entity’s financial position, financial performance and cash flows by enhancing disclosures. SFAS No. 161 requires disclosure of fair values of derivative instruments and their gains and losses in a tabular format, disclosure of derivative features that are credit-risk-related to provide information about the entity’s liquidity and cross-referencing within the footnotes to help financial statement users locate important information about derivative instruments. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact that SFAS No. 161 will have on its financial statements.

17.	Commitments and Contingencies

Operating Leases

The Company leases restaurant and office facilities and certain equipment under operating leases having initial terms expiring between 2008 and 2022. The restaurant facility leases primarily have renewal clauses from five to 30 years exercisable at the option of the Company. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenues, as defined by the terms of the applicable lease agreement. Total rental expense for the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005 was approximately $54,806,000, $113,914,000, $111,987,000 and $95,169,000, respectively, and included contingent rent of approximately $3,761,000, $3,512,000, $7,361,000 and $5,826,000, respectively.

Future minimum rental payments under non-cancelable operating leases (including leases for restaurants scheduled to open in 2008) are as follows (in thousands):

2008	$176,113
2009	171,922
2010	165,750
2011	154,633
2012	146,485
Thereafter	977,070

Total minimum lease payments	$1,791,973

Purchase Obligations

The Company has minimum purchase commitments with various vendors through June 2013. Outstanding commitments as of December 31, 2007 were approximately $836,767,000 and consist primarily of minimum purchase commitments of beef, pork, chicken, and other food and beverage products related to normal business operations and contracts for advertising, marketing, sports sponsorships, printing and technology.

Long-term Incentives

On December 8, 2005, the Board approved long-term incentive agreements for certain of its brand presidents. Originally, payments were contingent on employment as brand president for a ten-year term (a reduced payment may be made upon completion of the eighth year). The agreements provided for minimum payments of $500,000 to $1,000,000 per individual upon completion of the term. In addition, upon completion of

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the term, the individual was to receive 5% of the excess, if any, of cumulative operating profit of the brand over the cumulative cost of capital employed in the brand. The cost of capital was subject to annual adjustment by the Company. These long-term incentive agreements were modified for a majority of the Company’s concept presidents during the fourth quarter of 2007 to replace cash payments with grants of stock options with performance targets and time vesting requirements (see Note 4).

Litigation and Other Matters

The Company is subject to legal proceedings, claims and liabilities, such as liquor liability, sexual harassment and slip and fall cases, etc., which arise in the ordinary course of business and are generally covered by insurance. In the opinion of management, the amount of the ultimate liability with respect to those actions will not have a materially adverse impact on the Company’s financial position or results of operations and cash flows. In addition, the Company is subject to the following legal proceedings and actions.

On November 8, 2006, a putative class action complaint captioned Charter Township of Clinton Police and Fire Retirement System v. OSI Restaurant Partners, Inc., et al., No. 06-CA-010348, was filed in the Circuit Court of the 13th Judicial Circuit in and for Hillsborough County, Florida against the Company, each of the Company’s directors, J. Timothy Gannon, Bain Capital Partners, LLC and Catterton Partners, challenging the merger of OSI with Kangaroo Holdings, Inc. and Kangaroo Acquisition, Inc. as unfair and inadequate to the Company’s public stockholders.

On January 25, 2007, plaintiff’s counsel in the Florida action voluntarily dismissed the action as to Mr. Gannon and filed an amended complaint, which did not name Mr. Gannon as a defendant, against the remaining defendants. The amended complaint alleges that the Company’s directors breached their fiduciary duties in connection with the Merger by failing to maximize stockholder value and by approving a transaction that purportedly benefits the Founders and the Company’s management expected to invest in the proposed transaction at the expense of the Company’s public stockholders; that the Company’s directors breached their fiduciary duties by failing to disclose certain allegedly material information to stockholders; and that the Company, Bain Capital and Catterton aided and abetted the alleged fiduciary breaches. The amended complaint seeks, among other relief, class certification of the lawsuit, an injunction against the Merger, declaratory relief, compensatory and/or rescissory damages to the putative class, and an award of attorneys’ fees and expenses to plaintiffs. On February 23, 2007, defendants Brabson, Carey, Fields, Franks, James, and Wilt answered the amended complaint and asserted affirmative defenses. The other defendants filed motions to dismiss the amended complaint on the same date.

On January 30, 2007, a class action complaint captioned Robert Mann v. Chris T. Sullivan, et al., No. CA2709-N, was filed in the Court of Chancery of Delaware in and for New Castle County against the same defendants stated above, including Mr. Gannon and except that Catterton Management Company, LLC was named as a defendant rather than Catterton Partners. Paul E. Avery, Joseph J. Kadow and Dirk A. Montgomery were also named as defendants. The complaint alleges that OSI’s directors and the officer defendants breached their fiduciary duties in connection with the Merger, and that Mr. Gannon, Bain Capital and Catterton aided and abetted the alleged fiduciary breaches. The complaint seeks, among other relief, an injunction against the proposed transaction, declaratory relief, compensatory and/or rescissory damages to the putative class, and an award of attorneys’ fees and expenses to plaintiffs.

Counsel for the parties to these two suits have entered into a settlement stipulation as of June 26, 2007, providing for the settlement of the suits subject to Florida court approval. Pursuant to the stipulation, the defendants agreed to make certain additional disclosures in the Definitive Proxy Statement that was circulated to

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Company’s stockholders with respect to the Merger. The defendants considered it desirable that the actions be settled to avoid the burden, expense, risk, inconvenience and distraction of continued litigation and to resolve all of the claims that were or could have been brought in the actions being settled. A hearing by the Florida court to consider approval of the settlement was held on October 30, 2007. At the hearing, the Florida court entered an order approving the settlement. As a result of this order, both the Florida action and the Delaware action will be dismissed with prejudice. As part of the settlement stipulation to the Charter Township of Clinton Police and Fire Retirement System v. OSI Restaurant Partners, Inc., et al., No. 06-CA-010348 suit, the defendants agreed to pay attorneys’ fees, expenses and costs of plaintiff’s counsel of $4,950,000 by November 9, 2007.

Outback Steakhouse of Florida, Inc. and OS Restaurant Services, Inc. are the defendants in a class action lawsuit brought by the U.S. Equal Employment Opportunity Commission (EEOC v. Outback Steakhouse of Florida, Inc. and OS Restaurant Services, Inc., U.S. District Court, District of Colorado, Case No. 06-cv-1935, filed September 28, 2006) alleging that they have engaged in a pattern or practice of discrimination against women on the basis of their gender with respect to hiring and promoting into management positions as well as discrimination against women in terms and condition of their employment. In addition to the EEOC, two former employees have successfully intervened as party plaintiffs in the case. On November 3, 2007, the EEOC’s nationwide claim of gender discrimination was dismissed and the scope of the suit was limited to the states of Colorado, Wyoming and Montana. However, the Company expects the EEOC to pursue claims of gender discrimination against the Company on a nationwide basis through other proceedings. The parties are in the process of completing discovery. Litigation is, by its nature, uncertain both as to time and expense involved and as to the final outcome of such matters. While the Company intends to vigorously defend itself in this lawsuit, protracted litigation or unfavorable resolution of this lawsuit could have a material adverse effect on the Company’s business, results of operations or financial condition and could damage the Company’s reputation with its employees and its customers.

In April 2007, the Company was served with a putative class action complaint captioned Gerald D. Wells, Jr. et al. v. OSI Restaurant Partners, Inc., Case No. 07-1431, that was filed in the United States District Court for the District of Pennsylvania alleging violations of the Fair and Accurate Credit Transactions Act, or FACTA, on behalf of customers of Carrabba’s Italian Grill. In June 2007, a putative class action complaint captioned David Sochin v. OSI Restaurant Partners, Inc., Case No. 07-02228 was filed in the United States District Court for the Eastern District of Pennsylvania alleging violations of FACTA on behalf of customers of Fleming’s Prime Steakhouse and Wine Bar. In addition, the Company had previously been provided with a copy of a putative class action complaint captioned Saunders v. Roy’s Family of Restaurants, Inc., Case No. SACV07-164 CJC (ANx), that was filed in the United States District Court for the Central District of California alleging violations of FACTA on behalf of customers of Roy’s restaurants; an amended complaint in that suit was served in May 2007, naming Roy’s/Woodland Hills-I, Limited Partnership and Outback Steakhouse of Florida, Inc. as defendants in place of Roy’s Family of Restaurants, Inc.. Outback Steakhouse of Florida, Inc. has been dismissed from the Saunders suit, leaving Roy’s/Woodland Hills-I, Limited Partnership as the only defendant. The issue of whether class certification is proper under the circumstances presented by the Saunders case is now pending before the U. S. Court of Appeals for the Ninth Circuit. The Company has obtained a stay of the Saunders case pending the decision of the Ninth Circuit Court of Appeals. The stay will remain in effect until April 15, 2008 at which time the District Court will review the status of any appellate decision. As the appellate decision has not yet been issued, the Company has requested an extension of the stay. The Company has also been served in a putative class action complaint captioned Stephen Troy et al. v. Carrabba’s Italian Grill, Inc., Case No. 07-CV-4329 that was filed in the United States District Court for the Northern District of Illinois. The Troy case alleges violations of FACTA on behalf of Illinois residents only. On August 31, 2007, a putative class action complaint captioned Lauren C. Hughes and Anthony Pasquarello et al. v. OSI Restaurant Partners, Inc. d/b/a Outback Steakhouse and Does 1 through 10, inclusive, was filed in the United States District Court for the

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Western District of Pennsylvania alleging violations of FACTA on behalf of customers of Outback Steakhouse. FACTA restricts, among other things, the credit and debit card data that may be included on the electronically printed receipts provided to retail customers at the point of sale. Each suit alleges that the defendants violated a provision of FACTA by including more information on the electronically printed credit and debit card receipts provided to customers than is permitted under FACTA. Each complaint seeks monetary damages, including statutory damages, punitive damages, attorneys’ fees and injunctive relief. These lawsuits are among a number of lawsuits with similar allegations that have been filed recently against large retailers and foodservice operators, among others, as a result of the implementation of FACTA, which became fully effective as of December 4, 2006. Subsequent to December 31, 2007, the Company received an order granting the Company’s motion to consolidate the Wells, Sochin, Hughes and Troy cases before a single judge (see Note 20). While the Company intends to vigorously defend against these actions, each of these cases is in the preliminary stages of litigation, and as a result, the ultimate outcome of these cases and their potential financial impact on the Company are not determinable at this time.

Guarantees

The Company guarantees debt owed to banks by some of its franchisees, joint venture partners and unconsolidated affiliates. The maximum amount guaranteed is approximately $81,285,000 with outstanding guaranteed amounts of approximately $78,868,000 at December 31, 2007. The Company would have to perform under the guarantees if the borrowers default under their respective loan agreements. The default would trigger a right for the Company to take over the borrower’s franchise or partnership interest.

Pursuant to the Company’s joint venture agreement for the development of Roy’s restaurants, RY-8, its joint venture partner, has the right to require the Company to purchase up to 25% of RY-8’s interests in the joint venture at any time after June 17, 2004 and up to another 25% (total 50%) of its interests in the joint venture at anytime after June 17, 2009. The purchase price to be paid by the Company would be equal to the fair market value of the joint venture as of the date that RY-8 exercised its put option multiplied by the percentage purchased.

The Company has made interest payments totaling approximately $1,483,000 on behalf of RY-8 during the year ended December 31, 2007 because the joint venture partner’s $24,500,000 line of credit was fully extended. In the future, if RY-8 is unable to fund its working capital needs and interest payments, the Company will be obligated to make those payments on behalf of its joint venture partner.

Insurance

The Company purchased insurance for individual claims that exceed the amounts listed in the following table:

	2007	2006	2005
Workers’ Compensation	$1,500,000	$1,000,000	$1,000,000
General Liability (1)	1,500,000	1,500,000	1,500,000
Health (2)	300,000	300,000	300,000
Property Coverage (3)	5,000,000 / 500,000	7,500,000	5,000,000

(1)	For claims arising from liquor liability, there is an additional $1,000,000 deductible until a $2,000,000 aggregate has been met. At that time, any claims arising from liquor liability revert to the general liability deductible.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(2)	The Company is self-insured for all aggregate health benefits claims, limited to $300,000 per covered individual per year. In 2007, the Company retained the first $100,000 of payable losses under the plan as an additional deductible. The insurer’s liability is limited to $2,000,000 per individual per year.

(3)	From January 1, 2007 until May 9, 2007, the Company had a 25% quota share participation of any loss excess of $5,000,000 up to $20,000,000 each occurrence and a 50% quota share participation of any loss excess of $20,000,000 up to $50,000,000 each occurrence. As a result of the PRP Sale-Leaseback Transaction, the property program changed. From May 9 to December 31, 2007, the Company had a $5,000,000 deductible per occurrence for all locations other than those included in the PRP Sale-Leaseback Transaction. In accordance with the terms of the market rate master lease agreement, the Company is responsible for paying PRP’s $500,000 deductible for those properties included in the PRP Sale-Leaseback Transaction. The Company no longer quota shares any loss above either deductible level.

The Company records a liability for all unresolved claims and for an estimate of incurred but not reported claims at the anticipated cost to the Company based on estimates provided by a third party administrator and insurance company. The Company’s accounting policies regarding insurance reserves include certain actuarial assumptions and management judgments regarding economic conditions, the frequency and severity of claims and claim development history and settlement practices. Unanticipated changes in these factors or future adjustments to these estimates may produce materially different amounts of expense that would be reported under these programs.

In January 2008, the Company entered into a premium financing agreement for its 2008 general liability and property insurance (see Note 20).

18.	Related Parties

On April 12, 2007, the Company announced the appointment of a new president of Outback Steakhouse of Florida, Inc., a subsidiary of the Company. This named executive officer has invested $111,000 in eleven Outback Steakhouse restaurants, $176,000 in fourteen Carrabba’s restaurants and $109,000 in ten Bonefish Grill restaurants. He received distributions of $55,000, $51,000, $96,000 and $76,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively, from these ownership interests. Additionally, this officer has made an investment of $108,000 in two franchisees that operate five Bonefish Grill restaurants. He received distributions of $11,000, $9,000, $23,000 and $21,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively, from these franchisees. In June 2007, the Company closed one of the Bonefish Grill restaurants in which this officer had an ownership interest. He received a buyout payment of $9,000 for this closed restaurant.

On June 14, 2007, the Company was acquired by an investor group comprised of the Founders and affiliates of Bain Capital and Catterton for $41.15 per share in cash, payable to all shareholders except the Founders, who instead converted a portion of their equity interest to equity in the Ultimate Parent and received $40.00 per share for their remaining shares. The total purchase price was approximately $3.1 billion.

In connection with the Merger, the Company caused its wholly-owned subsidiaries to sell substantially all of the Company’s domestic restaurant properties to its newly-formed sister company, PRP, for approximately $987,700,000. PRP then leased the properties to Private Restaurant Master Lessee, LLC, the Company’s wholly-owned subsidiary, under a market rate master lease. The market rate master lease is a triple net lease with a 15-year term. The PRP Sale-Leaseback Transaction resulted in operating leases for the Company.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On June 14, 2007, in connection with the Merger, the Company entered into senior secured credit facilities with a syndicate of institutional lenders and financial institutions. These senior secured credit facilities provide for senior secured financing of up to $1,560,000,000. The obligations under the Company’s senior secured credit facilities are guaranteed by each of its current and future domestic 100% owned restricted subsidiaries in its Outback Steakhouse, Carrabba’s Italian Grill and Cheeseburger in Paradise concepts (the “Guarantors”) and by OSI HoldCo, Inc. (the Company’s direct owner and a wholly-owned subsidiary of the Company’s Ultimate Parent) and, subject to certain conditions, are secured by a perfected security interest in substantially all of the Company’s assets and assets of the Guarantors and OSI HoldCo, Inc., in each case, now owned or later acquired, including a pledge of all of the Company’s capital stock, the capital stock of substantially all of the Company’s domestic wholly-owned subsidiaries and 65% of the capital stock of certain of the Company’s material foreign subsidiaries that are directly owned by the Company, OSI HoldCo, Inc., or a Guarantor.

On June 14, 2007, the Company issued senior notes in an aggregate principal amount of $550,000,000 under an indenture among the Company, as issuer, OSI Co-Issuer, Inc., as co-issuer, Wells Fargo Bank, National Association, as trustee, and the Guarantors. OSI Co-Issuer, Inc. is a wholly-owned subsidiary of OSI Restaurant Partners, LLC and does not conduct ongoing business operations. The notes are initially guaranteed on a senior unsecured basis by each restricted subsidiary that guarantees the senior secured credit facility. The notes are general, unsecured senior obligations of the Company, Co-Issuer and the Guarantors and are equal in right of payment to all existing and future senior indebtedness, including the senior secured credit facility.

Upon completion of the Merger, the Company entered into a financial advisory agreement with certain entities affiliated with Bain Capital and Catterton who received aggregate fees of approximately $30,000,000 for providing services related to the Merger. The Company also entered into a management agreement with Kangaroo Management Company I, LLC (the “Management Company”), whose members are the Founders and entities affiliated with Bain Capital and Catterton. In accordance with the terms of the agreement, the Management Company will provide management services to the Company until the tenth anniversary of the consummation of the Merger, with one-year extensions thereafter until terminated. The Management Company will receive an aggregate annual management fee equal to $9,100,000 and reimbursement for out-of-pocket expenses incurred by it, its members, or their respective affiliates in connection with the provision of services pursuant to the agreement. Management fees of approximately $5,162,000 for the period from June 15 to December 31, 2007 were included in general and administrative expenses in the Company’s Consolidated Statements of Operations. The management agreement and the financial advisory agreement include customary exculpation and indemnification provisions in favor of the Management Company, Bain Capital and Catterton and their respective affiliates. The management agreement and the financial advisory agreement may be terminated, respectively, by the Company, Bain Capital and Catterton at any time and will terminate automatically upon an initial public offering or a change of control unless the Company and the counterparty(s) determine otherwise.

On June 14, 2007, the Company entered into stockholder agreements with the stockholders of the Company’s Ultimate Parent after the Merger. These stockholder agreements contain agreements among the parties with respect to election of directors, participation rights, right of first refusal upon disposition of shares, permitted transferees, registration rights and other actions requiring the approval of stockholders.

Two of the owners of one of the Company’s primary domestic beef suppliers have a greater than 50% combined ownership interest in SEA Restaurants, LLC, the Company’s franchisee of six Outback Steakhouse restaurants in Southeast Asia. However, neither of these individuals has received any distributions related to this ownership interest.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company entered into an agreement in July 2005 to form a limited liability company to develop and operate Blue Coral Seafood and Spirits (“Blue Coral”) restaurants. The limited liability company was 75% owned by the Company’s wholly owned subsidiary, OS USSF, Inc., a Florida corporation, and 25% owned by F-USFC, LLC, which was 95% owned by a minority interest holder in the Company’s Fleming’s Prime Steakhouse and Wine Bar joint venture. On December 19, 2007, the Company entered into an agreement to merge Blue Coral Seafood and Spirits, LLC with and into Outback/Fleming’s, LLC, the joint venture that operates Fleming’s Prime Steakhouse and Wine Bars. This caused the separate existence of Blue Coral Seafood and Spirits, LLC to cease and the surviving entity to continue its existence under the laws of the State of Delaware reflecting the name change to OSI/Fleming’s, LLC. The Company retained an 89.63% interest in OSI/Fleming’s, LLC and a minority interest holder in the Fleming’s Prime Steakhouse and Wine Bar joint venture retained a 7.88% interest. The remaining 2.49% is owned by AWA III Steakhouses, Inc., which is wholly-owned by a member of the Board of Directors and a named executive officer of the Company, through a revocable trust in which he and his wife are the grantors, trustees and sole beneficiaries.

During 2007, this director and officer did not receive any distributions as a result of his ownership interest in OSI/Flemings, LLC nor did he make any capital contributions. He had contributed an aggregate amount of $2,305,000 as of December 31, 2007 for his ownership interest. This director and officer also did not receive any distributions from this ownership interest in 2006 or 2005.

In January 2005, the Company acquired four joint venture Carrabba’s Italian Grill restaurants from limited partnerships. A named executive officer of the Company received approximately $141,000 as a result of his ownership interest in these joint venture restaurants. In addition, in August 2005, this officer assigned to the Company his interests in 17 restaurants operating as either Carrabba’s Italian Grills or Bonefish Grills for an aggregate purchase price of approximately $286,000. He had contributed an aggregate amount of approximately $317,000 for these interests. In October 2006, this officer received approximately $35,000 from the sale of his ownership interest in three joint venture restaurants to the Company. He had contributed an aggregate amount of approximately $60,000 for this interest. This officer has made investments in the aggregate amount of approximately $168,000 in four limited partnerships that continue to own and operate either certain Carrabba’s Italian Grill restaurants or Bonefish Grill restaurants. This officer received distributions from his ownership interests of $11,000, $12,000, $24,000 and $91,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

Certain relatives of a member of the Board of Directors have made investments of approximately $66,000 in one unaffiliated limited partnership that owns and operates two Bonefish Grill restaurants as a franchisee of Bonefish. They received distributions from this partnership in the aggregate amount of approximately $11,000, $6,000, $19,000 and $15,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

An executive officer of the Company has made investments in the aggregate amount of approximately $1,275,000 in an international franchisee that owns and operates six Outback Steakhouse restaurants in South East Asia. He did not receive distributions from this franchisee in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005. Additionally, this executive officer has made an investment of $17,000 in a franchisee that operates two Bonefish Grill restaurants. He received distributions of approximately $3,000, $1,000, $4,000 and $4,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005 from this franchisee.

A member of the Company’s Board of Directors until June 2007 has been a director on the board of Bank of America Corporation since January 2006. The Company has various corporate banking relationships with Bank

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of America. This bank participated as a lender in the Company’s $225,000,000 revolving credit facility until it was paid off in connection with the Merger, it participated in the financing for the Merger and it is the lender for the $35,000,000 uncollateralized line of credit that the Company guarantees for a limited liability company that is owned by the Company’s California franchisee. In addition, individual restaurant locations have depository relationships with Bank of America in the ordinary course of business.

A sibling of a named executive officer is employed with a subsidiary of the Company as a Vice President of Operations. The sibling receives compensation and benefits consistent with other employees in the same capacity. In addition, the sibling receives distributions that are based on a percentage of a particular restaurant’s annual cash flows by participating in a Management Partnership (on the same basis as other similarly situated employees). He has invested an aggregate amount of $350,000 in 25 limited partnerships that own and operate nine Outback Steakhouse restaurants, 11 Bonefish Grill restaurants and five Carrabba’s Italian Grill restaurants. This sibling received distributions in the aggregate amount of $37,000, $31,000, $52,000 and $13,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

During 2001, Mr. Lee Roy Selmon, a member of the Board of Directors until June 2007, invested approximately $101,000 for a 10% interest in the operations of a Company-owned restaurant that bears his name and to which he is making a material image contribution. Under the original terms of the agreement, Mr. Selmon will receive a 1% royalty from all future Lee Roy Selmon’s restaurants developed by the Company. Mr. Selmon received distributions from the Selmon’s partnership in the amount of approximately $55,000, $40,000, $80,000 and $65,000 and royalties in the amount of approximately $75,000, $75,000, $92,000 and $41,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively. Mr. Selmon also serves on the board of directors of Fifth Third Bank, Florida region, which is a division of Fifth Third Bancorp. Some of the Company’s individual restaurant locations have depository relationships with Fifth Third Bancorp.

In October 2007, the Company entered into an agreement in principle to sell the majority of its interest in its Lee Roy Selmon’s concept to an investor group led by Lee Roy Selmon and Peter Barli, President of the concept. The agreement in principle has since expired and closing is subject to further negotiations of terms and the ability of the investor group to obtain financing. As of December 31, 2007, the Company determined that its Selmon’s concept does not meet the assets held for sale criteria defined in SFAS No. 144.

In December 2005, an executive officer of the Company transferred to the Company his limited partnership interests in three Outback Steakhouse restaurants to which he had contributed an aggregate amount of approximately $150,000. He received approximately $162,000 in exchange for these assignments. In August 2006, the Company acquired additional ownership of twenty-six Carrabba’s restaurants. This officer received approximately $56,000 as a result of his ownership interest in one of these joint venture restaurants. He had contributed an aggregate amount of approximately $40,000 for this interest. This officer also has made investments in the aggregate amount of approximately $60,000 in three limited partnerships that continue to own and operate certain Carrabba’s Italian Grill restaurants. This officer received distributions from his ownership interests in the aggregate amount of approximately $3,000, $4,000 and $36,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the year ended December 31, 2005, respectively. This officer did not receive any distributions from his ownership interests in the year ended December 31, 2006.

A sibling of an executive officer is employed with a subsidiary of the Company as a restaurant managing partner. As a qualified managing partner, the sibling was entitled to make investments in Company restaurants, on the same basis as other qualified managing partners, and invested $375,000 in partnerships that own and

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

operate two Outback Steakhouse restaurants. This sibling received distributions from these partnerships in the aggregate amount of $81,000, $84,000, $127,000 and $162,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

The parents and certain siblings of a member of the Board of Directors made investments in the aggregate amount of approximately $131,000 in three unaffiliated limited partnerships that own and operate three Outback Steakhouse restaurants pursuant to franchise agreements with Outback Steakhouse of Florida, Inc. and received distributions from these partnerships in the aggregate amount of approximately $11,000, $18,000, $29,000 and $29,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively.

A member of the Board of Directors until June 2007, through his wholly-owned corporation, has made investments in the aggregate amount of approximately $331,000 in seven limited partnerships that own and operate certain Carrabba’s Italian Grill restaurants. This director received distributions from these partnerships in the aggregate amount of approximately $14,000, $36,000, $35,000 and $42,000 in the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively. The Board had determined that these investments were not material and this former director satisfied the requirements to be considered “independent” as defined in the applicable listing standards of the New York Stock Exchange prior to the Merger.

Prior to June 14, 2007, the Company was a party to a Stock Redemption Agreement (each an “Agreement”) with each of the three Founders. Under the terms of each Agreement, following the Founder’s death, the personal representative of the Founder had the right to require the Company to purchase the Company’s common stock beneficially owned by the Founder at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company’s common stock as quoted on the New York Stock Exchange or the principal exchange on which the Company’s common stock was traded for 30 consecutive trading days ending on the business day before the Founder’s death. If, however, the Founder’s death resulted (i) from an illness that was diagnosed or an accident that occurred within one year of the Founder’s death and (ii) the accident or illness was publicly disclosed, then the per share purchase price would have been equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company’s common stock as quoted on the New York Stock Exchange or the principal exchange on which the Company’s common stock was traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of common stock that the Company was obligated to purchase from the estate of the Founder was $30,000,000. The Company’s obligation to purchase common stock beneficially owned by the Founder was funded by an insurance policy on the life of the Founder owned by the Company providing a death benefit of $30,000,000 per Founder. The Agreements were in place until June 14, 2007.

19.	Segment Reporting

The Company operates casual dining restaurants under eight brands that have similar economic characteristics, nature of products and services, class of customer and distribution methods, and the Company believes it meets the criteria for aggregating its operating segments, which are the eight brands, into a single reporting segment under paragraph 17 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” (“SFAS No. 131”). Approximately 8%, 8%, 8% and 7% of the Company’s total revenues for the period from January 1 to June 14, 2007, the period from June 15 to December 31, 2007 and the years ended December 31, 2006 and 2005, respectively, were attributable to operations in foreign countries, and approximately 5% and 9% of the Company’s total long-lived assets were located in foreign countries where the Company holds assets as of December 31, 2007 and 2006, respectively.

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20.	Subsequent Events

Currently, the Company is marketing the sale of its Roy’s concept. As of December 31, 2007, the Company determined that its Roy’s concept does not meet the assets held for sale criteria defined in SFAS No. 144.

On October 26, 2007, the Board of Directors of KHI approved the grant of 34,168 stock options to a key employee under the Equity Plan. These stock options vest 20% annually over five years beginning on the effective date of the grant, January 2, 2008, and have an exercise price of $10.00. On February 11, 2008, the Board of Directors of KHI approved a grant of 65,000 stock options to two executive officers under the Equity Plan. These stock options vest 20% annually over five years beginning January 1, 2008 and have an exercise price of $10.00.

In January 2008, the Company entered into a premium financing agreement for its 2008 general liability and property insurance. The agreement’s total premium balance is $3,729,000, payable in eleven monthly installments of $319,000 and one down payment of $319,000. The agreement includes interest at the rate of 5.75% per year.

Effective January 9, 2008, the Company amended one of its letters of credit to increase its amount by $3,500,000. As a result, $53,040,000 of the working capital revolving credit facility is not available for borrowing as (i) $28,540,000 of the credit facility is committed for the issuance of letters of credit as required by insurance companies that underwrite the Company’s workers’ compensation insurance and also, where required, for construction of new restaurants and (ii) $24,500,000 of the credit facility is committed for the issuance of a letter of credit for the Company’s guarantee of an uncollateralized line of credit for its joint venture partner, RY-8, in the development of Roy’s restaurants (see Note 10).

On February 20, 2008, the Company received an order granting the Company’s motion to consolidate the Wells, Sochin, Hughes and Troy FACTA cases before a single judge. These four cases are now deemed consolidated for all pre-trial purposes (see Note 17).

On February 21, 2008, a purported class action complaint captioned Ervin, et al. v. OS Restaurant Services, Inc. was filed in the U.S. District Court, Northern District of Illinois (Case No.: 08-C-1091). This lawsuit alleges violations of state and federal wage and hour law in connection with tipped employees and overtime compensation and seeks relief in the form of unspecified back pay and attorney fees. It alleges a class action under state law and a collective action under federal law. While the Company intends to vigorously defend itself, it is not possible at this time to reasonably estimate the possible loss or range of loss, if any.

In March 2008, the Company purchased ownership interests in eighteen Outback Steakhouse restaurants and ownership interests in its Outback Steakhouse catering operations from one of its area operating partners for $3,615,000. The Company’s Ultimate Parent also purchased this partner’s common shares in KHI for $300,000.

A subsidiary of the Company received a notice of proposed assessment of employment taxes in March 2008 from the Internal Revenue Service (“IRS”) for calendar years 2004 through 2006. The IRS asserts that certain cash distributions paid to the Company’s general manager partners, chef partners, and area operating partners who hold partnership interests in limited partnerships with Company affiliates, should have been treated as wages and subjected to employment taxes. The Company believes that it has complied and continues to comply with the law pertaining to the proper federal tax treatment of partner distributions. The Company intends to file a protest of the proposed employment tax assessment. Because the Company is at a preliminary stage of the administrative process for resolving disputes with the IRS, it cannot, at this time, reasonably estimate the amount, if any, of

OSI Restaurant Partners, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

additional employment taxes or other interest, penalties or additions to tax that would ultimately be assessed at the conclusion of this process. If the IRS examiner’s position were to be sustained, the additional employment taxes and other amounts that would be assessed would be material.

On April 4, 2008, the sale of land in Las Vegas, Nevada closed for $9,800,000, and as additional consideration, the purchaser is obligated to transfer and convey title for an approximately 8,000 square foot condominium unit in the completed condominium tower for the Company to utilize as a future full-service restaurant. Conveyance of title must be no later than September 9, 2012, subject to extensions, and both parties must agree to the plans and specifications of the restaurant unit by September 9, 2010. If title does not transfer or both parties do not agree to the plans and specifications per the terms of the contract, then the Company will receive an additional $4,000,000 from the purchaser.

In April 2008, the Company funded its capital expenditure account with $90,018,000 for the year ended December 31, 2007 using its “annual true cash flow” in order to maintain the required deposit amount in accordance with the terms of the credit agreement (see Note 10).

The following tables present selected unaudited quarterly financial data for the periods ending as indicated (in thousands):

	SUCCESSOR			PREDECESSOR
	DECEMBER 31, 2007	SEPTEMBER 30, 2007	JUNE 15 to JUNE 30, 2007	APRIL 1 to JUNE 14, 2007	MARCH 31, 2007
Revenues	$1,033,954	$1,006,572	$199,498	$860,021	$1,066,616
(Loss) income from operations (1)	(8,361)	9,810	6,221	(23,369)	45,510
(Loss) income before (benefit) provision for income taxes and minority interest in consolidated entities’ income (1)	(54,218)	(31,536)	(573)	(25,517)	43,007
Net (loss) income (1)	(24,826)	(15,369)	140	(10,149)	27,610

	PREDECESSOR
	DECEMBER 31, 2006	SEPTEMBER 30, 2006	JUNE 30, 2006	MARCH 31, 2006
Revenues	$1,005,938	$950,636	$992,025	$992,360
Income from operations (1)	33,711	26,372	37,809	54,725
Income before provision for income taxes and minority interest in consolidated entities’ income (1)	32,334	23,263	40,567	52,583
Net income (1)	21,829	17,268	28,832	32,231

(1)	Includes $5,296,000, $3,234,000, $764,000, $2,456,000 and $18,546,000 in provisions for impaired assets and restaurant closings in the first quarter of 2007, the period from April 1 to June 14, 2007, the period from June 15 to June 30, 2007, the third quarter of 2007 and the fourth quarter of 2007, respectively. Includes $2,532,000, $502,000, $10,513,000 and $607,000 in provisions for impaired assets and restaurant closings in the first, second, third and fourth quarters of 2006, respectively.

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

Offer to Exchange

$550,000,000 principal amount of its 10% Senior Notes due 2015, which have been registered under the Securities Act of 1933, for any and all of its outstanding 10% Senior Notes due 2015.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Registrants Incorporated or Organized Under the Laws of Delaware

Delaware corporations

The following registrants are corporations incorporated under the laws of the State of Delaware (collectively, the “Delaware Corporations”): OSI Co-Issuer, Inc., OS Capital, Inc., OS Mortgage Holdings, Inc., and OS Restaurant Services, Inc.

Section 145(a) of the DGCL authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Neither the bylaws or articles of incorporation of OS Restaurant Services, Inc. contain provisions regarding the indemnification of directors and officers. The articles of incorporation of OSI Co-Issuer, Inc. provide that the corporation shall indemnify and upon request advance expenses to any current or former director or officer of OSI Co-Issuer, Inc., or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including attorney’s fees) incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by law.

The bylaws and articles of incorporation of OS Capital, Inc. provide that the corporation shall indemnify any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, to the extent permitted by law. OS Capital, Inc. shall also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings. Finally, OS Capital, Inc. may, but shall not be required to, supplement the rights of indemnification and advancement of expenses by purchasing insurance on behalf of such persons, grant right to indemnification, and advance related expenses to such persons.

The bylaws of OS Mortgage Holdings, Inc. provide that the corporation shall indemnify any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, to the extent permitted by law. OS Mortgage Holdings, Inc. may also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings. Finally, OS Mortgage Holdings, Inc. may, but shall not be required to, supplement the rights of indemnification and advancement of expenses by purchasing insurance on behalf of such persons, entering into individual or group indemnification agreements, and advancing related expenses to such persons.

Delaware limited liability companies

The following registrants are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware LLCs”): OSI Restaurant Partners, LLC, Carrabba’s Designated Partner, LLC, Carrabba’s Kansas Designated Partner, LLC, Carrabba’s Midwest Designated Partner, LLC, Cheeseburger Designated Partner, LLC, Cheeseburger in Paradise, LLC, Cheeseburger Kansas Designated Partner, LLC, Outback Catering Designated Partner, LLC, Outback Designated Partner, LLC, Outback International Designated Partner, LLC, Outback Kansas Designated Partner, LLC, Outback Sports, LLC, and Private Restaurant Master Lessee, LLC.

Section 18-108 of the Delaware Limited Liability Company Act, provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreement for OSI Restaurant Partners, LLC provides that the company shall indemnify, defend, and hold harmless any director officer, partner, stockholder, controlling person or employee, each member of its board of managers and any person serving at its request from any liability, loss or damage incurred by the indemnified party, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage. OSI Restaurant Partners, LLC may enter into an agreement with any of its officers, employees, consultants, counsel and agents, any member of the board of managers or its member, to implement such indemnities, consistent with applicable law.

The certificates of formation and operating agreements for the Florida LLC entities, Carrabba’s Designated Partner, LLC, Carrabba’s Kansas Designated Partner, LLC, Carrabba’s Midwest Designated Partner, LLC, Cheeseburger Designated Partner, LLC, Cheeseburger Kansas Designated Partner, LLC, Outback Catering Designated Partner, LLC, Outback Designated Partner, LLC, Outback International Designated Partner, LLC, Outback Kansas Designated Partner, LLC, and Private Restaurant Master Lessee, LLC, do not contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers.

The operating agreement for Outback Sports, LLC states that the company shall indemnify any authorized representative of the company, which includes directors, officers and employees, against, and hold them harmless from all loss, liability, claim, cost, damage, judgment, settlement payment or expense, including reasonable attorneys’ fees and court costs. Outback Sports, LLC may advance funds to the authorized representative for legal expenses and other costs incurred, and may also purchase insurance on behalf of any director, officer or employee.

The operating agreement of Cheeseburger in Paradise, LLC requires, to the fullest extent of the law, the indemnification of its member’s officers, directors and employees from any liability, loss or damage including reasonable attorney’s fees and costs and any amounts expended in the settlement of any such claims.

Registrants Incorporated or Organized Under the Laws of Alabama

The following registrant is a corporation incorporated under the laws of the State of Alabama: Outback Alabama, Inc.

Section 10-2B-8.51 of the Alabama Business Corporation Act provides that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) the individual conducted himself or herself in good faith; and (2) the individual reasonably believed: (i) in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interest; and (ii) in all other cases, that the conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification is mandatory for an officer or director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter, against reasonable expenses incurred in connection therewith. The indemnification provisions of the Alabama Business Corporation Act are not exclusive and are deemed to be in addition to any provisions which may be contained in a corporation’s articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

The bylaws of Outback Alabama, Inc. provide that the corporation shall indemnify any current or former director or officer of Outback Alabama, Inc., or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by law. Outback Alabama, Inc. shall also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings. Finally, Outback Alabama, Inc. may, but shall not be required to, supplement the rights of indemnification and advancement of expenses by purchasing insurance on behalf of any one or more of such persons, entering into individual or group indemnification agreements with any one or more of such persons, and advancing related expenses to such a person.

The Company has purchased and maintains insurance on behalf of any person who is or was a director, officer, employee or agent of Outback Alabama, Inc., and any person serving at its request in such capacity for any other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, to the fullest extent permitted by law.

Registrants Incorporated or Organized Under the Laws of Florida

Florida corporations

The following registrants are corporations incorporated under the laws of the State of Florida (collectively, the “Florida Corporations”): OS Asset, Inc., OS Management, Inc., and Outback Catering, Inc.

Section 607.0850(1) of the Florida Business Corporation Act (other section references under this sub-heading below also refer to this statute) provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (proceeding other than a derivative law suit), by reason of the fact that he is or was a director, officer or employee or agent of the corporation, or serving in such a capacity for another business enterprise at the request of the corporation, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation (i.e., a derivative law suit) to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving in such capacity for another business enterprise at the request of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850(3) provides that to the extent that any such director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. This provision is mandatory and applies irrespective of anything in the articles or the bylaws to the contrary.

Under Section 607.0850(4), any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

Section 607.0850(7) provides that the indemnification and advancement of expenses pursuant to Section 607.0850 are not exclusive and that the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, this statutory section provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (relating to unlawful distributions to shareholders) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850(12) also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or on behalf of another business enterprise at the request of the corporation, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Neither the bylaws or articles of incorporation of OS Asset, Inc. contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers. The articles of incorporation of both OS Management, Inc., and Outback Catering, Inc. provide that each company shall indemnify and hold harmless all of its current and former officers and directors against all liabilities and obligations, including attorneys’ fees, in connection with any action taken in their capacity as officers and directors, except to the extent caused by willful misconduct or gross negligence.

Florida limited liability companies

The following registrants are organized as limited liability companies under the laws of the State of Florida (collectively, the “Florida LLCs”): Carrabba’s Italian Grill, LLC, Carrabba’s of Baton Rouge, LLC, Carrabba’s Shreveport, LLC, OS Developers, LLC, OS Realty, LLC, OS Speedway, LLC, OS Tropical, LLC, OSI International, LLC, Outback Steakhouse International, LLC, Outback Steakhouse of Florida, LLC, Carrabba’s Italian Market, LLC and OSI Gift Card Services, LLC.

Section 608.4229 of the Florida Limited Liability Company Act (the other section reference under this sub-heading below also refers to this statute) provides that, subject to such standards and restrictions set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 (relating to improper distributions to members) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

The operating agreements of the Florida LLCs allow, to the fullest extent of the law, for the indemnification of each Member, such Member’s officers, directors and employees and the employees from any liability, loss or damage incurred by reason of any act performed or omitted to be performed by such person in connection with the business of such Florida LLC and from liabilities or obligations of such Florida LLC imposed on such person by virtue of such person’s position with such Florida LLC, including reasonable attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage.

damage incurred by reason of any act performed or omitted to be performed by such person in connection with the business of such Florida LLC and from liabilities or obligations of such Florida LLC imposed on such person by virtue of such person’s position with such Florida LLC, including reasonable attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage.

Florida partnerships

The following registrants are organized as partnerships under the laws of the State of Florida (collectively, the “Florida Partnerships”): OSF/CIGI of Evesham Partnership and Outback/Carrabba’s Partnership.

Section 620.8401(3) of the Revised Uniform Partnership Act of 1995 (other section references under this sub-heading below also refer to this statute) provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership for the preservation of its business or property. Section 620.8405(2) provides that a partner may maintain an action against the partnership or other partners to enforce its rights under Section 620.8401.

Section 620.8103 provides that the partnership agreement among the partners governs relations among partners and between the partners and the partnership (subject to certain limitations or “nonwaivable” requirements described in such section). The statutory provisions govern such relations to the extent that the partnership agreement does not otherwise provide. Such nonwaivable requirements include the partner’s duties of loyalty and care to the partnership and other partners and the partner’s obligations of fair dealing and good faith, which could be enforced by the partnership and other partners pursuant to Section 620.8405.

The implication of the foregoing provisions is that a partner’s expense reimbursement and indemnification rights would (a) not apply to conduct outside the ordinary course of business unless for the preservation of the partnership’s business or property or unless the consent of all partners was procured as provided in Section 620.8401(10), and (b) be subject to limitations (or set off) in the event the conduct with respect to which the reimbursement or indemnification request involves a breach of such partner’s duties of care and loyalty or its obligations of fair dealing and good faith.

The foregoing statutory provisions would apply only to the extent such matters are not otherwise governed by the partnership agreement, subject to the nonwaivable requirements described in Section 620.8103. The partnership agreements of the Florida Partnerships do not contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers.

Florida limited partnerships

The following registrants are organized as limited partnerships under the laws of the State of Florida (collectively, the “Florida LPs”): A La Carte Event Pavilion, Ltd., Carrabba’s/Arizona-I, Limited Partnership, Carrabba’s/Birchwood, Limited Partnership, Carrabba’s/Bobby Pasta, Limited Partnership, Carrabba’s/Broken

Arrow, Limited Partnership, Carrabba’s/Canton, Limited Partnership, Carrabba’s/Carolina-I, Limited Partnership, Carrabba’s/Central Florida-I, Limited Partnership, Carrabba’s/Chicago, Limited Partnership, Carrabba’s/Colorado-I, Limited Partnership, Carrabba’s/Crestview Hills, Limited Partnership, Carrabba’s/Dallas-I, Limited Partnership, Carrabba’s/DC-I, Limited Partnership, Carrabba’s/First Coast, Limited Partnership, Carrabba’s/Great Lakes-I, Limited Partnership, Carrabba’s/Gulf Coast-I, Limited Partnership, Carrabba’s/Heartland-I, Limited Partnership, Carrabba’s/Mid Atlantic-I, Limited Partnership, Carrabba’s/Mid East, Limited Partnership, Carrabba’s/New England, Limited Partnership, Carrabba’s/Ohio, Limited Partnership, Carrabba’s/Outback, Limited Partnership, Carrabba’s/Pensacola, Limited Partnership, Carrabba’s/Second Coast, Limited Partnership, Carrabba’s/South Florida-I, Limited Partnership, Carrabba’s/South Texas-I, Limited Partnership, Carrabba’s/Sun Coast, Limited Partnership, Carrabba’s/Texas, Limited Partnership, Carrabba’s/Tri State-I, Limited Partnership, Carrabba’s/Tropical Coast, Limited Partnership, Carrabba’s/Virginia, Limited Partnership, Carrabba’s/West Florida-I, Limited Partnership, Carrabba’s/Z Team Two-I, Limited Partnership, Carrabba’s/Z Team-I, Limited Partnership, Cheeseburger-Buckeye, Limited Partnership, Cheeseburger-Downer’s Grove, Limited Partnership, Cheeseburger-Illinois, Limited Partnership, Cheeseburger-Maryland, Limited Partnership, Cheeseburger-Michigan, Limited Partnership, Cheeseburger-Nebraska, Limited Partnership, Cheeseburger-Northern New Jersey, Limited Partnership, Cheeseburger-Northern Virginia, Limited Partnership, Cheeseburger-Ohio, Limited Partnership, Cheeseburger-South Carolina, Limited Partnership, Cheeseburger-South Eastern Pennsylvania, Limited Partnership, Cheeseburger-South Florida, Limited Partnership, Cheeseburger-Southern NY, Limited Partnership, Cheeseburger-West Nyack, Limited Partnership, Cheeseburger-Wisconsin, Limited Partnership, Outback Catering Company, Limited Partnership, Outback Catering Company-II, Limited Partnership, Outback Catering of Pittsburgh, Ltd., Outback Steakhouse of Central Florida, Ltd., Outback Steakhouse of Central Florida-II, Ltd., Outback Steakhouse of Indianapolis, Ltd., Outback Steakhouse of Kentucky, Ltd., Outback Steakhouse of South Florida, Ltd., Outback Steakhouse of Washington, D.C., Ltd., Outback Steakhouse-NYC, Ltd., Outback/Alabama-I, Limited Partnership, Outback/Alabama-II, Limited Partnership, Outback/Bayou-I, Limited Partnership, Outback/Bayou-II, Limited Partnership, Outback/Billings, Limited Partnership, Outback/Bluegrass-I, Limited Partnership, Outback/Bluegrass-II, Limited Partnership, Outback/Buckeye-I, Limited Partnership, Outback/Buckeye-II, Limited Partnership, Outback/Central Mass, Limited Partnership, Outback/Charlotte-I, Limited Partnership, Outback/Chicago-I, Limited Partnership, Outback/Cleveland-I, Limited Partnership, Outback/Cleveland-II, Limited Partnership, Outback/DC, Limited Partnership, Outback/Denver-I, Limited Partnership, Outback/Detroit-I, Limited Partnership, Outback/East Michigan, Limited Partnership, Outback/Empire-I, Limited Partnership, Outback/Hawaii-I, Limited Partnership, Outback/Heartland-I, Limited Partnership, Outback/Heartland-II, Limited Partnership, Outback/Indianapolis-II, Limited Partnership, Outback/Metropolis-I, Limited Partnership, Outback/Mid Atlantic-I, Limited Partnership, Outback/Midwest-I, Limited Partnership, Outback/Midwest-II, Limited Partnership, Outback/Missouri-I, Limited Partnership, Outback/Missouri-II, Limited Partnership, Outback/Nevada-I, Limited Partnership, Outback/Nevada-II, Limited Partnership, Outback/New England-I, Limited Partnership, Outback/New England-II, Limited Partnership, Outback/New York, Limited Partnership, Outback/North Florida-I, Limited Partnership, Outback/North Florida-II, Limited Partnership, Outback/Phoenix-I, Limited Partnership, Outback/Phoenix-II, Limited Partnership, Outback/Shenandoah-I, Limited Partnership, Outback/Shenandoah-II, Limited Partnership, Outback/South Florida-II, Limited Partnership, Outback/Southwest Georgia, Limited Partnership, Outback/Stone-II, Limited Partnership, Outback/Utah-I, Limited Partnership, Outback/Virginia, Limited Partnership, Outback/West Florida-I, Limited Partnership, Outback/West Florida-II, Limited Partnership and Outback/West Penn, Limited Partnership.

Section 620.1406(6) of the Florida Revised Uniform Limited Partnership Act of 2005 (other section references under this sub-heading below also refer to this statute) provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of the partnership’s activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

Section 620.2001 provides that a partner may maintain an action against the limited partnership or other partners to enforce its rights under the partnership agreement or the limited partnership statute.

Section 620.1110 provides that the partnership agreement among the partners governs relations among partners and between the partners and the limited partnership (subject to certain limitations or “nonwaivable” requirements described in such section). The limited partnership statutory provisions govern such relations to the extent that the partnership agreement does not otherwise provide. Such nonwaivable requirements include the partner’s duties of loyalty and care to the partnership and other partners and the partner’s obligations of fair dealing and good faith, which could be enforced by the partnership and other partners pursuant to Sections 620.2001 (direct actions) and 620.2002 (derivative actions).

The implication of the foregoing provisions is that a general partner’s expense reimbursement and indemnification rights would (a) not apply to conduct outside the ordinary course of business unless for the preservation of the partnership’s activities or property or unless the consent of the requisite number of other general partners was procured as provided in Section 620.1406, and (b) be subject to limitations (or set off) in the event the conduct with respect to which the reimbursement or indemnification request involves a breach of such partner’s duties of care and loyalty or its obligations of fair dealing and good faith.

The foregoing statutory provisions would only apply to the extent such matters are not otherwise governed by the partnership agreement, subject to the nonwaivable requirements described in Section 620.1110. The limited partnership agreements of each of the Florida LPs provide that no directors and officers of the general partner of such Florida LP will have any liability to such Florida LP for any acts taken or not taken in connection with the business or affairs of such Florida LP, except in the case of intentional misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. In addition, each Florida LP shall indemnify the directors and officers of its general partner, solely out of the assets of such Florida LP and not its general partner, for any liabilities arising out of any claims brought in connection with the business or affairs of such Florida LP, provided the conduct of such officer or director was performed in good faith and in a manner reasonably believed by them to be in or not opposed to the best interests of such Florida LP and did not constitute intentional misconduct or gross negligence. In certain circumstances, costs and legal fees may be advanced to such officers and directors.

Registrants Incorporated or Organized Under the Laws of Georgia

Georgia limited partnerships

The following registrants are limited partnerships organized under the laws of the State of Georgia (collectively, the “Georgia LPs”): Carrabba’s/Georgia-I, Limited Partnership, Outback Steakhouse International, L.P., Outback Steakhouse of North Georgia-I, L.P., Outback Steakhouse of North Georgia-II, L.P., Outback Steakhouse of South Georgia-I, L.P. and Outback Steakhouse of South Georgia-II, L.P.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides that, subject to any limitations expressly set forth in the partnership agreement, a limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, provided that the partnership shall not indemnify any person for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provision of the partnership agreement. To the extent that, at law or in equity, a partner has duties to a limited partnership or another partner (including fiduciary duties and liabilities), then the partner’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the partnership agreement; provided, however, that no such provision shall eliminate or limit the liability of a partner for intentional misconduct or a knowing violation of law or for any transaction for which the partner received a personal benefit in violation or breach of any provision of the partnership agreement. In addition, the partner shall have no liability to the limited partnership or to any other partner for his or her good faith reliance on the provisions of the partnership agreement, including, without limitation, provisions that relate to the scope of duties (including fiduciary duties) of partners.

The limited partnership agreements of each of the Georgia LPs provide that no directors and officers of the general partner of such Georgia LP will have any liability to such Georgia LP for any acts taken or not taken in connection with the business or affairs of such Georgia LP, except in the case of intentional misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. In addition, each Georgia LP shall indemnify the directors and officers of its general partner, solely out of the assets of such Georgia LP and not its general partner, for any liabilities arising out of any claims brought in connection with the business or affairs of such Georgia LP, provided the conduct of such officer or director was performed in good faith and in a manner reasonably believed by them to be in or not opposed to the best interests of such Georgia LP and did not constitute intentional misconduct or gross negligence. In certain circumstances, costs and legal fees may be advanced to such officers and directors.

Registrants Incorporated or Organized Under the Laws of Kansas

Kansas corporations

The following registrants are corporations incorporated under the laws of the State of Kansas (collectively, the “Kansas Corporations”): Carrabba’s Kansas, Inc., Carrabba’s Midwest, Inc., Cheeseburger in Paradise of Kansas, Inc. and Heartland Outback, Inc.

Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending.

The bylaws of Carrabba’s Kansas, Inc. and Cheeseburger in Paradise of Kansas, Inc. provide that each corporation shall indemnify any current or former director or officer of such corporation, or any person who may have served at its request as a director or officer of another corporation, against any liability and expense (including counsel fees) incurred in connection with any proceeding, whether criminal, civil, administrative or investigative, to the extent permitted by law. Each corporation may also advance reasonable expenses to such parties to the extent incurred in connection with the proceedings. Finally, each corporation may, but shall not be required to, supplement the rights of indemnification and advancement of expenses by purchasing insurance on behalf of any one or more of such persons, entering into individual or group indemnification agreements with any one or more of such persons, and advancing related expenses to such a person.

The bylaws of Carrabba’s Midwest, Inc. (“CM”) provide that no directors and officers of CM will have any liability to such Florida LP for any acts taken or not taken in connection with the business or affairs of CM, so long as such person exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs or such person acted upon the advice of counsel or in reliance upon information such person had no reasonable grounds to disbelieve. In addition, CM may indemnify and advance expenses to, and purchase insurance on behalf of (even if they don’t have the power to indemnify) any current or former director or officer, or any person who may have served at its request as a director or officer of another corporation, to extent permitted by the laws of the State of Kansas.

The articles of incorporation of Heartland Outback, Inc. allow the corporation to, unless prohibited by law, hold harmless and indemnify any current or former director or officer, or a person serving as an director, officer, employee, or agent of another entity at the request of such corporation, against all expenses paid or incurred in connection with, arising out of, or resulting from any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether brought by or in the right of such corporation or otherwise, in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he or she is or was a director or officer, provided such person’s conduct is not finally adjudged to constitute knowing fraud, deliberate dishonesty, or willful misconduct. Expenses shall include, but are not to be limited to, all liabilities, cost, attorneys’ fees and disbursements, amounts of judgments, fines or penalties against, and amounts paid in settlement by, such person. The right to indemnification shall also include the right to be paid by such corporation the expenses incurred in defending any civil or criminal action, suit, or proceeding in advance of its final disposition upon receipt by such corporation of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by such corporation as provided in this Article.

Kansas limited partnerships

The following registrants are limited partnerships organized under the laws of the State of Kansas (collectively, the “Kansas LPs”): Carrabba’s/Kansas Two-I, Limited Partnership, Carrabba’s/Kansas-I, Limited Partnership, Carrabba’s/Midwest-I, Limited Partnership, Cheeseburger-Kansas, Limited Partnership, Heartland Outback-I, Limited Partnership and Heartland Outback-II, Limited Partnership.

Section 56a-401of the Kansas Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The limited partnership agreements of each of the Kansas LPs provide that no directors and officers of the general partner of such Kansas LP will have any liability to such Kansas LP for any acts taken or not taken in connection with the business or affairs of such Kansas LP, except in the case of intentional misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. In addition, each Kansas LP shall indemnify the directors and officers of its general partner, solely out of the assets of such Kansas LP and not its general partner, for any liabilities arising out of any claims brought in connection with the business or affairs of such Kansas LP, provided the conduct of such officer or director was performed in good faith and in a manner reasonably believed by them to be in or not opposed to the best interests of such Kansas LP and did not constitute intentional misconduct or gross negligence. In certain circumstances, costs and legal fees may be advanced to such officers and directors.

Registrants Incorporated or Organized Under the Laws of Maryland

Maryland corporations

The following registrants are corporations incorporated under the laws of the State of Maryland (collectively, the “Maryland Corporations”): Frederick Outback, Inc., Outback of Waldorf, Inc, Outback of Aspen Hills, Inc. and Outback of Germantown, Inc.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires a corporation, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Neither the bylaws or articles of incorporation of Frederick Outback, Inc. contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers. The articles of incorporation of Outback of Waldorf, Inc. provide that no officer shall be liable to the company or its stockholders for any money damages except to the extent it can be proved that such officer actually received an improper benefit or profit or to the extent a final judgment determines such officer action or failure to act was both material to the action and the result of active and deliberate dishonesty or intentionally wrongful, willful or malicious. The articles of incorporation for both Outback of Aspen Hills, Inc. and Outback of Germantown, Inc. provide that the present and former directors and officers of such entity shall be indemnified to the fullest extent of the laws of the state of Maryland.

Maryland limited liability companies

The following registrant is organized as limited liability companies under the laws of the State of Maryland: Carrabba’s of Bowie, LLC.

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company has the general power to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The operating agreement of Carrabba’s of Bowie, LLC does not contain provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers.

Registrants Incorporated or Organized Under the Laws of New Mexico

The following registrant is a corporation incorporated under the laws of the State of New Mexico: Outback & Carrabba’s of New Mexico, Inc.

Section 53-11-4.1 of the New Mexico Business Corporation Act empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in the best interest of the corporation, and (b) in all other cases, the person’s conduct was at least not opposed to the corporation’s best interest; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Such section empowers a corporation to maintain insurance or furnish similar protection on behalf of any officer of director against any liability asserted against the person in such capacity whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above. The indemnification provisions described above are not exclusive of any other rights to which an officer of director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors or otherwise.

The bylaws of Outback & Carrabba’s of New Mexico, Inc. provide for indemnification of the current and former officers and directors to the extent and by the procedure allowed by the New Mexico Business Corporation Act.

Registrants Incorporated or Organized Under the Laws of Texas

Texas corporations

The following registrants are corporations incorporated under the laws of the State of Texas (collectively, the “Texas Corporations”): CIGI Beverages of Texas, Inc., CIGI Holdings, Inc., OBTex Holdings, Inc. and Outback Beverages of Texas, Inc.

Article 2.02–1 of the Texas Business Corporation Act permits Texas corporations, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the corporation.

Article 2.02–1 of the Texas Business Corporation Act also permits Texas corporations to purchase and maintain liability insurance for directors and officers.

The articles of incorporation of CIGI Beverages of Texas, Inc., CIGI Holdings, Inc. and OBTex Holdings, Inc. provide that no director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director’s capacity as a director, except for liability resulting from: a breach of the director’s duty of loyalty to the corporation or its shareholders; an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act of omission that involves intentional misconduct or a knowing violation of the law; a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; an act or omission for which the liability of a director is expressly provided by an applicable statute; or an act related to an unlawful stock repurchase or payment of a dividend. In addition, the by-laws of CIGI Beverages of Texas, Inc., CIGI Holdings, Inc. and OBTex Holdings, Inc. provide for the indemnification of any current or former director or officer and any person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of any other entity, against reasonable expenses incurred in connection with any action, suit or proceeding in which such person is a named defendant or respondent if he has been wholly successful, on the merits or otherwise, in the defense of such action, suit or proceeding. In addition, such corporation may indemnify any such person who was, or is, threatened to be named a defendant or respondent in an action, suit or proceeding against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by him in connection with an action, suit or proceeding to the full extent permitted by Texas law. The corporation may also pay in advance any reasonable expenses that may become subject to indemnification subject to Texas law.

The by-laws of Outback Beverages of Texas, Inc. provide that subject to and as permitted by Texas law, such corporation may pay or reimburse any present or former director or officer any costs or expenses actually and necessarily incurred in any action, suit or proceeding to which such person is made a party by reason of holding such position; provided, however that such person shall not receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. Such indemnification shall also extend to good faith expenditures incurred in anticipation of or preparation for, threatened or proposed litigation, and in certain cases, to cover the good faith settlement of any such action, suit or proceeding, whether formally instituted or not.

Texas limited partnerships

The following registrants are limited partnerships organized under the laws of the State of Texas (collectively, the “Texas LPs”): Outback Steakhouse of Dallas-I, Ltd., Outback Steakhouse of Dallas-II, Ltd., Outback Steakhouse of Houston-I, Ltd. and Outback Steakhouse of Houston-II, Ltd.

Section 11.02 of the Texas Revised Limited Partnership Act, or the “TRLPA,” provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Under Section 11.03 of the TRLPA, a limited partnership may not indemnify (other than reasonable expenses actually incurred absent willful or intentional misconduct) a general partner in connection with (i) a proceeding in which such person is found liable to the limited partnership or the limited partners or (ii) any other proceeding in which such person is found liable on the basis that personal benefit was improperly received by such person, whether or not the benefit resulted from an action taken in such person’s official capacity.

The limited partnership agreements of each of the Texas LPs provide that no directors and officers of the general partner of such Texas LP will have any liability to such Texas LP for any acts taken or not taken in connection with the business or affairs of such Texas LP, except in the case of intentional misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. In addition, each Texas LP shall indemnify the directors and officers of its general partner, solely out of the assets of such Texas LP and not its general partner, for any liabilities arising out of any claims brought in connection with the business or affairs of such Texas LP, provided the conduct of such officer or director was performed in good faith and in a manner reasonably believed by them to be in or not opposed to the best interests of such Texas LP and did not constitute intentional misconduct or gross negligence. In certain circumstances, costs and legal fees may be advanced to such officers and directors.

Registrants Incorporated or Organized Under the Laws of South Carolina

The following registrant is a corporation incorporated under the laws of the State of South Carolina: Outback Steakhouse of South Carolina, Inc.

Under Section 33 of the South Carolina Code of Laws (the “SCCL”), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The bylaws of Outback Steakhouse of South Carolina, Inc. (“OSC”) provide that any current or former director or officer, or any person who may have served at its request as a director or officer of another corporation, shall be indemnified and held harmless, to the fullest extent legally permissible under the South Carolina Business Corporation Act, against all expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, in relation to OSC. In addition, OSC may purchase insurance on behalf of any current and former officer and director against any liability asserted against such person, whether or not it has the power to indemnify such person.

Registrants Incorporated or Organized Under the Laws of West Virginia

The following registrant is a corporation incorporated under the laws of the State of West Virginia: Outback Steakhouse West Virginia, Inc.

Under Section 31D-8-831 of the West Virginia Code, a director is not liable to the corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, as a director, unless the party asserting liability in a proceeding establishes that: (1) any provision in the corporation’s articles of incorporation does not preclude liability; and (2) the challenged conduct consisted or was the result of: (A) action not in good faith; or (B) a decision: (i) which the director did not reasonably believe to be in the best interests of the corporation; or (ii) as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances; or (C) a lack of objectivity due to the director’s familial, financial or business relationship with, or a lack of independence due to the director’s domination or control by, another person having a material interest in the challenged conduct: (i) which relationship or which domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation; and (ii) after a reasonable expectation has been established, the director does not establish that the challenged conduct was reasonably believed by the director to be in the best interests of the corporation; or (D) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the corporation, or a failure to devote timely attention, by making or causing to be made appropriate inquiry when particular facts and circumstances of significant concern materialize that would alert a reasonably attentive director to the need for inquiry; or (E) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duties to deal fairly with the corporation and its shareholders that is actionable under applicable law.

Chapter 31D-8-832 of the West Virginia Code provides that a director who votes for or assents to a distribution in excess of what may be authorized and made pursuant to applicable law is personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating applicable law, if the party asserting liability establishes that when taking the action the director did not comply with applicable law. A director held liable under this subsection of the West Virginia Code for an unlawful distribution is entitled to: (1) contribution from every other director who could be held liable for the unlawful distribution; and (2) recoupment from each shareholder of the pro rata portion of the amount of the unlawful distribution the shareholder accepted, knowing the distribution was made in violation of the law., all subject to certain limitations on the timing of such proceedings.

In addition, Chapter 31D-8-857 of the West Virginia Code allows that a corporation shall have power to purchase and maintain insurance on behalf of any person who is a current or former director or officer, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other entity against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him against such liability.

Neither the articles of incorporation nor the bylaws of Outback Steakhouse West Virginia, Inc. contains provisions regarding the indemnification of directors and officers or limitations on the liability of directors and officers.

Insurance

The Parent has purchased and maintains insurance on behalf of any past, present or future duly elected or appointed directors, officers, trustees, governors, management committee members, members of board of managers, general partner(s), or general counsel of itself and the entities for which Parent had or has management control, including each of the Registrants hereunder, but only in their capacities as such.

Item 21.	Exhibits and Financial Statement Schedules

3.1.1	Certificate of Formation of OSI Restaurant Partners, LLC (1)

3.1.2	Certificate of Incorporation of OSI Co-Issuer Inc. (1)

Certificate of Incorporation or the corresponding organizational instrument, with any amendments thereto, of the following additional registrants:

3.1.3	A La Carte Event Pavilion, Ltd. (1)

3.1.4	Carrabba’s Designated Partner, LLC (1)

3.1.5	Carrabba’s Italian Grill, LLC (1)

3.1.6	Carrabba’s Kansas Designated Partner, LLC (1)

3.1.7	Carrabba’s Kansas, Inc. (1)

3.1.8	Carrabba’s Midwest Designated Partner, LLC (1)

3.1.9	Carrabba’s Midwest, Inc. (1)

3.1.10	Carrabba’s of Baton Rouge, LLC (1)

3.1.11	Carrabba’s of Bowie, LLC (1)

3.1.12	Carrabba’s Shreveport, LLC (1)

3.1.13	Carrabba’s/Arizona-I, Limited Partnership (1)

3.1.14	Carrabba’s/Birchwood, Limited Partnership (1)

3.1.15	Carrabba’s/Bobby Pasta, Limited Partnership (1)

3.1.16	Carrabba’s/Broken Arrow, Limited Partnership (1)

3.1.17	Carrabba’s/Canton, Limited Partnership (1)

3.1.18	Carrabba’s/Carolina-I, Limited Partnership (1)

3.1.19	Carrabba’s/Central Florida-I, Limited Partnership (1)

3.1.20	Carrabba’s/Chicago, Limited Partnership (1)

3.1.21	Carrabba’s/Colorado-I, Limited Partnership (1)

3.1.22	Carrabba’s/Crestview Hills, Limited Partnership (1)

3.1.23	Carrabba’s/Dallas-I, Limited Partnership (1)

3.1.24	Carrabba’s/DC-I, Limited Partnership (1)

3.1.25	Carrabba’s/First Coast, Limited Partnership (1)

3.1.26	Carrabba’s/Georgia-I, Limited Partnership (1)

3.1.27	Carrabba’s/Great Lakes-I, Limited Partnership (1)

3.1.28	Carrabba’s/Gulf Coast-I, Limited Partnership (1)

3.1.29	Carrabba’s/Heartland-I, Limited Partnership (1)

3.1.30	Carrabba’s/Kansas Two-I, Limited Partnership (1)

3.1.31	Carrabba’s/Kansas-I, Limited Partnership (1)

3.1.32	Carrabba’s/Mid Atlantic-I, Limited Partnership (1)

3.1.33	Carrabba’s/Mid East, Limited Partnership (1)

3.1.34	Carrabba’s/Midwest-I, Limited Partnership (1)

3.1.35	Carrabba’s/New England, Limited Partnership (1)

3.1.36	Carrabba’s/Ohio, Limited Partnership (1)

3.1.37	Carrabba’s/Outback, Limited Partnership (1)

3.1.38	Carrabba’s/Pensacola, Limited Partnership (1)

3.1.39	Carrabba’s/Second Coast, Limited Partnership (1)

3.1.40	Carrabba’s/South Florida-I, Limited Partnership (1)

3.1.41	Carrabba’s/South Texas-I, Limited Partnership (1)

3.1.42	Carrabba’s/Sun Coast, Limited Partnership (1)

3.1.43	Carrabba’s/Texas, Limited Partnership (1)

3.1.44	Carrabba’s/Tri State-I, Limited Partnership (1)

3.1.45	Carrabba’s/Tropical Coast, Limited Partnership (1)

3.1.46	Carrabba’s/Virginia, Limited Partnership (1)

3.1.47	Carrabba’s/West Florida-I, Limited Partnership (1)

3.1.48	Carrabba’s/Z Team Two-I, Limited Partnership (1)

3.1.49	Carrabba’s/Z Team-I, Limited Partnership (1)

3.1.50	Cheeseburger Designated Partner, LLC (1)

3.1.51	Cheeseburger in Paradise of Kansas, Inc. (1)

3.1.52	Cheeseburger in Paradise, LLC (1)

3.1.53	Cheeseburger Kansas Designated Partner, LLC (1)

3.1.54	Cheeseburger-Buckeye, Limited Partnership (1)

3.1.55	Cheeseburger-Downer’s Grove, Limited Partnership (1)

3.1.56	Cheeseburger-Illinois, Limited Partnership (1)

3.1.57	Cheeseburger-Kansas, Limited Partnership (1)

3.1.58	Cheeseburger-Maryland, Limited Partnership (1)

3.1.59	Cheeseburger-Michigan, Limited Partnership (1)

3.1.60	Cheeseburger-Nebraska, Limited Partnership (1)

3.1.61	Cheeseburger-Northern New Jersey, Limited Partnership (1)

3.1.62	Cheeseburger-Northern Virginia, Limited Partnership (1)

3.1.63	Cheeseburger-Ohio, Limited Partnership (1)

3.1.64	Cheeseburger-South Carolina, Limited Partnership (1)

3.1.65	Cheeseburger-South Eastern Pennsylvania, Limited Partnership (1)

3.1.66	Cheeseburger-South Florida, Limited Partnership (1)

3.1.67	Cheeseburger-Southern NY, Limited Partnership (1)

3.1.68	Cheeseburger-West Nyack, Limited Partnership (1)

3.1.69	Cheeseburger-Wisconsin, Limited Partnership (1)

3.1.70	CIGI Beverages of Texas, Inc. (1)

3.1.71	CIGI Holdings, Inc. (1)

3.1.72	Frederick Outback, Inc. (1)

3.1.73	Heartland Outback, Inc. (1)

3.1.74	Heartland Outback-I, Limited Partnership (1)

3.1.75	Heartland Outback-II, Limited Partnership (1)

3.1.76	OBTex Holdings, Inc. (1)

3.1.77	OS Asset, Inc. (1)

3.1.78	OS Capital, Inc. (1)

3.1.79	OS Developers, LLC (1)

3.1.80	OS Management, Inc. (1)

3.1.81	OS Mortgage Holdings, Inc. (1)

3.1.82	OS Realty, LLC (1)

3.1.83	OS Restaurant Services, Inc. (1)

3.1.84	OS Speedway, LLC (1)

3.1.85	OS Tropical, LLC (1)

3.1.86	OSF/CIGI of Evesham Partnership (1)

3.1.87	OSI International, LLC (1)

3.1.88	Outback & Carrabba’s of New Mexico, Inc. (1)

3.1.89	Outback Alabama, Inc. (1)

3.1.90	Outback Beverages of Texas, Inc. (1)

3.1.91	Outback Catering Company, Limited Partnership (1)

3.1.92	Outback Catering Company-II, Limited Partnership (1)

3.1.93	Outback Catering Designated Partner, LLC (1)

3.1.94	Outback Catering of Pittsburgh, Ltd. (1)

3.1.95	Outback Catering, Inc. (1)

3.1.96	Outback Designated Partner, LLC (1)

3.1.97	Outback International Designated Partner, LLC (1)

3.1.98	Outback Kansas Designated Partner, LLC (1)

3.1.99	Outback of Waldorf, Inc. (1)

3.1.100	Outback Sports, LLC (1)

3.1.101	Outback Steakhouse International, L.P. (1)

3.1.102	Outback Steakhouse International, LLC (1)

3.1.103	Outback Steakhouse of Central Florida, Ltd. (1)

3.1.104	Outback Steakhouse of Central Florida-II, Ltd. (1)

3.1.105	Outback Steakhouse of Dallas-I, Ltd. (1)

3.1.106	Outback Steakhouse of Dallas-II, Ltd. (1)

3.1.107	Outback Steakhouse of Florida, LLC (1)

3.1.108	Outback Steakhouse of Houston-I, Ltd. (1)

3.1.109	Outback Steakhouse of Houston-II, Ltd. (1)

3.1.110	Outback Steakhouse of Indianapolis, Ltd. (1)

3.1.111	Outback Steakhouse of Kentucky, Ltd. (1)

3.1.112	Outback Steakhouse of North Georgia-I, L.P. (1)

3.1.113	Outback Steakhouse of North Georgia-II, L.P. (1)

3.1.114	Outback Steakhouse of South Carolina, Inc. (1)

3.1.115	Outback Steakhouse of South Florida, Ltd. (1)

3.1.116	Outback Steakhouse of South Georgia-I, L.P. (1)

3.1.117	Outback Steakhouse of South Georgia-II, L.P. (1)

3.1.118	Outback Steakhouse of Washington, D.C., Ltd. (1)

3.1.119	Outback Steakhouse West Virginia, Inc. (1)

3.1.120	Outback Steakhouse-NYC, Ltd. (1)

3.1.121	Outback/Alabama-I, Limited Partnership (1)

3.1.122	Outback/Alabama-II, Limited Partnership (1)

3.1.123	Outback/Bayou-I, Limited Partnership (1)

3.1.124	Outback/Bayou-II, Limited Partnership (1)

3.1.125	Outback/Billings, Limited Partnership (1)

3.1.126	Outback/Bluegrass-I, Limited Partnership (1)

3.1.127	Outback/Bluegrass-II, Limited Partnership (1)

3.1.128	Outback/Buckeye-I, Limited Partnership (1)

3.1.129	Outback/Buckeye-II, Limited Partnership (1)

3.1.130	Outback/Carrabba’s Partnership (1)

3.1.131	Outback/Central Mass, Limited Partnership (1)

3.1.132	Outback/Charlotte-I, Limited Partnership (1)

3.1.133	Outback/Chicago-I, Limited Partnership (1)

3.1.134	Outback/Cleveland-I, Limited Partnership (1)

3.1.135	Outback/Cleveland-II, Limited Partnership (1)

3.1.136	Outback/DC, Limited Partnership (1)

3.1.137	Outback/Denver-I, Limited Partnership (1)

3.1.138	Outback/Detroit-I, Limited Partnership (1)

3.1.139	Outback/East Michigan, Limited Partnership (1)

3.1.140	Outback/Empire-I, Limited Partnership (1)

3.1.141	Outback/Hawaii-I, Limited Partnership (1)

3.1.142	Outback/Heartland-I, Limited Partnership (1)

3.1.143	Outback/Heartland-II, Limited Partnership (1)

3.1.144	Outback/Indianapolis-II, Limited Partnership (1)

3.1.145	Outback/Metropolis-I, Limited Partnership (1)

3.1.146	Outback/Mid Atlantic-I, Limited Partnership (1)

3.1.147	Outback/Midwest-II, Limited Partnership (1)

3.1.148	Outback/Missouri-I, Limited Partnership (1)

3.1.149	Outback/Missouri-II, Limited Partnership (1)

3.1.150	Outback/Nevada-I, Limited Partnership (1)

3.1.151	Outback/Nevada-II, Limited Partnership (1)

3.1.152	Outback/New England-I, Limited Partnership (1)

3.1.153	Outback/New England-II, Limited Partnership (1)

3.1.154	Outback/New York, Limited Partnership (1)

3.1.155	Outback/North Florida-I, Limited Partnership (1)

3.1.156	Outback/North Florida-II, Limited Partnership (1)

3.1.157	Outback/Phoenix-I, Limited Partnership (1)

3.1.158	Outback/Phoenix-II, Limited Partnership (1)

3.1.159	Outback/Shenandoah-I, Limited Partnership (1)

3.1.160	Outback/Shenandoah-II, Limited Partnership (1)

3.1.161	Outback/South Florida-II, Limited Partnership (1)

3.1.162	Outback/Southwest Georgia, Limited Partnership (1)

3.1.163	Outback/Stone-II, Limited Partnership (1)

3.1.164	Outback/Utah-I, Limited Partnership (1)

3.1.165	Outback/Virginia, Limited Partnership (1)

3.1.166	Outback/West Florida-I, Limited Partnership (1)

3.1.167	Outback/West Florida-II, Limited Partnership (1)

3.1.168	Outback/West Penn, Limited Partnership (1)

3.1.169	Private Restaurant Master Lessee, LLC (1)

3.1.170	OSI Gift Card Services, LLC (1)

3.1.171	Carrabba’s Italian Market, LLC (1)

3.1.172	Outback of Aspen Hill, Inc. (1)

3.1.173	Outback of Germantown, Inc. (1)

3.1.174	Outback/Midwest-I, Limited Partnership (1)

3.2.1	Limited Liability Company Agreement of OSI Restaurant Partners, LLC. (1)

3.2.2	By-laws of OSI Co-Issuer Inc. (1)

By-laws or the corresponding operating agreement or limited partnership agreement, with any amendments thereto, of the following additional registrants:

3.2.3	A La Carte Event Pavilion, Ltd. (1)

3.2.4	Carrabba’s Designated Partner, LLC (1)

3.2.5	Carrabba’s Italian Grill, LLC (1)

3.2.6	Carrabba’s Kansas Designated Partner, LLC (1)

3.2.7	Carrabba’s Kansas, Inc. (1)

3.2.8	Carrabba’s Midwest Designated Partner, LLC (1)

3.2.9	Carrabba’s Midwest, Inc. (1)

3.2.10	Carrabba’s of Baton Rouge, LLC (1)

3.2.11	Carrabba’s of Bowie, LLC (1)

3.2.12	Carrabba’s Shreveport, LLC (1)

3.2.13	Carrabba’s/Arizona-I, Limited Partnership (1)

3.2.14	Carrabba’s/Birchwood, Limited Partnership (1)

3.2.15	Carrabba’s/Bobby Pasta, Limited Partnership (1)

3.2.16	Carrabba’s/Broken Arrow, Limited Partnership (1)

3.2.17	Carrabba’s/Canton, Limited Partnership (1)

3.2.18	Carrabba’s/Carolina-I, Limited Partnership (1)

3.2.19	Carrabba’s/Central Florida-I, Limited Partnership (1)

3.2.20	Carrabba’s/Chicago, Limited Partnership (1)

3.2.21	Carrabba’s/Colorado-I, Limited Partnership (1)

3.2.22	Carrabba’s/Crestview Hills, Limited Partnership (1)

3.2.23	Carrabba’s/Dallas-I, Limited Partnership (1)

3.2.24	Carrabba’s/DC-I, Limited Partnership (1)

3.2.25	Carrabba’s/First Coast, Limited Partnership (1)

3.2.26	Carrabba’s/Georgia-I, Limited Partnership (1)

3.2.27	Carrabba’s/Great Lakes-I, Limited Partnership (1)

3.2.28	Carrabba’s/Gulf Coast-I, Limited Partnership (1)

3.2.29	Carrabba’s/Heartland-I, Limited Partnership (1)

3.2.30	Carrabba’s/Kansas Two-I, Limited Partnership (1)

3.2.31	Carrabba’s/Kansas-I, Limited Partnership (1)

3.2.32	Carrabba’s/Mid Atlantic-I, Limited Partnership (1)

3.2.33	Carrabba’s/Mid East, Limited Partnership (1)

3.2.34	Carrabba’s/Midwest-I, Limited Partnership (1)

3.2.35	Carrabba’s/New England, Limited Partnership (1)

3.2.36	Carrabba’s/Ohio, Limited Partnership (1)

3.2.37	Carrabba’s/Outback, Limited Partnership (1)

3.2.38	Carrabba’s/Pensacola, Limited Partnership (1)

3.2.39	Carrabba’s/Second Coast, Limited Partnership (1)

3.2.40	Carrabba’s/South Florida-I, Limited Partnership (1)

3.2.41	Carrabba’s/South Texas-I, Limited Partnership (1)

3.2.42	Carrabba’s/Sun Coast, Limited Partnership (1)

3.2.43	Carrabba’s/Texas, Limited Partnership (1)

3.2.44	Carrabba’s/Tri State-I, Limited Partnership (1)

3.2.45	Carrabba’s/Tropical Coast, Limited Partnership (1)

3.2.46	Carrabba’s/Virginia, Limited Partnership (1)

3.2.47	Carrabba’s/West Florida-I, Limited Partnership (1)

3.2.48	Carrabba’s/Z Team Two-I, Limited Partnership (1)

3.2.49	Carrabba’s/Z Team-I, Limited Partnership (1)

3.2.50	Cheeseburger Designated Partner, LLC (1)

3.2.51	Cheeseburger in Paradise of Kansas, Inc. (1)

3.2.52	Cheeseburger in Paradise, LLC (1)

3.2.53	Cheeseburger Kansas Designated Partner, LLC (1)

3.2.54	Cheeseburger-Buckeye, Limited Partnership (1)

3.2.55	Cheeseburger-Downer’s Grove, Limited Partnership (1)

3.2.56	Cheeseburger-Illinois, Limited Partnership (1)

3.2.57	Cheeseburger-Kansas, Limited Partnership (1)

3.2.58	Cheeseburger-Maryland, Limited Partnership (1)

3.2.59	Cheeseburger-Michigan, Limited Partnership (1)

3.2.60	Cheeseburger-Nebraska, Limited Partnership (1)

3.2.61	Cheeseburger-Northern New Jersey, Limited Partnership (1)

3.2.62	Cheeseburger-Northern Virginia, Limited Partnership (1)

3.2.63	Cheeseburger-Ohio, Limited Partnership (1)

3.2.64	Cheeseburger-South Carolina, Limited Partnership (1)

3.2.65	Cheeseburger-South Eastern Pennsylvania, Limited Partnership (1)

3.2.66	Cheeseburger-South Florida, Limited Partnership (1)

3.2.67	Cheeseburger-Southern NY, Limited Partnership (1)

3.2.68	Cheeseburger-West Nyack, Limited Partnership (1)

3.2.69	Cheeseburger-Wisconsin, Limited Partnership (1)

3.2.70	CIGI Beverages of Texas, Inc. (1)

3.2.71	CIGI Holdings, Inc. (1)

3.2.72	Frederick Outback, Inc. (1)

3.2.73	Heartland Outback, Inc. (1)

3.2.74	Heartland Outback-I, Limited Partnership (1)

3.2.75	Heartland Outback-II, Limited Partnership (1)

3.2.76	OBTex Holdings, Inc. (1)

3.2.77	OS Asset, Inc. (1)

3.2.78	OS Capital, Inc. (1)

3.2.79	OS Developers, LLC (1)

3.2.80	OS Management, Inc. (1)

3.2.81	OS Mortgage Holdings, Inc. (1)

3.2.82	OS Realty, LLC (1)

3.2.83	OS Restaurant Services, Inc. (1)

3.2.84	OS Speedway, LLC (1)

3.2.85	OS Tropical, LLC (1)

3.2.86	OSF/CIGI of Evesham Partnership (1)

3.2.87	OSI International, LLC (1)

3.2.88	Outback & Carrabba’s of New Mexico, Inc. (1)

3.2.89	Outback Alabama, Inc. (1)

3.2.90	Outback Beverages of Texas, Inc. (1)

3.2.91	Outback Catering Company, Limited Partnership (1)

3.2.92	Outback Catering Company-II, Limited Partnership (1)

3.2.93	Outback Catering Designated Partner, LLC (1)

3.2.94	Outback Catering of Pittsburgh, Ltd. (1)

3.2.95	Outback Catering, Inc. (1)

3.2.96	Outback Designated Partner, LLC (1)

3.2.97	Outback International Designated Partner, LLC (1)

3.2.98	Outback Kansas Designated Partner, LLC (1)

3.2.99	Outback of Waldorf, Inc. (1)

3.2.100	Outback Sports, LLC (1)

3.2.101	Outback Steakhouse International, L.P. (1)

3.2.102	Outback Steakhouse International, LLC (1)

3.2.103	Outback Steakhouse of Central Florida, Ltd. (1)

3.2.104	Outback Steakhouse of Central Florida-II, Ltd. (1)

3.2.105	Outback Steakhouse of Dallas-I, Ltd. (1)

3.2.106	Outback Steakhouse of Dallas-II, Ltd. (1)

3.2.107	Outback Steakhouse of Florida, LLC (1)

3.2.108	Outback Steakhouse of Houston-I, Ltd. (1)

3.2.109	Outback Steakhouse of Houston-II, Ltd. (1)

3.2.110	Outback Steakhouse of Indianapolis, Ltd. (1)

3.2.111	Outback Steakhouse of Kentucky, Ltd. (1)

3.2.112	Outback Steakhouse of North Georgia-I, L.P. (1)

3.2.113	Outback Steakhouse of North Georgia-II, L.P. (1)

3.2.114	Outback Steakhouse of South Carolina, Inc. (1)

3.2.115	Outback Steakhouse of South Florida, Ltd. (1)

3.2.116	Outback Steakhouse of South Georgia-I, L.P. (1)

3.2.117	Outback Steakhouse of South Georgia-II, L.P. (1)

3.2.118	Outback Steakhouse of Washington, D.C., Ltd. (1)

3.2.119	Outback Steakhouse West Virginia, Inc. (1)

3.2.120	Outback Steakhouse-NYC, Ltd. (1)

3.2.121	Outback/Alabama-I, Limited Partnership (1)

3.2.122	Outback/Alabama-II, Limited Partnership (1)

3.2.123	Outback/Bayou-I, Limited Partnership (1)

3.2.124	Outback/Bayou-II, Limited Partnership (1)

3.2.125	Outback/Billings, Limited Partnership (1)

3.2.126	Outback/Bluegrass-I, Limited Partnership (1)

3.2.127	Outback/Bluegrass-II, Limited Partnership (1)

3.2.128	Outback/Buckeye-I, Limited Partnership (1)

3.2.129	Outback/Buckeye-II, Limited Partnership (1)

3.2.130	Outback/Carrabba’s Partnership (1)

3.2.131	Outback/Central Mass, Limited Partnership (1)

3.2.132	Outback/Charlotte-I, Limited Partnership (1)

3.2.133	Outback/Chicago-I, Limited Partnership (1)

3.2.134	Outback/Cleveland-I, Limited Partnership (1)

3.2.135	Outback/Cleveland-II, Limited Partnership (1)

3.2.136	Outback/DC, Limited Partnership (1)

3.2.137	Outback/Denver-I, Limited Partnership (1)

3.2.138	Outback/Detroit-I, Limited Partnership (1)

3.2.139	Outback/East Michigan, Limited Partnership (1)

3.2.140	Outback/Empire-I, Limited Partnership (1)

3.2.141	Outback/Hawaii-I, Limited Partnership (1)

3.2.142	Outback/Heartland-I, Limited Partnership (1)

3.2.143	Outback/Heartland-II, Limited Partnership (1)

3.2.144	Outback/Indianapolis-II, Limited Partnership (1)

3.2.145	Outback/Metropolis-I, Limited Partnership (1)

3.2.146	Outback/Mid Atlantic-I, Limited Partnership (1)

3.2.147	Outback/Midwest-II, Limited Partnership (1)

3.2.148	Outback/Missouri-I, Limited Partnership (1)

3.2.149	Outback/Missouri-II, Limited Partnership (1)

3.2.150	Outback/Nevada-I, Limited Partnership (1)

3.2.151	Outback/Nevada-II, Limited Partnership (1)

3.2.152	Outback/New England-I, Limited Partnership (1)

3.2.153	Outback/New England-II, Limited Partnership (1)

3.2.154	Outback/New York, Limited Partnership (1)

3.2.155	Outback/North Florida-I, Limited Partnership (1)

3.2.156	Outback/North Florida-II, Limited Partnership (1)

3.2.157	Outback/Phoenix-I, Limited Partnership (1)

3.2.158	Outback/Phoenix-II, Limited Partnership (1)

3.2.159	Outback/Shenandoah-I, Limited Partnership (1)

3.2.160	Outback/Shenandoah-II, Limited Partnership (1)

3.2.161	Outback/South Florida-II, Limited Partnership (1)

3.2.162	Outback/Southwest Georgia, Limited Partnership (1)

3.2.163	Outback/Stone-II, Limited Partnership (1)

3.2.164	Outback/Utah-I, Limited Partnership (1)

3.2.165	Outback/Virginia, Limited Partnership (1)

3.2.166	Outback/West Florida-I, Limited Partnership (1)

3.2.167	Outback/West Florida-II, Limited Partnership (1)

3.2.168	Outback/West Penn, Limited Partnership (1)

3.2.169	Private Restaurant Master Lessee, LLC (1)

3.2.170	OSI Gift Card Services, LLC (1)

3.2.171	Carrabba’s Italian Market, LLC (1)

3.2.172	Outback of Aspen Hill, Inc. (1)

3.2.173	Outback of Germantown, Inc. (1)

3.2.174	Outback/Midwest-I, Limited Partnership (1)

4.1	Indenture dated as of June 14, 2007 among OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement dated as of June 14, 2007 by and among OSI Restaurant Partners, LLC, OSI Co-Issuer, Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., ABN AMRO Incorporated, GE Capital Markets, Inc., Rabo Securities USA, Inc., SunTrust Capital Markets, Inc. and Wells Fargo Securities, LLC.

4.3	Form of 10% Senior Note due 2015 (contained in exhibit 4.1)

5.1	Opinion of Ropes & Gray LLP

5.2	Opinion of Bradley Arant Rose & White LLP

5.3	Opinion of Greenberg Traurig, P.A.

5.4	Opinion of Greenberg Traurig, LLP

5.5	Opinion of Bryan Cave LLP

5.6	Opinion of Greenberg Traurig, LLP

5.7	Opinion of Greenberg Traurig, LLP

5.8	Opinion of Holland & Hart LLP

5.9	Opinion of Nexsen Pruet, LLC

5.10	Opinion of The Fusco Legal Group, LC

10.1	Credit Agreement dated as of June 14, 2007 among OSI Restaurant Partners, LLC, as Borrower, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Pre-Funded RC Deposit Bank, Swing Line Lender and an L/C Issuer, Bank of America, N.A., as Syndication Agent, and General Electric Capital Corporation, SunTrust Bank, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch, LaSalle Bank, N.A., Wachovia Bank, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents.

10.2	Master Lease Agreement, dated as of the 14th day of June, 2007, between Private Restaurant Properties, LLC, as landlord, and Private Restaurant Master Lessee, LLC, as tenant.

10.3	Guaranty, dated as of the 14th day of June, 2007, made by OSI Restaurant Partners, LLC to and for the benefit of Private Restaurant Properties, LLC.

10.4	Form of Subordination, Non-Disturbance and Attornment Agreement, between German American Capital Corporation and Bank of America, N.A., as lenders and mortgagees, and Private Restaurant Master Lessee, LLC, as tenant, as consented to by Private Restaurant Properties, LLC, as landlord.

10.5	Environmental Indemnity, made as of June 14, 2007, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC, as indemnitors, for the benefit of German American Capital Corporation and Bank of America, N.A.

10.6	Environmental Indemnity (First Mezzanine), made as of June 14, 2007, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC, as indemnitors, for the benefit of German American Capital Corporation and Bank of America, N.A.

10.7	Environmental Indemnity (Second Mezzanine), made as of June 14, 2007, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC, as indemnitors, for the benefit of German American Capital Corporation and Bank of America, N.A.

10.8	Environmental Indemnity (Third Mezzanine), made as of June 14, 2007, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC, as indemnitors, for the benefit of German American Capital Corporation and Bank of America, N.A.

10.9	Environmental Indemnity (Fourth Mezzanine), made as of June 14, 2007, by OSI Restaurant Partners, LLC and Private Restaurant Master Lessee, LLC, as indemnitors, for the benefit of German American Capital Corporation and Bank of America, N.A.

10.10	Amended and Restated Employment Agreement dated June 14, 2007, between A. William Allen, III and OSI Restaurant Partners, LLC.

10.11	Amended and Restated Employment Agreement dated June 14, 2007, between Dirk A. Montgomery and OSI Restaurant Partners, LLC.

10.12	Amended and Restated Employment Agreement dated June 14, 2007, between Joseph J. Kadow and OSI Restaurant Partners, LLC.

10.13	Amended and Restated Employment Agreement dated June 14, 2007, between Paul E. Avery and OSI Restaurant Partners, LLC.

10.14	Employment Agreement dated June 14, 2007, between Robert D. Basham and OSI Restaurant Partners, LLC.

10.15	Employment Agreement dated June 14, 2007, between Chris T. Sullivan and OSI Restaurant Partners, LLC.

10.16	Employment Agreement dated January 23, 2008, between Jeffrey S. Smith and Outback Steakhouse of Florida, LLC.

10.17	ISDA Master Agreement dated as of September 11, 2007 between Wachovia Bank, National Association and OSI Restaurant Partners, LLC.
12	Statement of Computation of Ratio of Earnings to Fixed Charges

21	List of Subsidiaries

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Bradley Arant Rose & White LLP (included in the opinion filed as Exhibit 5.2)

23.4	Consent of Greenberg Traurig, P.A. (included in the opinion filed as Exhibit 5.3)

23.5	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.4)

23.6	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.5)

23.7	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.6)

23.8	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.7)

23.9	Consent of Holland & Hart LLP (included in the opinion filed as Exhibit 5.8)

23.10	Consent of Nexsen Pruet, LLC (included in the opinion filed as Exhibit 5.9)

23.11	Consent of The Fusco Legal Group, LC (included in the opinion filed as Exhibit 5.10)

24	Powers of Attorney (included in the signature pages of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank with respect to the Indenture governing the 10% Senior Notes due 2015.

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

(1)	To be filed by amendment.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

OSI RESTAURANT PARTNERS, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) Member of the Board of Managers	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer (Principal Financial Officer And Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Member of the Board of Managers	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Member of the Board of Managers	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Member of the Board of Managers	May 9, 2008

Signature	Title	Date

/S/ MARK NUNNELLY Mark Nunnelly	Member of the Board of Managers	May 9, 2008

/S/ MARK VERDI Mark Verdi	Member of the Board of Managers	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Member of the Board of Managers	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Member of the Board of Managers	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

OSI CO-ISSUER, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Director	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Director	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Director	May 9, 2008

Signature	Title	Date

/S/ MARK NUNNELLY Mark Nunnelly	Director	May 9, 2008

/S/ MARK VERDI Mark Verdi	Director	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Director	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

A LA CARTE EVENT PAVILION, LTD.

By:	OUTBACK CATERING, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Outback Catering, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President, Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Designated Partner, LLC and Manager of Carrabba’s Italian Grill, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Carrabba’s Designated Partner, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S ITALIAN GRILL, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S ITALIAN MARKET, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the Sole Member of Carrabba’s Italian Market, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of CIG	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of Carrabba’s Italian Market, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Sole Member	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Sole Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Sole Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S KANSAS DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Kansas Designated Partner, LLC, and Director of Carrabba’s Kansas, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S KANSAS, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S MIDWEST DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Midwest Designated Partner, LLC, and Director of Carrabba’s Midwest, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S MIDWEST, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulf Breeze, State of Florida, on May 9, 2008.

CARRABBA’S OF BATON ROUGE, LLC

By:	CARRABBA’S/GULF COAST-I, LIMITED PARTNERSHIP, its Sole Member

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner of Carrabba’s/Gulf Coast-I, Limited Partnership, the Sole Member and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner of the Sole Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

Signature	Title	Date

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S OF BOWIE, LLC

By:	CARRABBA’S/DC-I, LIMITED PARTNERSHIP, its Sole Member

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner of Carrabba’s/DC-I, Limited Partnership, the Sole Member and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner of the Sole Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

Signature	Title	Date

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on May 9, 2008.

CARRABBA’S SHREVEPORT, LLC

By:	CARRABBA’S/DALLAS-I, LIMITED PARTNERSHIP, its Member

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Shreveport, LLC and Manager of OSI Restaurant Partners, LLC, the Sole Member of Carrabba’s Italian Grill, LLC, the General Partner of Carrabba’s/Dallas-I, Limited Partnership, the Member of Shreveport	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

Signature	Title	Date

/S/ ANDREW BALSON Andrew Balson	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Sole Member of the General Partner of the Member of Shreveport	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/ARIZONA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/BIRCHWOOD, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/BOBBY PASTA, LIMITED PARTNERSHIP,

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/BROKEN ARROW, LIMITED PARTNERSHIP,

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/CANTON, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/CAROLINA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/CENTRAL FLORIDA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/CHICAGO, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/COLORADO-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/CRESTVIEW HILLS, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/DALLAS-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/DC-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/FIRST COAST, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/GEORGIA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/GREAT LAKES-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/GULF COAST-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/HEARTLAND-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/KANSAS TWO-I, LIMITED PARTNERSHIP

By:	CARRABBA’S KANSAS, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Carrabba’s Kansas, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/KANSAS-I, LIMITED PARTNERSHIP

By:	CARRABBA’S KANSAS, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Carrabba’s Kansas, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008.

CARRABBA’S/MID ATLANTIC-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/MID EAST, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/MIDWEST-I, LIMITED PARTNERSHIP

By:	CARRABBA’S MIDWEST, INC., its General Partner

By:	/S/ PAUL E. AVERY
Name:	Paul E. Avery
Title:	President

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Carrabba’s Midwest, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/NEW ENGLAND, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/OHIO, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/OUTBACK, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/PENSACOLA, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/SECOND COAST, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S SOUTH FLORIDA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/SOUTH TEXAS-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/SUN COAST, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/TEXAS, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/TRI STATE-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/TROPICAL COAST, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/VIRGINIA, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/WEST FLORIDA-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/Z TEAM-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CARRABBA’S/Z TEAM TWO-I, LIMITED PARTNERSHIP

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger Designated Partner, LLC, and Manager of Cheeseburger in Paradise, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER IN PARADISE OF KANSAS, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER IN PARADISE, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC and Manager of OS Tropical, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER KANSAS DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger Kansas Designated Partner, LLC, and Director of Cheeseburger in Paradise of Kansas, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-BUCKEYE, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-DOWNER’S GROVE, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-ILLINOIS, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-KANSAS, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE OF KANSAS, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Cheeseburger in Paradise of Kansas, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-MARYLAND, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-MICHIGAN, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-NEBRASKA, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-NORTHERN NEW JERSEY, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-NORTHERN VIRGINIA, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-OHIO, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-SOUTH CAROLINA, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-SOUTH EASTERN PENNSYLVANIA, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-SOUTH FLORIDA, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-SOUTHERN NY, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-WEST NYACK, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

CHEESEBURGER-WISCONSIN, LIMITED PARTNERSHIP

By:	CHEESEBURGER IN PARADISE, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Cheeseburger in Paradise, LLC, the General Partner and Manager of OS Tropical, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on May 9, 2008

CIGI BEVERAGES OF TEXAS, INC.

By:	/S/ STEVEN T. SHLEMON
Name:	Steven T. Shlemon
Title:	President and Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN T. SHLEMON Steven T. Shlemon	President, Secretary and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sothlake, State of Texas, on May 9, 2008

CIGI HOLDINGS, INC.

By:	/S/ STEVEN T. SHLEMON
Name:	Steven T. Shlemon
Title:	President

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN T. SHLEMON Steven T. Shlemon	President (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer) and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ellicott City, State of Maryland, on May 9, 2008

FREDERICK OUTBACK, INC.

By:	/S/ STEPHEN S. NEWTON
Name:	Stephen S. Newton
Title:	President, Secretary and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN S. NEWTON Stephen S. Newton	President, Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

HEARTLAND OUTBACK, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

HEARTLAND OUTBACK-I, LIMITED PARTNERSHIP

By:	HEARTLAND OUTBACK, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Heartland Outback, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

HEARTLAND OUTBACK-II, LIMITED PARTNERSHIP

By:	HEARTLAND OUTBACK, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Heartland Outback, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 9, 2008

OBTEX HOLDINGS, INC.

By:	/S/ DIRK A. MONTGOMERY
Name:	Dirk A. Montgomery
Title:	President and Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	President, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS ASSET, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

/S/ KELLY B. LEFFERTS Kelly B. Lefferts	Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS CAPITAL, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ JOHN J. KOACH John J. Koach	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS DEVELOPERS, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OS Developers, LLC and Manager of OSI Restaurant Partners, LLC, the Member of OS Realty, LLC, the Sole Member of OS Developers, LLC	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Sole Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Sole Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Sole Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS MANAGEMENT, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS MORTGAGE HOLDINGS, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS REALTY, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OS Realty, LLC and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS RESTAURANT SERVICES, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS SPEEDWAY, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OS Speedway, LLC, and Director of Outback Catering, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of OS Speedway, LLC, and Director of the Member	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OS TROPICAL, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OS Tropical, LLC and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OSF/CIGI OF EVESHAM PARTNERSHIP

By:	OUTBACK/MID ATLANTIC-I, LIMITED PARTNERSHIP, its General Partner

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

OSF/CIGI OF EVESHAM PARTNERSHIP

By:	CARRABBA’S/MID ATLANTIC-I, LIMITED PARTNERSHIP, its General Partner

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of Carrabba’s Italian Grill, LLC and Outback Steakhouse of Florida, LLC, the General Partners of Carrabba’s/Mid Atlantic-I, Limited Partnership, and Outback/Mid Atlantic-I, Limited Partnership, respectively, together the Partners	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partners of the Partners	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OSI GIFT CARD SERVICES, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OSI Gift Card Services, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the Sole Member of OSI Gift Card Services, LLC	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer) of OSI Gift Card Services, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Sole Member	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Sole Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Sole Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Sole Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OSI INTERNATIONAL, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OS International, LLC and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK & CARRABBA’S OF NEW MEXICO, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK ALABAMA, INC.

By:	/S/ DIRK A. MONTGOMERY
Name:	Dirk A. Montgomery
Title:	Chief Financial Officer, President and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, President, Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer) and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Director	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on May 9, 2008

OUTBACK BEVERAGES OF TEXAS, INC.

By:	/S/ BLAISE HADLEY
Name:	Blaise Hadley
Title:	President and Secretary

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BLAISE HADLEY Blaise Hadley	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ WALTER CERVIN Walter Cervin	Vice President and Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Secretary and Director	May 9, 2008

/S/ MICHAEL YATES Michael Yates	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK CATERING COMPANY, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK CATERING COMPANY-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK CATERING DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Catering Designated Partner, LLC, and Director of Outback Catering, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Catering Designated Partner, LLC, and Director of the Member	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK CATERING OF PITTSBURGH, LTD.

By:	OUTBACK CATERING, INC., its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Director of Outback Catering, Inc., the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director of the General Partner	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the General Partner	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK CATERING, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Designated Partner, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Designated Partner, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK INTERNATIONAL DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) Executive Officer) of Outback International Designated Partner, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of OSI International, LLC, the General Partner of Outback Steakhouse International, L.P., the Sole Member of Outback International Designated Partner, LLC	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback International Designated Partner, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner of the Sole Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK KANSAS DESIGNATED PARTNER, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Kansas Designated Partner, LLC and Director of Heartland Outback, Inc., the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Plata, State of Maryland, on May 9, 2008

OUTBACK OF ASPEN HILL, INC.

By:	/S/ STEPHEN S. NEWTON
Name:	Stephen S. Newton
Title:	President, Secretary, and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN S. NEWTON Stephen S. Newton	President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the Sole Shareholder	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Sole Shareholder	May 9, 2008

Signature	Title	Date

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Manager of the Member of the Sole Shareholder	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Plata, State of Maryland, on May 9, 2008

OUTBACK OF GERMANTOWN, INC.

By:	/S/ STEPHEN S. NEWTON
Name:	Stephen S. Newton
Title:	President, Secretary, and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN S. NEWTON Stephen S. Newton	President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Manager of OSI Restaurant Partners, LLC, the Member of Outback Steakhouse of Florida, LLC, the Sole Shareholder	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the Sole Shareholder	May 9, 2008

Signature	Title	Date

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the Sole Shareholder	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Manager of the Member of the Sole Shareholder	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Plata, State of Maryland, on May 9, 2008

OUTBACK OF WALDORF, INC.

By:	/S/ STEPHEN S. NEWTON
Name:	Stephen S. Newton
Title:	President, Secretary, and Treasurer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN S. NEWTON Stephen S. Newton	President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Director of Outback Steakhouse of Florida, LLC, the Sole Stockholder	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Director of the Sole Stockholder	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director of the Sole Stockholder	May 9, 2008

/S/ JOSEPH J. KADOW Joseph J. Kadow	Director of the Sole Stockholder	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK SPORTS, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Manager (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Manager	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE INTERNATIONAL, L.P.

By:	OSI INTERNATIONAL, LLC, the General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OSI International, LLC, the General Partner and Member of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE INTERNATIONAL, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF CENTRAL FLORIDA, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF CENTRAL FLORIDA-II, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF DALLAS-I, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF DALLAS-II, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF FLORIDA, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF HOUSTON-I, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF HOUSTON-II, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELL Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF INDIANAPOLIS, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF KENTUCKY, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF NORTH GEORGIA-I, L.P.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF NORTH GEORGIA-II, L.P.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J . Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLI Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF SOUTH CAROLINA, INC.

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF SOUTH FLORIDA, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF SOUTH GEORGIA-I, L.P.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF SOUTH GEORGIA-II, L.P.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE OF WASHINGTON D.C., LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on May 9, 2008

OUTBACK STEAKHOUSE WEST VIRGINIA, INC.

By:	/S/ STEPHEN S. NEWTON
Name:	Stephen S. Newton
Title:	President

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN S. NEWTON Stephen S. Newton	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ PAUL E. AVERY Paul E. Avery	Director	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK STEAKHOUSE-NYC, LTD.

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/ALABAMA-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/ALABAMA-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BAYOU-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BAYOU-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BILLINGS, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BLUEGRASS-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BLUEGRASS-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BUCKEYE-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/BUCKEYE-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CARRABBA’S PARTNERSHIP

By:	OUTBACK/MID ATLANTIC-I, LIMITED PARTNERSHIP, its General Partner

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

OUTBACK/CARRABBA’S PARTNERSHIP

By:	CARRABBA’S/MID ATLANTIC-I, LIMITED PARTNERSHIP, its General Partner

By:	CARRABBA’S ITALIAN GRILL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Carrabba’s Italian Grill, LLC, and Manager of OSI Restaurant Partners, LLC, the Member of Carrabba’s Italian Grill, LLC and Outback Steakhouse of Florida, LLC, the General Partners of Carrabba’s/Mid Atlantic-I, Limited Partnership, and Outback/Mid Atlantic-I, Limited Partnership, respectively, together the Partners	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer, Senior Vice President (Principal Financial Officer and Principal Accounting Officer) and Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partners of the Partners	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partners of the Partners	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CENTRAL MASS, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CHARLOTTE-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CHICAGO-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CLEVELAND-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/CLEVELAND-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/DC, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/DENVER-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/DETROIT-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/EAST MICHIGAN, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/EMPIRE-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/HAWAII-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE INTERNATIONAL, LIMITED PARTNERSHIP, its General Partner

By:	OSI INTERNATIONAL, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of OSI International, LLC, the General Partner of Outback Steakhouse International, Limited Partnership, the General Partner of Outback/Hawaii-I, Limited Partnership, and Manager of OSI Restaurant Partners, LLC, the ultimate parent of the registrant	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the General Partner of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ANDREW BALSON Andrew Balson	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the ultimate parent of the registrant	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the ultimate parent of the registrant	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/HEARTLAND-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/HEARTLAND-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/INDIANAPOLIS-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/METROPOLIS-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/MID ATLANTIC-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/MIDWEST-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/MIDWEST-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/MISSOURI-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/MISSOURI-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NEVADA-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NEVADA-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NEW ENGLAND-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NEW ENGLAND-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NEW YORK, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NORTH FLORIDA-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/NORTH FLORIDA-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/PHOENIX-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/PHOENIX-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/SHENANDOAH-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/SHENANDOAH-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/SOUTH FLORIDA-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/SOUTHWEST GEORGIA, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/STONE-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/UTAH-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/VIRGINIA, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/WEST FLORIDA-I, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/WEST FLORIDA-II, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

OUTBACK/WEST PENN, LIMITED PARTNERSHIP

By:	OUTBACK STEAKHOUSE OF FLORIDA, LLC, its General Partner

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Outback Steakhouse of Florida, LLC, the General Partner and Manager of OSI Restaurant Partners, LLC, the Member of the General Partner	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of Outback Steakhouse of Florida, LLC	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member of the General Partner	May 9, 2008

Signature	Title	Date

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member of the General Partner	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member of the General Partner	May 9, 2008

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member of the General Partner	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member of the General Partner	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member of the General Partner	May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 9, 2008

PRIVATE RESTAURANT MASTER LESSEE, LLC

By:	/S/ A. WILLIAM ALLEN, III
Name:	A. William Allen, III
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Dirk A. Montgomery and Joseph J. Kadow, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. WILLIAM ALLEN, III A. William Allen, III	Chief Executive Officer (Principal Executive Officer) of Private Restaurant Master Lessee, LLC, and Manager of OSI Restaurant Partners, LLC, the Member	May 9, 2008

/S/ DIRK A. MONTGOMERY Dirk A. Montgomery	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 9, 2008

/S/ ANDREW BALSON Andrew Balson	Manager of the Member	May 9, 2008

/S/ ROBERT D. BASHAM Robert D. Basham	Manager of the Member	May 9, 2008

/S/ J. MICHAEL CHU J. Michael Chu	Manager of the Member	May 9, 2008

Signature	Title	Date

/S/ PHILIP LOUGHLIN Philip Loughlin	Manager of the Member	May 9, 2008

/S/ MARK NUNNELLY Mark Nunnelly	Manager of the Member	May 9, 2008

/S/ CHRIS T. SULLIVAN Chris T. Sullivan	Manager of the Member	May 9, 2008

/S/ MARK VERDI Mark Verdi	Manager of the Member	May 9, 2008